EXHIBIT 4.1

                                                               EXECUTION VERSION


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor


                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
                                 Master Servicer


                           ING CLARION PARTNERS, LLC,
                                Special Servicer


                             WELLS FARGO BANK, N.A.,
                                     Trustee


                         POOLING AND SERVICING AGREEMENT


                          Dated as of December 1, 2005


                                 $2,504,593,314
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-C6

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.    Defined Terms.............................................
SECTION 1.02.    Certain Calculations......................................
SECTION 1.03.    General Interpretive Principles...........................
SECTION 1.04.    Certain Matters with Respect to the Serviced Loan
                  Combinations.............................................
SECTION 1.05.    Certain Considerations Regarding Reimbursements of
                  Nonrecoverable Advances and Workout-Delayed
                  Reimbursement Amounts....................................

                                   ARTICLE II

            CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Conveyance of Loans.......................................
SECTION 2.02.    Acceptance by Trustee.....................................
SECTION 2.03.    Representations, Warranties and Covenants of the
                  Depositor; Repurchase and Substitution of Loans by
                  the Responsible Parties for Defects in Mortgage
                  Files, Breaches of Representations and Warranties and
                  Other Matters............................................
SECTION 2.04.    Issuance of Uncertificated Lower-Tier Interests;
                  Execution of Certificates................................

                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    General Servicing Matters.................................
SECTION 3.02.    Collection of Loan Payments...............................
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items;
                  Servicing Accounts.......................................
SECTION 3.04.    The Collection Account, Distribution Account and
                  Excess Interest Distribution Account.....................
SECTION 3.05.    Permitted Withdrawals from the Collection Account and
                  the Distribution Account.................................
SECTION 3.06.    Investment of Funds in the Collection Account, Junior
                  Loan Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, REO Accounts, Distribution Account, Interest Reserve Account,
                  Floating Rate Account and Excess Liquidation Proceeds
                  Account..................................................
SECTION 3.07.    Maintenance of Insurance Policies; Errors and
                  Omissions and Fidelity Coverage..........................
SECTION 3.08.    Enforcement of Due-On-Sale and Due-On-Encumbrance
                  Clauses; Assumption Agreements; Defeasance
                  Provisions; Other Provisions.............................
SECTION 3.09.    Realization Upon Defaulted Loans..........................
SECTION 3.10.    Trustee to Cooperate; Release of Mortgage Files...........
SECTION 3.11.    Servicing Compensation....................................
SECTION 3.12.    Reports to the Trustee; Collection Account Statements.....
SECTION 3.13.    Annual Statement as to Compliance.........................
SECTION 3.14.    Reports by Independent Public Accountants.................
SECTION 3.15.    Access to Certain Information.............................
SECTION 3.16.    Title to REO Property; REO Account........................
SECTION 3.17.    Management of REO Property................................
SECTION 3.18.    Sale of Defaulted Loans and REO Properties................
SECTION 3.19.    Additional Obligations of the Master Servicer and the
                  Special Servicer; Inspections; Appraisals................
SECTION 3.20.    Modifications, Waivers, Amendments and Consents...........
SECTION 3.21.    Transfer of Servicing Between Master Servicer and
                  Special Servicer; Record Keeping; Asset Status Report....
SECTION 3.22.    Sub-Servicing Agreements..................................
SECTION 3.23.    Representations, Warranties and Covenants of the
                  Master Servicer..........................................
SECTION 3.24.    Representations, Warranties and Covenants of the
                  Special Servicer.........................................
SECTION 3.25.    Limitation on Liability of the Directing
                  Certificateholder........................................
SECTION 3.26.    Reports to the Securities and Exchange Commission;
                  Available Information....................................
SECTION 3.27.    Lock-Box Accounts and Servicing Accounts..................
SECTION 3.28.    Interest Reserve Account..................................
SECTION 3.29.    Limitations on and Authorizations of the Master
                  Servicer and the Special Servicer with Respect to
                  Certain Loans............................................
SECTION 3.30.    REMIC Administration......................................
SECTION 3.31.    Master Servicer and Special Servicer May Own
                  Certificates.............................................
SECTION 3.32.    Certain Matters Related to the One Madison Avenue
                  Total Loan...............................................
SECTION 3.33.    The Swap Agreement........................................

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions.............................................
SECTION 4.02.    Statements to Certificateholders; Reports by Trustee;
                  Other Information Available to the Holders and Others....
SECTION 4.03.    P&I Advances..............................................
SECTION 4.04.    Allocation of Collateral Support Deficit..................
SECTION 4.05.    Allocations of Uncovered Prepayment Interest Shortfall
                  Amounts..................................................
SECTION 4.06.    Grantor Trust Reporting...................................

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.    The Certificates..........................................
SECTION 5.02.    Registration of Transfer and Exchange of Certificates.....
SECTION 5.03.    Book-Entry Certificates...................................
SECTION 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates.........
SECTION 5.05.    Persons Deemed Owners.....................................
SECTION 5.06.    Certification by Certificateholders and Certificate
                  Owners...................................................

                                   ARTICLE VI

         THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.    Liability of the Depositor, the Master Servicer and
                  the Special Servicer.....................................
SECTION 6.02.    Merger, Consolidation or Conversion of the Depositor,
                  the Master Servicer or the Special Servicer..............
SECTION 6.03.    Limitation on Liability of the Trustee, the Depositor,
                  the Master Servicer, the Special Servicer and Others.....
SECTION 6.04.    Master Servicer and Special Servicer Not to Resign........
SECTION 6.05.    Rights of the Depositor in Respect of the Master
                  Servicer and the Special Servicer........................

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.    Events of Default; Master Servicer and Special
                  Servicer Termination.....................................
SECTION 7.02.    Trustee to Act; Appointment of Successor..................
SECTION 7.03.    Notification to Certificateholders........................
SECTION 7.04.    Waiver of Events of Default...............................
SECTION 7.05.    Trustee Advances..........................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.    Duties of Trustee.........................................
SECTION 8.02.    Certain Matters Affecting the Trustee.....................
SECTION 8.03.    Trustee Not Liable for Validity or Sufficiency of
                  Certificates or Loans....................................
SECTION 8.04.    Trustee May Own Certificates..............................
SECTION 8.05.    Fees and Expenses of Trustee; Reimbursements and Other
                  Payments to Trustee......................................
SECTION 8.06.    Eligibility Requirements for Trustee......................
SECTION 8.07.    Resignation and Removal of the Trustee....................
SECTION 8.08.    Successor Trustee.........................................
SECTION 8.09.    Merger or Consolidation of Trustee........................
SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee.............
SECTION 8.11.    Appointment of Custodians.................................
SECTION 8.12.    Access to Certain Information.............................
SECTION 8.13.    Representations, Warranties and Covenants of the
                  Trustee..................................................

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All
                  Loans....................................................
SECTION 9.02.    Additional Termination Requirements.......................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01.   Amendment.................................................
SECTION 10.02.   Recordation of Agreement; Counterparts....................
SECTION 10.03.   Limitation on Rights of Certificateholders................
SECTION 10.04.   Governing Law.............................................
SECTION 10.05.   Notices...................................................
SECTION 10.06.   Severability of Provisions................................
SECTION 10.07.   Grant of a Security Interest..............................
SECTION 10.08.   Successors and Assigns; Beneficiaries.....................
SECTION 10.09.   Article and Section Headings..............................
SECTION 10.10.   Notices to Rating Agencies................................

EXHIBITS

A-1 Form of Class A-1, Class A-2FX, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates


A-1A          Form of Class A-2FL Certificate


A-2           Form of Class A-X and Class A-SP Certificates


A-3 Form of Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates


A-4           Form of Class V Certificate


A-5           Form of Class R Certificate


B             Mortgage Loan Schedule


C-1           List of Additional Collateral Loans


C-2           List of Mezzanine Loans


D             Form of Request for Release


E             Form of Lost Note Affidavit


F-1A          Form I of Transferor Certificate for Transfers of Non-Registered
              Certificates


F-1B         Form  II  of   Transferor   Certificate   for  Transfers  of
             Non-Registered Certificates


F-1C Form I of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of Non-Registered Certificates


F-1D Form II of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of Non-Registered Certificates


F-2A Form I of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form


F-2B Form II of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form


F-2C Form I of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in Book-Entry Form


F-2D Form II of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in Book-Entry Form


G-1 Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates and Non-Investment Grade Certificates Held in Fully Registered, Certificated Form)


G-2 Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates Held in Book-Entry Form)


H-1           Form of Residual Transfer Affidavit for Transfers of Class R
              Certificates


H-2           Form of Transferor Certificate for Transfers of Class R
              Certificates


I             Investor Certification


J-1           Form of Interim Certification of Trustee


J-2           Form of Final Certification of Trustee


K             Schedule of Reference Rates


L             Form of Sarbanes-Oxley Certification


M             Form of Statement to Certificateholders


N             [Reserved]


O             Form of Acknowledgement of Proposed Special Servicer


P             List of Broker Strip Loans

            This Pooling and Servicing Agreement (this "Agreement"), is dated as of December 1, 2005, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer, ING CLARION PARTNERS, LLC, as Special Servicer, and WELLS FARGO BANK, N.A., as Trustee.


                             PRELIMINARY STATEMENT:


            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued under this Agreement in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of multifamily and commercial mortgage loans listed on Exhibit B hereto. As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC (each as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC"). The Excess Interest, the Excess Interest Distribution Account, the Broker Strip Interest, the Swap Agreement and the Floating Rate Account (each as defined herein) shall not be assets of any REMIC but shall be treated as assets of a grantor trust under subpart E, Part I of subchapter J of the Code. The Class V Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account. The Class A-2FL Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the Class A-2FL Regular Interest, the Swap Agreement and the Floating Rate Account. Additionally, the Trust shall not include any Junior Loan or any interest of any Junior Loan Holder.


                                UPPER-TIER REMIC


            As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Lower-Tier REMIC and the proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class A-1, Class A-2FX, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class A-X, Class A-SP, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-2FL Regular Interest will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole class of "residual interests" in the Upper-Tier REMIC, as well as the sole class of "residual interests" in the Lower-Tier REMIC, will be evidenced by the Class R Certificates.


            The following table sets forth the designation, the initial Pass-Through Rate (as defined herein), and the aggregate initial principal amount (the "Original Class Principal Balance") or notional balance ("Original Class Notional Amount"), as applicable, for each Class of Certificates comprising the "regular interests" in the Upper-Tier REMIC:


                                                          Original Class
                                                      Principal Balance (or,
                                                        in the case of the
                                        Initial      Class A-X or Class A-SP
                                      Pass-Through    Certificates, Original
    Class Designation                   Rate(1)       Class Notional Amount)
    -----------------                 -------------   ----------------------
Class A-1                              4.9380%(2)         $    104,000,000
Class A-2FX                            5.2070%(3)         $    135,000,000
Class A-2FL Regular Interest           5.2070%(3)         $    150,000,000
Class A-3                              5.2300%(4)         $    195,937,000
Class A-4                              5.2300%(5)         $    628,000,000
Class A-1-A                            5.2300%(6)         $    540,277,000
Class A-M                              5.2300%(7)         $    250,460,000
Class A-J                              5.2300%(8)         $    178,452,000
Class A-X                              0.0449%(10)        $  2,504,593,313(9)
Class A-SP                             0.0928%(11)        $  2,400,744,000(9)
Class B                                5.2300%(12)        $     43,830,000
Class C                                5.2300%(13)        $     28,177,000
Class D                                5.2300%(14)        $     18,785,000
Class E                                5.2300%(15)        $     25,046,000
Class F                                5.2300%(16)        $     31,307,000
Class G                                5.2300%(17)        $     31,308,000
Class H                                5.2300%(18)        $     25,046,000
Class J                                5.2300%(19)        $     28,176,000
Class K                                4.9470%(20)        $     12,523,000
Class L                                4.9470%(21)        $     12,523,000
Class M                                4.9470%(22)        $      6,262,000
Class N                                4.9470%(23)        $      9,392,000
Class O                                4.9470%(24)        $      9,392,000
Class P                                4.9470%(25)        $      9,392,000
Class Q                                4.9470%(26)        $     31,308,313


(1) Expressed as a rate per annum. Approximate in the case of the Class A-X and Class A-SP a Certificates.


(2)   Fixed Pass-Through Rate.


(3) See definition of "Class A-2FX Pass-Through Rate" and "Class A-2FL Regular Interest Pass-Through Rate" herein.


(4) Variable Pass-Through Rate. See definition of "Class A-3 Pass-Through Rate" herein.


(5) Variable Pass-Through Rate. See definition of "Class A-4 Pass-Through Rate" herein.


(6) Variable Pass-Through Rate. See definition of "Class A-1-A Pass-Through Rate" herein.


(7) Variable Pass-Through Rate. See definition of "Class A-M Pass-Through Rate" herein.


(8) Variable Pass-Through Rate. See definition of "Class A-J Pass-Through Rate" herein.


(9) Original Class Notional Amount. The Class A-X and Class A-SP Certificates will not have principal amounts and will not entitle Holders to distributions of principal.


(10) Variable Pass-Through Rate. See definition of "Class A-X Pass-Through Rate" herein.


(11) Variable Pass-Through Rate. See definition of "Class A-SP Pass-Through Rate" herein.


(12) Variable Pass-Through Rate. See definition of "Class B Pass-Through Rate" herein.


(13) Variable Pass-Through Rate. See definition of "Class C Pass-Through Rate" herein.


(14) Variable Pass-Through Rate. See definition of "Class D Pass-Through Rate" herein.


(15) Variable Pass-Through Rate. See definition of "Class E Pass-Through Rate" herein.


(16) Variable Pass-Through Rate. See definition of "Class F Pass-Through Rate" herein.


(17) Variable Pass-Through Rate. See definition of "Class G Pass-Through Rate" herein.


(18) Variable Pass-Through Rate. See definition of "Class H Pass-Through Rate" herein.


(19) Variable Pass-Through Rate. See definition of "Class J Pass-Through Rate" herein.


(20) Variable Pass-Through Rate. See definition of "Class K Pass-Through Rate" herein.


(21) Variable Pass-Through Rate. See definition of "Class L Pass-Through Rate" herein.


(22) Variable Pass-Through Rate. See definition of "Class M Pass-Through Rate" herein.


(23) Variable Pass-Through Rate. See definition of "Class N Pass-Through Rate" herein.


(24) Variable Pass-Through Rate. See definition of "Class O Pass-Through Rate" herein.


(25) Variable Pass-Through Rate. See definition of "Class P Pass-Through Rate" herein.


(26) Variable Pass-Through Rate. See definition of "Class Q Pass-Through Rate" herein.


      The Class R Certificates will not have principal amounts or notional balances and will not bear interest.


                                LOWER-TIER REMIC


            As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Loans (exclusive of the Broker Strip Interest and Excess Interest thereon) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class LA-1-1, Class LA-1-2, Class LA-1-2, Class LA-2FX-1, Class LA-2FX-2, Class LA-2FX-3, Class LA-2FL-1, Class LA-2FL-2, Class LA-2FL-3, Class LA-3, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7, Class LA-1-A-8, Class LA-M, Class LA-J, Class LB, Class LC-1, Class LC-2, Class LD, Class LE-1, Class LE-2, Class LF-1, Class LF-2, Class LG, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP and Class LQ Lower-Tier Interests will constitute "regular interests" in the Lower-Tier REMIC (the "Uncertificated Lower-Tier Interests") created hereunder. The sole class of "residual interests" in the Lower-Tier REMIC, as well as the sole class of "residual interests" in the Upper-Tier REMIC, will be evidenced by the Class R Certificates.


            The following table sets forth the designation, the initial Lower-Tier Remittance Rate (as defined herein) and the aggregate initial principal amount (the "Original Lower-Tier Principal Amount") or notional balance (the "Original Lower-Tier Notional Balance") for each Class of Uncertificated Lower-Tier Interests.


                           Initial Lower-Tier     Original Lower-Tier
    Class Designation       Remittance Rate(1)      Principal Amount
    -----------------       ------------------      ----------------
       LA-1-1                  4.9380%(2)      $11,708,000
       LA-1-2                  4.9380%(2)      $88,672,000
       LA-1-3                  4.9380%(2)      $3,620,000
      LA-2FX-1                 5.2070%(2)      $42,109,000
      LA-2FX-2                 5.2070%(2)      $42,591,000
      LA-2FX-3                 5.2070%(2)      $50,300,000
      LA-2FL-1                 5.2070%(2)      $46,788,000
      LA-2FL-2                 5.2070%(2)      $47,323,000
      LA-2FL-3                 5.2070%(2)      $55,889,000
        LA-3                   5.2300%(2)      $195,937,000
       LA-4-1                  5.2300%(2)      $119,416,000
       LA-4-2                  5.2300%(2)      $76,363,000
       LA-4-3                  5.2300%(2)      $76,469,000
       LA-4-4                  5.2300%(2)      $355,752,000
      LA-1-A-1                 5.2300%(2)      $1,349,000
      LA-1-A-2                 5.2300%(2)      $21,477,000
      LA-1-A-3                 5.2300%(2)      $23,142,000
      LA-1-A -4                5.2300%(2)      $22,885,000
      LA-1-A -5                5.2300%(2)      $45,436,000
      LA-1-A -6                5.2300%(2)      $20,226,000
      LA-1-A -7                5.2300%(2)      $20,159,000
      LA-1-A -8                5.2300%(2)      $385,603,000
        LA-M                   5.2300%(2)      $250,460,000
        LA-J                   5.2300%(2)      $178,452,000
         LB                    5.2300%(2)      $43,830,000
        LC-1                   5.2300%(2)      $5,385,000
        LC-2                   5.2300%(2)      $22,792,000
         LD                    5.2300%(2)      $18,785,000
        LE-1                   5.2300%(2)      $17,451,000
        LE-2                   5.2300%(2)      $7,595,000
        LF-1                   5.2300%(2)      $10,496,000
        LF-2                   5.2300%(2)      $20,811,000
         LG                    5.2300%(2)      $31,308,000
        LH-1                   5.2300%(2)      $24,320,000
        LH-2                   5.2300%(2)       $726,000
        LJ-1                   5.2300%(2)      $6,674,000
        LJ-2                   5.2300%(2)      $21,502,000
         LK                    4.9470%(2)      $12,523,000
         LL                    4.9470%(2)      $12,523,000
         LM                    4.9470%(2)      $6,262,000
         LN                    4.9470%(2)      $9,392,000
         LO                    4.9470%(2)      $9,392,000
         LP                    4.9470%(2)      $9,392,000
         LQ                    4.9470%(2)      $31,308,313

(1)   Expressed as a rate per annum. Approximate in all cases.


(2) Variable Lower-Tier Remittance Rate. See the definition of "Lower-Tier Remittance Rate" herein.


            The Class R Certificates will not have principal amounts or notional balances and will not bear interest.


            The parties intend that (i) the portion of the Trust Fund representing the Excess Interest and the Excess Interest Distribution Account shall be treated as a portion of a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and that the Class V Certificates shall represent undivided beneficial interests in such portion of the Grantor Trust, (ii) that the portion of the Trust Fund representing the Broker Strip Interest and any amounts on deposit in the Collection Account representing the Broker Strip Interest shall be treated as a portion of a grantor trust under subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code and the each Broker Strip Payee shall own an undivided beneficial interest in the related portion of the Grantor Trust and (iii) that the portion of the Trust Fund representing the Class A-2FL Regular Interest (and distributions thereon), the Swap Agreement (and payments by the Swap Counterparty thereunder) and the Floating Rate Account shall be treated as a grantor trust under subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code ("Grantor Trust A-2FL") and that the Class A-2FL Certificates shall represent undivided beneficial interests in such portion of the Grantor Trust.


            As of the close of business on the Cut-off Date (as defined herein), the Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $2,504,593,314.


            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.01......Defined Terms.


            Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.


            "30/360 Basis": The accrual of interest based on a 360-day year consisting of twelve 30-day months.


            "A Loan": The One Madison Avenue Loan and each CBA A Loan, each of which is senior in right of payment to the related Junior Loan.


            "A Note": With respect to any A Loan, the Mortgage Note included in the Trust Fund, which is senior in right of payment to the related Junior Loan, if any, to the extent set forth in the related Intercreditor Agreement.


            "Accountant's Statement":  As defined in Section 3.14.


            "Accrued Certificate Interest Amount": With respect to each Distribution Date and each Class of Regular Certificates and the Class A-2FL Regular Interest, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance of such Class (or, in the case of a Class of Interest-Only Certificates, on the Class Notional Amount thereof) immediately prior to such Distribution Date; with respect to the Class A-2FL Regular Interest, one month's interest at the Pass-Through Rate for the Class A-2FL Regular Interest for such Distribution Date, accrued on the related Class Principal Balance immediately prior to such Distribution Date. The Accrued Certificate Interest Amount for each such Class shall be calculated on a 30/360 Basis.


            "Accrued Component Interest Amount": With respect to each Component of the Class A-X and Class A-SP Certificates for any Distribution Date, an amount equal to interest for the related Interest Accrual Period at the Class A-X Strip Rate or Class A-SP Strip Rate, as applicable, with respect to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. The Accrued Component Interest Amount for each Component shall be calculated on a 30/360 Basis.


            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund and the Lower-Tier REMIC within the meaning of Treasury regulations section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of such REO Property (or any interest therein) for federal income tax purposes.


            "Actual/360 Basis": The accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.


            "Additional Collateral": With respect to each Additional Collateral Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Loan.


            "Additional Collateral Loan": Any of the Loans identified on Exhibit C-1 hereto.


            "Additional Review Period":  As defined in Section 3.21(e).


            "Additional  Servicing   Compensation":   As  defined  in  Section
3.11(a).


            "Additional Trust Fund Expenses": An expense of the Trust Fund that
(i) arises out of a default on a Loan or Serviced Loan Combination or an otherwise unanticipated event, (ii) is not covered by a Servicing Advance or a corresponding collection from the related Borrower and (iii) does not represent a loss on a Loan arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Loan, including by reason of the fraud or bankruptcy of the Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property; provided, however, that, "Additional Trust Fund Expense" shall not include any of the foregoing amounts that have been recovered from the related Borrower or Mortgaged Property.


            "Adjusted Lower-Tier Remittance Rate": With respect to each Uncertificated Lower-Tier Interest that constitutes a Corresponding Uncertificated Lower-Tier Interest for any Class A-SP Component, for any Distribution Date up to and including the related Class A-SP Termination Date, an annual rate equal to the Reference Rate for such Distribution Date, and for any Distribution Date subsequent to the related Class A-SP Termination Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution Date for the Corresponding Class of Sequential Pay Certificates in respect of such Uncertificated Lower-Tier Interest. With respect to each Uncertificated Lower-Tier Interest that does not constitute a Corresponding Uncertificated Lower-Tier Interest for any Class A-SP Component, for any Distribution Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution Date for the Corresponding Class of Sequential Pay Certificates in respect of such Uncertificated Lower-Tier Interest.


            "Advance":  Any P&I Advance or Servicing Advance.


            "Adverse REMIC Event":  As defined in Section 3.30(f).


            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


            "Agreement":   This  Pooling  and  Servicing   Agreement  and  all
amendments hereof and supplements hereto.


            "Alternative Adjusted Lower-Tier Remittance Rate": With respect to any Uncertificated Lower-Tier Interest, for any Distribution Date, the rate per annum equal to the Pass-Through Rate in effect for such Distribution Date for the Corresponding Class of Sequential Pay Certificates in respect of such Uncertificated Lower-Tier Interest.


            "Amended Mortgage Loan Documents": With respect to the One Madison Avenue Total Loan, the loan documents delivered by or on behalf of the Borrower or any of its Affiliates or any other person to evidence or secure the One Madison Avenue Loan or the One Madison Avenue Junior Loan or otherwise in satisfaction of the requirements of the foregoing and any amendments, modifications, renewals, substitutions or replacements thereof.


            "Anticipated Repayment Date": With respect to any ARD Loan, designated as such on the Mortgage Loan Schedule, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.


            "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss.
225.64 by an Appraiser selected by the Master Servicer or the Special Servicer, as applicable, or obtained in connection with the origination of the Loan, as applicable.


            "Appraisal Reduction Amount": For any Distribution Date and for any Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer (and confirmed by the Master Servicer) equal to the excess, if any, of: (a) the Stated Principal Balance of such Loan; over (b) the excess, if any, of (i) the sum of (A) 90% of the Appraised Value (as such Appraised Value may be adjusted downward by the Special Servicer in accordance with the Servicing Standard, without implying any duty to do so, based on the Special Servicer's review of the Appraisal or such other information as the Special Servicer deems relevant) of the related Mortgaged Property as determined
(1) with respect to any Loan with an outstanding principal balance equal to or greater than $2,000,000, by one or more Appraisals (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or (2) with respect to any Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or an internal valuation performed by the Special Servicer, plus (B) any letter of credit, reserve, escrow or similar amount held by the Master Servicer which are posted as additional security for and may be applied to payments due on the Loan in the case of default, over (ii) the sum of (X) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of such Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Loan, net of any amounts currently escrowed for such amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee); provided that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Section 3.19(c) with respect to such Loan, then until such Appraisal is obtained or such internal valuation is completed, as the case may be, in accordance with Section 3.19(c) the Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of such Loan as of the date of the related Appraisal Reduction Event; and provided, further, that, if the related Mortgaged Property has become an REO Property, then references to "Loan" above in this definition shall include any successor REO Loan with respect to the subject Loan.


            In the case of each Loan Combination (or any successor REO Loans with respect thereto), including without limitation each CBA A/B Loan Pair, any Appraisal Reduction Amount will be calculated in respect of such Loan Combination (or any successor REO Loans with respect thereto), as if it was a single Loan (or single REO Loan), and any Appraisal Reduction Amount shall be allocated first to the related Junior Loan(s), up to the outstanding principal balance of such Junior Loan (or REO Loan)), and then to the Loan contained in such Loan Combination.


            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Loan or any successor REO Loan with respect thereto will be reduced to zero as of the date such Loan or such REO Loan (or the related REO Property) is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.


            "Appraisal Reduction Event": With respect to any Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Loan (except that with respect to a Balloon Payment, such date may extend until the Loan becomes a Specially Serviced Loan), (ii) the date on which a reduction in the amount of Monthly Payments on such Loan, or a change in any other material economic term of such Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such Loan by the Special Servicer, (iii) 60 days after a receiver has been appointed and remains undismissed for the Borrower or immediately after a receiver has been appointed for the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after such Loan becomes an REO Loan; provided, however, that there shall be no reduction in P&I Advances if an Appraisal Reduction Event shall occur on and after the date (if any) when the aggregate of the Class Principal Balances of all Classes of Sequential Pay Certificates (other than the Class A Sequential Pay Certificates) have been reduced to zero. The Special Servicer or the Master Servicer, as applicable, shall notify the Master Servicer or the Special Servicer, as applicable, and the Trustee (and, with respect to each Serviced Loan Combination, the related Junior Loan Holder(s), as applicable) promptly upon the occurrence of any of the foregoing events.


            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof (as is) as determined by the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement or obtained in connection with the origination of the Loan, as applicable.


            "Appraiser": An Independent MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.


            "ARD Loan": Any Loan that is designated as such on the Mortgage Loan Schedule.


            "Asset Status Report":  As defined in Section 3.21(e).


            "Assignable Primary Servicing Fee": Any Primary Servicing Fee that is payable to KRECM or its permitted assignee pursuant to Section 3.11(a) and subject to reduction by the Trustee pursuant to Section 3.11(a).


            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.


            "Assumed Scheduled Payment": For any Due Period shall mean the following:

            (a) with respect to any Loan or Junior Loan that is delinquent in respect of its Balloon Payment (and, if applicable, any successor REO Loan with respect thereto as to which the Balloon Payment would have been past due), an amount equal to the sum of (i) the principal portion of the Monthly Payment that would have been due on such Loan or Junior Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due (and, if applicable, assuming the related Mortgaged Property had not become an REO Property), after giving effect to any modification of such Loan or Junior Loan, and (ii) one month's interest on the Stated Principal Balance of such Loan or Junior Loan (or, if applicable, any successor REO Loan with respect thereto) as of the end of such Due Period at the applicable Mortgage Rate (less the related Master Servicing Fee Rate and any Primary Servicing Fee Rate). The amount of the Assumed Scheduled Payment for any A Loan or Junior Loan shall be calculated solely by reference to the terms of such A Loan or Junior Loan, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Mortgagor or pursuant to a modification, waiver or amendment thereof granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor Agreement ; and

            (b) any REO Loan that is not delinquent in respect of its Balloon Payment, an amount equal to the sum of (i) the principal portion of the Monthly Payment that would have been due on the related Loan on the related Due Date based on the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related Mortgaged Property had not become an REO Property, after giving effect to any modification of the related Loan, and (ii) one month's interest on the Stated Principal Balance of such REO Loan as of the end of such Due Period at the applicable Mortgage Rate (less the related Master Servicing Fee Rate and any Primary Servicing Fee Rate).


            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on or with respect to the Loans (and any related REO Properties) on or prior to the related Determination Date and on deposit in the Collection Account as of the close of business on the Business Day preceding the Master Servicer Remittance Date, exclusive of any portion of such aggregate amount that is comprised of one or more of the following amounts (without duplication):

            (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

            (ii) all Principal Prepayments, Balloon Payments, Liquidation Proceeds, Insurance and Condemnation Proceeds, amounts received in connection with Loan repurchases pursuant to Section 2.03(b) and other unscheduled recoveries that, in each case, are received or deemed received after the related Determination Date;

            (iii) all amounts in the Collection Account that are payable or reimbursable to any Person from the Collection Account pursuant to clauses
      (iii) through (xvii), inclusive, and clauses (xix), (xx) and (xxi) of
      Section 3.05(a);

            (iv) all amounts that are payable or reimbursable to any Person from the Distribution Account pursuant to clauses (iii) through (vi), inclusive, of Section 3.05(b);

            (v) all Yield Maintenance Charges;

            (vi) all amounts deposited in the Collection Account in error;

            (vii) any net interest or net investment income on funds on deposit in the Collection Account or any REO Account or in Permitted Investments in which such funds may be invested;

            (viii) with respect to any Distribution Date relating to each Interest Accrual Period ending in each February or in any January in a year which is not a leap year, the Withheld Amounts in respect of the Interest Reserve Loans that are to be deposited in the Interest Reserve Account on such Distribution Date and held for future distribution pursuant to Section 3.28;

            (ix) all amounts received with respect to a Serviced Loan Combination that are required to be paid to any related Junior Loan Holder pursuant to the terms of the related Junior Loan and the related Intercreditor Agreement (which amounts will be deposited into the related Junior Loan Custodial Account pursuant to Section 3.04 and/or Section 3.05, and withdrawn from such accounts pursuant to Section 3.05);

            (x) Excess Interest; and

            (xi) Excess Liquidation Proceeds;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the REO Loans in the Mortgage Pool from any REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made in respect of the Mortgage Pool by the Master Servicer and/or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05, which P&I Advances shall not include any related Master Servicing Fees, Primary Servicing Fees or Workout Fees;

            (d) all funds released from the Interest Reserve Account for distribution on such Distribution Date;

            (e) any and all payments required to be made by the Master Servicer pursuant to Section 3.02(d);

            (f) the aggregate amount transferred (pursuant to Section 3.04(f)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date; and

            (g) if and to the extent not already included in clause (a) hereof, any Cure Payment (except for any portion thereof payable or reimbursable to the Master Servicer or the Special Servicer) made by any Junior Loan Holder pursuant to the terms of the related Intercreditor Agreement prior to or during the related Due Period and allocable to principal or interest with respect to the related Loan that is due during the related Due Period.


            Any determination of the portion of the Available Distribution Amount that is attributable to Loan Group 1 or Loan Group 2 (as contemplated by
Section 4.01) shall take account Section 1.05.


            "Balloon Loan": Any Loan or Junior Loan that by its terms provides for an amortization schedule extending materially beyond its Maturity Date or for no amortization prior to its Maturity Date.


            "Balloon Payment": With respect to any Balloon Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Balloon Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).


            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).


            "Base Interest Fraction": With respect to any Principal Prepayment or other early collection of principal on any Loan (or any successor REO Loan with respect thereto) and any of the Class A-1, Class A-2FX, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-2FL Regular Interest, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or the Class A-2FL Regular Interest exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment or other early collection of principal and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Loan (or REO Loan) exceeds (ii) the Yield Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment or other early collection of principal; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Loan (or REO Loan) and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.


            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.


            "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.


            "Borrower": With respect to any Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.


            "Breach": As defined in Section 2.03(b).


            "Broker Strip": With respect to each Broker Strip Loan, the right to receive interest accrued on the principal balance of such Loan at the Broker Strip Rate for such Loan.


            "Broker Strip Interest": With respect to each Broker Strip Loan, interest accrued on the principal balance of such loan at the Broker Strip Rate for such Loan.


            "Broker Strip Loans": The Loans listed on Exhibit P hereto.


            "Broker Strip Payee": With respect to any Broker Strip Loan, the "Broker Strip Payee" specified on Exhibit P hereto with respect to such Loan.


            "Broker Strip Rate": With respect to each Broker Strip Loan, the "Broker Strip Rate" specified on Exhibit P hereto with respect to such Loan.


            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where the Collection Account, the Distribution Account, the Trustee, the Master Servicer, the Special Servicer or Midland, as Primary Servicer, are located are authorized or obligated by law or executive order to remain closed.


            "Cash Collateral Account": With respect to any Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other Loan Document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in such Loan. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person (and not the Trust) may be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection Account or a Servicing Account, or to remit to the Borrower as required by the related Loan Documents, as applicable. To the extent not inconsistent with the terms of the related Loan, each such Cash Collateral Account shall be an Eligible Account.


            "Cash Collateral Account Agreement": With respect to any Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.


            "CBA A Loan": The Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as AIMCO Colony of Springdale Apartments, AIMCO Hunter's Chase Apartments, AIMCO Oaks at Woodridge Apartments, AIMCO Stoneridge Apartments, AIMCO Woodmere Apartments, AIMCO Burgundy Court Apartments, AIMCO Chimneys of Oak Creek Apartments, AIMCO College Park Apartments, Silver Creek Apartments, The Lodge North Apartments and Westchase Apartments, respectively, each of which Loans are senior in right of payment to the related CBA B Loan, to the extent set forth in the related CBA Intercreditor Agreement.


            "CBA A/B Loan Pair": Any CBA A Loan together with the related CBA B Loan.


            "CBA A/B Material Default": With respect to a CBA A/B Loan Pair, a "Material Default" under, and within the meaning of, the related Intercreditor Agreement.


            "CBA B Loan": With respect to each CBA A Loan, the mortgage loan secured, on a subordinate basis, by the same Mortgage on the same Mortgaged Property as such CBA A Loan, which subordinate mortgage loan is not included in the Trust Fund.


            "CBA B Loan Holder": With respect to any CBA A/B Loan Pair, CBA-Mezzanine Capital Finance, LLC or its successors and assigns, as the holder of the related CBA B Loan.


            "CBA Intercreditor Agreement": With respect to each CBA A/B Loan Pair, the related intercreditor agreement entered into by and between the holder of the related CBA A Loan and the related CBA B Loan Holder, as the same may be further amended from time to time in accordance with the terms thereof.


            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.


            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2005-C6, as executed by the Trustee or Certificate Registrar and authenticated and delivered hereunder by the Certificate Registrar.


            "Certificate Notional Amount": With respect to any Class A-X or Class A-SP Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class A-X or Class A-SP Notional Amount, as applicable.


            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.


            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then principal balance of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Sequential Pay Certificates to which such Certificate belongs.


            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.


            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement with respect to the rights, obligations or liabilities of the Trustee, the Master Servicer or the Special Servicer, any Certificate registered in the name of the Trustee, the Master Servicer, the Special Servicer or any Affiliate of any of them, as applicable, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained; provided that (i) such restrictions shall not apply to the selection of the Controlling Class (or the Directing Certificateholder) or the exercise of the Special Servicer's or its Affiliates' rights as a member of the Controlling Class and (ii) the foregoing shall not apply if the Trustee, the Master Servicer or the Special Servicer, as the case may be, and/or their Affiliates, own the entire Class of each Class of Certificates affected by such action, vote, consent or waiver. The Trustee shall be entitled to request and conclusively rely upon a certificate of the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.


            "Class": With respect to any Certificates, Uncertificated Lower-Tier Interests or the Class A-2FL Regular Interest, all of the Certificates, Uncertificated Lower-Tier Interests or the Class A-2FL Regular Interest, respectively, bearing the same alphabetical and, if applicable, numerical class designation.


            "Class A Certificate": Any Class A-1, Class A-2FX, Class A-2FL, Class A-3, Class A-4, Class A-1-A, Class A-SP or Class A-X Certificate.


            "Class A Sequential Pay Certificate": Any Class A-1, Class A-2FX, Class A-2FL, Class A-3, Class A-4 or Class A-1-A Certificate.


            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-1 hereto.


            "Class A-1 Pass-Through Rate": 4.9380% per annum.


            "Class A-2FX Pass-Through Rate": As to any Distribution Date, the lesser of (i) 5.2070% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class A-2FX Certificate": A Certificate designated as "Class A-2FX" on the face thereof, substantially in the form of Exhibit A-1 hereto.


            "Class A-2FL Available Funds": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges, on or in respect of the Class A-2FL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, less (b) with respect to interest amounts, the sum of (i) all regularly scheduled interest amounts required to be paid to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, (ii) any amount payable to the Trustee as Net Investment Earnings earned on funds held in the Floating Rate Account and (iii) any amount deposited in the Floating Rate Account in error.


            "Class A-2FL Certificate": A Certificate designated as "Class A-2FL" on the face thereof, substantially in the form of Exhibit A-1A hereto.


            "Class A-2FL Distribution Conversion": With respect to any Distribution Date (i) immediately upon and during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to Section 3.33, or (ii) immediately upon and following the termination of the Swap Agreement, the conversion of distributions to the Class A-2FL Certificates from distributions based, in part, on floating interest payments from the Swap Counterparty under the Swap Agreement to distributions based solely on fixed interest distributions in respect of the Class A-2FL Regular Interest, as specified in Section 4.01.


            "Class A-2FL Fixed Swap Payment": With respect to any Distribution Date, the fixed interest amount required to be paid to the Swap Counterparty by the Trust under the Swap Agreement (prior to any netting against amounts due from the Swap Counterparty to the Trust) in respect of that Distribution Date.


            "Class A-2FL Floating Swap Payment": With respect to any Distribution Date, the floating interest amount required to be paid to the Trust by the Swap Counterparty under the Swap Agreement (prior to any netting against amounts due from the Trust to the Swap Counterparty) in respect of that Distribution Date.


            "Class A-2FL Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the Optimal Interest Distribution Amount with respect to the Class A-2FL Regular Interest for such Distribution Date, (ii) the Class A-2FL Floating Swap Payment received from the Swap Counterparty with respect to such Distribution Date and (iii) if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, any Swap Termination Payment collected during the related Due Period, less (b) the Class A-2FL Fixed Swap Payment made to the Swap Counterparty with respect to such Distribution Date.


            "Class A-2FL Net Fixed Swap Payment": With respect to any Distribution Date, the excess, if any of (i) the Class A-2FL Fixed Swap Payment for that Distribution Date over (ii) the Class A-2FL Floating Swap Payment in respect of that Distribution Date.


            "Class A-2FL Net Floating Swap Payment": With respect to any Distribution Date, the excess, if any of (i) the Class A-2FL Floating Swap Payment for that Distribution Date over (ii) the Class A-2FL Fixed Swap Payment in respect of that Distribution Date.


            "Class A-2FL Pass-Through Rate": With respect to any Distribution Date, LIBOR plus 0.1250%; except that if (a) the total amount of interest distributions with respect to the Class A-2FL Regular Interest for any distribution date deposited in the Floating Rate Account is less than (b) 1/12th of the product of (i) 5.2070%, multiplied by (ii) the Class Principal Balance of the Class A-2FL Regular Interest immediately prior to that Distribution Date, then there will be a proportionate reduction to the amount of interest distributable on the Class A-2FL Certificates, as provided in the Swap Agreement.


            "Class A-2FL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-2FL Regular Interest on such Distribution Date.


            "Class A-2FL Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-2FL," constituting a "regular interest" in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.


            "Class A-2FL Regular Interest Pass-Through Rate": The lesser of (a) 5.2070% per annum and (b) the Weighted Average Net Mortgage Pass-Through Rate.


            "Class A-2FL Swap Payment Date": With respect to any Distribution Date, the Swap Business Day preceding such Distribution Date.


            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of Exhibit A-1 hereto.


            "Class A-3 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, substantially in the form of Exhibit A-1 hereto.


            "Class A-4 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class A-M Certificate": A Certificate designated as "Class A-M" on the face thereof, substantially in the form of Exhibit A-1 hereto.


            "Class A-M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class A-J" Certificate": A Certificate designated as "Class A-J" on the face thereof, substantially in the form of Exhibit A-2 hereto.


            "Class A-J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class A-1-A Certificate": A Certificate designated as "Class A-1-A" on the face thereof, substantially in the form of Exhibit A-1 hereto.


            "Class A-1-A Components": Component A-1-A-1, Component A-1-A-2, Component A-1-A-3, Component A-1-A-4, Component A-1-A-5, Component A-1-A-6, Component A-1-A-7 and Component A-1-A-8.


            "Class A-1-A Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class A-SP Certificate": A Certificate designated as "Class A-SP" on the face thereof, substantially in the form of Exhibit A-2 hereto.


            "Class A-SP Component": Any of Component A-SP-A-1-2, Component A-SP-A-1-3, Component A-SP-A-2FX-1, Component A-SP-A-2FX-2, Component A-SP-A-2FX-3, Component A-SP-A-2FL-1, Component A-SP-A-2FL-2, Component A-SP-A-2FL-3, Component A-SP-A-3, Component A-SP-A-4-1, Component A-SP-A-4-2, Component A-SP-A-4-3, Component A-SP-A-4-4, Component A-SP-A-1-A-2, Component A-SP-A-1-A -3, Component A-SP-A-1-A-4, Component A-SP-A-1-A-5, Component A-SP-A-1-A-6, Component A-SP-A-1-A-7, Component A-SP-A-1-A-8, Component A-SP-A-M, Component A-SP-A-J, Component A-SP-B, Component A-SP-C-1, Component A-SP-C-2, Component A-SP-D, Component A-SP-E-1, Component A-SP-E-2, Component A-SP-F-1, Component A-SP-F-2, Component A-SP-G, Component A-SP-H-1, Component A-SP-H-2, Component A-SP-J-1 and Component A-SP-J-2. Each of the Class A-SP Components constitutes a separate "regular interest" in the Upper-Tier REMIC.


            "Class A-SP Notional Amount": As of any date of determination, the sum of then Component Notional Amounts of the Class A-SP Components; provided that, for reporting purposes, the Class A-SP Notional Amount from time to time shall be calculated in accordance with the Prospectus Supplement.


            "Class A-SP Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-SP Strip Rates of the Class A-SP Components for (and weighted on the basis of their respective Component Notional Balances immediately prior
to) such Distribution Date; provided that, for reporting purposes, the Class A-SP Pass-Through Rate for each Distribution Date shall be calculated in accordance with the Prospectus Supplement.


            "Class A-SP Strip Rate": With respect to any Class A-SP Component, for any Distribution Date, a rate per annum equal to the excess, if any, of (i) the lesser of the Lower-Tier Remittance Rate and the Adjusted Lower-Tier Remittance Rate with respect to such Class A-SP Component's Corresponding Uncertificated Lower-Tier Interest for such Distribution Date, over (ii) the Alternative Adjusted Lower-Tier Remittance Rate with respect to such Class A-SP Component's Corresponding Uncertificated Lower-Tier Interest for such Distribution Date.


            "Class A-SP Termination Date": With respect to any of the Uncertificated Lower-Tier Interests specified below, the Distribution Date that occurs in the month and year indicated below:


                                               Month and Year of Related
               Class Designation              Class A-SP Termination Date
               -----------------              ---------------------------

      LA-1-2                                       December 2006
      LA-1-3                                       December 2007
      LA-2FX-1                                     December 2007
      LA-2FX-2                                     December 2008
      LA-2FX-3                                     December 2009
      LA-2FL-1                                     December 2007
      LA-2FL-2                                     December 2008
      LA-2FL-3                                     December 2009
      LA-3                                         December 2009
      LA-4-1                                       December 2009
      LA-4-2                                       December 2010
      LA-4-3                                       December 2011
      LA-4-4                                       December 2012
      LA-1-A-2                                     December 2006
      LA-1-A-3                                     December 2007
      LA-1-A-4                                     December 2008
      LA-1-A-5                                     December 2009
      LA-1-A-6                                     December 2010
      LA-1-A-7                                     December 2011
      LA-1-A-8                                     December 2012
      LA-M                                         December 2012
      LA-J                                         December 2012
      LB                                           December 2012
      LC-1                                         December 2011
      LC-1                                         December 2012
      LD                                           December 2011
      LE-1                                         December 2010
      LE-2                                         December 2011
      LF-1                                         December 2009
      LF-2                                         December 2010
      LG                                           December 2009
      LH-1                                         December 2008
      LH-2                                         December 2009
      LJ-1                                         December 2007
      LJ-2                                         December 2008

            "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, substantially in the form of Exhibit A-2 hereto.


            "Class A-X Component": Any of Component A-X-A-1-1, Component A-X-A-1-2, Component A-X-A-1-3, Component A-X-A-2FX-1, Component A-X-A-2FX-2, Component A-X-A-2FX-3, Component A-X-A-2FL-1, Component A-X-A-2FL-2, Component A-X-A-2FL-3, Component A-X-A-3, Component A-X-A-4-1, Component A-X-A-4-2, Component A-X-A-4-3, Component A-X-A-4-4, Component A-X-A-1-A-1, Component A-X-A-1-A-2, Component A-X-A-1-A-3, Component A-X-A-1-A-4, Component A-X-A-1-A-5, Component A-X-A-1-A-6, Component A-X-A-1-A-7, Component A-X-A-1-A-8, Component A-X-A-M, Component A-X-A-J, Component A-X-B, Component A-X-C-1, Component A-X-C-2, Component A-X-D, Component A-X-E-1, Component A-X-E-2, Component A-X-F-1, Component A-X-F-2, Component A-X-G, Component A-X-H-1, Component A-X-H-2, Component A-X-J-1, Component A-X-J-2, Component A-X-K, Component A-X-L, Component A-X-M, Component A-X-N, Component A-X-O, Component A-X-P and Component A-X-Q.


            "Class A-X Notional Amount": With respect to the Class A-X Certificates, as of any date of determination, the sum of then Component Notional Amounts of all of the Class A-X Components.


            "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the respective Class A-X Strip Rates of the Class A-X Components for (and weighted on the basis of their respective Component Notional Balances immediately prior
to) for such Distribution Date.


            "Class A-X Strip Rate": With respect to any Class A-X Component, for any Distribution Date, a rate per annum equal to the excess, if any, of (i) the Lower-Tier Remittance Rate with respect to such Class A-X Component's Corresponding Uncertificated Lower-Tier Interest for such Distribution Date, over (ii) the greater of the Adjusted Lower-Tier Remittance Rate and the Alternative Adjusted Lower-Tier Remittance Rate with respect to such Class A-X Component's Corresponding Uncertificated Lower-Tier Interest for such Distribution Date.


            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, substantially in the form of Exhibit A-1 hereto.


            "Class B Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, substantially in the form of Exhibit A-1 hereto.


            "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, substantially in the form of Exhibit A-1 hereto.


            "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.2300% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9470% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class L Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9470% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class LA-1-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-1-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-1-3 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-2FX-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-2FX-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-2FX-3 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-2FL-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-2FL-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-2FL-3 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-3 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-4-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-4-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-4-3 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-4-4 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-M Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-J Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-1-A-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-1-A-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-1-A-3 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-1-A-4 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-1-A-5 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-1-A-6 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-1-A-7 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LA-1-A-8 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LB Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LC-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LC-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LD Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LE-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LE-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LF-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LF-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LG Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LH-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LH-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LJ-1 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LJ-2 Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LK Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LL Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LM Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LN Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LO Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LP Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class LQ Lower-Tier Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC, has the Original Lower-Tier Principal Amount set forth in the Preliminary Statement hereto and accrues interest at its Lower-Tier Remittance Rate in effect from time to time.


            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9470% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class N Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9470% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class Notional Amount": For any date of determination, the Class A-X Notional Amount or the Class A-SP Notional Amount, as applicable.


            "Class O Certificate": A Certificate designated as "Class O" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class O Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9470% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class P Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9470% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class Principal Balance": With respect to any Class of Sequential Pay Certificates, as of any date of determination, a principal amount equal to the Original Class Principal Balance of such Class as specified in the Preliminary Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution Date coinciding with or preceding such date of determination by (i) any distributions of principal made with respect to such Class of Sequential Pay Certificates on the subject Distribution Date pursuant to Section 4.01(a) and (ii) any Collateral Support Deficit allocated to such Class of Sequential Pay Certificates on the subject Distribution Date pursuant to Section 4.04.


            "Class Q Certificate": A Certificate designated as "Class Q" on the face thereof, substantially in the form of Exhibit A-3 hereto.


            "Class Q Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 4.9470% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, substantially in the form of Exhibit A-5 hereto.


            "Class V Certificate": A Certificate designated as "Class V" on the face thereof, substantially in the form of Exhibit A-4 hereto. The Class V Certificates have no Pass-Through Rate, Class Principal Balance or Class Notional Amount.


            "Clearstream": Clearstream Banking, Luxembourg, or any successor.


            "Closing Date": December 28, 2005.


            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.


            "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.


            "CMSA Bond Level File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Investor Reporting Package":

            (a) the following seven electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File;

            (b) the following nine supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Loan Level Reserve/LOC Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
      (viii) CMSA Operating Statement Analysis Report, (ix) CMSA NOI Adjustment Worksheet, (x) CMSA Reconciliation of Funds and (xi) the CMSA Advance Recovery Report;

            (c) such other reports as CMSA may designate as part of the "CMSA Investor Reporting Package" from time to time generally.


            "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Loan Periodic Update File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report). Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by the CMSA Advance Recovery Report and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.


            "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report), and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income or net cash flow, as applicable, and debt service coverage numbers used in the other reports required by this Agreement.


            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Reconciliation of Funds": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless the Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).


            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.


            "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.


            "Collateral Support Deficit": As defined in Section 4.04.


            "Collection Account": One or more separate custodial accounts or, subject to Section 3.04(j), sub-accounts created and maintained by the Master Servicer or any Sub-Servicer on behalf of the Master Servicer pursuant to
Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders and (insofar as amounts on deposit therein may potentially relate to any Loan Combination) any related Junior Loan Holder (other than with respect to a CBA A/B Loan Pair before the occurrence of a CBA A/B Material Default), as their interests may appear, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which account shall, subject to Section 3.04(j), be entitled substantially as follows: "KeyCorp Real Estate Capital Markets, Inc. [or name of any successor Master Servicer], in trust for Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, and each related Junior Loan Holder, as their interests appear, Collection Account." Any such account or accounts or, subject to Section 3.04(j), sub-accounts shall be an Eligible Account and shall be part of the Lower-Tier REMIC.


            "Co-Lender Agreement": The One Madison Avenue Co-Lender Agreement.


            "Commission": The Securities and Exchange Commission.


            "Component": Any of the components of the Class A-X or Class A-SP Certificates, which components are: (a) in the case of the Class A-X Certificates, the respective Class A-X Components; and (b) in the case of the Class A-SP Certificates, the respective Class A-SP Components.


            "Component A-SP-A-1-2": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-2 Lower-Tier Interest as of any date of determination.

            "Component A-SP-A-1-3": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-3 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-2FX-1": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FX-1 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-2FX-2": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FX-2 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-2FX-3": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FX-3 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-2FL-1": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FL-1 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-2FL-2": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FL-2 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-2FL-3": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FL-3 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-3": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-4-1": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-1 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-4-2": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-2 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-4-3": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-3 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-4-4": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-4 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-1-A-2": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-2 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-1-A-3": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-3 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-1-A-4": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-4 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-1-A-5": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-5 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-1-A-6": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-6 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-1-A-7": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-7 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-1-A-8": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-8 Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-J": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-A-J Lower-Tier Interest as of any date of determination.


            "Component A-SP-A-M": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-A-M Lower-Tier Interest as of any date of determination.


            "Component A-SP-B": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Lower-Tier Interest as of any date of determination.


            "Component A-SP-C-1": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC-1 Lower-Tier Interest as of any date of determination.


            "Component A-SP-C-2": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC-2 Lower-Tier Interest as of any date of determination.


            "Component A-SP-D": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD Lower-Tier Interest as of any date of determination.


            "Component A-SP-F-1": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-1 Lower-Tier Interest as of any date of determination.


            "Component A-SP-F-2": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-2 Lower-Tier Interest as of any date of determination.


            "Component A-SP-G": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG Lower-Tier Interest as of any date of determination.


            "Component A-SP-H-1": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH-1 Lower-Tier Interest as of any date of determination.


            "Component A-SP-H-2": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH-2 Lower-Tier Interest as of any date of determination.


            "Component A-SP-J-1": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ-1 Lower-Tier Interest as of any date of determination.


            "Component A-SP-J-2": One of the 35 components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-1-1": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-1 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-1-2": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-1-3": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-3 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-2FX-1": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FX-1 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-2FX-2": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FX-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-2FX-3": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FX-3 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-2FL-1": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FL-1 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-2FL-2": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FL-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-2FL-3": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2FL-3 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-3": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-4-1": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-1 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-4-2": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-4-3": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-3 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-4-4": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-4 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-1-A-1": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-1 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-1-A-2": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-1-A-3": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-3 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-1-A-4": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-4 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-1-A-6": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-6 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-1-A-7": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-7 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-1-A-8": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-A-8 Lower-Tier Interest as of any date of determination.


            "Component A-X-A-J": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-A-J Lower-Tier Interest as of any date of determination.


            "Component A-X-A-M": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-A-M Lower-Tier Interest as of any date of determination.


            "Component A-X-B": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Lower-Tier Interest as of any date of determination.


            "Component A-X-C-1": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC-1 Lower-Tier Interest as of any date of determination.


            "Component A-X-C-2": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-D": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD Lower-Tier Interest as of any date of determination.


            "Component A-X-E-1": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE-1 Lower-Tier Interest as of any date of determination.


            "Component A-X-E-2": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-F-1": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-1 Lower-Tier Interest as of any date of determination.


            "Component A-X-F-2": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-G": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG Lower-Tier Interest as of any date of determination.


            "Component A-X-H-1": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH-1 Lower-Tier Interest as of any date of determination.


            "Component A-X-H-2": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-J-1": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ-1 Lower-Tier Interest as of any date of determination.


            "Component A-X-J-2": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ-2 Lower-Tier Interest as of any date of determination.


            "Component A-X-K": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK Lower-Tier Interest as of any date of determination.


            "Component A-X-L": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL Lower-Tier Interest as of any date of determination.


            "Component A-X-M": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LM Lower-Tier Interest as of any date of determination.


            "Component A-X-N": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LN Lower-Tier Interest as of any date of determination.


            "Component A-X-O": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LO Lower-Tier Interest as of any date of determination.


            "Component A-X-P": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LP Lower-Tier Interest as of any date of determination.


            "Component A-X-Q": One of the 44 components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LQ Lower-Tier Interest as of any date of determination.


            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then Lower-Tier Principal Amount of its Corresponding Uncertificated Lower-Tier Interest.


            "Controlling Class": As of any date of determination, the most subordinate Class of Sequential Pay Certificates then outstanding that has a Class Principal Balance at least equal to 25% of the initial Class Principal Balance of such Class; or, if no such Class exists, the most subordinate Class of Sequential Pay Certificates then outstanding that has a Class Principal Balance greater than zero. As of the Closing Date, the Controlling Class shall be the Class Q Certificates. For purposes of this definition, the respective Classes of the Class A Sequential Pay Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. For purposes of this definition, the Class A-2FL and Class A-2FX Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.


            "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.


            "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at, with respect to Certificate transfers and surrenders, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 and, for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.


            "Corrected Loan": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of the subject Loan or Junior Loan, as the case may be) and as to which Loan or Junior Loan, as the case may be, the Special Servicer has returned servicing to the Master Servicer pursuant to Section 3.21(a).


            "Corresponding Class A-SP Component": With respect to any Uncertificated Lower-Tier Interest, the Class A-SP Component that has an alphabetic or alphanumeric designation that, with the replacement of "A-SP-" with "L" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Uncertificated Lower-Tier Interest.


            "Corresponding Class A-X Component": With respect to any Uncertificated Lower-Tier Interest, the Class A-X Component that has an alphabetic or alphanumeric designation that, with the replacement of "A-X-" with "L" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Uncertificated Lower-Tier Interest; or with respect to the Class A-2FL Regular Interest, Class A-X Component A-X-A-2FL-1, A-X-A-2FL-2 or A-X-A-2FL-3, as applicable.


            "Corresponding Class of Certificates": With respect to any Uncertificated Lower-Tier Interest, the Corresponding Class of Sequential Pay Certificates.


            "Corresponding Class of Sequential Pay Certificates": With respect to any Uncertificated Lower-Tier Interest, the Class of Sequential Pay Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest that has an alphabetic or alphanumeric designation that, with the addition of "L" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Uncertificated Lower-Tier Interest; provided that (i) the Class A-1 Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Lower-Tier Interests, (ii) the Class A-2FX Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LA-2FX-1, Class LA-2FX-2 and Class LA-2FX-2 Lower-Tier Interests, (iii) the Class A-2FL Regular Interest shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LA-2FL-1, Class LA-2FL-2 and Class LA-2FL-3 Lower-Tier Interests (iv) the Class A-3 Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to the Class LA-3 Lower-Tier Interest,
(v) the Class A-4 Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LA-4-1, Class LA-4-2, Class LA-4-3 and Class LA-4-4 Lower-Tier Interests, (vi) the Class A-1-A Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7 and Class LA-1-A-8 Lower-Tier Interests, (vii) the Class C Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LC-1 and Class LC-2 Lower-Tier Interests, (viii) the Class E Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LE-1 and Class LE-2 Lower-Tier Interests, (ix) the Class F Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LF-1 and Class LF-2 Lower-Tier Interests, (x) the Class H Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LH-1 and Class LH-2 Lower-Tier Interests and
(xi) the Class J Certificates shall be the Corresponding Class of Sequential Pay Certificates with respect to each of the Class LJ-1 and Class LJ-2 Lower-Tier Interests.


            "Corresponding Uncertificated Lower-Tier Interest": With respect to:
(a) any Class of Sequential Pay Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest, the Uncertificated Lower-Tier Interest that has an alphabetic or alphanumeric designation that, with the deletion of "L," is the same as the alphabetic or alphanumeric, as applicable, designation for such Class of Sequential Pay Certificates (provided that (i) the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-1 Certificates, (ii) the Class LA-2FX-1, Class LA-2FX-2 and Class LA-2FX-3 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-2FX Certificates, (iii) the Class LA-2FL-1, Class LA-2FL-2 and Class LA-2FL-3 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-2FL Regular Interest, (iv) the Class LA-3 Lower-Tier Interest shall be the Corresponding Uncertificated Lower-Tier Interest with respect to the Class A-3 Certificates, (v) the Class LA-4-1, Class LA-4-2, Class LA-4-3 and Class LA-4-4 Lower-Tier Interests shall be the Corresponding Uncertificated Lower-Tier Interests with respect to the Class A-4 Certificates, (vi) the Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7 and Class LA-1-A-8 Lower-Tier Interests shall be the Corresponding Uncertificated Lower-Tier Interests with respect to the Class A-1-A Certificates, (vii) the Class LC-1 and Class LC-2 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class C Certificates, (viii) the Class LD Lower-Tier Interest shall be the Corresponding Uncertificated Lower-Tier Interest with respect to the Class D Certificates and (ix) the Class LE-1 and Class LE-2 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class E Certificates), (x) the Class LF-1 and Class LF-2 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class F Certificates), (xi) the Class LG Lower-Tier Interests shall be the Corresponding Uncertificated Lower-Tier Interest with respect to the Class G Certificates); (xii) the Class LH-1 and Class LH-2 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class H Certificates) and (xiii) the Class LJ-1 and Class LJ-2 Lower-Tier Interests shall each be a Corresponding Uncertificated Lower-Tier Interest with respect to the Class J Certificates) (b) any Class A-SP Component, the Uncertificated Lower-Tier Interest that has an alphabetic or alphanumeric designation that, with the replacement of "L" with "A-SP-" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Class A-SP Component; and (c) any Class A-X Component, the Uncertificated Lower-Tier Interest that has an alphabetic or alphanumeric designation that, with the replacement of "L" with "A-X-" at the beginning of such designation, is the same as the alphabetic or alphanumeric, as applicable, designation for such Class A-X Component.


            "Crossed Group": Any group of Loans that is cross-defaulted and cross-collateralized with each other.


            "Crossed Loan": Any Loan which is cross-defaulted and cross-collateralized with any other Loan.


            "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all related Crossed Loans remaining in the Trust Fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Loans, together with the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the Loan-to-Value Ratio for any related Crossed Loans remaining in the Trust Fund determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Responsible Party is not greater than the least of (a) the Loan-to-Value Ratio for all such related Crossed Loans, together with the affected Crossed Loan, as set forth in the tables on Exhibit A-1 to the Prospectus Supplement, (b) the Loan-to-Value Ratio for all such related Crossed Loans, together with the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Responsible Party and (c) 75%, and (iii) the Trustee receives an Opinion of Counsel (at the expense of the related Responsible Party) to the effect that such repurchase or substitution will not result in the imposition of a tax on the Trust Fund or its assets, income or gain, cause the remaining Crossed Loans to have been significantly modified under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.


            "CSFB Loans": The mortgage loans transferred to the Depositor pursuant to the CSFB Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof pursuant to the CSFB Mortgage Loan Purchase Agreement.


            "CSFB Mortgage Loan Purchase Agreement": The agreement between the Depositor as purchaser and the CSFB Mortgage Loan Seller as seller, dated as of December 1, 2005, relating to the transfer of all of the CSFB Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on
Schedule II thereto.


            "CSFB Mortgage Loan Seller": Column Financial, Inc., a Delaware corporation, and its successors in interest.


            "Cure Event": The exercise by any Junior Loan Holder or any CBA B Loan Holder of the cure rights set forth in the related Intercreditor Agreement whether for one month, or for consecutive months in the aggregate.


            "Cure Payments": With respect to any Loan Combination, as to which the related Intercreditor Agreement provides that a Junior Loan Holder shall be entitled to cure a default under the related Loan, the payment that such Junior Loan Holder makes to the Master Servicer or the Special Servicer, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the Master Servicer or the Special Servicer (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest accrued thereon, Default Interest and any servicing compensation incurred with respect to the related Loan) during the period of time from the expiration of the grace period under such Loan until such Cure Payment is made or such other cure is otherwise effected.


            "Cut-off Date": Individually and collectively, the respective Due Dates for the Loans in December 2005, except that in the case of certain of the Mortgage Loans that have their first Due Date in January 2006, those Mortgage Loans will be considered part of the Trust Fund on the equivalent day of the month in December 2005 had their first Due Date been in December 2005.


            "Cut-off Date Principal Balance": With respect to any Loan or Junior Loan, the outstanding principal balance of such Loan or Junior Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.


            "Debt Service Coverage Ratio": With respect to any Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Loan (in the case of any Serviced Loan Combination, without regard to debt service due under the related Junior Loan(s)) during such period.


            "Default Interest": With respect to any Loan or Junior Loan (or any successor REO Loan with respect to either of the foregoing), any amounts collected thereon, other than late payment charges or prepayment consideration, that represent interest in excess of interest accrued on the principal balance of such Loan or Junior Loan (or such successor REO Loan) at the related Mortgage Rate, such excess interest arising out of a default thereunder.


            "Defaulted Loan": A Loan that is at least 60 days delinquent in respect of its Monthly Payments, or that is delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note or a Loan as to which any non-monetary event of default occurs that results in the Loan becoming a Specially Serviced Loan; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Loan has not been received.


            "Defaulting Party": As defined in Section 7.01(b).


            "Defeasance Collateral": As defined in Section 3.08.


            "Defeasance Loan": As defined in Section 3.08.


            "Defect": As defined in Section 2.02(e).


            "Deficient Valuation": With respect to any Loan (other than any Loan that constitutes part of a Loan Combination) or any Loan Combination, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding principal balance of such Loan or such Loan Combination, as the case may be, which valuation results from a proceeding initiated under the Bankruptcy Code.


            "Definitive Certificate": A Certificate issued in registered, definitive physical form.


            "Depositor": Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.


            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.


            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.


            "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.


            "Directing Certificateholder": The Controlling Class Certificateholder selected by the holders or beneficial owners of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Principal Balance, as certified by the Trustee from time to time, and as shall be evidenced by notice delivered by the Directing Certificateholder to the parties hereto and the prior Directing Certificateholder, if any; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Principal Balance of the Controlling Class shall be the Directing Certificateholder. The initial Directing Certificateholder will be ING Clarion Capital, LLC. No appointment of any Person as a Directing Certificateholder shall be effective until such Person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If no Person is appointed a Directing Certificateholder, the Master Servicer, the Special Servicer and the Trustee shall not be required to recognize the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Principal Balance of the Controlling Class as the Directing Certificateholder until such Controlling Class Certificateholder provides an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).


            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury regulations section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.


            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicer or the Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.


            "Distribution Account": The account, accounts or, subject to Section 3.04(j), sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which, subject to Section 3.04(j), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Distribution Account." Any such account or sub-account shall be an Eligible Account or, subject to Section 3.04(j), a sub-account of an Eligible Account.


            "Distribution Date": With respect to any month, the fourth Business Day after the Determination Date of such month, commencing in January 2006.


            "Due Date": With respect to (i) any Loan or Junior Loan, on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Loan or Junior Loan, after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Loan or Junior Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Loan or Junior Loan, as applicable, had been scheduled to be first due (without giving effect to any grace period).


            "Due Period": With respect to each Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.


            "EDGAR" The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.


            "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA-" by S&P (or "A-" if the short-term debt obligations thereof have a short-term rating of not less than "A-1" by S&P) and "Aa3" by Moody's, if the deposits are to be held in such account for more than 30 days, or the short-term debt obligations of which have a short-term rating of not less than "P-1" by Moody's and "A-1" by S&P, if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 or in the case of Moody's, the long-term unsecured debt obligations of such depository institution or trust company are rated at least "Baa3," and has corporate trust powers, acting in its fiduciary capacity, provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b), (iii) an account or accounts maintained with PNC so long as PNC (1) shall have a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from S&P specified in clause (i) above, (iv) an account or accounts maintained with KeyBank so long as KeyBank (1) shall have a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from Moody's and (2) has the appropriate rating from S&P specified in clause (i) above or (v) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.


            "Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.


            "Environmental Insurance Policy": With respect to any Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Loan or the related Mortgaged Property.


            "Environmental Insurer": The provider of insurance pursuant to any Environmental Insurance Policy.


            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.


            "Escrow Payment": Any payment received by the Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.


            "Euroclear": The Euroclear System.


            "Event of Default": One or more of the events described in Section 7.01(a).


            "Excess Interest": With respect to each of the ARD Loans or any successor REO Loan with respect thereto, interest accrued on such ARD Loan or REO Loan, as the case may be, and allocable to the Excess Rate. The Excess Interest is an asset of the Trust Fund, but shall not be an asset of any Trust REMIC.


            "Excess Interest Distribution Account": The trust account, accounts or, subject to Section 3.04(j), sub-account created and maintained by the Trustee, pursuant to Section 3.04(e), in trust for the Certificateholders, which, subject to Section 3.04(j), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Excess Interest Distribution Account" and which shall be an Eligible Account or, subject to Section 3.04(j), a sub-account of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of any Trust REMIC.


            "Excess Liquidation Proceeds": The excess, if any, of (a) the Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, net of (i) interest on any related Advances and (ii) any related Servicing Advances, over (b) the amount needed to pay off in full such Loan (or if such amount relates to a Loan Combination, the amount needed to pay off such Loan Combination) or the related REO Loan(s) and all amounts due with respect thereto.


            "Excess Liquidation Proceeds Account": The trust account, accounts or, subject to Section 3.04(j), sub-account created and maintained by the Trustee, pursuant to Section 3.04(f), in trust for the Certificateholders, which, subject to Section 3.04(j), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6." The Excess Liquidation Proceeds Account shall be an asset of the Lower-Tier REMIC. Any such account or, subject to Section 3.04(j), sub-account shall be an Eligible Account.


            "Excess Rate": With respect to each ARD Loan (and each REO Loan that relates to an ARD Loan) after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as initially set forth in the Mortgage Loan Schedule.


            "Excess Servicing Strip": With respect to any Loan or any successor REO Loan with respect thereto, the portion of the related Master Servicing Fee calculated at an annual rate equal to the excess, if any, of the related Master Servicing Fee Rate over .05% (5 basis points) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).


            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.


            "Exchange Act Report": The monthly Statement to Certificateholders to be filed with the Commission, under cover of the related form required by the Exchange Act.


            "Exemption Favored Party": Any of (i) Credit Suisse First Boston LLC, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R and Class V Certificates) that is investment grade rated by at least one Rating Agency.


            "Fair Value": As defined in Section 3.18(b).


            "FDIC": Federal Deposit Insurance Corporation or any successor.


            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.


            "Final Recovery Determination": A determination by the Special Servicer with respect to any Loan or Junior Loan that constitutes a Defaulted Loan or any REO Property that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.


            "Floating Rate Account": The account, accounts or, subject to
Section 3.04(j), sub-accounts created and maintained by the Trustee, pursuant to
Section 3.04(c), in trust for the Class A-2FL Certificateholders, which, subject to Section 3.04(j), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class A-2FL, Floating Rate Account." Any such account or sub-account shall be an Eligible Account or, subject to Section 3.04(j), a sub-account of an Eligible Account.


            "FNMA": Federal National Mortgage Association or any successor thereto.


            "GAAP": Generally Accepted Accounting Principles in the United
States.


            "Global Certificate": With respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.


            "Grantor Trust": The grantor trust as defined under Subpart E of
Part 1 of Subchapter J of the Code created hereunder.


            "Group 1 Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Loan Group No. 1, together with any other Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.


            "Group 2 Loan": Any Loan identified on the Mortgage Loan Schedule as belonging to Loan Group No. 2, together with any other Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.


            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.


            "Hypo": Hypo Real Estate Capital Corporation.


            "Hypo Loans": Collectively, the Loans transferred to the Depositor pursuant to the Hypo Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof.


            "Hypo Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Hypo Mortgage Loan Seller, dated as of December 1, 2005, relating to the transfer of the Hypo Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.


            "Hypo Mortgage Loan Seller": Hypo Real Estate Capital Corporation, a Delaware corporation and its successors in interest.


            "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, each Junior Loan Holder, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, any Junior Loan Holder, the Master Servicer, any Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, any Junior Loan Holder, the Master Servicer, any Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Junior Loan Holder, the Master Servicer, any Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, such Junior Loan Holder, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1.0% of the total assets of such Person.


            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Master Servicer or the Trust, delivered to the Trustee and the Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury regulations section 1.856-4(b)(5) (except that neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee and the Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).


            "Independent Director": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.


            "Initial Purchaser": Credit Suisse First Boston LLC, as initial purchaser of the Non-Registered Certificates.


            "Initial Resolution Period": As defined in Section 2.03(b).


            "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.


            "Institutional Lender/Owner": One or more of the following: (i) a bank, saving and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of clauses (i), (ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (B) is regularly engaged in the business of making or owning commercial loans or (v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause (i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses (i)-(iv) of the immediately preceding sentence, the most recent financial statements of such transferee.


            "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection) paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing Standard.


            "Insurance Policy": With respect to any Loan or Junior Loan (or any Mortgaged Property that secures a Loan or Junior Loan) or any REO Property acquired in respect of any Loan or Junior Loan, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, environmental insurance policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Loan or Junior Loan (or the related Mortgaged Property) or such REO Property, as the case may be.


            "Insured Environmental Event": As defined in Section 3.07.


            "Intercreditor Agreement": Any CBA Intercreditor Agreement or the One Madison Avenue Co-Lender Agreement, individually or collectively, as the case may be.


            "Interest Accrual Period": With respect to any Class of Regular Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest or any Uncertificated Lower-Tier Interest and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. With respect to the Class A-2FL Certificates for any Distribution Date will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the related Distribution Date; except that, if the Swap Agreement is terminated and not replaced or if there exists a continuing payment default by the Swap Counterparty under the Swap Agreement, then the Interest Accrual Period with respect to the Class A-2FL Certificates for any Distribution Date will be the same as the Interest Accrual Period for the Class A-2FL Regular Interest. Each Interest Accrual Period with respect to any Class of Regular Certificates (other than the Class A-2FL Certificates), the Class A-2FL Regular Interest or any Uncertificated Lower-Tier Interest shall be deemed for purposes of this definition to consist of 30 days. Each Interest Accrual Period with respect to the Class A-2FL Certificates shall be based upon the actual number of days in the related Interest Accrual Period; except that, if the Swap Agreement is terminated and not replaced or if there exists a continuing payment default by the Swap Counterparty under the Swap Agreement, then any Interest Accrual Period with respect to the Class A-2FL Certificates will also be deemed to consist of 30 days.


            "Interest-Only Certificates": Collectively, the Class A-X and Class A-SP Certificates.


            "Interest Reserve Account": The account, accounts or, subject to
Section 3.04(j), sub-accounts created and maintained by the Trustee, pursuant to
Section 3.28, in trust for the Certificateholders, which, subject to Section 3.04(j), shall be entitled "Wells Fargo Bank, N.A. [or name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Interest Reserve Account," and which shall be an Eligible Account or, subject to Section 3.04(j), a sub-account of an Eligible Account.


            "Interest Reserve Loan": Any Loan that accrues interest on an Actual/360 Basis (or any successor REO Loan with respect thereto).


            "Interest Shortfall Amount": As to any Distribution Date and the Class A-2FL Regular Interest or any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.


            "Interested Person": The Depositor, the Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.


            "Investment Account": As defined in Section 3.06(a).


            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.


            "Junior Loans": The One Madison Avenue Junior Loan and the CBA B Loans, collectively, each of which is subordinate in right of payment to the related A Loan.


            "Junior Loan Custodial Account": Each of the custodial accounts or, subject to Section 3.04(j), sub-accounts (none of which are included in the Trust Fund) created and maintained by the Master Servicer pursuant to Section
3.04 on behalf of the respective Junior Loan Holders. Each Junior Loan Custodial Account shall be maintained as an Eligible Account or, subject to Section 3.04(j), a sub-account of an Eligible Account.


            "Junior Loan Holder": Any holder of a Junior Loan or any successor REO Loan with respect thereto.


            "KeyBank": KeyBank National Association, a national banking association, and its successors in interest.


            "KeyBank Loans": Collectively, the Loans transferred to the Depositor pursuant to the KeyBank Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof.


            "KeyBank Mortgage Loan Purchase Agreement": The agreement between the Depositor and the KeyBank Mortgage Loan Seller, dated as of December 1, 2005, relating to the transfer of the KeyBank Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.


            "KeyBank Mortgage Loan Seller": KeyBank National Association, a national banking association and its successors in interest.


            "KRECM": KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, and its successors in interest.


            "Late Collections": With respect to any Loan or Junior Loan, all amounts (except Penalty Charges) received thereon during any Due Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Loan or Junior Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously received. With respect to any REO Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Loan or predecessor Junior Loan, as the case may be (without regard to any acceleration of amounts due under the predecessor Loan (or predecessor Junior Loan, as the case may be), by reason of default) on a Due Date in a previous Due Period and not previously received.


            "LIBOR": With respect to the Class A-2FL Certificates, the meaning given such term in the Swap Agreement.


            "Liquidation Event": With respect to any Loan or REO Property, any of the following events: (i) payment in full of such Loan; (ii) the making of a Final Recovery Determination with respect to such Loan or REO Property; (iii) the repurchase or replacement of such Loan by or on behalf of the related Responsible Party pursuant to Section 7 of the related Mortgage Loan Purchase Agreement; (iv) the purchase of such Loan or REO Property by the Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by a related Junior Loan Holder; (vi) the purchase of such Loan by a related mezzanine lender pursuant to the terms of any related intercreditor agreement; (vii) the sale or other liquidation of such REO Property hereunder; or (viii) the purchase of such Loan or REO Property by the Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01.


            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan or REO Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii) (so long as the Directing Certificateholder (rather than its assignee) or the Special Servicer (rather than its assignee) effects such purchase), (iv) (so long as such repurchase occurs within the applicable cure period set forth in the related Mortgage Loan Purchase Agreement, as extended), (v) (so long as such repurchase occurs within 90 days from the date when the related Loan has become a Specially Serviced Loan and notice thereof has been delivered to the related Junior Loan Holder that is entitled to purchase the related A Loan), or (vii) of the definition of Liquidation Proceeds or, in connection with the purchase of a Specially Serviced Loan by the Special Servicer or the actual purchase of a Loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement (so long as such repurchase occurs within 90 days from the date when the related Loan has become a Specially Serviced Loan).


            "Liquidation Fee Rate": As defined in Section 3.11.


            "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) actually received by the Trust, net of expenses, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan or Loan Combination (including in the case of any Loan Combination, the default of the related Loan or Junior Loan, as applicable, collectively), through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Loan by the Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (iv) the repurchase of a Loan by or on behalf of the related Responsible Party pursuant to Section 7 of the related Mortgage Loan Purchase Agreement; (v) in the case of any Loan Combination for which the related Intercreditor Agreement so provides, the purchase of the related A Loan by any related Junior Loan Holder; (vi) the purchase of any Loan or Loan Combination by a related mezzanine lender; or (vii) the purchase of all Loans by Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01.


            "Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Loan that becomes a Specially Serviced Loan, which does not include any Junior Loan. As used herein, the term "Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.


            "Loan Agreement": With respect to any Loan, Junior Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Loan, Junior Loan was made.


            "Loan Combination": With respect to any A Loan, such A Loan and the related Junior Loan(s), collectively.


            "Loan Documents": With respect to each Loan, Junior Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, any cash management agreement, any ground lease, any letters of credit, escrow or reserve account information relating to the Additional Collateral Loans, any UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Loan, Junior Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.


            "Loan Group": Either of Loan Group No. 1 or Loan Group No. 2.


            "Loan Group No. 1": Collectively, all of the Loans that are Group 1 Loans and any successor REO Loans with respect thereto.


            "Loan Group No. 2": Collectively, all of the Loans that are Group 2 Loans and any successor REO Loans with respect thereto.


            "Loan-to-Value Ratio": With respect to any Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Loan (or, in the case of each Serviced Loan Combination, of such Serviced Loan Combination (exclusive of any related Junior Loan(s)) at the time of determination, and the denominator of which is the Appraised Value of the related Mortgaged Property.


            "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person (and not the Trust) may be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.


            "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.


            "Lower-Tier Principal Amount": With respect to any Uncertificated Lower-Tier Interest, as of any date of determination, a principal amount equal to the Original Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest as specified in the Preliminary Statement hereto, as such principal amount may be permanently reduced (to not less than zero) on each Distribution Date coinciding with or preceding such date of determination by (i) any deemed distributions of principal with respect to such Uncertificated Lower-Tier Interest on the subject Distribution Date pursuant to Section 4.01 and (ii) any Collateral Support Deficit allocated to such Uncertificated Lower-Tier Interest on the subject Distribution Date pursuant to Section 4.04.


            "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Loans (exclusive of any Broker Strip Interest and Excess Interest thereon), any REO Property with respect thereto (exclusive of any interest therein that a Junior Loan Holder may have), such amounts (exclusive of any Broker Strip Interest and Excess Interest) as shall from time to time be held in the Collection Account, the Interest Reserve Account, an REO Account (exclusive of any such amounts that are allocable to a Junior Loan), if any, and the Distribution Account, and except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in the Upper-Tier REMIC or designated as a grantor trust asset in the Preliminary Statement hereto.


            "Lower-Tier Remittance Rate": With respect to any Uncertificated Lower-Tier Interest, for any Distribution Date, the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.


            "MAI": Member of the Appraisal Institute.


            "Management Agreement": With respect to any Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.


            "Manager": With respect to any Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.


            "Master Servicer": KRECM, or any successor master servicer appointed as provided herein.


            "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date, commencing in January 2006.


            "Master Servicing Fee": With respect to each Loan (and any successor REO Loan with respect thereto), the fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a), computed on the same basis and in the same manner as interest is computed on the related Loan. For the avoidance of doubt, the parties acknowledge that a Master Servicer Fee shall not accrue or be payable with respect to any Junior Loan (or any successor REO Loan with respect thereto).


            "Master Servicing Fee Rate": With respect to the Master Servicer and each Loan, Specially Serviced Loan, and REO Loan, a rate equal to .01% (one basis point) per annum computed on the same basis and in the same manner as interest is computed on the related Loan.


            "Material Breach": As defined in Section 2.03(b).


            "Material Document Defect": As defined in Section 2.03(b).


            "Maturity Date": With respect to any Loan or Junior Loan, as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan or Junior Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or (iii) any modification, waiver or amendment of such Loan or Junior Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to
Section 3.20 occurring prior to such date of determination.


            "Mezzanine Loan": Any loan constituting "Mezzanine Debt," a "Mezzanine Loan" or "Future Mezzanine Debt" as identified in Exhibit C-2 hereto.


            "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.


            "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the Holder or obligee thereof.


            "Midland": Midland Loan Services, Inc.


            "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates and the Class A-2FL Regular Interest, an amount of interest equal to (a) the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Class pursuant to Section 4.05(a). As to any Distribution Date and any Uncertificated Lower-Tier Interest, an amount of interest equal to (a) the Uncertificated Accrued Interest Amount for such Uncertificated Lower-Tier Interest for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Uncertificated Lower-Tier Interest pursuant to Section 4.05(b). As to any Distribution Date and any Component of the Class A-X or Class A-SP Certificates, an amount of interest equal to (a) the Accrued Component Interest Amount for such Component for such Distribution Date, reduced (to not less than zero) by (b) that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Component pursuant to Section 4.05(a).


            "Monthly Payment": With respect to any Loan (other than any REO
Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20), without regard to any acceleration of principal of such Loan by reason of a default thereunder. With respect to an REO Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.


            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.


            "Mortgage": With respect to any Loan or Junior Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.


            "Mortgage File": With respect to any Loan, the following documents on a collective basis:

                  (i) the original Note (or a lost note affidavit with a
            customary indemnification provision), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, without recourse, representation or warranty, express or implied";

                  (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6";

                  (iv) an original, counterpart or copy of any related
            Assignment of Leases (if such item is a document separate from the Mortgage) and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases
            (if such item is a document separate from the Mortgage), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6," which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan (provided that such omnibus assignment is effective and in recordable form under applicable law);

                  (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator to the applicable Mortgage Loan Seller;

                  (vii) an original assignment of any related Security Agreement
            (if such item is a document separate from the Mortgage), from the applicable Mortgage Loan Seller (or the applicable Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6," which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan (provided that such omnibus assignment is effective under applicable law);

                  (viii) originals or copies of all (A) assumption agreements,
            (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company or interim binder that is marked as binding and countersigned by the title company), insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Loan;

                  (x) the original or a counterpart of any guaranty of the
            obligations of the Borrower under the Loan;

                  (xi) UCC acknowledgement, certified or other copies of all UCC
            Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording (including the filing number or other similar filing information) acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof) sufficient to perfect (and maintain the perfection of) the security interest held by the related Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the related Mortgaged Property, and original UCC Financing Statement assignments, in a form suitable for filing or recording, sufficient to assign each such UCC Financing Statement to the Trustee;

                  (xii) the original or copy of the power of attorney (with
            evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

                  (xiii) with respect to any debt of a Borrower or mezzanine borrower permitted under the related Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents, and a copy of the Note relating to such other debt (if such other debt is also secured by the related Mortgage);

                  (xiv) with respect to any Cash Collateral Accounts and
            Lock-Box Accounts, an original or copy of any related account control agreement;

                  (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box Agreement or Cash Collateral Account Agreement (if separate from the related Mortgage and Loan Agreement);

                  (xvi) the originals of letters of credit, if any, relating to the Loans and amendments thereto which entitle the Trust to draw thereon; provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the Master Servicer and copies thereof shall be delivered to the Trustee;

                  (xvii) any related environmental insurance policies and any environmental guarantees or indemnity agreements or copies thereof;

                  (xviii) originals or copies of the ground lease and ground lease estoppels, if any, and any originals or copies of amendments, modifications or extensions thereto, if any;

                  (xix) the original or copy of any property management
            agreement;

                  (xx) without duplication with clause (xiii) above, a copy of the mortgage note evidencing the related Junior Loan, if any;

                  (xxi) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

                  (xxii) the checklist of the related Loan Documents that is included in the Mortgage File for the related Loan; and

                  (xxiii) any additional documents required to be added to the
            Mortgage File pursuant to this Agreement.


            Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.


            "Mortgage Interest Accrual Period": With respect to any Loan, the period during which interest accrues pursuant to the related Note.


            "Mortgage Loan Originator": Any institution that originated a Loan.


            "Mortgage Loan Purchase Agreement": Any of the CSFB Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, the Hypo Mortgage Loan Purchase Agreement or the PNC Mortgage Loan Purchase Agreement.


            "Mortgage Loan Schedule": The list of Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each
Loan:

            (i) the loan number (as specified in Annex A to the Prospectus Supplement);

            (ii) the property name;

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at the Cut-off Date;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi) the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Loan, the Anticipated Repayment Date;

            (ix) the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

            (xii) the Loan interest accrual method;

            (xiii) the total of the Trustee Fee Rate, any applicable Primary Servicing Fee Rate and the Master Servicing Fee Rate, and the applicable Broker Strip Rate, if any;

            (xiv) the Due Date;

            (xv) whether such loan is an ARD Loan;

            (xvi) whether the Loan is subject to lockout/defeasance;

            (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, if the loan documents require such insurance;

            (xviii) whether such Loan has the benefit of an Environmental Insurance Policy;

            (xix) whether such Loan is secured by the related Borrower's interest in ground leases;

            (xx) which Loan Group includes such Loan; and

            (xxi) whether such Loan is secured by a letter of credit.


            Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.


            "Mortgage Loan Seller": Any of (i) the CSFB Mortgage Loan Seller,
(ii) the KeyBank Mortgage Loan Seller, (iii) the Hypo Mortgage Loan Seller and
(iv) the PNC Mortgage Loan Seller.


            "Mortgage Pool": All of the Loans and any successor REO Loans with respect thereto, collectively, as of any particular date of determination. The Mortgage Pool shall not include any Junior Loan.


            "Mortgage Rate": With respect to: (i) any Loan or Junior Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Loan or Junior Loan, as the case may be, from time to time in accordance with the related Note and applicable law; (ii) any Loan or Junior Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Loan or Junior Loan, as the case may be, had remained outstanding. For the avoidance of doubt, for purposes of calculating the Net Mortgage Rate in connection with the Weighted Average Net Mortgage Pass-Through Rate, the Mortgage Rate for any Loan whose interest rate is changed will be the Mortgage Rate of such Loan without taking into account any change in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out or modification by the Special Servicer or the Master Servicer.


            "Mortgaged Property": The underlying real property (including any REO Property) that secures a Loan or Loan Combination, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.


            "Net Investment Earnings": With respect to the Collection Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or any REO Account, for any period beginning on a Distribution Date and ending on the following Master Servicer Remittance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in such account in accordance with Section 3.06.


            "Net Investment Loss": With respect to the Collection Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or any REO Account for any period beginning on a Distribution Date and ending on the following Master Servicer Remittance Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with
Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds in such account; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company at which such Investment Account is maintained, so long as such depositary institution or trust company (a) satisfied the qualifications set forth in the definition of "Eligible Account" both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (b) is not the same Person as the Person that made the relevant investment.


            "Net Mortgage Pass-Through Rate":

            (a) With respect to any Loan (or any successor REO Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Original Net Mortgage Rate for such Loan; and

            (b) With respect to any Loan (or any successor REO Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate generally equal to twelve times a fraction, expressed as a percentage:

            (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest Accrual Period, multiplied by (b) the Stated Principal Balance of such Loan (or such REO Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Original Net Mortgage Rate for such Loan; and

            (2) the denominator of which is the Stated Principal Balance of such Loan (or such REO Loan) immediately preceding that Distribution Date.


            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2005, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Withheld Amounts with respect to the subject Loan (or REO Loan) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2005, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Withheld Amounts with respect to the subject Loan (or REO Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.


            "Net Mortgage Rate": With respect to any Loan, Junior Loan or REO Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate then in effect, minus the sum of the related Master Servicing Fee Rate (if any), the related Primary Servicing Fee Rate (if any), the related Broker Strip Rate (if any) and the Trustee Fee Rate.


            "Net Operating Income": With respect to any Mortgaged Property, for any Borrower's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan or Loan Combination, as applicable.


            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.


            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.


            "Nonrecoverable P&I Advance": The portion of any P&I Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Loan which, in the judgment (exercised in accordance with the Servicing Standard in the case of the judgment of the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Loan. In making any recoverability determination as to a P&I Advance, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall be entitled to consider (among other things) the obligations of the Borrower under the terms of the related Loan or Loan Combination as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current condition and occupancy, as modified by such Person's assumptions (in the case of the Master Servicer or Special Servicer, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate and consider (in the case of the Master Servicer or Special Servicer, consistent with the Servicing Standard) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determination (but not reverse any other such Person's determination that a P&I Advance is non-recoverable) at any time and may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Master Servicer, the Special Servicer and the Trustee (but this statement shall not be construed to entitle any such Person to reverse any other such Person's determination that a P&I Advance is non-recoverable). The determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in the case of the Trustee, and (iv) in each case, to the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, provided that the P&I Advance involves a Serviced Loan Combination and the certifying party has actual knowledge of the identity thereof, the related Junior Loan Holder(s) (or, in the case of a Junior Loan that is part of a rated commercial mortgage securitization, to the related master servicer) Such Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer, or the Trustee, as the case may be, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance or, depending on the timing of payment, subject to Section 3.03(c), paid out of the Collection Account). The Trustee shall be entitled to conclusively rely on the Master Servicer's determination that a P&I Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is nonrecoverable.


            "Nonrecoverable Servicing Advance": The portion of any Servicing Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Property which, in the judgment (exercised in accordance with the Servicing Standard in the case of the judgment of the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Property. In making any recoverability determination as to a Servicing Advance, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall be entitled to consider (among other things) the obligations of the Borrower under the terms of the related Loan or Loan Combination as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current condition and occupancy, as modified by such Person's assumptions (in the case of the Master Servicer or Special Servicer, consistent with the Servicing Standard)regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate and consider (among other things) future expenses and to estimate and consider (in the case of the Master Servicer or Special Servicer, consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determination (but not reverse any other such Person's determination that a Servicing Advance is non-recoverable) at any time and may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Master Servicer, the Special Servicer and the Trustee (but this statement shall not be construed to entitle any such Person to reverse any other such Person's determination that a Servicing Advance is non-recoverable). The determination by the Master Servicer, the Special Servicer or the Trustee that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, provided that the Servicing Advance involves a Serviced Loan Combination and the certifying party has actual knowledge of the identity thereof, the related Junior Loan Holder(s) (or, in the case of a Junior Loan that is part of a rated commercial mortgage securitization, to the related master servicer). Such Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance or, depending on the timing of payment, subject to Section 3.03(c), paid out of the Collection Account). The Trustee will be entitled to conclusively rely on the Master Servicer's determination that a Servicing Advance is nonrecoverable. The Master Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance.


            "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-SP, Class A-X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R and Class V Certificates will constitute Non-Registered Certificates.


            "Non-United States Tax Person": Any Person other than a United States Tax Person.


            "Note": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Loan or Junior Loan, as the case may be, together with any rider, addendum or amendment thereto.


            "NRSRO": A nationally recognized statistical rating organization as the term is used in federal securities laws.


            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer as the case may be, or a Responsible Officer of the Trustee.


            "One Madison Avenue Co-Lender Agreement": The agreement between noteholders dated as of December 22, 2005 between the holder of the One Madison Avenue Loan and the One Madison Avenue Junior Loan.


            "One Madison Avenue Controlling Holder": As of any date of determination, the then "Controlling Holder" under the One Madison Avenue Co-Lender Agreement.


            "One Madison Avenue Cure Event": A "Cure Event" under the One Madison Avenue Co-Lender Agreement.


            "One Madison Avenue Junior Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the One Madison Avenue Property as the One Madison Avenue Loan, has a Cut-off Date Principal Balance of $50,000,000 and is evidenced by a Note designated "Note B." The One Madison Avenue Junior Loan is not a "Loan" hereunder.


            "One Madison Avenue Junior Loan Holder": The holder of the One Madison Avenue Junior Loan or any successor REO Loan with respect thereto.


            "One Madison Avenue Loan": With respect to the One Madison Avenue Total Loan, the mortgage loan, with a Cut-off Date Principal Balance of $205,135,976, that is included in the Trust Fund and secured by a Mortgage on the One Madison Avenue Property. The One Madison Avenue Loan is a "Loan."


            "One Madison Avenue Property": The Mortgaged Property identified on the Mortgage Loan Schedule as "One Madison Avenue."


            "One Madison Avenue Specially Designated Servicing Actions": Any of the actions referred to in subclauses (i) through (xvii) of clause (B) of
Section 20(b) of the One Madison Avenue Co-Lender Agreement with respect to the One Madison Avenue Total Loan or any One Madison Avenue REO Property.


            "One Madison Avenue Total Loan": The One Madison Avenue Loan and the One Madison Avenue Junior Loan, collectively.


            "One Madison Avenue Triggering Event of Default": A "Purchase Trigger" under the One Madison Avenue Co-Lender Agreement.


            "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) the qualification of the Grantor Trust as a grantor trust or (d) the resignation of the Depositor, the Master Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is in fact Independent of the Depositor, the Master Servicer or the Special Servicer, as applicable.


            "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date. As to any Distribution Date and any Uncertificated Lower-Tier Interest, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Uncertificated Lower-Tier Interest for such Distribution Date. As to any Distribution Date and any Component of the Class A-X or Class A-SP Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Component for such Distribution Date.


            "Original Class Notional Amount": With respect to any Class of Interest-Only Certificates, the initial aggregate notional balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.


            "Original Class Principal Balance": With respect to the Class A-2FL Regular Interest or any Class of Sequential Pay Certificates (other than the Class A-2FL Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto; and with respect to the Class A-2FL Certificates, $150,000,000.


            "Original Lower-Tier Principal Amount": With respect to any Uncertificated Lower-Tier Interest, the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.


            "Original Net Mortgage Rate": With respect to any Loan, the Net Mortgage Rate in effect for such Loan as of the Closing Date (or, in the case of any Loan substituted in replacement of another Loan pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, as of the date of substitution).


            "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Loan.


            "Origination Required Insurance Amounts": As defined in Section 3.07(h).


            "OTS": The Office of Thrift Supervision or any successor thereto.


            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.


            "P&I Advance": As to any Loan (or any successor REO Loan with respect thereto), any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.


            "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day immediately prior thereto.


            "Pass-Through Rate": With respect to each Class of Certificates and the Class A-2FL Regular Interest, the respective per annum rate listed below:


Class A-1:                  Class A-1 Pass-Through Rate
Class A-2FX:                Class A-2FX Pass-Through Rate
Class A-2FL Regular         Class A-2FL Regular Interest
Interest:                   Pass-Through Rate
Class A-2FL:                Class A-2FL Pass-Through Rate
Class A-3:                  Class A-3 Pass-Through Rate
Class A-4:                  Class A-4 Pass-Through Rate
Class A-1-A:                Class A-1-A Pass-Through Rate
Class A-M:                  Class A-M Pass-Through Rate
Class A-J:                  Class A-J Pass-Through Rate
Class A-X:                  Class A-X Pass-Through Rate
Class A-SP:                 Class A-SP Pass-Through Rate
Class B:                    Class B Pass-Through Rate
Class C:                    Class C Pass-Through Rate
Class D:                    Class D Pass-Through Rate
Class E:                    Class E Pass-Through Rate
Class F:                    Class F Pass-Through Rate
Class G:                    Class G Pass-Through Rate
Class H:                    Class H Pass-Through Rate
Class J:                    Class J Pass-Through Rate
Class K:                    Class K Pass-Through Rate
Class L:                    Class L Pass-Through Rate
Class M:                    Class M Pass-Through Rate
Class N:                    Class N Pass-Through Rate
Class O:                    Class O Pass-Through Rate
Class P:                    Class P Pass-Through Rate
Class Q:                    Class Q Pass-Through Rate

            "Penalty Charges": With respect to any Loan, Junior Loan or REO Loan, any amounts actually collected thereon from the Borrower that represent late payment charges or Default Interest.


            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest equal to the denomination of such Certificate, as set forth on the face thereof, divided by the initial Class Principal Balance (or, in the case of a Class of Interest-Only Certificates, the Class Notional Amount) of such Class of Certificates as of the Closing Date. With respect to a Class V or Class R Certificate, the percentage interest as set forth on the face thereof.


            "Performance Certification": As defined in Section 3.26.


            "Performing Party": As defined in Section 3.26.


            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America, provided such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

            (ii) time deposits, unsecured certificates of deposit or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (i) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (ii) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

            (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

            (vii) any other demand, money market or time deposit, obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of then-current rating of the Certificates that are currently being rated by such Rating Agency;


      provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index and must have a predetermined fixed dollar of principal due at maturity that cannot vary or change.


            "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.


            "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.


            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


            "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code.


            "PNC": PNC Bank, National Association a national banking association, and its successors in interest.


            "PNC Loans": Collectively, the Loans transferred to the Depositor pursuant to the PNC Mortgage Loan Purchase Agreement and identified on Schedule II thereto, together with any mortgage loans substituted in replacement thereof.


            "PNC Mortgage Loan Purchase Agreement": The agreement between the Depositor and the PNC Mortgage Loan Seller, dated as of December 1, 2005, relating to the transfer of the PNC Mortgage Loan Seller's right, title and interest in and to the mortgage loans identified on Schedule II thereto.


            "PNC Mortgage Loan Seller": PNC Bank, National Association, a national banking association and its successors in interest.


            "Prepayment Assumption": With respect to all Loans, the assumption that all payments required to be made on such Loans according to their contractual terms (including repayment in full on their respective Maturity Dates) are so made; provided that, in the case of ARD Loans, it is further assumed that such ARD Loans will be fully prepaid on their related Anticipated Repayment Dates.


            "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.


            "Prepayment Interest Excess": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or the Special Servicer for application to such Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest (net of related Master Servicing Fees and any related Primary Servicing Fees payable therefrom and net of any Broker Strip Interest included therein) accrued at the Mortgage Rate for such Loan on the amount of such Principal Prepayment or, insofar as these represent an early collection of principal, such Insurance and Condemnation Proceeds after the end of the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loan, to the extent such interest is collected by or remitted to the Master Servicer or the Special Servicer.


            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or the Special Servicer for application to such Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest (net of related Master Servicing Fees and any related Primary Servicing Fees payable therefrom and net of any Broker Strip Interest included therein) that would have accrued at the Mortgage Rate for such Loan, on the amount of such Principal Prepayment or, insofar as these represent an early collection of principal, such Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the subject Loan and ending on (and including) the day immediately preceding such Due Date.


            "Primary Servicer": KRECM, Midland, Hypo or any other subservicer specifically identified as a "Primary Servicer" hereunder or in a Sub-Servicing Agreement dated as of December 1, 2005 between the Master Servicer and such subservicer, in its capacity as a primary servicer, or any successors thereto. Notwithstanding any other provision herein to the contrary, KRECM as the initial Master Servicer shall be a "Primary Servicer" hereunder and no Sub-Servicing Agreement shall be required with respect to such Primary Servicer.


            "Primary Servicing Agreement": Each of the Sub-Servicing Agreements dated as of December 1, 2005, by and between the Master Servicer and a Primary Servicer.


            "Primary Servicing Fee": With respect to each Loan (and any successor REO Loan with respect to any of the foregoing), the fee payable to the related Primary Servicer under the Primary Servicing Agreement or to the Master Servicer pursuant to Section 3.11(a), based on the Primary Servicing Fee Rate and computed on the same basis and in the same manner as interest is computed on the related Loan. For the avoidance of doubt, the parties acknowledge that a Primary Servicing Fee shall not accrue or be payable with respect to any CBA B Loan.


            "Primary Servicing Fee Rate": With respect to: each Loan (and any successor REO Loan with respect thereto), a rate per annum as set forth in the Mortgage Loan Schedule attached hereto as Exhibit B under the column heading "Administrative (Trustee Servicing) Fee," net of the Trustee Fee Rate and the Master Servicing Fee Rate and the applicable Broker Strip Rate, if any.


            "Principal Distribution Adjustment Amount": As to any Distribution Date, the sum of (i) the amount of any Nonrecoverable Advance and interest thereon that was reimbursed to the Master Servicer or the Trustee and that was deemed to have been reimbursed out of principal collections that would otherwise constitute part of the Principal Distribution Amount and (ii) any Workout-Delayed Reimbursement Amount and interest thereon that was reimbursed to the Master Servicer or the Trustee and that was deemed to have been reimbursed out of principal collections that would otherwise constitute part of the Principal Distribution Amount, in each case, with interest on such Advance, during the period since the preceding Distribution Date.


            "Principal Distribution Amount": As to any Distribution Date (other than the final Distribution Date), an amount equal to the total, without duplication, of the following: (i) all payments of principal, including voluntary Principal Prepayments and the principal portion of any Cure Payments, received by or on behalf of the Trust with respect to the Loans (but not in respect of any Junior Loan) during the related Due Period, exclusive of any portion of those payments that represents a late collection of principal for which an Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Due Date for the related Loan in December 2005 or on a Due Date for the related Loan subsequent to the end of the related Due Period, (ii) the principal portion of all Monthly Payments received by or on behalf of the Trust with respect to the Loans (but not in respect of any Junior Loan) prior to, but that are due during, the related Due Period, (iii) all other collections, including Liquidation Proceeds and Insurance and Condemnation Proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Loans (but not in respect of any Junior Loan) or any related REO Properties during the related Due Period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Loan (but not in respect of any Junior Loan) or, in the case of an REO Property, of the related REO Loan (but not an REO Loan in respect of a predecessor Junior Loan), in each case net of any portion of the particular collection that represents a late collection of principal for which an Advance of principal was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Due Date for the related Loan in December 2005, and (iv) all Advances of principal made with respect to the Mortgage Pool for that Distribution Date; provided that if any Insurance and Condemnation Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Loan or REO Property during the related Due Period, then that portion, if any, of the aggregate amount described in clause (i) through (iv) above that is specifically attributable to such Loan or REO Property, shall be reduced to not less than zero by any Special Servicing Fees or Liquidation Fees payable in connection therewith. For the final Distribution Date, an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final Distribution Date.


            Notwithstanding the foregoing, (i) the Principal Distribution Amount for any Distribution Date will be reduced by the Principal Distribution Adjustment Amount for such Distribution Date; and (ii) the Principal Distribution Amount will be increased by the amount of any recovery occurring during the related Due Period of an amount that was previously advanced with respect to a Loan, but only if and to the extent such Advance was previously reimbursed from principal collections that would otherwise have constituted part of the Principal Distribution Amount for a prior Distribution Date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior Distribution Date.


            Any determination of the portion of the Principal Distribution Amount that is attributable to Loan Group 1 or Loan Group 2 (as contemplated by
Section 4.01) shall take account of Section 1.05.


            "Principal Prepayment": Any payment of principal made by the Borrower on a Loan that is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.


            "Privileged Person": Each holder of a Certificate, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, each Junior Loan Holder, any Person identified to the Trustee as a Certificate Owner or prospective purchaser of a Certificate upon receipt from such Certificate Owner or prospective purchaser of an investor certification (which may be in electronic form), the form of which is attached hereto as
Exhibit I, and any other Person designated by the Depositor. The Trustee shall (and the Master Servicer may) provide all Privileged Persons with access to certain restricted information on its Website (in the case of any Certificate Owner or prospective purchaser, upon receipt of such investor certification) through the use of a restricted mechanism on its Website.


            "Prospectus": The Prospectus dated October 14, 2005, as supplemented by the Prospectus Supplement.


            "Prospectus Supplement": The Prospectus Supplement dated December 14, 2005, relating to the offering of the Public Certificates.


            "PTCE": A prohibited transaction class exemption, as issued by the United States Department of Labor.


            "PTE": A prohibited transaction exemption, as issued by the United States Department of Labor.


            "Purchase Price": With respect to any Loan to be purchased (a) by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement, (b) by the Directing Certificateholder pursuant to Section 3.18(b), the Special Servicer pursuant to
Section 3.18(c), or an assignee of either thereof, in any case, pending a determination of Fair Value, (c) with respect to any Loan Combination, if the related Intercreditor Agreement so provides for a purchase option, by any Junior Loan Holder or (d) by the holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01, a price equal to the sum of the following:

            (i) the outstanding principal balance of such Loan as of the date of purchase (and, if the Loan that is being purchased is part of a Loan Combination and a related Junior Loan Holder has previously made a Cure Payment, the outstanding principal balance as reduced by the principal portion of such Cure Payment);

            (ii) all accrued and unpaid interest on such Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase (which includes unpaid Master Servicing Fees and Primary Servicing Fees) and all related Special Servicing Fees;

            (iii) all related unreimbursed Servicing Advances (and any related Servicing Advances reimbursed by the Trust Fund out of general collections on the Mortgage Pool) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

            (iv) if such Loan is being repurchased by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement following the expiration of the applicable cure period (as it may be extended), the amount of the Liquidation Fee payable to the Special Servicer;

            (v) if such Loan is being purchased by a Junior Loan Holder pursuant to the related Intercreditor Agreement following 90 days from the related Loan becoming a Specially Serviced Loan, the amount of the Liquidation Fee payable to the Special Servicer; and

            (vi) if such Loan is being purchased by or on behalf of a Responsible Party pursuant to or as contemplated by Section 7 of the related Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred (whether paid or then owing) by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, without duplication of any amounts described above in this definition, any realized losses and Trust Fund expenses incurred prior to such purchase date with respect to such Loan and/or (if applicable) its related Junior Loan.


            With respect to any Defaulted Loan to be purchased by the Directing Certificateholder (or any assignee thereof) or the Special Servicer pursuant to
Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Loan. With respect to any REO Property to be sold pursuant to Section 3.18(e), the amount calculated in accordance with the second preceding sentence of this definition in respect of the related REO Loan(s).


            "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.


            "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.


            "Qualified Insurer": (i) With respect to any Loan, Junior Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and a minimum claims paying ability rating of at least "A3" by Moody's (if then rated by Moody's) and "A" by S&P, (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to
Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's (if then rated by Moody's) and "A" by S&P or, in the case of clauses (i) and (ii), such other rating as each such Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw any then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.


            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Loan; (iii) have the same Due Date as the deleted Loan; (iv) accrue interest on the same basis as the deleted Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Loan; (x) be determined by an Opinion of Counsel (at the applicable Responsible Party's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Responsible Party); (xiii) have been approved by the Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years after the Closing Date; and (xv) not be substituted for a deleted Loan if it would result in the termination of the REMIC status of any Trust REMIC established under this Agreement or the imposition of tax on any such Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more deleted Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause
(ii) above (provided that no Net Mortgage Rate shall be less than the Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Loan, the applicable Responsible Party shall certify that such mortgage loan meets all of the requirements of the above definition and shall send such certification to the Trustee.


            "Rated Final Distribution Date": As to each Class of Sequential Pay Certificates, other than the Class Q Certificates, the Distribution Date occurring in December 2040.


            "Rating Agency": Each of S&P and Moody's or their successors in interest. If any of such rating agencies or any successor thereto ceases to remain in existence, "Rating Agency" shall be deemed to refer to any other NRSRO, or other comparable Person, designated by the Depositor to replace the rating agency that has ceased to exist. Notice of such designation shall be given to the Trustee and the Master Servicer, and the specific ratings of S&P and Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.


            "Record Date": With respect to any Distribution Date other than the first Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs, and, with respect to the first Distribution Date, the Closing Date.


            "Reference Rate": With respect to any Distribution Date from and including the January 2006 Distribution Date to and including the May 2016 Distribution Date, the corresponding rate per annum set forth on Exhibit K hereto.


            "Registered Certificate": Any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2FX, Class A-2FL, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates constitute Registered Certificates.


            "Regular Certificate": Any Sequential Pay Certificate or Interest-Only Certificate.


            "Regulation S": Regulation S under the Securities Act.


            "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.


            "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.


            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" Section of The Wall Street Journal (or, if such Section or publication is no longer available, such other comparable publication as is determined by the Trustee in its sole discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.


            "Release Date": With respect to any Class of Non-Registered Certificates (other than the Class R and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.


            "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Sequential Pay Certificates (exclusive of the Class A Sequential Pay Certificates), the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date to all Classes of Sequential Pay Certificates (including the Class A Sequential Pay Certificates) senior to the subject Class.


            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).


            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.


            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.


            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders and any related Junior Loan Holder(s), which shall be entitled "[name of Special Servicer], as Special Servicer, in trust for Wells Fargo Bank, N.A., as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C6, and any related Junior Loan Holder(s), as their interests may appear, REO Account." Any such account or accounts shall be an Eligible Account.


            "REO Acquisition": With respect to any Loan, the acquisition by the Trust Fund of REO Property related to such Loan.


            "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.


            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(e).


            "REO Extension": As defined in Section 3.16(a).


            "REO Loan": Any Loan or Junior Loan deemed to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Loan or Junior Loan, as the case may be, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Loan or Junior Loan, as the case may be). Each REO Loan shall be deemed to have an initial outstanding principal balance and, if applicable, Stated Principal Balance equal to the outstanding principal balance and, if applicable, Stated Principal Balance, respectively, of its predecessor Loan or Junior Loan, as applicable, as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Loan or Junior Loan, as applicable, as of the related REO Acquisition Date, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, any Special Servicer or the Trustee, as applicable, in respect of the predecessor Loan or Junior Loan as of the related REO Acquisition Date, including, without limitation, any unpaid Special Servicing Fees and Master Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Trustee in respect of such Advances in accordance with
Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the relevant party hereunder in respect of an REO Loan. In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to an REO Loan (including interest accrued thereon), in each case, that were paid from general collections on the Mortgage Pool and resulted in principal distributed to the Certificateholders being reduced shall be deemed outstanding until recovered. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid Advances, Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts with respect to such REO Loan (in the case of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that were paid from general collections of principal on the Mortgage Pool and resulted in principal distributed to the Certificateholders being reduced), Primary Servicing Fees and Master Servicing Fees and related interest due the Master Servicer or the Trustee; second, as a recovery of any remaining accrued and unpaid interest on such REO Loan at the related Net Mortgage Rate to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, prepayment consideration and Penalty Charges.


            "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee or its nominee for the benefit of the Certificateholders (or, in the case of a Mortgaged Property securing a Serviced Loan Combination, for the benefit of the Certificateholders and the related Junior Loan Holder(s), as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan or a Loan Combination.


            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.


            "Request for Release": A release signed by a Servicing Officer of the Master Servicer or the Special Servicer as applicable, in the form of Exhibit D attached hereto.


            "Requesting Subordinate Certificateholder": The Holder of any of the Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificates, that delivers notice to the Trustee, the Master Servicer and the Special Servicer indicating that such Holder is a "Requesting Subordinate
Certificateholder."


            "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President or trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.


            "Responsible Party": As to the specified Loans, the indicated party:
(a) in the case of the CSFB Loans, the CSFB Mortgage Loan Seller; (b) in the case of the PNC Loans, the PNC Mortgage Loan Seller; (c) in the case of the KeyBank Loans, the KeyBank Mortgage Loan Seller; and (d) in the case of the Hypo Loans, the Hypo Mortgage Loan Seller.


            "Restricted Master Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Comparative Financial Status Report, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA Financial File, the Asset Status Report and CMSA NOI Adjustment Worksheet.


            "Revised Rate": With respect to the ARD Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable ARD Loan, as calculated and as set forth in the related ARD Loan.


            "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.


            "Sarbanes Act": As defined in Section 3.26.


            "Sarbanes-Oxley Certification": As defined in Section 3.26.


            "Securities Act": The Securities Act of 1933, as amended.


            "Security Agreement": With respect to any Loan or Junior Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan or Junior Loan, as the case may be.


            "Security Position Listing": A listing prepared by the Depository of the holdings of Depository Participants with respect to the Certificates.


            "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2FX, Class A-3, Class A-4, and Class A-1-A Certificates and the Class A-2FL Regular Interest outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Class A-X, Class A-SP, Class A-1, Class A-2FX, Class A-3, Class A-4 and Class A-1-A Certificates and the Class A-2FL Regular Interest on such Distribution Date pursuant to Section 4.01(a) have been so made.


            "Sequential Pay Certificates": Any of the Class A-1, Class A-2FX, Class A-2FL, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificates.


            "Serviced Loan Combinations": The One Madison Avenue Total Loan and, with respect to each CBA A/B Loan Pair, upon a "Material Default" under the related CBA A/B Intercreditor Agreement, such CBA A/B Loan Pair, collectively.


            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.


            "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Loan and/or (if applicable) the related Junior Loan(s), after a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09,
(b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07,
(c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in respect of any such Loan, Junior Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Loan and/or (if applicable) the related Junior Loan(s), including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property,
(f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to
Section 3.19, and (3) any other expenditure which is expressly designated as a Servicing Advance herein.

            "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Borrower in connection with or relating to the origination and servicing of any Loan or Junior Loan or which are reasonably required for the ongoing administration of such Loan or Junior Loan, as the case may be, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, but excluding any other documents and writings that have been prepared by the related Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client or internal communication, together with copies of documents required to be part of the related Mortgage File.


            "Servicing Officer": Any officer and/or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer or the Special Servicer, as the case may be, to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.


            "Servicing Standard": As defined in Section 3.01(a).


            "Servicing Transfer Event": With respect to any Loan or Junior Loan, as applicable, the occurrence of any of the following events:

            (i) a payment default shall have occurred on such Loan or Junior Loan, as the case may be, at its Maturity Date (except, if (a) the Borrower is making its Assumed Scheduled Payment, (b) the Borrower notifies the Master Servicer of its intent to refinance such Loan or Junior Loan, as the case may be, and is diligently pursuing such refinancing, (c) the Borrower delivers a firm commitment to refinance acceptable to the Special Servicer and the Directing Certificateholder within 60 days after the Maturity Date, and (d) such refinancing occurs within 90 days of such default, which 90-day period may be extended to 150 days at the Special Servicer's and Directing Certificateholder's discretion); or

            (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

            (iii) the Master Servicer or, with the approval of the Directing Certificateholder, the Special Servicer determines that a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured within 60 days; provided, however, that a Servicing Transfer Event shall not exist pursuant to this clause (iii) in connection with a Balloon Payment on any Loan or any Loan Combination if the Master Servicer determines that the Master Servicer's granting (to the extent it is permitted under the final paragraph of Section 3.20(e)) of an extension of the applicable Maturity Date is in accordance with the Servicing Standard and the Master Servicer obtains the consent of the Directing Certificateholder to such determination in accordance with Section 3.20(e) and at such time no other Servicing Transfer Event exists; or

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Loan or Junior Loan, as the case may be, shall not be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

            (v) the related Borrower shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

            (vi) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) the Master Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

            (viii) with respect to any Loan that is a part of any Loan Combination where a related Junior Loan Holder has exercised its right to cure consecutive monetary defaults up to the amount of consecutive monetary defaults permitted pursuant to the related Intercreditor Agreement, the occurrence of a monetary default in the following month; or

            (ix) any other default has occurred which, in the reasonable judgment of the Master Servicer, or in the reasonable judgment of the Special Servicer (with the approval of the Directing Certificateholder), has materially and adversely affected the value of such Loan or Junior Loan, as the case may be, or otherwise materially and adversely affects the interests of the Certificateholders and, in either such case, has continued unremedied for 60 days (irrespective of any applicable grace period specified in the related Loan Documents), provided that the failure of the related Borrower to obtain all-risk casualty insurance that does not contain any carve-out for terrorist or similar act (other than such amounts as are specifically required by the related Loan Agreement) shall not apply with respect to this clause if the Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate.


            Notwithstanding the foregoing, if a default occurs under any Loan Combination, which the related Junior Loan Holder has the option to cure pursuant to the related Intercreditor Agreement, then a Servicing Transfer Event will not be deemed to have occurred with respect to such Loan Combination and such Loan Combination will not be considered a Specially Serviced Loan unless and until the related Junior Loan Holder does not exercise its option to cure prior to the expiration of the applicable cure period as described in such related Intercreditor Agreement.


            "Significant Loan": At any time, (a) any Loan (i) whose principal balance is $20,000,000 or more at such time or (ii) that is (x) a Loan, (y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Loans (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers), by outstanding principal balance at such time.


            "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the Master Servicer or the Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Loans; shall not engage in any business unrelated to such Defeasance Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and recordkeeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company; shall hold its assets in its own name; except for the pledge of such Defeasance Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors (including without limitation all Independent Directors) or members, as applicable, and that such documents may not without Rating Agency confirmation of Certificate ratings, in respect of any Significant Loan, be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.


            "Sole Certificateholder": Any Holder (or Holders provided they act in unanimity) holding 100% of then outstanding Class A-X, Class A-SP, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates or an assignment of the voting rights thereof; provided, however, that the Class Principal Balances of the Class A-1, Class A-2FX, Class A-2FL, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero.


            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.


            "Special Servicer": ING Clarion Partners, LLC and its successors in interest and assigns, or any successor special servicer appointed as herein provided.


            "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b), computed on the basis of the Stated Principal Balance of the related Loan and for the same period for which any related interest payment on the related Specially Serviced Loan is computed, as more particularly described in Section 3.11(b).


            "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.35% per annum, subject to a minimum fee of $4,000 per loan, per month.


            "Specially Serviced Loan": As defined in Section 3.01(a).


            "Startup Day": The Closing Date.


            "State Tax Laws": The state and local tax laws of any state, the applicability of which to the Trust Fund or the Trust REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.


            "Stated Principal Balance": With respect to any Loan or Junior Loan (other than an REO Loan), as of any date of determination, an amount equal to
(x) the Cut-off Date Principal Balance of such Loan or such Junior Loan, as the case may be, or with respect to a Qualified Substitute Mortgage Loan being substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the outstanding principal balance of such Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, minus (y) the sum of:

            (i) the principal portion of each Monthly Payment due on such Loan or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent received from the Borrower or advanced by the Master Servicer or Trustee, as applicable, and distributed to Certificateholders, or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

            (ii) all Principal Prepayments received with respect to such Loan or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent distributed to Certificateholders, or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

            (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Loan or Junior Loan, as the case may be, after the Cut-off Date (or, with respect to a Qualified Substitute Mortgage Loan substituted for another Loan pursuant to or as contemplated by Section 2.03(b) hereof, the applicable Due Date during the month of substitution), to the extent distributed to Certificateholders, or the related Junior Loan Holder, as may be applicable, on or before such date of determination;

            (iv) any reduction in the outstanding principal balance of such Loan or Junior Loan, as the case may be, resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date; and

            (v) any reduction in the outstanding principal balance of such Loan or Junior Loan, as the case may be, due to a modification by the Special Servicer pursuant to this Agreement, which reduction occurred prior to the end of the Due Period for the most recent Distribution Date.


            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan or Junior Loan, as applicable, as of the related REO Acquisition Date, minus (y) the sum of:

            (i) if such REO Loan relates to a predecessor Loan, the principal portion of any P&I Advance made with respect to such REO Loan on or after the related REO Acquisition Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders or the related Junior Loan Holder, as applicable, on or before such date of determination.


            Each Loan (and any successor REO Loan with respect thereto) shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof (or any related REO Property) are to be distributed to Certificateholders; and, following such Distribution Date, such Stated Principal Balance shall be zero.


            The Stated Principal Balance of any Loan (or any successor REO Loan with respect thereto) as to which there has been a Final Recovery Determination shall be, following the application of all amounts received in connection with such Loan (or any related REO Property) in accordance with the terms hereof, zero.


            Notwithstanding anything to the contrary contained in this definition, any payment or other collection of principal on or with respect to any Loan (or any successor REO Loan with respect thereto) that constitutes part of the Principal Distribution Amount for any Distribution Date, without regard to the proviso to the first sentence of the definition of "Principal Distribution Amount" and, further, without regard to any Principal Distribution Adjustment Amount for such Distribution Date, shall be deemed to be distributed to Certificateholders on such Distribution Date for purposes of this definition.


            "Statement to Certificateholders": As defined in Section 4.02(a).


            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement, including any Primary Servicer.


            "Sub-Servicing Agreement": The subservicing agreements between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Loans by such Sub-Servicer as provided in Section 3.22, including any Primary Servicing Agreement.


            "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Loan being replaced calculated as of the date of substitution over the initial Stated Principal Balance of the related Qualified Substitute Mortgage Loan. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Loan or Loans being replaced and the aggregate initial Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Loans.


            "Successor Manager": As defined in Section 3.19(b).


            "Swap Agreement": The 1992 ISDA (Multi-Currency Cross-Border) Master Agreement together with the related schedule, confirmation and any annexes thereto, dated as of December 28, 2005, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.33.


            "Swap Business Day": A day on which commercial banks and foreign exchange markets are generally open to settle payments in the state of New York.


            "Swap Counterparty": Credit Suisse First Boston International and its successors in interest or any swap counterparty under a replacement Swap Agreement.


            "Swap Counterparty Ratings Threshold" shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the Swap Counterparty are rated at least "BBB-" by S&P and (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the Swap Counterparty are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the Swap Counterparty are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade).


            "Swap Default": Any failure on the part of the Swap Counterparty to
(i) make a required payment under the Swap Agreement as and when due thereunder,
(ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty after a Collateralization Event (as defined in the Swap Agreement) has occurred as required by Part 5, paragraph (b)(1) of the Schedule to the Master Agreement in the related Swap Agreement or (iii) find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event has occurred as required by Part 5, paragraph (b)(2) of the Schedule to the Master Agreement in the related Swap Agreement.


            "Swap Upfront Payment": Any payment made by the Swap Counterparty to the Trustee (on behalf of the Depositor) on the Closing Date, representing amounts due from the Swap Counterparty to the Depositor.


            "Swap Termination Fees": Any fees, costs or expenses payable by the Swap Counterparty to the Trust in connection with a Swap Default, termination of the Swap Agreement or liquidation of the Swap Agreement, as specified in the Swap Agreement.


            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC created hereunder due to its classification as a REMIC under the REMIC Provisions, and Form 1041 for the Grantor Trust for U.S. federal income tax purposes, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.


            "Termination Notice": As defined in Section 7.01(b).


            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.


            "Transfer Affidavit and Agreement": As defined in Section 5.02(d).


            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.


            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.


            "Treasury Rate": With respect to any Principal Prepayment made on a Loan, the yield calculated by the linear interpolation of the yields reported in Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Release") under the heading "U.S. government securities" and the subheading "Treasury constant maturities" for the week ending immediately before the related Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date of such Loan (or, if such Loan is an ARD Loan, the related Anticipated Repayment Date). If the Release is no longer published, the Master Servicer shall select a comparable publication to determine the Treasury Rate in its reasonable discretion.


            "Trust": The trust created hereby.


            "Trust Assets": The assets comprising the Trust Fund.


            "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Loans subject to this Agreement and all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date (or, in the case of any Qualified Substitute Mortgage Loan that is substituted for another Loan pursuant to or as contemplated by Section 2.03(b), on or before the applicable Due Date therefor occurring in the month of substitution) and Principal Prepayments paid on or before the Cut-off Date (or, in the case of any Qualified Substitute Mortgage Loan that is substituted for another Loan pursuant to or as contemplated by
Section 2.03(b), on or before the applicable Due Date therefor occurring in the month of substitution)), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Accounts; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans;
(v) the Uncertificated Lower-Tier Interests; and (viii) the rights of the Depositor with respect to the Loans under the Mortgage Loan Purchase Agreements.


            "Trust REMIC": The Upper-Tier REMIC or the Lower-Tier REMIC.


            "Trustee": Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.


            "Trustee Exception Report": As defined in Section 2.02(e).


            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.


            "Trustee Fee Rate": A rate equal to .00097% per annum computed on the same basis and in the same manner as interest is computed on the related Loan or REO Loan.


            "UCC": The Uniform Commercial Code, as enacted in each applicable state.


            "UCC Financing Statement": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.


            "UCC Financing Statement Amendment": A financing statement amendment filed or to be filed pursuant to the UCC.


            "Uncertificated Accrued Interest Amount": With respect to each Distribution Date and each Uncertificated Lower-Tier Interest, an amount equal to interest for the related Interest Accrual Period at the Lower-Tier Remittance Rate applicable to such Uncertificated Lower-Tier Interest for such Distribution Date, accrued on the related Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest immediately prior to such Distribution Date. The Uncertificated Accrued Interest Amount for each Uncertificated Lower-Tier Interest shall be calculated on a 30/360 Basis.


            "Uncertificated Lower-Tier Interests": The uncertificated "regular interests," within the meaning of Section 860G(a)(1) of the Code, in the Lower-Tier REMIC, which "regular interests" consist of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-2FX-1, Class LA-2FX-2, Class LA-2FX-3, Class LA-2FL-1, Class LA-2FL-2, Class LA-2FL-3,Class LA-3, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7, Class LA-1-A-8, Class LA-M, Class LA-J, Class LB, Class LC-1, Class LC-2, Class LD, Class LE-1, Class LE-2, Class LF-1, Class LF-2, Class LG, Class LH-1, Class LH-2, Class LJ-1, Class LJ-2, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP and Class LQ Lower-Tier Interests.


            "Uncovered Prepayment Interest Shortfall": With respect to any Loan as to which a Prepayment Interest Shortfall was incurred, the excess, if any, of
(i) such Prepayment Interest Shortfall, over (ii) the deposit made by the Master Servicer to the Trustee in respect of such Prepayment Interest Shortfall pursuant to Section 3.02(d).


            "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the amount, if any, by which (i) the sum of the Uncovered Prepayment Interest Shortfalls, if any, incurred with respect to the Loans during the related Due Period, exceeds (ii) the aggregate amount of Prepayment Interest Excesses, if any, received on the Loans during the related Due Period that are applied to offset such Uncovered Prepayment Interest Shortfalls.


            "Underwriter Exemption": PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and as may be subsequently amended following the Closing Date.


            "Underwriters": Collectively, Credit Suisse First Boston LLC, PNC Capital Markets LLC, KeyBanc Capital Markets, a Division of McDonald Investments Inc., Greenwich Capital Markets, Inc. and Nomura Securities International, Inc.


            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (vi) of Section 3.05(b) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Loan or REO Property in respect of which the Advance was made.


            "Unpaid Interest Shortfall Amount": As to any Class of Regular Certificates or the Class A-2FL Regular Interest, any Component of the Class A-X or Class A-SP Certificates or any Uncertificated Lower-Tier Interest, for the first Distribution Date, zero. With respect to any Class of Regular Certificates or the Class A-2FL Regular Interest, any Component of the Class A-X or Class A-SP Certificates or any Uncertificated Lower-Tier Interest, for any Distribution Date after the first Distribution Date, the amount, if any, by which the sum of the Monthly Interest Distribution Amounts for such Class or the Class A-2FL Regular Interest, such Component or such Uncertificated Lower-Tier Interest for all prior Distribution Dates exceeds the sum of the amounts distributed on such Class or deemed distributed on such Component or such Uncertificated Lower-Tier Interest, as the case may be, on all prior Distribution Dates in respect of accrued interest.


            "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.


            "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.


            "Unrestricted Master Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report, and, if and to the extent filed with the Commission, such reports and files that would, but for such filing, constitute Restricted Master Servicer Reports.


            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the primary assets of which consist of the Uncertificated Lower-Tier Interests.


            "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 1% in the case of the Class A-X and Class A-SP Certificates (based on the respective Class Notional Amount of each such Class relative to the aggregate Certificate Notional Amount of the three such Classes) and (ii) in the case of any Class of Sequential Pay Certificates a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the Class Principal Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate of the Class Principal Balances of all the Classes of Sequential Pay Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V or Class R Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Class Principal Balance of any Class shall be deemed to be reduced by allocation of the Collateral Support Deficit to such Class, but not by Appraisal Reductions allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.


            "Website": The internet website maintained by the Trustee (initially located at www.ctslink.com) or the internet website of the Master Servicer.


            "Weighted Average Net Mortgage Pass-Through Rate": As to any Distribution Date, the weighted average of the Net Mortgage Pass-Through Rates of all the Loans and REO Loans in the Mortgage Pool, weighted based on their respective Stated Principal Balances immediately prior to such Distribution Date.


            "Withheld Amounts": As defined in Section 3.28(a).


            "Workout-Delayed Reimbursement Amount": With respect to any Loan, the amount of any Advance made with respect to such Loan on or before the date such Loan becomes a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the modified Loan Documents. The fact that any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.


            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Loan.


            "Workout Fee Rate": As defined in Section 3.11(b).


            "Yield Maintenance Charge": With respect to any Loan, the yield maintenance charge set forth in the related Loan Documents, including but not limited to a yield maintenance charge which is based on the amount of Defeasance Collateral. If a Yield Maintenance Charge becomes due for any particular Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Loan Documents; provided, however, that if the related Loan Documents do not specify which U.S. Treasury obligations are to be used in determining the discount rate or the reinvestment yield to be applied in such calculation, or if the related Loan Documents are ambiguous, the Master Servicer shall be required to use those U.S. Treasury obligations that will generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury obligation, or more than one U.S. Treasury obligation, coincides with the term over which the Yield Maintenance Charge is to be calculated (which, depending on the applicable Loan Documents, is based on the remaining average life of the Loan or the actual term remaining through the Maturity Date or, in the case of an ARD Loan, the Anticipated Repayment Date), the Master Servicer shall use the U.S. Treasury obligations that mature closest to but not exceeding the month in which the term over which the Yield Maintenance Charge is to be calculated ends, and whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in the Treasury Bonds, Notes and Bills section of The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge becomes due and payable (or, if such bid price is not published on that date, the first preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 x [{(1+BEY/2)^1/6}-1]) x 100 where BEY is defined as the U.S. Treasury Reinvestment Yield in decimal, not percentage, form, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 x [{(1 + 0.055/2)^0.16667}-1]) x 100, where 0.055 is the decimal version of the percentage 5.50%, and 0.16667 is the decimal version of the exponential power. (The MEY calculated in the above example is 5.438%.)


            "Yield Rate": With respect to any Loan, a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the Maturity Date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

            SECTION 1.02. Certain Calculations.


            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest with respect to interest earned on Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

            (ii) Any payment on a Loan or a Junior Loan is deemed to be received on the date such payment is actually received by the Master Servicer (or Sub-Servicer if applicable) or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Master Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the Master Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Loan as if such Principal Prepayment had been received, on the following Due Date and (ii) all other Principal Prepayments with respect to any Loan or Junior Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Loan or Junior Loan, as the case may be.

            SECTION 1.03. General Interpretive Principles.


            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

            (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

            SECTION 1.04. Certain Matters with Respect to the Serviced Loan Combinations.

            (a) The parties hereto acknowledge that, pursuant to the Intercreditor Agreement for the Serviced Loan Combinations, if neither the Loan included in a Serviced Loan Combination nor an interest in any successor REO Property is part of the Trust Fund, then such Loan or such REO Property, as applicable, shall not thereafter be serviced and administered under this Agreement. With respect to the One Madison Avenue Total Loan, if a Liquidation Event occurs with respect to the One Madison Avenue Loan or any related REO Property, the One Madison Avenue Junior Loan shall be serviced and administered pursuant to the trust and servicing agreement governing the Credit Suisse First Boston Mortgage Securities Corp. Commercial Pass-Through Certificates, Series 2005-OMA.

            (b) For the avoidance of doubt, the parties acknowledge that the rights and duties of each of the Master Servicer and the Special Servicer under this Agreement and the obligation of the Master Servicer or the Trustee to make Advances (subject to Section 1.04(d)), insofar as such rights, duties and obligations relate to a Serviced Loan Combination, shall terminate upon the occurrence of a Liquidation Event with respect to a Loan included in such Serviced Loan Combination or any successor REO Property; provided, however, that this statement shall not limit (A) the duty of the Master Servicer or the Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the period in which such event occurs or (B) the rights of the Master Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to such Serviced Loan Combination prior to the date on which such event occurs.

            (c) In connection with any purchase or other Liquidation Event with respect to the Loan included in any Serviced Loan Combination, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related purchaser or other appropriate party in accordance with the related Intercreditor Agreement(s), the original Note that relates to such Loan held by the Trustee (unless such Note has been satisfied in connection with a payment in full of such Loan) and copies of the documents contained in the Mortgage File. All portions of the Mortgage File possessed by the Trustee and other documents pertaining to such Loan possessed by the Trustee, and each document that constitutes a part of the related Mortgage File, shall be endorsed or assigned by the Trustee to the relevant party contemplated by the prior sentence in the manner, and pursuant to appropriate forms of assignment prepared by the Master Servicer, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the applicable Mortgage Loan Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release in the form of Exhibit D hereto. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to or at the direction of the relevant acquiring party contemplated above any deposits then held in an Escrow Account relating to the related Loan. If the Mortgaged Property securing a Serviced Loan Combination has become an REO Property, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to or at the direction of the relevant acquiring party contemplated above, to the extent not needed to pay or reimburse the Master Servicer, the Special Servicer or the Trustee in accordance with this Agreement, deposits then held in the applicable REO Account insofar as they relate to such REO Property.

            (d) None of the Master Servicer or the Trustee shall make P&I Advances as to any Junior Loan included in any Serviced Loan Combination.

            (e) With respect to the One Madison Avenue Total Loan, the Depositor, the Master Servicer, the Special Servicer and the Trustee hereby acknowledge that (i) the CSFB Mortgage Loan Seller and the related Borrower has entered into the Amended Mortgage Loan Documents (ii) the CSFB Mortgage Loan Seller has assigned the Amended Mortgage Loan Documents to the Depositor, (iii) the Depositor has transferred the Amended Mortgage Loan Documents to the Trust Fund, (iv) the Amended Mortgage Loan Documents will become effective upon the related Borrowers' receipt of approval from the applicable local authority regarding the removal of the related Mortgaged Property from the condominium regime currently at the related Mortgaged Property and the subsequent recording of applicable documents with the local recording office, and (v) no additional consent is necessary or required from any additional party before the Amended Mortgage Loan Documents go into effect.

            SECTION 1.05. Certain Considerations Regarding Reimbursements of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts.

            (a) If any party hereto is reimbursed, in accordance with clause
(vii) of Section 3.05(a) and/or clause (v) of Section 3.05(b), out of general collections on the Mortgage Pool on deposit in the Collection Account for any Nonrecoverable Advance or out of general principal collections in accordance with clauses (v) or (vi) of Section 3.05(a) and/or clause (vi) of Section 3.05(b) for any Workout-Delayed Reimbursement Amount (in each case, together with interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:

            First, out of any amounts then on deposit in the Collection Account that represent payments or other collections of principal received by the Trust with respect to the Loans (and/or successor REO Loans) in the Loan Group that includes the Loan (or REO Loan) in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amounts is outstanding that, but for their application to reimburse a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date (until the aggregate of the amounts deemed to have been reimbursed or paid pursuant to this clause first on account of all Loans (and/or REO Loans) in such Loan Group is equal to the aggregate amount of all payments or other collections of principal received by the Trust with respect to the Loans (and/or successor REO Loans) in such Loan Group that, but for such application, would be included in the Available Distribution Amount for such Distribution Date);

            Second, out of any amounts then on deposit in the Collection Account that represent payments or other collections of principal received by the Trust with respect to the Loans (and/or successor REO Loans) in the Loan Group that does not include the Loan (or REO Loan) in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amounts is outstanding (such Loan Group, the "Other Loan Group") that, but for their application to reimburse a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date (until (x) the sum of (i) the aggregate of the amounts for all Loans and REO Loans in such Other Loan Group that are deemed to have been reimbursed or paid from payments or other collections of principal received by the Trust with respect to the Loans and/or REO Loans in such Other Loan Group pursuant to clause first above and (ii) the aggregate of the amounts deemed to have been reimbursed or paid from payments or other collections of principal received by the Trust with respect to the Loans and/or REO Loans in such Other Loan Group pursuant to this clause second on account of all Loans and/or REO Loans that are not included in such Other Loan Group is equal to (y) the aggregate amount of all payments or other collections of principal received by the Trust with respect to the Loans and/or REO Loans in such Other Loan Group that, but for the applications made pursuant to clause first above and this clause second, would be included in the Available Distribution Amount for such Distribution Date);

            Third, solely in the case of the reimbursement of a Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the Loans (and/or successor REO Loans) in the Loan Group that includes the Loan (or REO Loan) in respect of which such Nonrecoverable Advance was made that, but for their application to reimburse such Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date (until the aggregate of the amounts deemed to have been reimbursed or paid pursuant to this clause third on account of all Loans (and/or REO Loans) in such Loan Group is equal to the aggregate amount of such other payments or other collections received by the Trust with respect to the Loans (and/or successor REO Loans) in such Loan Group that, but for such application, would be included in the Available Distribution Amount for such Distribution Date);

            Fourth, solely in the case of the reimbursement of a Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the Loans (and/or successor REO Loans) in the Other Loan Group that, but for their application to reimburse such Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date (until (x) the sum of (i) the aggregate of the amounts for all Loans and REO Loans in such Other Loan Group that are deemed to have been reimbursed or paid from other payments or other collections received by the Trust with respect to the Loans and/or REO Loans in such Other Loan Group pursuant to clause third above and
(ii) the aggregate of the amounts deemed to have been reimbursed or paid from such other payments or other collections of principal received by the Trust with respect to the Loans and/or REO Loans in such Other Loan Group pursuant to this clause fourth on account of all Loans and/or REO Loans that are not included in such Other Loan Group is equal to (y) the aggregate amount of all such other payments or other collections received by the Trust with respect to the Loans and/or REO Loans in such Other Loan Group that, but for the applications made pursuant to clause third above and this clause fourth, would be included in the Available Distribution Amount for such Distribution Date);

            Fifth, out of any other amounts then on deposit in the Collection Account that may be available to reimburse the subject Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon and that in any case (even if this Section 1.05 had not been given any effect) would not have been included in the Available Distribution Amount for such Distribution Date.

            (b) If and to the extent that any one or more Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and/or interest thereon, are deemed to have been reimbursed or paid from payments or other collections received by the Trust with respect to the Loans (and/or successor REO Loans) in the Mortgage Pool, in accordance with clause first, clause second, clause third and/or clause fourth of Section 1.05(a), then all of the following clauses (i) through (vi) shall apply:

            (i) the Available Distribution Amount (as otherwise calculated without regard to this Section 1.05) for such Distribution Date shall be reduced to the extent of the aggregate amount of all such reimbursements and payments;

            (ii) the portion of the Available Distribution Amount for such Distribution Date that is attributable to Loan Group 1 (as otherwise calculated without regard to this Section 1.05), as contemplated by
      Section 4.01, shall be reduced to the extent of such reimbursements and payment that are deemed to have been made from payments or other collections received by the Trust with respect to the Loans (and/or successor REO Loans) in Loan Group 1 in accordance with clause first, clause second, clause third and/or clause fourth of Section 1.05(a);

            (iii) the portion of the Available Distribution Amount for such Distribution Date that is attributable to Loan Group 2 (as otherwise calculated without regard to this Section 1.05), as contemplated by
      Section 4.01, shall be reduced to the extent of such reimbursements and payment that are deemed to have been made from payments or other collections received by the Trust with respect to the Loans (and/or successor REO Loans) in Loan Group 2 in accordance with clause first, clause second, clause third and/or clause fourth of Section 1.05(a);

            (iv) the Principal Distribution Amount (as otherwise calculated without regard to this Section 1.05) for such Distribution Date shall be reduced to the extent of the aggregate amount of all such reimbursements and payments that are deemed to have been made from payments or other collections of principal received by the Trust with respect to the Loans (and/or successor REO Loans) in the Mortgage Pool (whether from such payments or other collections of principal received in respect of Loan Group 1 and/or Loan Group 2) in accordance with clause first and/or clause second of Section 1.05(a);

            (v) the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group 1 (as otherwise calculated without regard to this Section 1.05), as contemplated by
      Section 4.01, shall be reduced to the extent of such reimbursements and payment that are deemed to have been made from payments or other collections of principal received by the Trust with respect to the Loans (and/or successor REO Loans) in Loan Group 1 in accordance with clause first and/or clause second of Section 1.05(a); and

            (vi) the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group 2 (as otherwise calculated without regard to this Section 1.05), as contemplated by
      Section 4.01, shall be reduced to the extent of such reimbursements and payment that are deemed to have been made from payments or other collections of principal received by the Trust with respect to the Loans (and/or successor REO Loans) in Loan Group 2 in accordance with clause first and/or clause second of Section 1.05(a).

            (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, as applicable, such Advance is reimbursed out of general principal collections on the Mortgage Pool as contemplated by Section 1.05(a) above and the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Loan (such item, upon collection, a "Recovered Amount"), then all of the following clauses (i) through (iii) shall apply (without duplication of amounts already included therein):

            (i) the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Recovered Amount was received shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.05(b) resulting from the reimbursement of the relevant Advance and/or the payment of interest thereon;

            (ii) the portion of the Principal Distribution Amount that corresponds to the Collection Period in which such Recovered Amount was received that is attributable to the Loan Group that does not include the Loan or REO Loan in respect of which the Advance was originally made shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction, if any, in the portion of the Principal Distribution Amount for a prior Distribution Date attributable to such Loan Group that was made pursuant to clause second of Section 1.05(b) resulting from the reimbursement of the subject Advance and/or the payment of interest thereon from payments or other collections of principal received on the Loans or REO Loans in such Loan Group; and

            (iii) the portion of the Principal Distribution Amount that corresponds to the Collection Period in which such Recovered Amount was received that is attributable to the Loan Group that includes the Loan or REO Loan in respect of which the Advance was originally made shall be increased by an amount equal to the lesser of (A) such Recovered Amount, net of any portion thereof by which the portion of the Principal Distribution Amount for the other Loan Group is deemed to have been increased pursuant to the immediately preceding clause (ii), and (B) any previous reduction, if any, in the portion of the Principal Distribution Amount for a prior Distribution Date attributable to such Loan Group that was made pursuant to clause first of Section 1.05(b) resulting from the reimbursement of the subject Advance and/or the payment of interest thereon from payments or other collections of principal received on the Loans or REO Loans in such Loan Group.


                                   ARTICLE II

             CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01. Conveyance of Loans.

            (a) It is the intention of the parties hereto, that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse First Boston Mortgage Securities Corp. Trust, Series 2005-C6." Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders, the Swap Counterparty and Junior Loan Holders (as their interests may appear). It is not intended that this Agreement create a partnership or a joint-stock association.


            The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Loans identified on the Mortgage Loan Schedule, (ii) the Mortgage Loan Purchase Agreements, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.07, is intended by the parties to constitute a sale.


            Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition, on the Closing Date, of the CSFB Loans from the CSFB Mortgage Loan Seller, pursuant to the CSFB Mortgage Loan Purchase Agreement, as a purchase of such Loans from the CSFB Mortgage Loan Seller; (ii) its acquisition, on the Closing Date, of the other Loans from the respective other Mortgage Loan Sellers, pursuant to the respective other Mortgage Loan Purchase Agreements, as a purchase of such other Loans from such other Mortgage Loan Sellers; and (iii) its transfer of the Loans to the Trust, pursuant to this
Section 2.01(a), as a sale of such Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and (iii) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. The Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with the Trustee (with a copy to the Master Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File (except item (xvi) of the definition of Mortgage File, which shall be delivered to and deposited with the Master Servicer with a copy to the Trustee) for each Loan so assigned. If a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit and customary indemnification substantially in the form attached as Exhibit E hereto, certifying that the original thereof has been lost or destroyed.


            If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii) (relating to Mortgages), (iv) (relating to Assignments of Leases), (viii) (relating to assumption agreements, modifications, written assurance agreements and substitution agreements), (xi) (relating to UCC Financing Statements and related documents)(other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) and (xii) (relating to powers of attorney) of the definition of "Mortgage File," with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a duplicate original or true copy of such document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such Responsible Party to be a true and complete duplicate original or photocopy of the original thereof submitted for recording or filing) is delivered to the Trustee and the Master Servicer on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days provided that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy.


            If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii) (relating to Mortgages), (iv) (relating to Assigments of Leases), (viii) (relating to assumption agreements, modifications, written assurance agreements and substitution agreements), (xi) (relating to UCC Financing Statements and related documents) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) and (xii) (relating to powers of attorney) of the definition of "Mortgage File," with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy or duplicate original of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee or its designee on or before the Closing Date.


            Neither the Trustee nor the Master Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). Notwithstanding the foregoing, if any Mortgage Loan Seller fails, as to any Loan, to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to such Mortgage Loan Seller by the applicable filing or recording office, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery, provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee (with a copy to the Master Servicer) upon its return from the applicable filing or recording office, together with the related original UCC Financing Statement assignment in a form appropriate for filing or recording.

            (c) Notwithstanding the foregoing, the Trustee (directly or through its designee) shall, as to each Loan, use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, at the expense of the related Mortgage Loan Seller, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clause (xi) of the definition of "Mortgage File." Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the related Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised
Article 9 of the UCC in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The Trustee shall seek reimbursement from the applicable Mortgage Loan Seller for any costs and expenses incurred in performing its obligation under this Section 2.01(c). The Depositor hereby represents and warrants that, as to any Loan, the related Responsible Party is required to pay for such costs and expenses, as and to the extent provided under
Section 13 of the related Mortgage Loan Purchase Agreement.


            Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, together with each UCC Financing Statement assignment to the Trustee referred to in clause (xi) of the definition of "Mortgage File," with respect to the Loans conveyed by the related Mortgage Loan Seller to the Depositor under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee (with a copy to the Master Servicer) as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon.

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Loans constituting the related Servicing Files as of the Closing Date shall be delivered by the Depositor (or the Depositor shall cause them to be delivered) to the Master Servicer within ten (10) Business Days after the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart or copy of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Loans in the name of such Mortgage Loan Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

            (g) For purposes of this Section 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File," if there exists with respect to any group of Crossed Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Loans in such group of Crossed Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Loans in such group of Crossed Loans shall be deemed to constitute the inclusion of such original or certified copy in the Mortgage Files for each such Crossed Loan.

            (h) Notwithstanding anything to the contrary in this Agreement, each Mortgage Loan Purchase Agreement provides that the related Mortgage Loan Seller shall deliver to the Master Servicer any original letters of credit relating to the Loans being sold by such Mortgage Loan Seller, and the Master Servicer shall hold such letters of credit on behalf of the Trustee.

            (i) Following consummation of the conveyance of the Loans by the Depositor to the Trustee, the Depositor shall not take any action inconsistent with the Trust Fund's ownership of the Loans, and if a third party, including a potential purchaser of the Loans, should inquire, the Depositor shall promptly indicate that the Loans have been sold and shall claim no ownership interest therein.

            SECTION 2.02. Acceptance by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and copies of all letters of credit and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. All references to the "Mortgage File" herein when used in connection with the duties or obligations of the Trustee to hold or certify as to such Mortgage File, shall mean, in respect of clause (xvi) of the definition thereof, a copy thereof. To the extent that the contents of the Mortgage File for any A Loan relate to a corresponding Junior Loan, the Trustee will also hold such Mortgage File in trust for the benefit of the related Junior Loan Holder. The Trustee or any Custodian appointed by the Trustee pursuant to Section 8.11 shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such letter of credit which obligation the Master Servicer hereby undertakes. Any costs of the assignment or amendment of any letter of credit required in order for the Trustee to draw on such letter of credit pursuant to the terms of this Agreement shall be an expense of the related Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement and shall not be an expense of the Trust, the Trustee or the Master Servicer.

            (b) Within 60 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing (in a certificate substantially in the form of Exhibit J-1 hereto) to each of the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller that, as to each Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full and any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been received, appear to have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the subject Loan. Notwithstanding the foregoing, each Mortgage Loan Seller shall deliver copies or originals of the documents referred to in clauses (ii), (ix) and (xviii) of the definition of "Mortgage File" to the Trustee and the original letters of credit referenced in clause (xvi) of the definition of "Mortgage File" to the Master Servicer (each of which shall notify the Trustee of the receipt thereof), each within 30 days after the Closing Date. If such documents are not delivered within 30 days, the applicable Mortgage Loan Seller shall have an additional 30 days to deliver such document or shall cure such failure in accordance with Section 2.03.

            (c) The Trustee shall review each of the Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing (in a certificate substantially in the form of Exhibit J-2 hereto) to each of the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller that, as to each Loan listed on the Mortgage Loan Schedule (excluding any Loan as to which a Liquidation Event has occurred and any other Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause),
(xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File," or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office or the applicable title insurance company to be true and complete, and
(iii) all such Loan Documents have been received, have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the subject Loan. The Trustee shall, upon request, provide the Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording and filing offices.

            (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in any of clauses (vi), (vii), (viii), (x), (xii) and (xiii) through (xxi) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (v) or clause (vii) of the definition of "Mortgage File" is effective under applicable law. The Trustee may assume for purposes of certification pursuant to Section 2.02(b), that each Mortgage File should include one state level UCC Financing Statement filing for each Loan.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that (a) any document required to be included in the Mortgage File is not in its possession within the time required under the applicable Mortgage Loan Purchase Agreement or (b) such document has not been properly executed or is otherwise defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller (and, solely with respect to any Serviced Loan Combination, the related Junior Loan Holder(s), as applicable), by providing a written report (the "Trustee Exception Report") setting forth for each affected Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Loans identified on the Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

            (f) On each anniversary of the Closing Date until all exceptions have been eliminated, the Trustee shall deliver an exception report as to any remaining Defects or required Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.02(c).

            SECTION 2.03. Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Loans by the Responsible Parties for Defects in Mortgage Files, Breaches of Representations and Warranties and Other Matters.

            (a) The Depositor hereby represents and warrants, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

            (v) The Depositor's transfer of the Loans to the Trustee as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

            (vi) The Depositor is not transferring the Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

            (vii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Loans to the Trustee, pursuant to Section 2.01(a);

            (viii) After giving effect to its transfer of the Loans to the Trustee, pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

            (ix) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

            (x) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

            (xi) Immediately prior to the transfer of the Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

            (xii) The Depositor has not transferred any of its right, title and interest in and to the Loans to any Person other than the Trustee;

            (xiii) The Depositor is transferring all of its right, title and interest in and to the Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor; and

            (xiv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Loans to the Trustee.

            (b) If any Certificateholder, the Master Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect or a breach of any representation or warranty made, or required to be made, with respect to a Loan by any Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement (a "Breach"), it shall give notice to the Master Servicer, the Special Servicer and the Trustee. If the Master Servicer or the Special Servicer determines that such Defect or Breach materially and adversely affects the value of any Loan or REO Loan or the interests of the Holders of any Class of Certificates (any such Defect or Breach, a "Material Document Defect" or a "Material Breach," respectively), it shall give prompt written notice of such Defect or Breach to the Depositor, the Trustee, the Master Servicer, the Special Servicer and the applicable Responsible Party and shall request that such Responsible Party, not later than the earlier of 90 days from the receipt by the applicable Responsible Party of such notice or discovery by such Responsible Party of such Defect or Breach (subject to the second succeeding paragraph, the "Initial Resolution Period"), (i) cure such Defect or Breach in all material respects, (ii) repurchase the affected Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith in conformity with the related Mortgage Loan Purchase Agreement; provided, however, that if
(i) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions and (iii) the applicable Responsible Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the applicable Responsible Party shall have an additional 90 days to cure such Material Document Defect or Material Breach, provided that the applicable Responsible Party has delivered to the Master Servicer, the Special Servicer, the Rating Agencies and the Trustee an officer's certificate from an officer of the applicable Responsible Party that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, if there exists a Breach of any representation or warranty with respect to a Loan on the part of a Mortgage Loan Seller set forth in, or made pursuant to, Section 6(a) of the related Mortgage Loan Purchase Agreement relating to whether or not the Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Loan Document(s), then the applicable Responsible Party shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund by wire transfer to the Collection Account the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower, provided, however, that in the event any such costs and expenses exceed $10,000, the applicable Responsible Party shall have the option to either repurchase such Loan at the applicable Purchase Price, replace such Loan and pay the applicable Substitution Shortfall Amount or pay such costs. Except as provided in the proviso to the immediately preceding sentence, the applicable Responsible Party shall make such deposit and upon its making such deposit, the applicable Responsible Party shall be deemed to have cured such Breach in all respects. Provided such payment is made, the second preceding sentence describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, and the applicable Responsible Party shall not be obligated to repurchase, substitute or otherwise cure such Breach under any circumstances.


            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" (unless cured as contemplated by Section 2.02(b)) and to be conclusively presumed to materially and adversely affect the interests of the Holders of a Class of Certificates and the value of a Loan or any successor REO Loan with respect thereto: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information;
(c) the absence from the Mortgage File of the item called for by clause (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the Mortgage File of any required original letter of credit (as required in the parenthetical exception in the first paragraph of Section 2.01(b)), provided that such Defect may be cured by the provision of a substitute letter of credit or a cash reserve; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease. Failure to include a document checklist in a Mortgage File shall in no event constitute a Material Document Defect.


            Any Defect or Breach which causes any Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interests of the Holders of a Class of Certificates, and the Initial Resolution Period for the affected Loan shall be 90 days following the earlier of the related Responsible Party's receipt of notice (pursuant to this Section 2.03(b)) with respect to, and its discovery of, such Defect or Breach (which period shall not be subject to extension).


            If any Loan is to be repurchased by reason of a Material Breach or a Material Document Defect with respect thereto, the Master Servicer shall designate the Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.


            If (x) a Loan is to be repurchased or substituted for as contemplated above, (y) such Loan is a Crossed Loan and (z) the applicable Defect or Breach does not otherwise constitute a Material Document Defect or a Material Breach, as the case may be, as to any related Crossed Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Document Defect or a Material Breach as to any related Crossed Loan for purposes of the above provisions, and the applicable Responsible Party shall be required to repurchase or substitute for the related Crossed Loan in accordance with the provisions above unless the Crossed Loan Repurchase Criteria would be satisfied if the applicable Responsible Party were to repurchase or substitute for only the affected Crossed Loans as to which a Material Document Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this
Section 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Loan Repurchase Criteria would be so satisfied, the applicable Responsible Party may elect either to repurchase or substitute for only the affected Crossed Loan as to which the Material Document Defect or Material Breach exists or to repurchase or substitute for all the Crossed Loans in the subject Crossed Group. The determination of the Special Servicer as to whether the Crossed Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. The Special Servicer will be entitled to cause to be delivered, or direct the applicable Responsible Party to cause to be delivered, to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether clause (ii) of the definition of Crossed Loan Repurchase Criteria has been satisfied, in each case at the expense of the applicable Responsible Party if the scope and cost of the Appraisal are approved by the applicable Responsible Party (such approval not to be unreasonably withheld).


            With respect to any Crossed Loan conveyed hereunder, to the extent that the applicable Responsible Party repurchases an affected Crossed Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Loans, the related Responsible Party and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Loan Documents in a manner such that such affected Crossed Loan repurchased or substituted by the related Responsible Party, on the one hand, and any related Crossed Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the applicable Responsible Party shall have furnished the Trustee, at its expense, with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Opinion cannot be furnished, the applicable Responsible Party and the Depositor have agreed in the Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Loan, notwithstanding anything to the contrary herein, shall not be permitted and the responsible Party shall repurchase or substitute for the affected Crossed Loan and all related Crossed Loans. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Loans in accordance with the Loan Documents. All other terms of such Loans shall remain in full force and effect, without any modification thereof.


            Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Loan, the applicable Responsible Party will not be obligated to repurchase or substitute for the Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and (i) the applicable Responsible Party provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Responsible Party pays (or causes to be paid) the applicable release price required under the Loan Documents and, to the extent not covered by such release price, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cures of Material Breaches or Material Defects in this Section 2.03(b).


            In connection with any repurchase of or substitution for a Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender to or at the direction of the applicable Responsible Party, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by such Responsible Party, all portions of the Mortgage File, the Servicing File and other documents pertaining to such Loan possessed by it, and each document that constitutes a part of the related Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Responsible Party in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement. The Master Servicer (or, in the case of a Specially Serviced Loan, the Special Servicer) shall notify the related Junior Loan Holder(s) of any repurchase or substitution regarding any A Loan.


            In connection with a repurchase of a Loan or the substitution of a Qualified Substitute Mortgage Loan for a Loan pursuant to the first paragraph of this Section 2.03(b), Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the Due Date in the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced after the related Cut-off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the Due Date in the month of substitution, and Monthly Payments due with respect to each Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the applicable Responsible Party promptly following receipt.


            Section 7 of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect or Breach.


            If the applicable Responsible Party defaults on its obligations to repurchase any Loan as contemplated by this Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the Swap Counterparty, the Master Servicer and the Special Servicer (and any related Junior Loan Holder) of such default. The Trustee shall (and the Special Servicer may) enforce the obligations of each Responsible Party under Section 7 of the related Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Loan(s). The Trustee (or the Special Servicer, if applicable) shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Responsible Party; second, pursuant to Section 3.05(a) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a) out of general collections on the Loans on deposit in the Collection Account.


            If the applicable Responsible Party incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Loan, such Responsible Party shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such Responsible Party's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Loan; and provided, further, that in the event and to the extent that such expenses of such Responsible Party in connection with any Loan exceed five percent of the then outstanding principal balance of such Loan, then such Responsible Party's rights to reimbursement pursuant to this paragraph with respect to such Loan and such excess expenses shall not be exercised until the payment in full of such Loan (as such Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, the Master Servicer shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Responsible Party; provided, however, that the preceding clause shall not operate to prevent the Master Servicer from using reasonable efforts, exercised in the Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard; provided, further, that the Master Servicer may condition its collection efforts on behalf of the Responsible Party upon receiving assurances from such Responsible Party satisfactory to the Master Servicer consistent with the Servicing Standard that the Master Servicer will be paid or reimbursed, and the Master Servicer, the Special Servicer, the Trustee and the Trust Fund will be held harmless, by such Responsible Party with respect to all out-of-pocket costs, expenses and losses incurred in connection with or arising out of such collection efforts by the Master Servicer. A Responsible Party may pursue its rights to reimbursement of such expenses directly against the Borrower, by suit or otherwise, provided that (i) the Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by such Responsible Party will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the subject Loan and/or Junior Loan, which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Certificateholders and any related Junior Loan Holder pursuant to the terms of this Agreement, (ii) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (iii) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Loan Documents and (iv) such actions will not result in the imposition of an additional lien against the Mortgaged Property.

            SECTION 2.04. Issuance of Uncertificated Lower-Tier Interests; Execution of Certificates.


            Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery, the Trustee (i) hereby declares that it holds the Loans, exclusive of Excess Interest and Broker Strip Interest thereon, on behalf of the Lower-Tier REMIC and the Holders of the Certificates, (ii) acknowledges the issuance of the Uncertificated Lower-Tier Interests (together with the residual interest in the Lower-Tier REMIC, which will be evidenced by the Class R Certificates), in exchange for the Loans, exclusive of Excess Interest and Broker Strip Interest thereon, receipt of which is hereby acknowledged, and (iii) pursuant to the written request of the Depositor executed by an officer of the Depositor, acknowledges that (A) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Loans (exclusive of Excess Interest and Broker Strip Interest thereon) and the Uncertificated Lower-Tier Interests, the Regular Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest and the Class R Certificates,
(B) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Excess Interest, the Class V Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates and (C) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Class A-2FL Regular Interest and the Swap Agreement, the Class A-2FL Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01. General Servicing Matters.

            (a) Each of the Master Servicer and the Special Servicer shall diligently service and administer the Loans (and, if a Loan is part of a Serviced Loan Combination, the related Junior Loan(s), if any) (and, in the case of the Special Servicer, any related REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of a Serviced Loan Combination, the related Junior Loan Holder(s), if any, taken as a collective whole), taking into consideration the subordinate nature of the Junior Loans), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of the respective Loans (and, if a Loan is part of a Serviced Loan Combination, the terms of the related Junior Loan(s), if any), and any related intercreditor, co-lender and/or similar agreement(s) and, to the extent consistent with the foregoing, further as follows (the "Servicing Standard"):

            (i) (A) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios or securitization trusts, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans, if any, owned by the Master Servicer or the Special Servicer, as the case may be, whichever standard is higher;

            (ii) with a view to the timely recovery of principal and interest on a net present value basis on such Loans and any such Junior Loan or, if any such Loan or any such Junior Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Loan to the Trust and Certificateholders (as a collective whole) (or in the case of a Serviced Loan Combination, the maximization of recovery on such Serviced Loan Combination, to the Trust and Certificateholders and the related Junior Loan Holder(s), all taken as a collective whole) on a present value basis; and

            (iii) without regard to:

                  (A) any relationship that the Master Servicer or the Special
            Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, any Mortgage Loan Seller or any other party to this Agreement,

                  (B) the ownership of any Certificate, mezzanine loan or
            subordinate debt, or of any Junior Loan or interest therein, by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof,

                  (C) the Master Servicer's obligation to make Advances,

                  (D) the Special Servicer's obligation to request that the
            Master Servicer make Servicing Advances,

                  (E) the right of the Master Servicer (or any Affiliate
            thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                  (F) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of the Master Servicer or the Special Servicer, as the case may be,

                  (G) any obligation of the Master Servicer or any of its
            Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

                  (H) any debt that the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable, has extended to any Borrower.


            Without limiting the foregoing, subject to Section 3.21, (i) the Master Servicer shall be obligated to service and administer all Loans and any related Junior Loans which, in each case, do not constitute Specially Serviced Loans and (ii) the Special Servicer shall be obligated to service and administer all Loans and any related Junior Loans as to which a Servicing Transfer Event has occurred and is continuing ("Specially Serviced Loans") and any REO Property acquired in respect of any such Loan or Junior Loan. Notwithstanding the foregoing, the Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the Master Servicer hereunder with respect to the Loans and/or Junior Loans that constitute Specially Serviced Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) related to such Loans and/or Junior Loans as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide information to the Master Servicer that is sufficient for the Master Servicer to comply with such duties or from a failure of the Special Servicer to prepare and deliver to the Master Servicer reports required hereunder to be delivered by the Special Servicer to the Master Servicer. Each Loan and Junior Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a).

            (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Loans (and, in the case of a Serviced Loan Combination, the terms of the related Junior Loan(s) and the related Intercreditor Agreement), the Master Servicer and, with respect to the Specially Serviced Loans, the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, the Junior Loan Holders and the Trustee or any of them, with respect to each Loan or Junior Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall execute and furnish to the Master Servicer and Special Servicer any limited powers of attorney and other documents prepared by the Master Servicer or the Special Servicer, as the case may be, necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer; provided, further, notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            (c) The relationship of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, one another under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

            (d) Pursuant to the related Intercreditor Agreement, each Junior Loan Holder has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the subject Junior Loan pursuant to this Agreement. The Master Servicer shall be entitled, during any period when any Junior Loan included in a Serviced Loan Combination does not constitute a Specially Serviced Loan, to exercise the rights and powers granted under the corresponding Intercreditor Agreement(s) to the holder of the applicable Loan or to any servicer appointed thereby or acting on its behalf, subject to the limitations of such Intercreditor Agreement and to the rights and powers of the related Junior Loan Holder(s) under such Intercreditor Agreement.

            (e) In the event that a CBA A/B Material Default occurs with respect to any CBA A/B Loan Pair, and for so long as such CBA A/B Material Default shall be continuing, the Master Servicer and/or the Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related CBA A/B Intercreditor Agreement, the related CBA B Loan, on behalf of the related Junior Loan Holder, and all references herein to "Junior Loan" (and, if the related A Loan is a Specially Serviced Loan, all references herein to "Specially Serviced Loan"), other than provisions pertaining to the making of Advances, shall include such CBA B Loan.

            SECTION 3.02. Collection of Loan Payments.

            (a) The Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans (and any Serviced Loan Combination(s)) it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the Master Servicer or the Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Loan (or a Serviced Loan Combination) it is obligated to service hereunder.

            (b) All amounts collected on any Loan or Junior Loan, including payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including any modifications to either of them) in accordance with the express provisions of such Note and Mortgage (unless a payment default exists thereunder and the related Note and Mortgage permit application in the order and priority determined by the lender) and, in the absence of such express provisions (and, in the case of each related Junior Loan included in any Serviced Loan Combination, subject to the terms of the related Intercreditor Agreement), shall be applied (after payment to the Master Servicer, the holder of the related Excess Servicing Strip, any related Primary Servicer, any related Broker Strip Payee, the Special Servicer, and/or the Trustee for any related Master Servicing Fees (net of the related Excess Servicing Strip), Excess Servicing Strip, Primary Servicing Fees, Broker Strip Interest, Special Servicing Fees and Trustee Fees, the application to any related outstanding P&I Advances and/or Servicing Advances, application to recoveries of Nonrecoverable Advances and interest thereon or Workout-Delayed Reimbursement Amounts and interest thereon (in each case, that were paid from principal collections on the Loans and resulted in principal distributed to the Certificateholders being reduced), and payment of interest on all such Advances from such Loan): first, as a recovery of accrued and unpaid interest on such Loan or Junior Loan, as the case may be, at the related Mortgage Rate (less portions thereof payable to the Master Servicer, the holder of the related Excess Servicing Strip, the Broker Strip Payees, the Special Servicer, the Trustee, or, if applicable, the related Primary Servicer) in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Loan or Junior Loan, as the case may be; third, to the payment of Yield Maintenance Charges; and fourth, any other amounts due and owing under such Loan or Junior Loan, as the case may be (the application to such other amounts to be made in the discretion of the Master Servicer (exercised in accordance with the Servicing Standard)). Notwithstanding the terms of any Loan or Junior Loan, the Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Loan or Junior Loan, until and except to the extent that (i) all reserves required to be established with the Master Servicer and then required to be funded pursuant to the terms of such Loan or Junior Loan have been so funded, (ii) all payments of principal and interest then due on such Loan or Junior Loan have been paid and
(iii) all related operating expenses, if applicable, have been paid to the related Lock-Box or reserved for pursuant to the related Lock-Box Agreement. In no event shall any collections on any ARD Loan be allocated to the payment of Excess Interest until all principal and interest (other than Excess Interest) due, or to become due, under such ARD Loan have been paid in full and any Advances related to such ARD Loan (together with interest thereon) are reimbursed. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) If the Master Servicer or the Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Due Period, the Master Servicer or the Special Servicer, as applicable, shall, to the extent Excess Interest is not otherwise reported on the CMSA Loan Periodic Update File, promptly notify the Trustee in writing.

            (d) Subject to Section 3.20, the Master Servicer shall not accept a Principal Prepayment of any Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest Shortfall, unless the Borrower is permitted to make such prepayment pursuant to the terms of the related Loan Documents, the prepayment results from a payment of insurance proceeds or condemnation proceeds or the prepayment must be accepted under applicable law or court order. If the Master Servicer accepts a Principal Prepayment of any Loan by the Borrower on any date other than a Due Date which causes a Prepayment Interest Shortfall (unless such Principal Prepayment is in respect of (i) a Specially Serviced Loan, (ii) a payment of insurance proceeds or condemnation proceeds, (iii) a payment subsequent to a default under the related Loan Documents (provided the Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and the Master Servicer has obtained the consent of the Special Servicer), (iv) a payment pursuant to applicable law or court order, (v) a payment the related Borrower is permitted to make under the terms of the related Loan Documents or (vi) a payment accepted by the Master Servicer at the request of or with the consent of the Directing Certificateholder), the Master Servicer shall remit to the Trustee on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the Distribution Account, in an amount equal to any Prepayment Interest Shortfall resulting from such Principal Prepayment. In addition, if an Uncovered Prepayment Interest Shortfall occurs in respect of any Loan during any Due Period, and if the Master Servicer in respect of such Loan receives any Prepayment Interest Excesses during that same Due Period in respect of other Loans, then such Prepayment Interest Excesses shall be applied to offset such Uncovered Prepayment Interest Shortfall to the maximum extent possible and shall not be available as additional servicing compensation.

            SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

            (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments received by it with respect to the Loans and/or Junior Loans shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Loan Documents and the terms of any related Intercreditor Agreement; provided that, in the case of the One Madison Avenue Total Loan, if the related Servicing Account includes funds with respect to any other Loan, then the Master Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to the One Madison Avenue Total Loan. Each Servicing Account shall be maintained in accordance, or not inconsistent, with the requirements of the related Loan or Junior Loan and in accordance with the Servicing Standard in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Accounts; (ii) reimburse the Master Servicer or the Trustee for any Servicing Advances and interest thereon; (iii) refund to Borrowers any sums as may be determined to be overages; (iv) pay interest to Borrowers on balances in the Servicing Account, if required by applicable law or the terms of the related Loan Documents and as described below or, if not so required, to the Master Servicer pursuant to clause (vii) below; (v) withdraw amounts deposited in error; (vi) clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; (vii) pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Servicing Accounts maintained by the Master Servicer as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Servicing Accounts maintained by the Master Servicer for the relevant period and to the extent not required by law or the terms of the related Loan Documents to be paid to the Borrowers); and (viii) following a default on the related Loan or Serviced Loan Combination, for application to amounts due thereunder (to the extent permitted by the related Loan Documents and applicable law).

            (b) The Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of Loans and Junior Loans that do not constitute REO Loans, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof and the status of any letters of credit. The Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of Loans and Junior Loans that do not constitute REO Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the related REO Account or Servicing Account, as applicable, and, if such amounts are insufficient to pay such items in full, the Master Servicer shall make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Loan Documents and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Loans and Junior Loans that do not provide for escrows for the payment of taxes and assessments, the Master Servicer shall make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after the Master Servicer has received confirmation that such item has not been paid and (ii) the earlier of (A) 30 days after the date such payments first become due and (B) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall the Master Servicer or the Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Loan or Serviced Loan Combination does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Properties, and the Master Servicer, in the case of all Loans and Junior Loans that do not constitute REO Loans shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Borrower at the time they first become due.

            (c) In accordance with the Servicing Standard and for all Loans and Junior Loans (other than with respect to any such Loan or Junior Loan after the related principal balance thereof has been reduced to zero), the Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property (including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon, (vi) the costs and expenses (including attorneys' fees and expenses) of any enforcement or judicial proceedings, including foreclosure and similar proceedings, and (vii) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis, provided that the Master Servicer shall not be required to make any such Advance that would, if made, constitute a Nonrecoverable Servicing Advance.


            With respect to each Loan and Junior Loan and each related REO Property, the Special Servicer shall give the Master Servicer and the Trustee (and, if the One Madison Avenue Total Loan is involved, the related Junior Loan Holder) not less than five Business Days' notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to such Loan or Junior Loan or any related REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) to the Master Servicer more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Master Servicer and the Trustee with any information in its possession (including any information that the Master Servicer or the Trustee, as applicable, may reasonably request) to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made by the Master Servicer with respect to a Specially Serviced Loan or REO Property is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon the Master Servicer.


            Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such payment shall be made only if the Master Servicer (or the Special Servicer, if a Specially Serviced Loan is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (and in the case of any Junior Loan, the related Junior Loan Holder, as applicable, taken as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Trustee, each Rating Agency and the Directing Certificateholder, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination.


            All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Loans, notwithstanding that the terms of such Loans so permit. If the Master Servicer fails to make any required Servicing Advance as and when due to the extent a Responsible Officer of the Trustee has been notified of such failure in writing by the Master Servicer, the Special Servicer or the Depositor or a Responsible Officer of the Trustee otherwise has actual knowledge of such failure, then the Trustee shall make such Servicing Advance pursuant to Section 7.05.

            (d) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to Section 3.05(a) or from a Servicing Account pursuant to Section 3.03(a), the Master Servicer or the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement. Subject to Section 3.19(e), the Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance made by the Master Servicer or the Trustee, as the case may be, as soon as practically possible after funds available for such purpose are deposited in the applicable account maintained hereunder.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan or Junior Loan, the Master Servicer or, if such Loan or Junior Loan constitutes a Specially Serviced Loan, the Special Servicer, shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of a Loan or Junior Loan, the Master Servicer or, if such Loan or Junior Loan constitutes a Specially Serviced Loan, the Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer (with respect to Loans and Junior Loans that are not Specially Serviced Loans) shall determine whether the related Borrower has failed to perform its obligations under the respective Loan or Junior Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

            SECTION 3.04. The Collection Account, Distribution Account and Excess Interest Distribution Account.

            (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, the Collection Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections on the Loans and Junior Loans received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off
Date) and the following payments and collections (other than Principal Prepayments) received on the Loans and Junior Loans by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal, including Principal
            Prepayments, on the Loans and Junior Loans; and

                  (ii) all payments on account of interest (net of any related
            Primary Servicing Fees and, in the case of a Loan, the related Master Servicing Fees) on the Loans and Junior Loans and any Penalty Charges collected thereon (net of any amount thereof utilized to offset interest on Advances); and

                  (iii) all Yield Maintenance Charges received with respect to the Loans and Junior Loans;

                  (iv) all Insurance and Condemnation Proceeds and Liquidation
            Proceeds received in respect of any such Loan or Junior Loan (other than Liquidation Proceeds that are to be deposited in the Distribution Account pursuant to Section 9.01) together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of such Loans; and

                  (v) any amounts required to be transferred from (A) any REO
            Account pursuant to Section 3.16(c) and (B) any Junior Loan Custodial Account pursuant to any applicable provision of this Agreement; and

                  (vi) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account; and

                  (vii) any amounts required to be deposited by the Master
            Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on any such Loan, Junior Loan or any related REO Property resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

                  (viii) any amounts paid by any Junior Loan Holder or mezzanine lender in respect of the related A Loan in connection with any cure or purchase option exercised pursuant to the terms of the related Intercreditor Agreement.


            The foregoing requirements for deposit by the Master Servicer in the Collection Account shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.


            Within one Business Day of receipt of any of the foregoing amounts with respect to any Specially Serviced Loan, the Special Servicer shall remit such amounts to the Master Servicer for deposit into the Collection Account. Any amounts received by the Special Servicer with respect to an REO Property (other than Liquidation Proceeds payable pursuant to Section 9.01 in connection with the termination of the Trust) shall be deposited into the applicable REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

            (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. The Master Servicer shall deliver to the Trustee each month on or before 1:00 p.m., New York City time, on the Master Servicer Remittance Date, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(iii), (a)(iv), (a)(vii), (c), (d) and (f) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account maintained by the Master Servicer, and if the Master Servicer has not timely remitted the Available Distribution Amount in accordance with the provisions of this Section 3.04(b) and the Trustee so requests due to such Master Servicer's failure to timely deliver the Available Distribution Amount, the Master Servicer shall deliver to the Swap Counterparty, in accordance with wiring instructions provided by the Trustee, any portion of that amount consisting of the Class A-2FL Net Fixed Swap Payment due to the Swap Counterparty with respect to the related Distribution Date, and such portion shall be deemed to have been delivered to the Trustee, deposited by the Trustee into the Floating Rate Account and distributed by the Trustee to the Swap Counterparty pursuant to the terms of this Agreement. On each Distribution Date (prior to distributions on the Certificates being made on such date), the Trustee shall deposit in the Distribution Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Distribution Account.


            Subject to Section 3.05, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution
Account:

                  (i) any P&I Advances required to be made by the Master
            Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to the Master Servicer's obligations hereunder, Section 7.05);

                  (ii) any Liquidation Proceeds paid by the Master Servicer in connection with the purchase of all of the Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account or the Excess Interest Distribution Account pursuant to
            Section 9.01);

                  (iii) any payments required to be made by the Master Servicer pursuant to Section 3.02(d); and

                  (iv) any other amounts required to be so delivered by the
            Master Servicer for deposit in the Distribution Account pursuant to any provision of this Agreement.


            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the Interest Reserve Account pursuant to Section 3.28(b) and such amount from the Excess Liquidation Proceeds Account as required pursuant to Section 3.04(f)). To the extent that the Master Servicer has not delivered to the Trustee for deposit in the Distribution Account such amounts as are required to have been so delivered on the Master Servicer Remittance Date, the Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the Master Servicer Remittance Date to and excluding the date such amounts are received for deposit by the Trustee.

            (c) The Trustee, on behalf of the Trust Fund, shall establish and maintain the Floating Rate Account in trust for the benefit of the Holders of the Class A-2FL Certificates. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this Agreement. On the Business Day preceding each Distribution Date, the Trustee shall deposit in the Floating Rate Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Floating Rate Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Floating Rate Account. On each Class A-2FL Swap Payment Date, following any deposit to the Distribution Account on such date, the Trustee shall deposit into the Floating Rate Account (i) all amounts distributable with respect to the Class A-2FL Regular Interest pursuant to Sections 4.01(a) and 4.01(b) for such Distribution Date and (ii) all amounts received from the Swap Counterparty under the Swap Agreement.

            (d) The Trustee shall establish, prior to the Master Servicer Remittance Date relating to any Due Period in which Excess Interest is received, and maintain the Excess Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(j), a subaccount of an Eligible Account. On or before the Master Servicer Remittance Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer during the related Due Period on the Loans. On each Distribution Date, the Trustee shall withdraw the Excess Interest from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(c). Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no Loans or related REO Loans remain outstanding that pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

            (e) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account or, subject to Section 3.04(j), a sub-account of an Eligible Account. Not later than 1:00 p.m. on the Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by the Master Servicer during the Due Period ending on the Determination Date immediately prior to the Master Servicer Remittance Date on the Loans. If any Excess Liquidation Proceeds received by the Master Servicer during any Due Period relate to any Junior Loan, such amount shall be deposited in the applicable Junior Loan Custodial Account, respectively. On the Master Servicer Remittance Date, the Trustee shall deposit in the Excess Liquidation Proceeds Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Excess Liquidation Proceeds Account.


            On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Certificates and the Class A-2FL Regular Interest on such Distribution Date pursuant to Section 4.01(a), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

            (f) Funds on deposit in the Collection Account, a Junior Loan Custodial Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds and the Distribution Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Rating Agencies and the Depositor of any new location of the Collection Account prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation Proceeds Account and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicer and the Depositor of any new location of the Distribution Account, the Excess Liquidation Proceeds Account or the Excess Interest Distribution Account, prior to any change thereof.

            (g) With respect to a CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Loan Pair (and, as a result, such CBA B Loan is being serviced hereunder) or the Mortgaged Property securing the subject CBA A/B Loan Pair has become REO Property, and with respect to each other Junior Loan from and after the date hereof, the Master Servicer shall establish and maintain, or cause to be established and maintained, a Junior Loan Custodial Account into which the Master Servicer shall deposit or cause to be deposited (if not otherwise required to be deposited in the Collection Account) on a daily basis (and in no event later than the Business Day following the receipt of available funds) or shall transfer from general collections on deposit in the Collection Account, except as otherwise specifically provided herein (and provided that the subject payment or collection was not and may not otherwise be withdrawn from the Collection Account for any other purpose contemplated by Section 3.05(a) or any other section of this Agreement), the following payments and collections on the applicable Junior Loan received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off Date) and the following payments and collections (other than Principal Prepayments) received on the applicable Junior Loan by the Master Servicer on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal, including principal prepayments, on such Junior Loan; and

                  (ii) all payments on account of interest, including Excess
            Interest and Default Interest, on such Junior Loan; and

                  (iii) all Insurance and Condemnation Proceeds received that are allocable to such Junior Loan; and

                  (iv) all Liquidation Proceeds received that are allocable to such Junior Loan; and

                  (v) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c) that relate to such Junior Loan, as applicable; and

                  (vi) all yield maintenance charges, prepayment premiums and late payment charges received in respect of such Junior Loan; and

                  (vii) any amounts required to be deposited by the Master
            Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on such Junior Loan resulting from a deductible clause in a blanket or master force placed hazard insurance policy relating thereto; and

                  (viii) any amounts paid by the holder of any A Loan or any mezzanine lender in connection with any purchase option exercised pursuant to the terms of the related intercreditor agreement, that are distributable to the related Junior Loan Holder; and

                  (ix) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Junior Loan Custodial Account.


            The foregoing requirements for deposit by the Master Servicer in a Junior Loan Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in such Junior Loan Custodial Account. If the Master Servicer for any reason deposits in any Junior Loan Custodial Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from such Junior Loan Custodial Account, notwithstanding any provision in this Agreement to the contrary.

            (h) With respect to any CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Loan Pair (and, as a result, such CBA B Loan is being serviced hereunder) or the Mortgaged Property securing the subject CBA A/B Loan Pair has become REO Property, and with respect to each other Junior Loan from and after the date hereof, the Master Servicer shall, as and when required pursuant to the related Intercreditor Agreement and Section 3.05(a), withdraw from the related Junior Loan Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related Intercreditor Agreement and this Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses and fees relating to the subject Junior Loan or any related REO Property and, further, to pay to the related Junior Loan Holder, as applicable, all amounts to which each of them is entitled in respect of the subject Junior Loan, respectively, in accordance with the related Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the related Junior Loan Holder shall be made in accordance with the related Intercreditor Agreement.

            (i) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Master Servicer may maintain the Collection Account and the respective Junior Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be deemed to have been made in the same manner as would be the case if the Collection Account and such respective Junior Loan Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Collection Account and such respective Junior Loan Custodial Accounts were maintained as multiple separate accounts; (iii) the Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Collection Account and the Junior Loan Custodial Accounts, respectively; (iv) the Master Servicer's maintaining the Collection Account and such respective Junior Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders, any Junior Loan Holder; and (v) such single Eligible Account shall be entitled substantially as follows: "KeyCorp Real Estate Capital Markets, Inc. [or name of successor Master Servicer], in trust for Wells Fargo Bank, N.A. [or name of successor Trustee], as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, and various Junior Loan Holders, as their interests may appear, Collection/Custodial Account."

            (j) Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Floating Rate Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as four separate accounts; (iii) the Trustee shall make debits and credits to those four subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Floating Rate Account and the Excess Liquidation Proceeds Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Floating Rate Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as four separate subaccounts of a single Eligible Account (as opposed to in the form of four separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account, the Floating Rate Account and Excess Liquidation Proceeds Account."

            SECTION 3.05. Permitted Withdrawals from the Collection Account and the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Trustee for deposit in the Distribution
            Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances by the Master Servicer pursuant to Section 4.03(a);

                  (ii) to remit Excess Interest to the Trustee for deposit in the Excess Interest Distribution Account pursuant to Section
            3.04(e);

                  (iii) to pay (x) to such Master Servicer or the holder of such
            Master Servicer's Excess Servicing Strip (subject to Section 3.11(a)) unpaid Master Servicing Fees (net of any such amounts required to offset Prepayment Interest Shortfalls pursuant to
            Section 3.11(a)) and any Primary Servicing Fees to which it or such holder is entitled pursuant to Section 3.11(a), (y) to any Broker Strip Payee entitled thereto, the related Broker Strip and (z) to any Primary Servicer entitled thereto the related Primary Servicing Fees, such Master Servicer's rights, any Broker Strip Payee's rights and any Primary Servicer's rights to payment pursuant to this clause
            (iii) with respect to any Loan, Serviced Junior Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Loan or such Serviced Junior Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or on or in respect of such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

                  (iv) to pay the Special Servicer (or, if applicable, any
            predecessor thereto) earned and unpaid Special Servicing Fees, Workout Fees and Liquidation Fees to which it is entitled in respect of Loans and Junior Loans (and any related REO Loans);

                  (v) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a Cure Payment from any Junior Loan Holder) made by such party with respect to Loans and any related REO Loans, the Master Servicer's or the Trustee's right to receive payment pursuant to this clause (v) being limited to amounts received which represent Late Collections of interest (net of the related Master Servicing Fees, Primary Servicing Fees and Broker Strip Interest, if any) on and principal of the particular Loans and REO Loans with respect to which such P&I Advances were made; provided, however, that, subject to Section 1.05, if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Loans and successor REO Loans with respect thereto on deposit in the Collection Account from time to time that represent collections or recoveries of principal (net of any such principal collections or recoveries applied to reimburse any Nonrecoverable Advances and interest thereon), first, from such amounts that are allocated to the Loan Group to which such Loan belongs and, second, from such amounts that are allocated to the other Loan Group;

                  (vi) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances made by such party with respect to any Loans and/or Junior Loans and/or related REO Properties, the Master Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (vi) with respect to any Loan, Junior Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues); provided, however, that, subject to Section 1.05, if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Loans and Junior Loans (and successor REO Loans with respect thereto) on deposit in the Collection Account from time to time that represent collections or recoveries of principal (net of any such principal collections or recoveries applied to reimburse any Nonrecoverable Advances and interest thereon), first, from such amounts that are allocated to the Loan Group to which such Loan belongs and, second, from such amounts that are allocated to the other Loan Group;

                  (vii) subject to Section 3.19(e), to reimburse itself or the
            Trustee, as applicable, for Nonrecoverable Advances incurred by the Master Servicer or the Trustee in respect of the Loans and Junior Loans (as well as any related REO Loans) and to pay to itself or the Trustee, as applicable, interest accrued and payable on such reimbursed Nonrecoverable Advances, which reimbursement and payment shall be made, subject to Section 1.05, out of general collections on the Loans and any related REO Properties, first, from such amounts that are allocated to the Loan Group to which such Loan belongs and, second, from such amounts that are allocated to the other Loan Group;

                  (viii) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause
            (v) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d), (b) any unreimbursed Servicing Advances pursuant to clause (vi) above or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d), or (c) any Nonrecoverable Advances pursuant to clause (vii) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon;

                  (ix) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Loan or Junior Loan required to be serviced by the Master Servicer and giving rise to a repurchase obligation of any Responsible Party under Section 7 of the related Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Loan being limited to that portion of the Purchase Price paid for such Loan that represents such expense in accordance with clause (vi) of the definition of Purchase Price;

                  (x) subject to Section 2.03(b), to reimburse itself, the
            Trustee or the Special Servicer, as the case may be, out of general collections on the Loans and any related REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Loan required to be serviced by the Master Servicer in connection with the enforcement of any Responsible Party's obligations under
            Section 7 of the related Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

                  (xi) to pay itself, as additional servicing compensation all amounts specified in the fourth and fifth paragraphs of Section 3.11(a); and to pay the Special Servicer, as additional servicing compensation all amounts specified in the second and last paragraphs of Section 3.11(b);

                  (xii) if and to the extent allocable to any Junior Loans (or
            REO Loans with respect thereto), to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, employees and agents and various other related Persons, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

                  (xiii) to pay for the cost of any Opinion of Counsel
            contemplated by Sections 10.01(a) or 10.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders; and, if and to the extent allocable to any related Junior Loans (or REO Loans with respect thereto), to pay for (x) the cost of obtaining the REO Extension contemplated by
            Section 3.16(a) and (y) the fees of the Trustee or the Master Servicer for confirming the Special Servicer's determination of Fair Value of a Defaulted Loan;

                  (xiv) to pay out of general collections on the Loans and any related REO Properties any and all federal, state and local taxes imposed on any Trust REMIC created hereunder or any of its assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor;

                  (xv) to reimburse the Master Servicer and the Special Servicer out of general collections on the Loans and any related REO Properties for expenses incurred by and reimbursable to them by the Trust Fund (which expenses are not otherwise reimbursable pursuant to any other clause of this Section 3.05(a) or pursuant to Section 3.05(b));

                  (xvi) to pay the Master Servicer the Special Servicer, the
            Directing Certificateholder, any Junior Loan Holder or any Responsible Party, as the case may be, with respect to each Loan and Junior Loan, if any, previously purchased or replaced by such Person pursuant to this Agreement or the related Intercreditor Agreement (in each case, if the Master Servicer was the Master Servicer), all amounts received thereon subsequent to the date of purchase or replacement, including, in the case of a Responsible Party, all amounts received thereon to which such Responsible Party is entitled under Section 2.03(b);

                  (xvii) to reimburse the Special Servicer for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of Section 3.09(c) with respect to any Mortgaged Property or REO Property relating to any Loan or Junior Loan;

                  (xviii) to transfer the Excess Liquidation Proceeds on deposit in the Collection Account to the Trustee for deposit in the Excess Liquidation Proceeds Account in accordance with Section 3.04(f);

                  (xix) to transfer to the related Junior Loan Custodial Account all amounts payable to the related CBA B Loan Holder in respect of any CBA B Loan being serviced hereunder or in respect of any related REO Loan, pursuant to the related CBA Intercreditor Agreement; and to transfer to the related Junior Loan Custodial Account for each other Serviced Loan Combination, all amounts payable to the related Junior Loan Holder in respect of the related Junior Loan pursuant to the Intercreditor Agreement for such Serviced Loan Combination;

                  (xx) to make any payments, in addition to normal remittances, owing by the Trust Fund to any Junior Loan Holder under the related Intercreditor Agreement;

                  (xxi) to recoup any amounts deposited in the Collection
            Account in error; and

                  (xxii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01;


      provided, however, that in the case of each CBA A/B Loan Pair:

                        (A) to the maximum extent permitted by the related CBA
                  Intercreditor Agreement, Special Servicing Fees, Workout Fees, Liquidation Fees, Advances, interest on Advances and all other servicing costs and expenses relating to such CBA A/B Loan Pair or any related REO Property shall be paid or reimbursed, as applicable, out of amounts otherwise payable to the holder of the related CBA B Loan or any successor REO Loan with respect thereto; and

                        (B) no fees, costs or expenses, including servicing
                  compensation, allocable to the related CBA B Loan or any successor REO Loan with respect thereto (other than related Nonrecoverable Servicing Advances made hereunder and interest thereon) shall be paid or reimbursed, as applicable, out of any payments or other collections on the Loans and/or any successor REO Loans with respect thereto (exclusive of the related CBA A Loan or any successor REO Loan with respect thereto); and

                        (C) no fees, costs or expenses allocable to the Loans,
                  any successor REO Loans with respect thereto or any particular such Loan or REO Loan (exclusive of the related CBA A Loan or any successor REO Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holder of, the related CBA B Loan or any successor REO Loan with respect thereto; and


      provided further, however, that in the case of any Junior Loan (to the extent consistent with the preceding proviso):

                        (A) the Master Servicer shall be entitled to make
                  transfers from time to time, from the related Junior Loan Custodial Account to the Collection Account, of amounts necessary for the payments and/or reimbursements of amounts described above in this Section 3.05(a), including the foregoing two provisos, but only insofar as the payment or reimbursement described therein arises from or is related solely to the related Serviced Loan Combination or the subject CBA A/B Loan Pair, as applicable, or is allocable to the related Serviced Loan Combination or the subject CBA A/B Loan Pair, as applicable, pursuant to this Agreement and, in either case, is allocable to the related Junior Loan(s) pursuant to the related Intercreditor Agreement(s), and the Master Servicer shall also be entitled to make transfers from time to time, from the related Junior Loan Custodial Account to the Collection Account, of amounts transferred to such related Junior Loan Custodial Account in error, and amounts necessary for the clearing and termination of the related Junior Loan Custodial Account pursuant to Section 9.01;

                        (B) the Master Servicer shall, as and when required
                  under the related Intercreditor Agreement (it being acknowledged that no such Intercreditor Agreement requires the Master Servicer to remit to the Junior Loan Holder earlier than one Business Day following receipt thereof) remit to the related Junior Loan Holder any amounts on deposit in the related Junior Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clause (A) above), to the extent that such Junior Loan Holder is entitled thereto under the related Intercreditor Agreement (including, if applicable, by way of the operation of any provision of the related Intercreditor Agreement(s) that entitles the holder of such Junior Loan to reimbursement of cure payments made by it).


            Expenses incurred with respect to each Serviced Loan Combination shall be allocated in accordance with the corresponding Intercreditor Agreement.


            If the Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a Junior Loan, then the Master Servicer shall, if funds on deposit in such Junior Loan Custodial Account are insufficient therefor, request the related Junior Loan Holder to make such payment or reimbursement to the extent such Junior Loan Holder is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If such Junior Loan Holder fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request, then (subject to the provisos to the first paragraph of this Section 3.05(a)) the Master Servicer shall be entitled to make such payment or reimbursement from the Collection Account. The Master Servicer shall use reasonable efforts to recover any such payment or reimbursement paid out of general collections on the Mortgage Pool from such Junior Loan Holder, and if such payment or reimbursement is subsequently recovered from such Junior Loan Holder (or from payments or collections on the related Serviced Loan Combinations that would otherwise be payable to the related Junior Loan Holder), to the extent that any amounts were previously taken by the Master Servicer from general collections on the Mortgage Pool on deposit in the Collection Account, the amount recovered (or otherwise to be paid to the Junior Holder) shall be deposited into the Collection Account and shall not be deposited into the related Junior Loan Custodial Account.


            Subject to the provisions of Section 3.03(c), the Master Servicer shall pay to the Special Servicer from the Collection Account on the Master Servicer Remittance Date amounts permitted to be paid to the Special Servicer therefrom based upon an Officer's Certificate received from the Special Servicer on the first Business Day following the immediately preceding Determination Date describing the item and amount to which the Special Servicer is entitled. The Master Servicer may conclusively rely on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from the Collection Account.


            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account and Junior Loan Custodial Account.

            (b) The Trustee, may, from time to time, make or be deemed to make withdrawals from the Distribution Account for any of the following purposes:

                  (i) to make distributions to Certificateholders on each
            Distribution Date pursuant to Section 3.33, Section 4.01 or Section 9.01, as applicable;

                  (ii) to pay the Trustee accrued but unpaid Trustee Fees;

                  (iii) to pay (A) to the Trustee or any of its Affiliates,
            directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person hereunder, including pursuant to Section 3.26, 3.30(o), 6.03(a), 6.03(b), 8.05(a) or 8.05(b), and (B) to the Person entitled thereto any amounts that would have been paid out of general collections on deposit in the Collection Account pursuant to any of clauses (ix),
            (x), (xii), (xiii), (xiv) and (xv) of Section 3.05(a) if those general collections had been sufficient;

                  (iv) to pay for the cost of the Opinion of Counsel
            contemplated by Section 10.01(c) in connection with any amendment to this Agreement requested by the Trustee;

                  (v) subject to Section 3.19(e), to reimburse and pay to itself and, pro rata based on entitlement, the Master Servicer, in that order, for outstanding and unreimbursed Nonrecoverable Advances and accrued and unpaid interest thereon (consistent with Section 1.05(a));

                  (vi) on each Distribution Date, to reimburse and pay to itself and the Master Servicer, in the order provided in Section 1.05(c), any outstanding and unreimbursed Workout-Delayed Reimbursement Amounts incurred thereby (with accrued and unpaid interest thereon), in each case only to the extent that such Person is entitled to such reimbursement pursuant to Section 1.05 (and net of any amount applied to reimburse the Master Servicer or the Trustee for any Nonrecoverable Advances and interest thereon);

                  (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01;

                  (viii) to transfer amounts required to be transferred to the
            Interest Reserve Account pursuant to Section 3.28(a); and

                  (ix) to recoup any amounts deposited in the Distribution
            Account in error.

            (c) Notwithstanding anything herein to the contrary, with respect to any Loan, (i) if amounts on deposit in the Collection Account and the Distribution Accounts are not sufficient to pay the full amount of the Master Servicing Fees listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Master Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of Advances listed in Sections 3.05(a)(v), (vi) and (vii), then reimbursements shall be paid first to the Trustee, and then to the Master Servicer. Notwithstanding the foregoing, any unpaid Master Servicing Fee, Trustee Fee or Advance that remains outstanding shall be reimbursable to the Master Servicer or the Trustee, as applicable, with interest accrued thereon at the Reimbursement Rate as provided in Section 3.05.

            (d) The Trustee may from time to time make withdrawals from the Floating Rate Account for (but only for) the following purposes:

                  (i) to make regularly scheduled payments of interest to the
            Swap Counterparty pursuant to Section 3.33(e) provided there is no Swap Default;

                  (ii) to make distributions to the Class A-2FL
            Certificateholders on each Distribution Date pursuant to Section 4.01(g);

                  (iii) to pay itself Net Investment Earnings earned on funds held in the Floating Rate Account;

                  (iv) to pay to the Persons entitled thereto any amounts
            deposited in the Floating Rate Account in error; and

                  (v) to clear and terminate the Floating Rate Account pursuant to Section 9.01.

            SECTION 3.06. Investment of Funds in the Collection Account, Junior Loan Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, REO Accounts, Distribution Account, Interest Reserve Account, Floating Rate Account and Excess Liquidation Proceeds Account.

            (a) (i) The Master Servicer may direct any depository institution maintaining for the Master Servicer the Collection Account, a Junior Loan Custodial Account, any Servicing Account, any Cash Collateral Account and any Lock-Box Account (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Master Servicer Account"), (ii) the Special Servicer may direct any depository institution maintaining an REO Account and
(iii) the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Distribution Account, the Floating Rate Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account (any of the foregoing accounts listed in this clause (iii) for purposes of this Section 3.06, a "Trustee Account"; and any of the Master Servicer Accounts, REO Accounts and Trustee Accounts for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is the Master Servicer, the Special Servicer or the Trustee, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).


            The Master Servicer (in the case of the Master Servicer Account) or the Special Servicer (in the case of an REO Account), on behalf of the Trustee, or the Trustee in its capacity as such (in the case of any Trustee Account) shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer (in the case of a Permitted Investment of funds on deposit in the Master Servicer Account) or the Special Servicer (in the case of a Permitted Investment of funds on deposit in an REO Account) shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Master Servicer Account), the Special Servicer (in the case of an REO Account) or the Trustee (in the case of any Trustee Account) shall:

                  (i) consistent with any notice required to be given
            thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and
            (b) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the subject Investment Account.

            (b) Interest and investment income realized on funds and deposited in each of the Master Servicer Accounts to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date shall be for the sole and exclusive benefit of the Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03,
3.04 or 3.05, as the case may be. Interest and investment income realized on funds deposited in an REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, shall be for the sole and exclusive benefit of the related Special Servicer, but shall be subject to withdrawal in accordance with Section 3.16(c). Interest and investment income realized on funds and deposited in each of the Trustee Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(a), 3.04(f) or 3.28(b), as the case may be. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Master Servicer, the Special Servicer or the Trustee, as applicable, in connection with funds on deposit in any of the Master Servicer Accounts (in the case of the Master Servicer), any of the REO Accounts (in the case of the Special Servicer) or any of the Trustee Accounts (in the case of the Trustee) maintained by the Master Servicer, the Special Servicer or the Trustee, then the Master Servicer, the Special Servicer or the Trustee, as applicable, shall deposit therein, no later than the next succeeding Master Servicer Remittance Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution Account), no later than the next succeeding Distribution Date), without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from and including the immediately preceding Distribution Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution Account), from and including the first Business Day following the immediately preceding Distribution Date) to and including the Master Servicer Remittance Date (or, in the case of the Trustee and the Trustee Accounts (exclusive of the Excess Liquidation Proceeds Distribution Account), to and including the subject Distribution Date).

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in the Collection Account or the Distribution Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to cause the Borrower to maintain the insurance coverage required by the terms of the related Note and Mortgage, and if the Borrower does not so maintain such insurance coverage, shall itself maintain for each Loan and Serviced Loan Combination any Insurance Policy coverage as is required under the related Mortgage (to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such Insurance Policy coverage is available at commercially reasonable rates, as determined by the Master Servicer in accordance with the Servicing Standard); provided, however, that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, shall impose such insurance requirements as are consistent with the Servicing Standard. As to each Loan and Serviced Loan Combination, the Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar act to the extent not prohibited by the terms of the related Loan Documents; provided, however, that the Master Servicer will not be obligated to require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Loan Documents or by the related Mortgage Loan Seller immediately prior to the Closing Date, unless the Master Servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the Closing Date (if less than what is required by the related Loan Documents) would not be commercially reasonable for property of the same type, size and/or location as the related Mortgaged Property. Notwithstanding the foregoing, the Master Servicer shall not be required to call a default under a Loan or Serviced Loan Combination if the related Borrower fails to maintain such insurance, and the Master Servicer shall not be required to maintain such insurance, if, in each case, (A) the Special Servicer consents, after receiving the Master Servicer's recommendation (including a summary of the Master Servicer's efforts and research with respect to such insurance, along with other information the Special Servicer may reasonably request), and with the approval of the Directing Certificateholder Directing Certificateholder's approval (which approval(s) shall be obtained by the Special Servicer and shall be subject to the last paragraph of Section 3.21(e)), to the Master Servicer's determination based upon information reasonably available to the Master Servicer after due inquiry in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (b) such insurance is not available at any rate and (B) if a Serviced Loan Combination is involved and the related Junior Lender is entitled to consult, or grant or withhold approval, with respect to such proposed course of action under the related Intercreditor Agreement and/or Section 3.32, the Master Servicer has engaged in such consultation or obtained the approval or deemed approval of such Junior Lender in accordance with the related Intercreditor Agreement and/or
Section 3.32, as and to the extent applicable. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property acquired in respect of a Loan or Serviced Loan Combination no less Insurance Policy coverage than was previously required of the Borrower under the related Loan Documents or, at the Special Servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.


            All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer (or Primary Servicer, if applicable) on behalf of the Trustee (in the case of insurance maintained in respect of Loans and Serviced Loan Combinations) or the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Loan or Serviced Loan Combination, as applicable, but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan Documents) and (iv) be issued by either (x) a Qualified Insurer or (y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage, (provided that such insurance carrier is authorized under applicable law to issue such Insurance Policies). Any amounts collected by the Master Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard and the provisions of the related Loan) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a).


            Any costs incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Loans and Serviced Loan Combinations if the Borrower defaults on its obligation to maintain such Insurance Policies shall be advanced by the Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of the REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance.


            If the Master Servicer or the Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Loans and Junior Loans or related REO Properties, as the case may be, required to be serviced and administered by the Master Servicer or the Special Servicer hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, the Master Servicer or the Special Servicer shall promptly deposit into the Collection Account from the Master Servicer's or the Special Servicer's own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. The Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders and, in case of a Serviced Loan Combination, the related Junior Loan Holder(s) claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates.

            (b) If the Master Servicer or the Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming the Master Servicer or the Special Servicer, as the case may be, as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties. If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as the case may be, shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account from the Master Servicer's or the Special Servicer's own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan or Serviced Loan Combination, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Master Servicer and the Special Servicer shall maintain, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Loans and/or Junior Loans ("Master Servicer Employees," in the case of the Master Servicer, and "Special Servicer Employees," in the case of the Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure the Master Servicer or the Special Servicer, as applicable, against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to this Agreement and negligent acts of the Master Servicer's Master Servicer Employees or the Special Servicer's Special Servicer Employees, as applicable. The errors and omissions policy of the Master Servicer or the Special Servicer, as applicable, shall also protect and insure the Master Servicer or the Special Servicer, as applicable, against losses in connection with the release or satisfaction of a Loan or Serviced Loan Combination without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Master Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement.


            The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the Master Servicer or the Special Servicer, as applicable, to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or the Special Servicer (or its immediate or remote parent) is rated at least "A1" by Moody's and "A" by S&P, the Master Servicer or the Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this
Section 3.07(c).


            Each of the Master Servicer and the Special Servicer shall promptly report in writing to the Trustee any material changes that may occur in its respective Fidelity Bonds, if any, and/or its respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

            (d) With respect to the Loans or Serviced Loan Combinations that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the Master Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the related Loan or Serviced Loan Combination and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates.

            (e) The Master Servicer and the Special Servicer, as applicable, shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy relating to a Loan or Serviced Loan Combination to realize the full value of such policy for the benefit of Certificateholders (and, if a Serviced Loan Combination is involved, the related Junior Loan Holder(s)).

            (f) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) securing a Loan or Serviced Loan Combination shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the Master Servicer becomes aware, in performing its duties under this Agreement, that such a Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management Agency, then the Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the related Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the Master Servicer shall itself maintain, to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard) and the Trustee as mortgagee has an insurable interest in the subject Mortgaged Property, flood insurance in respect thereof, but only to the extent the related Loan or Serviced Loan Combination permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Loan or Serviced Loan Combination, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Loan Documents. If the cost of any insurance described above is not borne by the Borrower, the Master Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

            (g) During all such times as any REO Property acquired in respect of a Loan or Serviced Loan Combination is located in a federally designated special flood hazard area, the Special Servicer shall cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount equal to the least of (i) the unpaid principal balance of the related Loan or Serviced Loan Combination, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Loan Documents. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer as a Servicing Advance.

            (h) The Master Servicer shall, to the extent permitted by the related Loan Documents, require that each policy of business income insurance maintained by a Borrower under any Loan have a minimum term of at least 12 months.

            (i) Within 45 days after the Closing Date, the Master Servicer shall notify each Environmental Insurer under any Environmental Insurance Policy relating to a Loan or Serviced Combination Loan disclosed to the Master Servicer in its review of the Mortgage Loan Schedule and the Servicing Files that (A) both the Master Servicer and the Special Servicer shall be sent notices under such Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust, shall be the loss payee under such Environmental Insurance Policy. The Master Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under such Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

            (j) In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Loan or Serviced Combination Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standards which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, if such Insured Environmental Event relates to any Serviced Loan Combination, for the benefit of any related Junior Loan Holder(s)). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.


            In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Loans or Serviced Loan Combinations, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer, the Directing Certificateholder, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer or the Special Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Loan Documents.

            SECTION 3.08. Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions.

            (a) As to each Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (i) provides that such Loan or Serviced Loan Combination shall
            (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower, or

                  (ii) provides that such Loan or Serviced Loan Combination may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,


            the Master Servicer shall (for any Loan that is not a Specially Serviced Loan) provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer or the Special Servicer, as the case may be, shall enforce such due-on-sale clause, unless the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard and subject to
            Section 3.08(d) and either Section 3.21(e) or Section 3.32, as applicable, that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Master Servicer or the Special Servicer, as applicable, determines that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the Master Servicer or the Special Servicer, as the case may be, shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that
            (x) the credit status of the prospective transferee is in compliance with the Servicing Standard and the terms of the related Mortgage and (y) with respect to any Loan which is a Significant Loan, the Master Servicer or the Special Servicer, as the case may be, shall have received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Master Servicer or the Special Servicer, as the case may be, shall require the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

            (b) Neither the Master Servicer nor the Special Servicer shall (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a). Neither the consent of the Master Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Loan or Serviced Loan Combination (and each Rating Agency has been notified of such event of default), if such consent is not required in the related mezzanine intercreditor agreement, and the related mezzanine lender complies with the applicable conditions set forth in the related intercreditor agreement .

            (c) As to each Loan or Serviced Loan Combination which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Loan or Serviced Loan Combination shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or interests in the related Borrower, or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or interests in the related Borrower,


      the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer or the Special Servicer, as the case may be, shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Master Servicer or the Special Servicer, as the case may be, (x) determines, in accordance with the Servicing Standard, and subject to Section 3.08(d) and either Section 3.21(e) or 3.32, as applicable, that (1) not accelerating payments on such Loan or (2) granting such consent would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent and (y) with respect to any Loan that is (1) a Significant Loan or (2) together with the proposed subordinate debt would have a combined debt service coverage ratio of less than 1.20x or a combined loan-to-value ratio of 85% or greater, has received written confirmation from each of the Rating Agencies to the effect that (1) not accelerating such payments or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the Loan Documents, the Master Servicer or the Special Servicer, as the case may be, will require the Borrower to pay the costs associated with such Rating Agency confirmation, otherwise it is considered a Trust Fund expense.

            (d) Notwithstanding subsections (a) and (c) above, in no event shall the Master Servicer waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any Loan or Serviced Loan Combination unless (i) the Master Servicer shall have notified the Special Servicer of such waiver, (ii) the Master Servicer shall have submitted the Master Servicer's written recommendation and analysis to the Special Servicer,
(iii) the Master Servicer shall have submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (iv) the Special Servicer shall have approved such waiver (which approval shall, except in the case of the One Madison Avenue Total Loan, be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request), and, in this regard, (x) if the One Madison Avenue Total Loan is not involved, the Special Servicer shall notify the Directing Certificateholder of the request for the waiver and of its own approval and submitted to the Directing Certificateholder each of the documents submitted to the Special Servicer by the Master Servicer and the Directing Certificateholder shall have informed the Special Servicer that it has approved (such approval subject to the last paragraph of Section 3.21(e)), such waiver; provided, however, that the Special Servicer shall advise the Directing Certificateholder of its approval (if any) of such waiver promptly (but in no case to exceed 10 Business Days) following its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; and, provided, further, that, if the Directing Certificateholder does not reject such recommendation within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request, then the waiver shall be deemed approved, or (y) if the One Madison Avenue Total Loan is involved, the Special Servicer shall promptly forward such analysis and recommendation to the One Madison Avenue Controlling Holder, which shall be entitled to approve or disapprove such recommendation (subject to the penultimate paragraph of Section 3.32(b)). The Master Servicer, with respect to any Loan that is not a Specially Serviced Loan, shall then process such documentation.

            (e) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (f) Except as otherwise permitted by Section 3.20, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Loan or Serviced Loan Combination in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (g) Notwithstanding any other provisions of this Section 3.08, the Master Servicer may grant a Borrower's request for consent to subject the related Mortgaged Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right-of-way or similar agreement, provided that the Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially and adversely affect the value of such Mortgaged Property and (ii) that no Trust REMIC will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on any Trust REMIC as a result thereof, provided, further, that the Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

            (h) With respect to any Loan or Junior Loan that permits release of Mortgaged Properties through defeasance (each, a "Defeasance Loan"), to the extent permitted under the related Loan Documents:

            (i) The Master Servicer shall effect such defeasance only through the purchase of non-callable U.S. Treasury securities or other non-callable government securities satisfying the REMIC Provisions and which are acceptable to the Rating Agencies as defeasance collateral ("Defeasance Collateral"), which purchase shall be made in accordance with the terms of such Defeasance Loan (except that the Master Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Loan Documents); provided, however, that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified, and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

            (ii) If such Loan or Junior Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the Master Servicer shall cause the Borrower or such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower that shall be a Single-Purpose Entity and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. At Borrower's expense, the Master Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Loan(s) and/or Junior Loan(s) that will be defeased.

            (iii) The Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable (subject to certain customary limitations) and that the Trustee has a first priority security interest in the Defeasance Collateral.

            (iv) The Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

            (v) Prior to permitting release of any Mortgaged Property through defeasance, (X) with respect to S&P, if such defeasance or partial defeasance or such Mortgaged Property relates to (1) any Loan that represents one of the 10 largest Loans (which for purposes of this clause
      (v) shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers) or (2) has a Stated Principal Balance at the time of defeasance of more than $20,000,000 or represents more than 5% of the aggregate Stated Principal Balance of all Loans at such time, the Master Servicer, at the expense of the related Borrower, shall obtain written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided that, in the case of any Loan that is not a Loan covered by clause (1) or (2), the Master Servicer shall be required to obtain confirmation from S&P unless the Master Servicer delivers to S&P a notice in the form attached hereto as Exhibit P and (Y) with respect to Moody's, if such defeasance or partial defeasance or such Mortgaged Property relates to any Loan that represents one of the 10 largest Loans of all Loans at such time, the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from each Moody's that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

            (vi) Subject to the related Loan Documents, neither the Master Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of the Master Servicer or the Special Servicer, as the case may be, that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

            (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Loan so requires and provides for the related Borrower to pay the cost thereof, the Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund or any Trust REMIC.

            (viii) Neither the Master Servicer nor the Special Servicer shall permit a partial defeasance with respect to any Loan or Junior Loan unless the value of the Defeasance Collateral is at least the amount required pursuant to the related Loan Documents with respect to such partial defeasance.


      To the extent not prohibited under the related Loan Documents, any costs to the Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(h), or obtaining the Rating Agency confirmations required by this Section 3.08(h), shall be borne by the related Borrower as a condition to the Master Servicer's obligation to effect the defeasance of the related Loan or Junior Loan or advanced as a Servicing Advance by the Master Servicer, and otherwise shall be a Trust Fund expense. The Master Servicer shall deliver all documents relating to the defeasance of any Loan to the Trustee for inclusion in the related Mortgage File.

            (i) With respect to any Loan or Serviced Loan Combination that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property, the Master Servicer shall receive any such request from Borrower, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to Directing Certificateholder, who shall approve or reject such recommendation (such approval subject to the last paragraph of Section 3.21(e)). The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within 5 Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The Master Servicer, with respect to any Loan that is not a Specially Serviced Loan, shall then process such documentation.

            (j) With respect to any Loan or Junior Loan, subject to the related Loan Documents, neither the Master Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other real property interest whatsoever for the Mortgaged Property securing such Loan as of the Closing Date without receipt of
(i) an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause the related Loan or Junior Loan, as applicable, to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Loan is owned by the Lower-Tier REMIC or while such Junior Loan is owned by a REMIC and (ii) (A) if such Loan is one of the ten largest Loans by Stated Principal Balance of all Loans at such time or such Loan individually or together with all other Loans, if any, that are in the same Crossed Group as such Loan, is one of the ten largest Loans by Stated Principal Balance of all Loans at such time, confirmation from Moody's, and (B) with respect to any Loan, confirmation from S&P, as applicable, that such substitution of any real property, any rights with respect to real property, or any other real property interest whatsoever for the Mortgaged Property securing such Loan will not cause a withdrawal, downgrade or qualification of the then-current ratings of the Certificates.

            SECTION 3.09. Realization Upon Defaulted Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Loans and/or Junior Loans as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders (and, in the case of any Serviced Loan Combination, any related Junior Loan Holder(s)), taken as a collective whole, after reimbursement to the Master Servicer for such Servicing Advance and interest thereon and the Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a). The Master Servicer shall, subject to Section 3.03(c), make Servicing Advances to cover all costs and expenses incurred by the Special Servicer in any such proceedings, provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. The Master Servicer may pay out of the Collection Account as an expense of the Trust Fund costs or expenses that would otherwise be determined to be a Nonrecoverable Servicing Advance as and to the extent provided in the next to last paragraph of Section 3.03(c).


            Nothing contained in this Section 3.09 shall be construed to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Loan or Serviced Loan Combination, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the Master Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders and, with respect to any Serviced Loan Combination, the related Junior Loan Holder(s), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments and/or the existence of an Environmental Insurance Policy covering such Mortgaged Property, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.


            The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Master Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund (or, if a Serviced Loan Combination is involved, at the expense of the Trust Fund and the related Junior Loan Holder(s), allocable between them as provided in the related Intercreditor Agreement), perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and
(ii) of the second preceding sentence have been satisfied.

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Specially Serviced Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller or other Responsible Party could be required to repurchase such Defaulted Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and, in the case of any Serviced Loan Combination, of the related Junior Loan Holder(s)), taken as a collective whole, and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Master Servicer, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, if such Environmental Assessment relates to such Serviced Loan Combination, to each related Junior Loan Holder monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Specially Serviced Loan as to which the environmental testing contemplated in subsection
(c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase or replacement of the related Loan by the related Responsible Party pursuant to
Section 7 of the applicable Mortgage Loan Purchase Agreement or release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall, upon request, forward all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

            (f) The Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed, the receipt of mortgage interest received in a trade or business and the forgiveness of indebtedness with respect to any Mortgaged Property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. Annually in each January, the Special Servicer shall provide the Master Servicer with all information or reports necessary to enable the Master Servicer to fulfill its obligations under this Section 3.09(f) (and shall from time to time provide additional information or reports promptly upon the Master Servicer's request therefor). The Master Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and if related to a Serviced Loan Combination, to each related Junior Loan Holder, as applicable, no later than the next succeeding P&I Advance Determination Date.

            SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Loan, the purchase of an A Loan by a related Junior Loan Holder pursuant to the related Intercreditor Agreement, the purchase of any Loan by the holder of a related mezzanine loan in connection with a default pursuant to any related mezzanine loan intercreditor agreement or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer will promptly notify the Trustee and request delivery of the related Mortgage File and, in the case of the payment of in full of any Junior Loan or the purchase thereof by the holder of a related mezzanine loan, the Master Servicer or the Special Servicer, as the case may be, shall promptly so notify each related Junior Loan Holder and request delivery to it of the related Note. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the Master Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Master Servicer, and the Trustee shall release and deliver the related Mortgage File to the Master Servicer or the Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to any account maintained hereunder.

            (b) From time to time as is appropriate for servicing or foreclosure of any Loan or Junior Loan, the Master Servicer or the Special Servicer shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

            (c) The Special Servicer shall be responsible for the preparation of any court pleadings, requests for trustee's sale or, except as otherwise contemplated by Section 3.20, other documents necessary to the release of collateral securing a Specially Serviced Loan or Junior Loan related to a Specially Serviced Loan, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity and shall forward such documents and pleadings to the Trustee and, if applicable, the related Junior Loan Holder(s) for execution. Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any such documents or pleadings. When submitted for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee or any related Junior Loan Holder and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s)), in each case, taken as a collective whole, and that the execution and delivery thereof by the Trustee or any related Junior Loan Holder, as the case may be, will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11. Servicing Compensation.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee (subject to the third, fourth and last paragraphs of this Section 3.11(a)) with respect to each Loan and each Junior Loan (including, if applicable, the Specially Serviced Loans, Defeasance Loans and Additional Collateral Loans) and any successor REO Loans with respect thereto at the Master Servicing Fee Rate. The Master Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on the related Loan and REO Revenues allocable as interest on the related REO Loan. In no event will the Master Servicer or the Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Master Servicing Fees or Primary Servicing Fees.


            The Master Servicer, on behalf of itself, the holder of the Excess Servicing Strip and the Assignable Primary Servicing Fee and any Primary Servicer, shall be entitled to recover unpaid Master Servicing Fees and Primary Servicing Fees in respect of any Loan, Junior Loan or REO Loan (including any Specially Serviced Loan, Defeasance Loan or Additional Collateral Loan) required to be serviced by it out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by
Section 3.05(a). Subject to the third, eighth and last paragraphs of this
Section 3.11(a), the right to receive the Master Servicing Fee (and, except to the extent set forth in the Primary Servicing Agreement with respect to a Primary Servicer and except as set forth in this Section 3.11(a), the related Primary Servicing Fee) may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. The parties hereto acknowledge that the annual fees of each Rating Agency will be paid by the Master Servicer on an ongoing basis.


            Notwithstanding anything herein to the contrary, KRECM (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip and the Assignable Primary Servicing Fee; provided, however, that in the event of any resignation or termination of KRECM, all or any portion of the Excess Servicing Strip and/or the Assignable Primary Servicing Fee may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer and Primary Servicer with respect to the Loans being primarily serviced by KRECM (which successor may include the Trustee) that meets the requirements of Section 6.4 and that requires market rate servicing compensation that accrues at a per annum rate in excess of .05% (5 basis points). The Master Servicer shall pay the Excess Servicing Strip and the Assignable Primary Servicing Fee to the holder of the Excess Servicing Strip and the Assignable Primary Servicing Fee (i.e., KRECM or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of KRECM hereunder (subject to reduction pursuant to the preceding sentence).


            Additional servicing compensation ("Additional Servicing Compensation") in the form of (i) 50% of all assumption application fees and assumption fees paid by the Borrowers on all Loans and Serviced Loan Combinations that are not Specially Serviced Loans (but only when and to the extent that all amounts then due and payable with respect to such Loans have been paid), (ii) all Penalty Charges actually collected on each Loan (other than Specially Serviced Loans) but only when and to the extent that (A) all amounts then due and payable with respect to such Loan (including outstanding interest on all Advances accrued with respect to such Loan) have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Loan, together with interest thereon if such interest was paid to the Master Servicer, from a source of funds other than Penalty Charges collected on such Loan, and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Loan and previously paid from a source other than Penalty Charges on such Loan, (iii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iv) all commercially reasonable fees actually collected on or with respect to any Loan or Serviced Loan Combination for modifications, extensions, earnouts and other actions for which the Master Servicer is responsible pursuant to Section 3.20 (but only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan or Serviced Loan Combination, as applicable, have been paid), (v) reasonable and customary consent fees and fees in connection with defeasance, if any, of any such Loan or Serviced Loan Combination and (vi) other customary charges, in each case only to the extent actually paid by the related Borrower, shall be retained by the Master Servicer and shall not be required to be deposited in the Collection Account or any Junior Loan Custodial Account, as applicable, maintained by the Master Servicer pursuant to Section 3.04(a). Notwithstanding anything to the contrary in clause
(ii) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Loan (other than any Penalty Charges allocable to the One Madison Avenue Junior Loan pursuant to the One Madison Avenue Co-Lender Agreement) that accrued prior to the related Servicing Transfer Event and (y) if the Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the Master Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled. With respect to Loans which are not Specially Serviced Loans, any fees payable by the related Borrower with respect to the servicing activities set forth in Sections 3.08(a), 3.08(c), 3.08(i), 3.20(c) and 3.29(d), shall be considered Additional Servicing Compensation, and such fees that are in the nature of an application fee shall be payable entirely to the Master Servicer and any fee payable by the Borrower upon the completion of the servicing activities set forth in such section shall be shared equally by the Master Servicer and the Special Servicer. Compensation payable with respect to servicing activities set forth under Sections 3.08(h) and 3.20(b) shall be paid entirely to the Master Servicer.


            The Master Servicer also shall be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account or any Junior Loan Custodial Account maintained by the Master Servicer in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account); (ii) interest earned on deposits in any Cash Collateral Account, any Lockbox Account and the Servicing Accounts maintained by the Master Servicer that is not required by applicable law or the related Loan Documents to be paid to the Borrower; and (iii) collections representing Prepayment Interest Excess for any Distribution Date on the Loans (except to the extent necessary to offset Prepayment Interest Shortfalls on such Loans for such Distribution Date).


            The Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation from the Trust Fund hereunder with respect to any CBA B Loan.


            In respect of each Broker Strip Loan, the Master Servicer shall, on a monthly basis, by the last day of the month following the month in which the Master Servicer collected any related Broker Strip Interest, remit to the applicable Broker Strip Payee the amount of the Broker Strip Interest so collected.


            The Master Servicer shall be entitled to the above-described Additional Servicing Compensation (without sharing such Additional Servicing Compensation with the Special Servicer or any other Person) with respect to the Junior Loans (as though such loans were Loans) to the extent not expressly prohibited under the related Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation with respect to a Junior Loan reduce amounts otherwise payable to the Certificateholders.


            The initial Master Servicer in its individual capacity (and its successors and assigns) shall also be entitled to receive all Primary Servicing Fees on each Loan and Junior Loan (including any Specially Serviced Loan, Additional Collateral Loan and Defeasance Loan) that is not serviced by a Primary Servicer, and on any successor REO Loan with respect to the foregoing, computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Loan, Junior Loan or REO Loan is computed. The right of the initial Master Servicer (and its successors and assigns) to receive such Primary Servicing Fees in accordance with the provisions hereof shall not be terminated under any circumstance, including transfer of the servicing or subservicing of the Loans to another entity or the termination of the initial Master Servicer in its capacity as Master Servicer, except to the extent that any portion of such Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement primary servicer for assuming the duties of the initial Master Servicer as Primary Servicer under this Agreement. The initial Master Servicer in its individual capacity (and its successors and assigns) shall be permitted to assign such Primary Servicing Fees to any party without restriction, subject to the exception in the immediately preceding sentence. Notwithstanding the foregoing, each Primary Servicer which is not the initial Master Servicer shall be entitled to all Primary Servicing Fees on all Loans and Junior Loans primary serviced by it pursuant to the terms of the applicable Primary Servicing Agreement.


            Except as specifically provided herein, the Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due for premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account or any Junior Loan Custodial Account maintained by the Master Servicer, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.


            In the event that KRECM is terminated or resigns as Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess Servicing Strip and the Assignable Primary Servicing Fee, except to the extent that any portion of such Excess Servicing Strip or the Assignable Primary Servicing Fee is needed (as determined by the Trustee in its discretion) to compensate any replacement Master Servicer for assuming the duties of KRECM under this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan. As to each such Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right of the Special Servicer to receive the related Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.


            Additional servicing compensation in the form of (i) all assumption application and assumption fees on all Specially Serviced Loans, (ii) one-half of all assumption application fees and assumption fees on any Loans other than Specially Serviced Loans and (iii) all commercially reasonable extension fees and all fees received on or with respect to loan modifications for which the Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Borrower and only when and to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan or Serviced Loan Combination (including those payable to the Master Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Collection Account or any Junior Loan Custodial Account pursuant to Section 3.04(a).


            The Special Servicer shall also be entitled to servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate. The "Workout Fee Rate" means 1.0% applied to each collection of interest (other than Default Interest) and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Loan) received on such Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if the subject Loan or Junior Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when the subject Loan or Junior Loan again becomes a Corrected Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees otherwise payable to it with respect to any Loan and/or Junior Loan

            (i) that became a Corrected Loan during the period that it acted as Special Servicer and that was a Corrected Loan at the time of such termination; or

            (ii) that becomes a Corrected Loan subsequent to the time of such termination if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the subject mortgage loan) which caused the subject mortgage loan to become a Specially Serviced Loan but the subject mortgage loan had not, when the Special Servicer was terminated, become a Corrected Loan because the related Borrower had not then made three consecutive monthly debt service payments (but the related Borrower then makes those three monthly debt service payments, and the subject mortgage loan subsequently becomes a Corrected Loan as a result of the Borrower making those three monthly debt service payments);


            in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees).


            A Liquidation Fee will be payable to the Special Servicer with respect to each Specially Serviced Loan or REO Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. As to each Specially Serviced Loan or REO Loan, the Liquidation Fee will be payable (subject to the provisos to the first paragraph of Section 3.05(a)) out of, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% of net Liquidation Proceeds received with respect to such Specially Serviced Loan or REO Loan. Notwithstanding the foregoing, no Liquidation Fee shall be payable under this Agreement in connection with any of the exceptions set forth in the definition of "Liquidation Fee."


            Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable under the circumstances provided in the proviso to the definition of Liquidation Fee. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest (other than Default Interest) on such Corrected Loan; provided, however, that in no event will the Special Servicer receive both a Liquidation Fee and a Workout Fee out of the same Liquidation Proceeds.


            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Loan (other than, if applicable, a Junior Loan) (but only to the extent actually collected from the related Borrower and when and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Loan) have been paid. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, a Junior Loan Custodial Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            SECTION 3.12. Reports to the Trustee; Collection Account Statements.

            (a) The Master Servicer shall deliver to the Trustee and the Special Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in January 2006, the CMSA Loan Periodic Update File with respect to its respective Loans and Serviced Loan Combinations and any successor REO Loans with respect thereto for the related Distribution Date, including the anticipated P&I Advances and Servicing Advances for the related Distribution Date and any accrued but unpaid interest on Advances. The Master Servicer shall, subject to Section 3.12(h), contemporaneously provide a copy of such report as it relates to any Junior Loan of a Serviced Loan Combination to the related Junior Loan Holder. The Master Servicer's responsibilities under this Section 3.12(a) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.21. For the purposes of the production by the Master Servicer or the Special Servicer of any report, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Depositor, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).


            Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in January 2006 (insofar as it relates to CSFB Loans) will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third-party servicers of the subject Loans with respect to the period prior to the Closing Date).

            (b) For so long as the Master Servicer makes deposits into and withdrawals from the Collection Account, the Master Servicer shall, upon request, forward to the Trustee a statement setting forth the status of the Collection Account (and shall deliver to each Junior Loan Holder a statement setting forth the status of the related Junior Loan Custodial Account) as of the close of business on the last Business Day of the related Due Period showing the aggregate amount of deposits into and withdrawals from such account of each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05 for the related Due Period.

            (c) No later than 1:00 p.m. New York City time on the Master Servicer Remittance Date beginning in March 2006, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports for the Loans and Serviced Loan Combinations (and, if applicable, the REO Properties), providing the required information as of the related Determination Date: (i) a CMSA Comparative Financial Status Report, (ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report;
(vi) a CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Financial File; and (ix) a CMSA Loan Level Reserve/LOC Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer. The Master Servicer shall contemporaneously provide a copy of such reports as they relate to any loan component in a Serviced Loan Combination to the related Junior Loan Holder.


            For the purposes of the production by the Master Servicer or the Special Servicer of any reports, documents or information required under this
Section 3.12 or under any other provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may (absent bad faith or manifest error) conclusively rely on (without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in) any reports, documents or information provided to it by the Depositor, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of any such reports, documents or information produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and
(y) in the case of any such reports, documents and information produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof). The Trustee shall be entitled to conclusively rely on and shall not be responsible for the accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement, but shall (in the absence of bad faith) be entitled to conclusively rely on such information without any investigation, independent verification or inquiry or any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.


            The reporting obligations of the Master Servicer in connection with a Serviced Loan Combination shall be construed to require the Master Servicer to only provide information regarding such Serviced Loan Combination, but whenever the Master Servicer remits funds to the related Junior Loan Holder(s), it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance. The Master Servicer shall contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any such reports which contain information related to the Mortgaged Property securing any Serviced Loan Combination, or financial information regarding any related Borrower to the related Junior Loan Holder(s), as applicable, unless an earlier delivery is expressly required hereunder.


            Within 30 days following the Closing Date, the Master Servicer shall deliver to the Trustee the CMSA Loan Setup File for the Loans; provided that the Depositor shall, within 20 days following the Closing Date deliver to the Master Servicer the information to be included therein with respect to CSFB Loans.


            By 4:00 p.m. New York City time on the fourth Business Day prior to the Master Servicer Remittance Date, beginning in March 2006, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable the Master Servicer to provide, the CMSA files and reports required to be delivered by the Master Servicer to the Trustee, in each case with respect to any Specially Serviced Loans and REO Properties.

            (d) The Master Servicer shall deliver or cause to be delivered to the Trustee the following materials (and shall contemporaneously provide a copy of such materials and related reports as they relate to a Junior Loan, as applicable, of a Serviced Loan Combination, to the related Junior Loan Holder), in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the Loan Documents for the Loans and any related REO Properties and have been received by the Master
Servicer:

            (i) At least annually by May 31, commencing May 31, 2006, or as soon thereafter as reasonably practicable based upon when, and the format in which, the Master Servicer receives the subject information, with respect to each Loan and each related REO Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to the Master Servicer and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Master Servicer), for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

            (ii) The Master Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each of such Loans, other than Specially Serviced Loans or REO Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter, or 90 days after the subject calendar year, to the extent such action is consistent with applicable law, the terms of such Loans and the Servicing Standard. Subject to the provisions of Section 3.12(h) below, the Master Servicer shall (to the extent not otherwise delivered pursuant to clause (i) above) deliver copies of all of the foregoing items so collected to the Special Servicer, the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) May 31 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

            (iii) The Master Servicer shall maintain a CMSA Operating Statement Analysis Report for each Mortgaged Property securing each Loan (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Loan) that shall be updated by the Master Servicer and delivered to the Trustee and any related Junior Loan Holder within 30 days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property beginning in May 2006, provided that the Master Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the Loan Documents.


            The Special Servicer will be required pursuant to Section 3.12(f) to deliver in a reasonable electronic format to the Master Servicer the information required pursuant to this Section 3.12(d) with respect to Specially Serviced Loans and REO Loans on or before April 30 of each year, commencing on April 30, 2006, and within 10 days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

            (e) The Special Servicer shall report to the Master Servicer any events affecting, or which may affect, the most recent CMSA Servicer Watch List for the Loans and Serviced Loan Combinations promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the respective Loans, the Master Servicer and the Special Servicer shall provide to each other and to the Trustee (and solely with respect to any Serviced Loan Combination, if any Junior Loan of such Serviced Loan Combination is listed on the CMSA Servicer Watch List, the related Junior Loan Holder) written notice of any event that comes to their knowledge with respect to a Junior Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standard, would have a material adverse effect on such loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

            (f) The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request of the Trustee, the Depositor, any Junior Loan Holder or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered by the Borrower pursuant to the Loan Documents for the Loans and Serviced Loan Combinations have been received by the Special Servicer:

            (i) Annually, on or before April 30 of each year, commencing April 30, 2006, or as soon thereafter as reasonably practicable based upon when, and the format in which, the Master Servicer receives the subject information, with respect to each Specially Serviced Loan and REO Loan, a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent that the Special Servicer has received such information from the Master Servicer at the time of the servicing transfer pursuant to Section 3.21 necessary to prepare the related CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet on a prospective basis), together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year.

            (ii) The Special Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter, or 90 days after the subject calendar year. The Special Servicer shall (to the extent not otherwise delivered pursuant to clause
      (i) above) deliver copies of all of the foregoing items so collected to the Master Servicer, the holders of any related Junior Loan(s), the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) April 30 of each calendar year and (B) 45 days following receipt of such operating statements and rent rolls.

            (iii) The Special Servicer shall maintain a CMSA Operating Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property that shall be updated by the Special Servicer and delivered to the Master Servicer, the Trustee and the holders of any related Junior Loan(s) within 10 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property, provided that the Special Servicer shall not be required to update any CMSA Operating Statement Analysis Report more often than quarterly.

            (g) The Master Servicer and the Special Servicer hereby agrees to deliver to each Rating Agency any information such Rating Agency may reasonably request with respect to the Loans and Serviced Loan Combinations. The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

            (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (including Section 3.15 and Section 3.26(h)), then, notwithstanding anything to the contrary herein, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's Website, unless this Agreement expressly specifies a particular method of delivery; provided that all reports required to be delivered to the Trustee shall be delivered in accordance with clause (x) or (y).

            (i) During any fiscal year of the Trust until the Trustee provides written notice that it has filed a Form 15 with respect to the Trust as to that fiscal year in accordance with Section 3.26(d), (x) the Master Servicer shall monitor for the occurrence of any events specified under Section 3.26(b) and (to the extent it has actual knowledge of, or should (in performing its obligations in accordance with the Servicing Standard) have actual knowledge of, any such event) shall promptly, but not later than one Business Day after obtaining knowledge of such event, so notify the Trustee and the Depositor, and, not later than two Business Days after obtaining knowledge of such event, set forth such information in an additional report (which report shall be in a format reasonably acceptable to the Trustee and the Master Servicer) and deliver such report to the Trustee, and (y) the Special Servicer, solely with respect to Specially Serviced Loans or REO Loans that relate to REO Properties and any material impairment to such Loans, and only to the extent the Special Servicer has actual knowledge of, or should (in performing its obligations in accordance with the Servicing Standard) have actual knowledge of, any events specified under Section 3.26(b), shall promptly, but not later than one Business Day after obtaining knowledge of any such event, so notify the Trustee and the Depositor, set forth such information in an additional report (which report shall be in a format reasonably acceptable to the Trustee and the Special Servicer) and deliver such report to the Trustee.

            SECTION 3.13. Annual Statement as to Compliance.


            The Master Servicer and the Special Servicer shall each deliver to the Trustee and to the Rating Agencies, the Depositor, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and any Junior Loan Holder (at such Junior Loan Holder's expense) on or before May 1 of each year, beginning May 1, 2006, an officer's certificate of the Master Servicer or the Special Servicer stating that, among other things, to the best of such officer's knowledge, the Master Servicer or the Special Servicer has fulfilled its obligations under this Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto, and whether it has received any notice regarding qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body; provided that the Master Servicer and Special Servicer shall be required to deliver its Annual Performance Certification by March 15 in 2006 or any given year thereafter if it has received confirmation from the Trustee or the Depositor by January 31 of that year that a report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. The Trustee shall deliver such Officer's Certificate, upon request, to any Certificateholder. If the same entity acts as the Master Servicer and the Special Servicer, the foregoing may be delivered as a single certificate.

            SECTION 3.14. Reports by Independent Public Accountants.


            On or before May 1 of each year, beginning with May 1, 2006, each of the Master Servicer and the Special Servicer (the "reporting person"), at the reporting person's expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants ("AICPA") to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and the Rating Agencies, the Directing Certificateholder, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and any Junior Loan Holder (at such Junior Loan Holder's expense) to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans under similar agreements and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported; provided that the Master Servicer and Special Servicer shall be required to cause the delivery of its Annual Accountants' Report by March 15 in 2006 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.


            Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.26 hereof. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

            SECTION 3.15. Access to Certain Information.


            The Master Servicer and the Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, to the Trustee, to the Depositor, to each Rating Agency, to each Junior Loan Holder, to the Special Servicer, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, to any documentation regarding the Loans and the Trust Fund within its control (but with respect to a Junior Loan Holder, relating to the corresponding Loan Combination only) which may be required by this Agreement or by applicable law.


            Such access shall be afforded without charge (except that the Master Servicer and Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.


            Nothing in this Section 3.15 shall detract from the obligation of the Master Servicer and the Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require the Master Servicer or the Special Servicer to confirm, represent or warrant the accuracy of any other Person's information or report, included in any communication from the Master Servicer or the Special Servicer or from any other Person. No Master Servicer or Special Servicer may be held liable for the dissemination of information in accordance with this Agreement. Neither the Master Servicer nor the Special Servicer shall have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, any Junior Loan Holder, the Initial Purchaser, any Underwriter, any Rating Agency or any other Person to whom the Master Servicer or the Special Servicer, as applicable, delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. The Master Servicer and the Special Servicer may each disclaim responsibility for any information distributed by the Trustee or any other party to this Agreement for which the Master Servicer or the Special Servicer, as applicable, is not the original source. The Master Servicer and Special Servicer may deny any of the foregoing Persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Master Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

            SECTION 3.16. Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee (or its nominee) on behalf of the Certificateholders (and for the benefit of the related Junior Loan Holder(s) if such REO Property is related to any CBA A/B Loan Pair or any Serviced Loan Combination). The Special Servicer, on behalf of the Trust Fund, shall sell any such REO Property in accordance with Section 3.18(d) and, in any event, prior to the close of the third calendar year beginning after the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Trustee) or (ii) obtains for the Trustee and the Master Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property after such period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any Trust REMIC as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension or obtains the Opinion of Counsel contemplated by clause (ii) above, the Special Servicer shall sell such REO Property within such period as is permitted by such REO Extension or such Opinion of Counsel. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any REO Property, the Special Servicer shall establish and maintain an REO Account, held on behalf of the Trustee in trust for the benefit of the Certificateholders (and for the benefit of the related Junior Loan Holder(s) if such REO Property is related to any CBA A/B Loan Pair or Serviced Loan Combination), for the retention of revenues and other proceeds derived from each REO Property. Each REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in its REO Account, within one Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in an REO Account may be invested only in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Master Servicer(s) of the location of its REO Account when first established and of the new location of its REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from its REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from its REO Account and remit to the Master Servicer for deposit into the Collection Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the Special Servicer may retain in its REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for each REO Property. In addition, on each Determination Date, the Special Servicer shall provide the Master Servicer with a written accounting of amounts deposited in the Collection Account on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            SECTION 3.17. Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and for the benefit of the related Junior Loan Holder(s) if such REO Property is related to any CBA A/B Loan Pair or any Serviced Loan Combination) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and for the benefit of the related Junior Loan Holder(s) if such REO Property is related to any CBA A/B Loan Pair or any Serviced Loan Combination as a collective whole) (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all Insurance Policy premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.


            To the extent that amounts on deposit in the related REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, subject to
Section 3.03(c), the Master Servicer shall advance from its own funds, as a Servicing Advance, such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;


      unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section 3.17 and by Section 3.17(c), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the Acquisition Date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund and, in the case of an REO Property related to a Serviced Loan Combination, of the related Junior Loan Holder(s)) shall be reasonable and customary in light of the nature and locality of such REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.


            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            SECTION 3.18. Sale of Defaulted Loans and REO Properties.

            (a) None of the Master Servicer, the Special Servicer and/or the Trustee may sell or purchase, or permit the sale or purchase of, a Loan or REO Property except on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and Section 9.01 or in any related Intercreditor Agreement or mezzanine loan intercreditor agreement .

            (b) If any Loan becomes a Defaulted Loan, then the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer, the Directing Certificateholder, and with respect to any related Junior Loan of a Serviced Loan Combination, any related Junior Loan Holder(s). The Directing Certificateholder may, at its option, purchase any Defaulted Loan out of the Trust Fund at a cash price equal to the applicable purchase price. The Directing Certificateholder may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any Person (including, without limitation, in connection with an A Loan, any related Junior Loan Holder), provided that the Directing Certificateholder in connection therewith, shall deliver to the Trustee and the Special Servicer a copy of the related written assignment executed by the Directing Certificateholder, provided, further, that with respect to any A Loan, the option holder's rights under this Section 3.18(b) are subject to the rights of the holder of the related Junior Loan to purchase such A Loan pursuant to the related Intercreditor Agreement (or as contemplated by Section 3.32) and, in some cases, to the rights of a mezzanine lender to purchase such A Loan pursuant to the related mezzanine loan intercreditor agreement. The option with respect to an A Loan shall terminate upon the purchase of such A Loan by the holder of the related Junior Loan pursuant to the related Intercreditor Agreement (as contemplated by Section 3.32) or by a mezzanine lender pursuant to the related mezzanine loan intercreditor agreement. The Purchase Price for any Defaulted Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).


            If not exercised sooner, such purchase option with respect to any Defaulted Loan will automatically terminate upon (i) the related Borrower's (or, if a Serviced Loan Pair is involved, the related Borrower's or the related Junior Loan Holder's) cure of all defaults on the Defaulted Loan, (ii) the acquisition on behalf of the Trust, among others, of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.


            The purchase price for any Defaulted Loan purchased under this
Section 3.18(b) or any Defaulted Loan purchased by the Special Servicer under
Section 3.18(c) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date on which a Loan becomes a Defaulted Loan, determine the "Fair Value" thereof in accordance with the Servicing Standard. In determining the Fair Value of any Defaulted Loan the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the expected recovery of such Loan if the Special Servicer were to pursue workout or foreclosure strategies instead of the purchase option being exercised. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the Master Servicer and the Directing Certificateholder.


            The Special Servicer shall be required to change from time to time thereafter, its determination of the Fair Value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c), then the Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower. In the event that the Special Servicer, a Directing Certificateholder or assignee thereof that is an affiliate of the Special Servicer proposes to purchase a Defaulted Loan, the Master Servicer or, if the Master Servicer is then an Affiliate of the Special Servicer, the Trustee shall determine whether the Special Servicer's determination of Fair Value for a Defaulted Loan constitutes a fair price in its reasonable judgment. In connection with making such determination, the Master Servicer shall be entitled to receive from the Special Servicer all information in the Special Servicer's possession relevant to making such determination and shall be further entitled to a fee of $1,000 in connection with each such Fair Value determination. All reasonable costs and expenses of the Special Servicer and Master Servicer in connection with the determination of the Fair Value of a Defaulted Loan will be reimbursable as Servicing Advances.


            Unless and until the purchase option granted hereunder with respect to a Defaulted Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell such Defaulted Loan other than pursuant to the exercise of such purchase option.

            (c) If the Directing Certificateholder or an assignee thereof has not purchased any Defaulted Loan provided in Section 3.18(b) within 20 days of such Holders' having received notice of the calculation of Fair Value pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 20-day period send notice to the Special Servicer that such Loan was not purchased by such Directing Certificateholder and the Special Servicer may, at its option, within 20 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Loan out of the Trust Fund at a cash price equal to the applicable purchase price contemplated under Section 3.18(b). The purchase price for any such Loan purchased under Section 3.18 shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Loan. Upon the expiration of the right of the Special Servicer to purchase such Defaulted Loan, the Directing Certificateholder shall have such option, exclusively. In the case of each Serviced Loan Combination, nothing in this Section 3.18(c) shall be deemed to limit the ability of any Junior Loan Holder to purchase the related Defaulted Loan in accordance with the related Intercreditor Agreement (or in the case of the One Madison Avenue Loan, as contemplated by Section 3.32, as the case may
be).

            (d) The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders (or the related Junior Loan Holder(s), as applicable, if such REO Property is related to any CBA A/B Loan Pair or a Serviced Loan Combination), in each case, taken as a collective whole, and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.


            The Special Servicer shall give the Trustee, the Master Servicer and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, or by the Master Servicer if the highest bidder is the Special Servicer or an Affiliate thereof. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the Special Servicer and the Master Servicer shall obtain and may conclusively rely on the opinion of an Appraiser (the fees and costs of which shall be covered by a Servicing Advance by the Master Servicer) retained by (i) the Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof or (ii) the Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected REO Loan, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.


            Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s), as applicable, in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Master Servicer shall have any liability to any Certificateholder and, with respect to any Serviced Loan Combination, to any Junior Loan Holder, with respect to the purchase price therefor accepted by the Special Servicer or the Master Servicer.

            SECTION 3.19. Additional Obligations of the Master Servicer and the Special Servicer; Inspections; Appraisals.

            (a) The Master Servicer (or, with respect to each Specially Serviced Loan and REO Property and each Loan described in Section 3.19(b) below, the Special Servicer at the expense of the Trust Fund) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense, each Mortgaged Property with respect to each Loan it services at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (A) with a Stated Principal Balance equal to or greater than $2,000,000 at least once every 12 months and (B) with a Stated Principal Balance of less than $2,000,000 at least once every 24 months, in each case commencing in January 2006 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Master Servicer, will not result a downgrade, qualification or withdrawal of then-current ratings assigned to any Class of the Certificates) and (C) if the Loan becomes a Specially Serviced Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The Master Servicer or the Special Servicer, as applicable, shall send or make available on its website each inspection report (i) to Moody's and S&P upon request, (ii) to the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder), (iii) to the Trustee upon request and (iv) solely as it relates to any related Junior Loan of a Serviced Loan Combination, to the related Junior Loan Holder.

            (b) With respect to each Loan that allows the mortgagee to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in such Loan, the Master Servicer, with respect to non-Specially Serviced Loans, and the Special Servicer, with respect to Specially Serviced Loans, may enforce the Trustee's rights with respect to the Manager under the related Loan and Management Agreement, provided that, if such right accrues under the related Loan or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Master Servicer or the Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the Master Servicer or the Special Servicer is entitled to terminate the Manager, the Master Servicer or the Special Servicer shall promptly give notice to the Directing Certificateholder and, with respect to Significant Loans, to each Rating Agency and, with respect to any Serviced Loan Combination, to the related Junior Loan Holder(s). In accordance with the Servicing Standard, the Master Servicer or the Special Servicer, as applicable, shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below under the definition of "Successor Manager") only if all of the following conditions are satisfied: (i) the Master Servicer or the Special Servicer, as applicable, determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under such Loan; (ii) if the One Madison Avenue Total Loan is not involved, the Directing Certificateholder has consented thereto (which consent shall be deemed granted if not denied within 10 Business Days following receipt of the Master Servicer's or Special Servicer's recommendation and any information reasonably requested by the Directing Certificateholder) and shall be subject to the last paragraph of Section 3.21(e)); (iii) if the One Madison Avenue Total Loan is involved, the One Madison Avenue Controlling Holder has consented thereto (which consent shall be subject to Section 3.32), as and to the extent such consent is required as a condition to such proposed course of action under Section 3.32 and/or the One Madison Avenue Co-Lender Agreement; and (iv) in the case of any Specially Serviced Loan that is a Significant Loan, the Special Servicer has received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates.


            If a Manager is otherwise terminated or resigns under the related Management Agreement and the related Borrower does not appoint a Successor Manager, the Master Servicer or the Special Servicer, as applicable, shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For the purposes of this paragraph, a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the Master Servicer or the Special Servicer which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) in the case of Significant Loans, will not result in a downgrade, qualification or withdrawal of then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and
(iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

            (c) The Special Servicer shall be required to obtain any Appraisal (the cost of which shall be paid by the Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, an expense of the Trust Fund) required in connection with an Appraisal Reduction Event or perform an internal valuation within 60 days after the occurrence of such Appraisal Reduction Event (provided that in no event shall the period to receive such Appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event) with respect to any Loan and Junior Loan. Upon receipt, the Special Servicer shall send a copy of such Appraisal or internal valuation to the Certificate Owners of the Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, each related Junior Loan Holder; provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Controlling Class for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation completed, by such date, the Appraisal Reduction Amount for the subject Loan or Serviced Loan Combination shall be conclusively established to be 25% of the Stated Principal Balance of such Loan or Serviced Loan Combination as of the date of the related Appraisal Reduction Event; provided that the obligation of the Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special Servicer shall calculate and report (using the CMSA's appraisal reduction template, if any) to the Master Servicer and the Trustee and, with respect to any Serviced Loan Combination, each related Junior Loan Holder the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. The Master Servicer shall verify the accuracy of the mathematical computation of the Appraisal Reduction Amount by the Special Servicer and that the amounts used therein are consistent with the Master Servicer's records. Subject to the immediately preceding sentence, the Master Servicer may conclusively rely on any report by the Special Servicer of an Appraisal Reduction Amount.

            (d) With respect to each Loan or Junior Loan as to which an Appraisal Reduction Event has occurred (unless such loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such Loan) and with respect to which no other Appraisal Reduction Event or Servicing Transfer Event has occurred and is continuing, the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Certificate Owners of the Controlling Class, any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) and, with respect to any Serviced Loan Combination, each related Junior Loan Holder; provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the other Certificateholders of the Controlling Class for the expense of any additional copies so provided. Such Appraisal or internal valuation or percentage calculation of the Appraisal Reduction described in the preceding paragraph, as the case may be, shall be used to determine the amount of the Appraisal Reduction Amount with respect to the subject Loan or Serviced Loan Combination for each Determination Date until the next Appraisal is required pursuant to this Section 3.19(d), and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to the subject Loan or Serviced Loan Combination. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Loan or Serviced Loan Combination which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Loan or Serviced Loan Combination.


            With respect to any Loan or Junior Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Loan, and with respect to which no other Appraisal Reduction Event or Servicing Transfer Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and, with respect to any Serviced Loan Combination, each related Junior Loan Holder the amount of the Appraisal Reduction with respect to the subject Loan or Serviced Loan Combination and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to the subject Loan or Serviced Loan Combination.

            (e) Upon the determination that a previously made Advance in respect of any Loan or Serviced Loan Combination is a Nonrecoverable Advance, to the extent that the reimbursement thereof (together with interest accrued and payable thereon) would exceed the full amount of the principal portion of general collections deposited in the Collection Account, the Master Servicer or the Trustee, in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance (together with interest accrued thereon) pursuant to Section 3.05(a)(vii) or Section 3.05(b)(v) immediately, may elect to obtain such reimbursement over a period of time (not to exceed 12 months) for such portion of the Nonrecoverable Advance. If the Master Servicer (or the Trustee) makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable (together with interest accrued thereon) in the subsequent Due Period (subject, again, to the same option, exercisable in its sole discretion, to defer; it being acknowledged that, in such a Due Period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer (or the Trustee) to refrain from the reimbursement of a particular Nonrecoverable Advance (together with interest accrued thereon) or portion thereof during the Due Period for any Distribution Date, the Master Servicer (or the Trustee) shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance (together with interest accrued thereon) or portion thereof) until the end of such Due Period. Notwithstanding the foregoing, however, if at any time the Master Servicer (or the Trustee) determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections received on the Loans during such Collection Period, then the Master Servicer (or the Trustee) shall give the Rating Agencies at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Loans unless (1) the Master Servicer (or the Trustee) determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's (or the Trustee's) ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to the Master Servicer (or the Trustee) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Trustee, as the case may be, has not timely received from the Trustee or the Master Servicer, respectively, information requested by the Master Servicer or the Trustee to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided, however, that, if clause (1), (2) or (3) apply, the Master Servicer (or, if applicable, the Trustee) shall give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Loans as soon as reasonably practicable in such circumstances. No liability shall be imposed on the Master Servicer or the Trustee for its compliance with the preceding sentence. None of the foregoing provisions shall be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by the Master Servicer (or the Trustee) to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any collection period shall not be construed to impose on the Master Servicer (or the Trustee) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Due Periods or to constitute a waiver or limitation on the right of the Master Servicer (or the Trustee) to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by the Master Servicer or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Due Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Junior Loan Holders for any such election that such party makes or does not make as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from making or not making such an election.

            SECTION 3.20. Modifications, Waivers, Amendments and Consents. (a) Subject to the provisions of this Section 3.20, the Master Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Loan without the consent of the Trustee or any Certificateholder.

            (b) For any Loan or Serviced Loan Combination, other than a Specially Serviced Loan, and subject to the rights of the Special Servicer, the Directing Certificateholder or, as applicable, the One Madison Avenue Controlling Holder set forth below, the Master Servicer shall be responsible, subject to the other requirements of this Agreement (and, if applicable, any related Intercreditor Agreement or mezzanine loan intercreditor agreement) with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided that such consent or modification, waiver or amendment would not (except as set forth in Section 3.02 or as set forth in Sections 3.20(e) and 3.20(g)) affect the amount or timing of any of the payment terms of such Loan or Serviced Loan Combination, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or substitution of any material collateral for such Loan; provided that this Section 3.20(b) shall not apply to any waiver contemplated by Sections
3.07 or 3.08. To the extent consistent with the foregoing, the Master Servicer shall have the right to grant approvals or waivers or otherwise take actions with respect to, as applicable, the following (the following items not to be considered exclusive):

            (i) approving routine leasing activity with respect to leases for less than the lesser of (A) 30,000 square feet and (b) 30% of the related Mortgaged Property;

            (ii) approving annual budgets for the related Mortgaged Property, provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

            (iii) waiving any provision of a Loan not requiring the receipt of a rating confirmation if such Loan is not a Significant Loan and the related provision of such Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause or defeasance (which shall be subject to the terms of Section 3.08 hereof);

            (iv) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Loan requiring a specified number of days notice prior to a Principal Prepayment;

            (v) releases of non-material parcels of a Mortgaged Property (provided that any such releases (1) are related to a pending or threatened condemnation action or (2) are releases as to which the related Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions which shall be made as required by the Loan Documents);

            (vi) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Loan;

            (vii) consenting to the change of the property manager with respect to any Mortgage Loan with an unpaid principal balance of less than $5,000,000; and

            (viii) consistent with Section 3.02(a), waive any Penalty Charges in connection with any delinquent payment on a Loan.


      provided, however, that if in the reasonable judgment of the Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment is not included within the scope of this subsection (b), the Special Servicer shall approve or otherwise be responsible for, as the case may be, such request in accordance with subsection (c) below.

            (c) With respect to any request by a Borrower (to the extent such request is not included within the scope of Section 3.20(b)) for the consent of the mortgagee under, or for any modification, waiver or amendment of any term of any Loan or Serviced Loan Combination that is not a Specially Serviced Loan, the Master Servicer shall receive any such request from Borrower, and shall forward its analysis and recommendation to the Special Servicer. In connection with such proposed consent or such proposed modification, waiver or amendment, (i) the Master Servicer shall not grant such consent or enter into such modification, waiver or amendment unless the Special Servicer has approved such recommendation (which approval, except in the case of any matter involving the One Madison Avenue Total Loan, shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request),
(ii) if the One Madison Avenue Total Loan is not involved, the Special Servicer shall promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, which shall be entitled to approve or disapprove such recommendation (subject to the last paragraph of Section 3.21(e)), and (iii) if the One Madison Avenue Total is involved, the Special Servicer shall promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the One Madison Avenue Controlling Holder, which shall be entitled to approve or disapprove such recommendation (subject to the last paragraph of Section 3.32(b)). If a recommendation is delivered to the Directing Certificateholder as aforesaid, the Directing Certificateholder shall be deemed to have approved such recommendation if it does not deny it within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. If the Special Servicer grants its consent or approval, or deemed to have granted its consent or approval, to any such recommendation, then the Master Servicer shall process the required documentation.


            With respect to any Specially Serviced Loan, the Special Servicer shall be responsible for, and shall (i) if the One Madison Avenue Total Loan is not involved, when required under Section 3.21(e), obtain the consent of the Directing Certificateholder (such consent to be subject to the last paragraph of Section 3.21(e)) and (ii) if the One Madison Avenue Total Loan is involved, when required under Section 3.32(b), obtain the consent of the One Madison Avenue Controlling Holder (such consent to be subject to the last paragraph of Section 3.32(b)).


            With respect to any Specially Serviced Loan, the Special Servicer shall be responsible for, and shall when required under Section 3.21(e), obtain the consent of the Directing Certificateholder (such consent to be subject to the last paragraph of Section 3.21(e).

            (d) All modifications, waivers or amendments of any Loan shall be
(i) in writing (except for waivers of Penalty Charges) and (ii) effected in accordance with the Servicing Standard.

            (e) Neither the Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to (or consent to a Primary Servicer performing), any modification, waiver or amendment of any term of any Loan or Junior Loan that is not a Specially Serviced Loan if such modification, waiver or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount (including Yield Maintenance Charges, but excluding Penalty Charges and/or other amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Borrower to pay a Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Loan Documents or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the Master Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

            (iv) in the judgment of the Master Servicer or the Special Servicer, as applicable, otherwise materially impair the security for such Loan or Junior Loan, as the case may be, or reduce the likelihood of timely payment of amounts due thereon.


      The Special Servicer may agree to any such modification, waiver or amendment only if: (i) in the Special Servicer's reasonable judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery (or equal recovery) to Certificateholders (and, in the case of any Junior Loan, the related Junior Loan Holder(s)), taken as a collective whole, on a net present value basis; and (ii) unless the Loan or Junior Loan is in default or default is reasonably foreseeable, the Special Servicer has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of such Loan or Junior Loan within the meaning of Treasury regulations section 1.860G-2(b).


      Notwithstanding the foregoing, the Master Servicer may agree to extend the Maturity Date of a non-Specially Serviced Loan for up to one year (subject to a maximum of two such extensions) if the Master Servicer has determined that such extension is in accordance with the Servicing Standard and the Master Servicer obtains the consent of the Directing Certificateholder to such determination (which consent shall be subject to the last paragraph of Section 3.21(e); provided, however, that the Master Servicer shall not extend the Maturity Date of a Loan beyond a date that is the earlier of
      (i) five years prior to the Rated Final Distribution Date and (ii) if the subject Loan is secured by a ground lease, 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise).

            (f) Notwithstanding Section 3.20(e), but subject to Sections 3.20(h), 3.20(i), 3.21 and 3.32, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Loan, (iv) extend the maturity of any Specially Serviced Loan, (v) waive Excess Interest if such waiver conforms to the Servicing Standard, (vi) permit the release or substitution of collateral for a Specially Serviced Loan and/or (vii) accept a Principal Prepayment during any Lockout Period; provided that the related Borrower is in default with respect to the Specially Serviced Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable.

            (g) Neither the Master Servicer nor the Special Servicer shall consent to, make or permit (i) any modification with respect to any Loan or Junior Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final Maturity Date of such Loan or Junior Loan, as the case may be, unless both (A) the related Borrower is in default with respect to the Loan or Junior Loan, as the case may be, or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the subject Loan or Serviced Loan Combination, as applicable, to Certificateholders (and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s)), taken as a collective whole, on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders and/or any related Junior Loan Holder(s) to be performed at the related Mortgage Rate) or (ii) any modification, waiver or amendment of any term of any Loan or Junior Loan that would either (A) unless there shall exist a default with respect to such Loan or Junior Loan (or unless the Special Servicer determines that a default is reasonably foreseeable), constitute a "significant modification" under Treasury regulations section 1.860G-2(b) or (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.


            The determination of the Special Servicer contemplated by clause
(i)(B) of the first paragraph of this Section 3.20(g) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination and the considerations of the Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance).

            (h) In no event shall the Special Servicer: (i) extend the Maturity Date of a Loan beyond a date that is three years prior to the Rated Final Distribution Date or, in the case of any ARD Loan, five years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the subject Loan is secured by a ground lease, extend the Maturity Date of such Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise); or (iv) defer interest due on any Loan in excess of 5% of the Stated Principal Balance of such Loan; provided that with respect to clause (iii) above, the Special Servicer gives due consideration to the term of such ground lease prior to any extension beyond a date 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options that have been exercised at that time or may thereafter be exercised by the lender either pursuant to the applicable Loan Documents or if the lender shall have succeeded to the rights of the Borrower under the ground lease through foreclosure or otherwise). In addition, the Special Servicer shall not consent to the Master Servicer taking any of the actions referred to in clauses (i)-(iv) of the prior sentence.

            (i) Neither the Master Servicer nor the Special Servicer may permit or modify a Loan to permit a voluntary Principal Prepayment of a Loan (other than a Specially Serviced Loan) on any day other than its Due Date, unless (i) the Master Servicer or the Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) otherwise permitted under the related Loan Documents, (iii) such Principal Prepayment would not result in a Prepayment Interest Shortfall, (iv) such Principal Prepayment is accepted by the Master Servicer or the Special Servicer at the request of or with the consent of the Directing Certificateholder, or if accepted by the Master Servicer, with the consent of the Special Servicer (subject to Section 3.20(c)) or (v) it is consistent with the Servicing Standard to do so.

            (j) The Master Servicer and the Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided that such fee does not constitute a "significant modification" of such Loan under Treasury regulations section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

            (k) The Special Servicer shall, except with respect to waivers of Penalty Charges, notify the Master Servicer, any related Sub-Servicers, the Trustee and, with respect to any Serviced Loan Combination, the related Junior Loan Holder(s), as applicable, in writing, of any modification, waiver or amendment of any term of any Loan or Junior Loan (including fees charged the Borrower) and the date thereof, and shall deliver to the Trustee (with a copy to the Master Servicer) for deposit in the related Mortgage File and, with respect to any Junior Loan, to the related Junior Loan Holder, as applicable, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. The Master Servicer or the Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Significant Loan. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Loan or Junior Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.26 hereof.

            (l) With respect to any Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to amend or modify the related Borrower's organizational documents, the Special Servicer may, in accordance with the Servicing Standard, consent to such action, or grant a waiver with respect thereto, provided, however, with respect to any such amendment or modification that the Master Servicer or the Special Servicer shall deem material, the Special Servicer may grant such consent only if it (i) determines that such consent or grant of waiver is likely to result in an equal or greater recovery on a present value basis (discounted at the related Mortgage
Rate) than the withholding of such consent or grant of waiver, and (ii) with respect to Significant Loans, first obtains (A) written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates, (B) if the One Madison Avenue Total Loan is not involved, the consent of the Directing Certificateholder (such consent to be subject to the last paragraph of Section 3.21(e)) and (C) if the One Madison Avenue Total Loan is involved, the consent of the One Madison Avenue Controlling Holder (such consent to be subject to the last paragraph of Section 3.32(b)).


            Notwithstanding the foregoing, with respect to any request by a Borrower under any Loan which is not a Specially Serviced Loan that has been established as a "bankruptcy-remote entity," for the Master Servicer's consent to (x) the amendment by such Borrower of its organizational documents that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity or (y) any other action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, the Master Servicer shall receive such request from the Borrower and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve or deny any such recommendation in accordance with, and subject to the conditions set forth in, the prior paragraph, such approval (except in the case of the One Madison Avenue Total Loan) to be deemed granted if not denied within 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request.

            (m) Any modification, waiver or amendment of any term of the Loan Documents with respect to a Serviced Loan Combination (i) shall be performed subject to the terms and conditions of, and (ii) shall not alter, and shall be structured so as to preserve, the priority and preference among of the applicable A Loan over the related Junior Loan(s) set forth in, the related Intercreditor Agreement(s). Any modification, waiver or amendment of any term of the Loan Documents with respect to a Loan that also has a Mezzanine Loan associated with the related Borrower, shall be performed subject to the terms and conditions of the related mezzanine intercreditor agreement.

            (n) If there are any conflicts between this Section 3.20 and a CBA Intercreditor Agreement, then such CBA Intercreditor Agreement shall control if not in violation of the REMIC Provisions.

            SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan or Junior Loan, the Master Servicer shall immediately give notice thereof to the Special Servicer, the Trustee, each Rating Agency, the Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) (and, solely as it relates to any related Junior Loan of a Serviced Loan Combination, any related Junior Loan Holder), shall deliver copies of the related Mortgage File and Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the subject Loan or Junior Loan, as applicable, that are in the possession of the Master Servicer or available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of the subject Loan or Junior Loan, as applicable, until the Special Servicer has commenced the servicing of such Loan. The Trustee shall deliver to the Underwriters, the Initial Purchasers and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.


            Upon determining that a Specially Serviced Loan (other than an REO
Loan) has become a Corrected Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Servicing File to the Master Servicer and, upon giving such notice and returning such Mortgage File and Servicing File to the Master Servicer, the Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the Master Servicer to service and administer such Loan shall re-commence. With respect to any CBA A/B Loan Pair or any Serviced Loan Combination, in determining whether such loan has become a Corrected Loan, the related Junior Loan(s) must also be determined to be Corrected Loans for the Special Servicer's obligation to terminate for such loans.

            (b) In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer and, with respect to any Serviced Loan Combination, to each related Junior Loan Holder, as applicable), and provide the Master Servicer and, with respect to any Loan Combination, to each related Junior Loan Holder with copies of any additional related Loan information including correspondence with the related Borrower.

            (c) No later than the fourth Business Day prior to each Determination Date, by 4:00 p.m. New York City time, the Special Servicer shall deliver to the Master Servicer a statement, both written and in computer readable format reasonably acceptable to the Master Servicer and the Special Servicer (upon which the Master Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each such Specially Serviced Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Due Period, (2) the amount, purpose and date of all Servicing Advances made by the Master Servicer with respect to each such Specially Serviced Loan and REO Property during the related Due Period, (3) the CMSA Special Servicer Loan File and (4) such additional information or data relating to such Specially Serviced Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

            (d) Notwithstanding the provisions of the preceding clause (c), with respect to each of the Specially Serviced Loans and REO Properties, the Master Servicer shall maintain ongoing payment records and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

            (e) No later than 30 days after receipt by the Special Servicer of the information reasonably required by the Special Servicer after a Servicing Transfer Event for a Loan, (exclusive, however, of the One Madison Avenue Total Loan or the Loan or the Junior Loan included in the One Madison Avenue Total
Loan), the Special Servicer shall deliver to each Rating Agency, the Master Servicer and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Loan or Junior Loan and the related Mortgaged Property. Any Asset Status Report with respect to any CBA A/B Loan Pair will also be delivered to the related Junior Loan Holder. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Loan;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan or Serviced Loan Combination and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

            (v) a recommendation by the Special Servicer as to how such Specially Serviced Loan might be returned to performing status, returned to the Master Servicer for regular servicing or otherwise realized upon;

            (vi) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the Special Servicer made such determination;

            (vii) a status report on any foreclosure actions or other proceedings undertaken with respect to such mortgaged real property, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default thereon; and

            (viii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.


            With respect to any Loan (other than the Loan included in the One Madison Total Loan) that becomes a Specially Serviced Loan, if within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Loan Documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer shall revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.


            The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the earlier of (a) the failure of the Directing Certificateholder to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report; (b) a determination by the Special Servicer as set forth below or (c) the passage of 60 days from the date of preparation of the first Asset Status Report. The Special Servicer shall deliver such finalized Asset Status Report to the Directing Certificateholder, the Rating Agencies, the Master Servicer and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether any affirmative disapproval by the Directing Certificateholder described in this paragraph is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.


            The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and, subject to Section 3.32 and the next paragraph, take such actions consistent with the Servicing Standard and any related Asset Status Report. Subject to Section 3.32 and the next paragraph, the Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.


            In addition to the foregoing, the Special Servicer is required to obtain the consent of the Directing Certificateholder (subject to the last paragraph of Section 3.21(e)) and any express provisions of this Agreement deeming such consent to be given if there is no objection or response within a specified time period) prior to the taking by the Special Servicer of the following actions (other than in respect of the One Madison Avenue Total Loan or the Loan or the Junior Loan included in the One Madison Avenue Total Loan): (i) any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any Specially Serviced Loans in the Trust Fund as come into and continue in default; (ii) any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause (ix) below) of a Loan; (iii) any acceptance of a discounted payoff with respect to a Specially Serviced Loan in the Trust Fund; (iv) any proposed or actual sale of an REO Property out of the Trust Fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess Interest) on, the related Loan, except in connection with a termination of the Trust Fund; (v) any determination to bring an REO Property held by the Trust Fund into compliance with applicable environmental laws or to otherwise address hazardous material located at such REO Property; (vi) any release of material collateral for a Loan other than in accordance with the specific terms of (and for which there is no lender discretion), or upon satisfaction of that Loan; (vii) any acceptance of substitute or additional collateral for a Specially Serviced Loan in the Trust Fund, other than in accordance with the specific terms of that Loan; (viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Loan, other than in accordance with the specific terms of, or upon satisfaction of, that Loan; and (ix) any waiver of a due-on-sale or due-on-encumbrance clause in a Loan. If any of the previous listed items is set forth as proposed action in any Asset Status Report, the Special Servicer is required to follow the approval procedures set forth above in this paragraph.


            Notwithstanding anything to the contrary contained in this Agreement, no direction of the Directing Certificateholder or failure to consent to any action requiring its or their consent under this Agreement shall (i) require or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC, or (ii) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (iii) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee, any Junior Loan Holder or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (iv) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement; and the Special Servicer (1) shall not follow any such direction if given by the Directing Certificateholder, (2) shall not initiate any such actions having any of the effects in clauses (i)-(iv) of this paragraph and (3) shall not refrain from taking any action if the failure to take such action would violate the Servicing Standard.

            (f) Upon receiving notice of the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Loan or Serviced Loan Combination or the related Borrower, the Master Servicer shall promptly give notice thereof, and shall deliver a copy of the related Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information in its possession relating to such Loan or Serviced Loan Combination and reasonably requested by the Special Servicer to enable it to negotiate with the related Borrower and prepare for any such proceedings. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work out or modify the subject Loan or Serviced Loan Combination consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

            SECTION 3.22. Sub-Servicing Agreements.

            (a) The Master Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement;
(ii) provides that if the Master Servicer shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Primary Servicing Agreement may not be terminated except for cause pursuant to such Primary Servicing Agreement); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer thereto under the Primary Servicing Agreements) none of the Trust Fund, the Trustee, any successor Master Servicer, any Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) except with respect to the Primary Servicing Agreements, permits any purchaser of a Loan or the Trustee pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of the Master Servicer; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Loan without the prior consent of the Master Servicer or the Special Servicer, as applicable; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; and (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the Master Servicer to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement. Any successor Master Servicer, upon becoming successor Master Servicer, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Master Servicer. Upon a termination of the Master Servicer pursuant to this Agreement, the successor to the Master Servicer (including the Trustee or its designee in its capacity as successor Master Servicer) shall automatically succeed to the rights and obligations of the prior Master Servicer, under each related Primary Servicing Agreement, subject to the termination rights set forth therein.


            In addition, each Sub-Servicing Agreement entered into by the Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the Master Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.


            It is hereby acknowledged and agreed by all parties hereto that Midland and Hypo shall each be a Primary Servicer pursuant to a Primary Servicing Agreement with the Master Servicer, which agreement shall comply with the provisions of this Section 3.22(a).

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, as applicable, shall (at no expense to the Trustee, the Certificateholders, Junior Loan Holders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement entered into by the Master Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would require were it the owner of the subject Loans and/or Serviced Loan Combinations. The Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

            (d) If the Trustee or its designee becomes successor to the Master Servicer and elects or is required to assume the rights and obligations of the Master Servicer under any Sub-Servicing Agreement, the Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans and/or Serviced Loan Combinations then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders and, with respect to any Serviced Loan Combination, each related Junior Loan Holder, as applicable, for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans and/or Serviced Loan Combinations for which it is responsible, and the Master Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the related Primary Servicers, shall permit each to retain the Primary Servicing Fees and any additional servicing compensation payable pursuant to the related Sub-Servicing Agreement from amounts collected by such Primary Servicer. Such additional servicing compensation shall not exceed the Additional Servicing Compensation payable to the Master Servicer under this Agreement, shall be paid out of such Additional Servicing Compensation and shall not be paid from any amount otherwise payable to the Special Servicer hereunder. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            SECTION 3.23. Representations, Warranties and Covenants of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to the Trustee for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Special Servicer and the Junior Loan Holders, as of the Closing Date, that:

            (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of Ohio, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not (A) violate the Master Servicer's certificate of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Master Servicer which, in the case of either (B) or (C) is likely to materially and adversely affect the Master Servicer's ability to perform hereunder;

            (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of the Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder; (vii) The Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (viii) The Master Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Master Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

            (ix) Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Loans and/or Junior Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by Section 3.07(c).

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            SECTION 3.24. Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicer and the Junior Loan Holders, as of the Closing Date, that:

            (i) The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans and/or Junior Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Loans has been refused such coverage or insurance;

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

            (ix) The Special Servicing Fee payable to the Special Servicer represents reasonable servicing compensation for its services hereunder; and

            (x) The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

            (b) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            SECTION 3.25. Limitation on Liability of the Directing Certificateholder.


            By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, that the Directing Certificateholder shall have no liability to any Certificateholder other than a Controlling Class Certificateholder for any action taken or not taken and shall have no liability to a Controlling Class Certificateholder absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder, it being acknowledged that actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates shall be deemed to not constitute willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder) and each Certificateholder agrees to take no action against the Directing Certificateholder as a result of such a special relationship or conflict. Nothing in this section shall relieve the Special Servicer of any liability it may have under this Agreement.

            SECTION 3.26. Reports to the Securities and Exchange Commission; Available Information.

            (a) With respect to the Trust's fiscal year 2005 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

            (i) during such fiscal year, in accordance with and within the time periods specified in the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission, with respect to the Trust, (A) a Current Report on Form 8-K with a copy of the Statement to Certificateholders with respect to each Distribution Date and (B) a Current Report on Form 8-K regarding and disclosing any of the events specified in Section 3.26(b) (to the extent a Responsible Officer of the Trustee has been provided with written notice of such event by another party to this Agreement);

            (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor in writing of the occurrence or existence of any of the matters identified in Section 10.10 and/or Section 3.26(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) consult with the Depositor with regard to any of the events identified in subclause (A) of this clause (ii) and any related filing of a Current Report on Form 8-K under Section 3.26(a)(i)(B) above with respect thereto (and the Trustee shall be entitled to rely on a written direction of the Depositor with regard to any such filing);

            (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Person (as defined in Section 3.26(c)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

            (iv) prepare, execute and properly file with the Commission on or before the due date specified by the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Annual Performance Certification and Annual Accountant's Report delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and Special Servicer for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act") and any rules promulgated by, or interpretive guidance from, the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "Sarbanes-Oxley Certification") (which Sarbanes-Oxley Certifications shall be signed by the party or parties contemplated by this Section 3.26);


provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system (or in "ASCII," "Microsoft Word," "Microsoft Excel" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it and those items delivered to it in a format readily convertible to a format suitable for electronic filing via the EDGAR system) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing
Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee or the Master Servicer, as applicable, in a format suitable for electronic filing via the EDGAR system (or in "ASCII," "Microsoft Word," "Microsoft Excel" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 3.26(a), to the extent it is otherwise required to deliver such items to the Trustee or the Master Servicer, as applicable.

            (b) At all times during the Trust's fiscal year 2005 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (ii) any acquisition or disposition by the Trust of a Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Loans and REO Properties), other than in the normal course of business;

            (iv) any change in the fiscal year of the Trust;

            (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

            (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations;

            (vii) any adverse change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

            (viii) any amendment to this Agreement pursuant to Section 10.01;
      and

            (ix) any other material events reportable under Form 8-K;


      provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses
      (vi), (vii) and (ix) of this Section 3.26(b) unless such Responsible Officer was notified in writing.

            (c) The Form 10-K shall include the Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes Act, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file such annual report on Form 10-K on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Master Servicer, the Special Servicer (who shall certify to the Master Servicer) and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification or, in the case of the Master Servicer, who relies on the Special Servicer's Performance Certification (in each case, the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit L hereto (with respect to the Master Servicer and the Trustee) or in the form set forth on Exhibit A to Exhibit L hereto (with respect to the Special Servicer), as applicable, on which the Certifying Person, the Master Servicer (with respect to the Performance Certification executed by the Special Servicer), the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. The Trustee's certification with respect to items 1 through 3 of Exhibit L hereto shall relate to distribution information, and the Master Servicer's certification with respect to items 4 and 5 of Exhibit L hereto shall relate to servicing information with respect to the Loans serviced by it hereunder. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Master Servicer (if the terminated or resigning Performing Party is the Special Servicer) or the Depositor pursuant to this Section 3.26(c) with respect to the period of time such Performing Party was subject to this Agreement.

            (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2005), the Public Certificates are held (directly or, in the case of Public Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act.

            (e) Nothing contained in this Section 3.26 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further applicable guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification in connection with this Agreement. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 10.01.

            (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 3.26, (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of such obligations or (iii) any inaccuracy made in the Performance Certification resulting from such Performing Party's negligence, bad faith or willful misconduct. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section 3.26 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this subsection
(f) to contribute are several in the proportions described in the preceding sentence and not joint.


            Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.


            Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 10 Business Days prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by Section 3.26, any items required to be delivered by such party that are to be an Exhibit to such Annual Report on Form 10-K. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2005.

            (g) The Master Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its Website or otherwise, any additional information relating to the Loans, the related Mortgaged Properties or the related Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Master Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Loan.

            (h) Each of the Master Servicer and the Special Servicer shall make the following items available at its offices during normal business hours, or shall send such items to any requesting party at the expense of such requesting party (other than the Rating Agencies, the Depositor and the Underwriters, and except as otherwise provided in the last sentence of this paragraph) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate: (i) all financial statements, occupancy information, rent rolls, maintenance schedules, if applicable, retail sales information, average daily room rates and similar information received by the Master Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or the Special Servicer, as applicable, and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Master Servicer or the Special Servicer, as the case may be, or the Trustee, upon request. Copies of all such information shall be delivered by the Master Servicer or the Special Servicer, as the case may be, upon request, not more frequently than quarterly to the Certificate Owners of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Master Servicer or the Special Servicer, as the case may be, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the requesting Holder of Controlling Class Certificates for the expense of any additional copies so provided.

            (i) Notwithstanding the obligations of the Master Servicer set forth in the preceding provisions of this Section 3.26, the Master Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Master Servicer has determined that such withholding is appropriate.

            (j) Notwithstanding any provisions in this Agreement to the contrary, but subject to the last sentence of this subsection, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Master Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Master Servicer, the Special Servicer and the Trustee and their respective Affiliates, shareholders, partners, members, managers, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Master Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Master Servicer, the Special Servicer and the Trustee and their respective Affiliates, shareholders, partners, members, managers, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. Notwithstanding the foregoing, however, this Section 3.26(j) is subject to (and no Performing Party will be entitled to indemnification for any payments made by it pursuant to) Section 3.26(f), and each Performing Party shall be responsible for any Performance Certification delivered by it.

            (k) Notwithstanding anything to the contrary herein, as a condition to the Master Servicer or the Special Servicer making any report or information under this Agreement available upon request to any Person other than the parties hereto, the Master Servicer or the Special Servicer may (i) indicate the source of such information and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) require that the recipient of such information acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders or Certificate Owners. Each of the Master Servicer and the Special Servicer shall condition such disclosure upon the recipient entering into a reasonable and customary confidentiality agreement that is reasonably acceptable to such servicer regarding such disclosure and that may provide indemnification to the Master Servicer or the Special Servicer. Without limiting the foregoing, in connection with providing access to or copies of any information or reports in accordance with this Agreement to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or investment advisors of any of the foregoing, the Master Servicer may require a confirmation executed by the requesting Person substantially in the form contemplated by
Section 8.12(c). In addition, any transmittal of information by the Master Servicer or the Special Servicer to any Person other than the Trustee, the Rating Agencies or the Depositor may be accompanied by a letter from the Master Servicer or the Special Servicer containing the following provision:


            By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein.


            The Master Servicer and the Special Servicer may, at its discretion, make available by hard copy, electronic media, internet website and bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service any reports or information required by this Agreement that the Master Servicer or the Special Servicer is required to provide to the Trustee, any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            SECTION 3.27. Lock-Box Accounts and Servicing Accounts.

            (a) The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Loan Documents.

            (b) For any Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Loan Documents, the Master Servicer shall establish or cause to be established on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Master Servicer determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Master Servicer shall establish or cause to be established a Lock-Box Account for each ARD Loan no later than its Anticipated Repayment Date.

            (c) With respect to each Loan requiring the establishment of a Lock-Box Account, the Master Servicer, upon receipt of the annual financial statements of each Borrower, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Borrower's deposits (on an annual basis) into such Lock-Box Account and shall report any discrepancies over 10% to the Special Servicer.

            (d) Within 60 days after a Servicing Account has been established on behalf of a Borrower pursuant to the terms of the related Loan Documents, the Master Servicer (in accordance with the Uniform Commercial Code) shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

            SECTION 3.28. Interest Reserve Account.

            (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account on behalf of the Lower-Tier REMIC. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Distribution Date during February and on each Distribution Date during a January which occurs in a year which is not a leap year, the Trustee shall withdraw from the Distribution Account and deposit into the Interest Reserve Account in respect of each Loan and REO Loan accruing interest on an Actual/360 Basis, an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Loan as of the Distribution Date occurring in the month preceding the month in which the Distribution Date occurs at the related Original Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January, except in the case of a leap year, and in any February, "Withheld Amounts").

            (b) On each Distribution Date occurring in March (prior to any distributions on the Certificates on such date), the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February Distribution Dates, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution Account. On each Distribution Date (prior to any distributions on the Certificates on such date), the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Interest Reserve Account.

            SECTION 3.29. Limitations on and Authorizations of the Master Servicer and the Special Servicer with Respect to Certain Loans.

            (a) Prior to taking any action with respect to a Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be a Servicing Advance.

            (b) With respect to any Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to incur additional indebtedness (other than as provided in Section 3.08(c)) or to amend or modify the related Borrower's organizational documents, the Special Servicer may consent (subject, without limitation, to Section 3.20(k) hereof) to either such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or grant of waiver is likely to result in a greater recovery (or equal recovery) on a present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and with respect to Significant Loans or as otherwise required under Section 3.08(c), the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates and further obtains the consent of the Directing Certificateholder (subject to the last paragraph of Section 3.21(e)). The Master Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action, except in accordance with Section 3.08(c) hereof.

            (c) With respect to any ARD Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the Master Servicer and the Special Servicer to establish a Lock-Box Account pursuant to
Section 3.28.

            (d) Neither the Master Servicer nor the Special Servicer shall consent (to the extent it is entitled to withhold such consent under the terms of the Loan) to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Loan unless it obtains (in the case of a Significant Loan) written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of then-current ratings on any Class of Certificates and further obtains (in all cases) the consent of the Directing Certificateholder (such consent subject to the last paragraph of Section 3.21(e)). The Master Servicer shall receive any such request from any Borrower under a Loan that is not a Specially Serviced Loan, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who shall approve or reject such recommendation (such approval subject to the last paragraph of Section 3.21(e)). The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The Master Servicer shall then process such documentation. Neither the Master Servicer nor the Special Servicer shall be required to obtain such written confirmation from any Rating Agency if such Loan is not one of the ten largest Loans (which term shall, for the purposes of this Section 3.29(d), include groups of Crossed Loans and groups of Loans made to affiliated Borrowers) by outstanding principal balance at such time and the then-current principal balance of such Loan is less than $35,000,000.

            (e) The Master Servicer (or, in the case of CSFB Loans only, the Depositor) shall, as to each Loan which is secured by the interest of the related Borrower under a ground lease, at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the related Master Servicer.

            (f) The Master Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement or to any additional cure beyond those specifically provided for in the related Intercreditor Agreement unless it obtains the consent of the Directing Certificateholder (which consent with respect to the transfer of such Junior Loan shall not be unreasonably withheld, conditioned or delayed) (such consent subject to the last paragraph of Section 3.21(e)). The Master Servicer shall receive any such request for a discretionary consent from any Junior Loan Holder, and shall forward its analysis and recommendation to the Special Servicer. The Special Servicer shall approve any such recommendation (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the Master Servicer's recommendation and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the Directing Certificateholder, who (subject to the last paragraph of Section 3.21(e)) shall approve or reject such recommendation. The Directing Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Directing Certificateholder may reasonably request. The Master Servicer shall then process such documentation. Notwithstanding the foregoing, the Master Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement unless it receives the rating agency confirmation required pursuant to such Intercreditor Agreement.

            SECTION 3.30. REMIC Administration.

            (a) The Trustee shall make or cause to be made elections to treat each of the Trust REMICs as a REMIC (except for any portion constituting amounts allocable to any Junior Loan) under the Code and if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each Trust REMIC as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, none of the Master Servicer, the Special Servicer and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any Trust REMIC other than those interests outstanding on the Closing Date.

            (b) The Closing Date is hereby designated as the "startup day," within the meaning of Section 860G(a)(9) of the Code, of each Trust REMIC.

            (c) The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for each Trust REMIC. The Trustee is hereby designated as the agent of the Tax Matters Person of each Trust REMIC and shall perform all the functions thereof, and the Holders of the Class R Certificates, by their acceptance of such Certificates, agree to such designation.

            (d) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each Trust REMIC and, as specified in Section 4.06, the Grantor Trust created hereunder and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide (i) upon request by any Transferor of a Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Disqualified Organization or
(y) otherwise required to be provided by Treasury regulations section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) pursuant to Section 3.30(l), to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the Trust REMICs.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions (and each of the Master Servicer and the Special Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicer, the Special Servicer and the Trustee shall knowingly or intentionally take any action, cause any Trust REMIC to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could, in such Person's reasonable judgment, (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon any Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on) "net income from foreclosure property" imposed by Section 860G(c) of the Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to any Trust REMIC, cause such Trust REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee) determines that the monetary expense to such Trust REMIC is not material and in its sole discretion agrees to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or the assets thereof, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and such party shall not take any such action, or cause the Trust Fund to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on "prohibited contributions" of any Trust REMIC as defined in Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws (other than a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, provided that the Special Servicer complied with all requirements specified herein for foreclosure property), such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of the Master Servicer, by the Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the Collection Account.

            (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Trust REMICs on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, none of the Master Servicer, the Special Servicer and the Trustee shall accept any contributions of assets to any Trust REMIC unless the Master Servicer, the Special Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such Trust REMIC will not cause such Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Master Servicer, the Special Servicer and the Trustee shall enter into any arrangement by which any Trust REMIC created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" of the Uncertificated Lower-Tier Interests and the Regular Certificates is the Rated Final Distribution Date.

            (l) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each Trust REMIC on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for each REMIC created hereunder.

            (m) None of the Trustee, the Master Servicer and the Special Servicer shall sell or dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of the Trust Fund created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Loans pursuant to or as contemplated by
Article II, Section 3.18, or Section 3.32 of this Agreement or pursuant to any Intercreditor Agreement or mezzanine intercreditor agreement) nor acquire any assets for any Trust REMIC, nor sell or dispose of any investments in any account maintained by it hereunder for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (which opinion shall be the expense of the party seeking to take such action) that such sale or disposition will not affect adversely the status of any Trust REMIC as a REMIC or cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            (n) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, each of the Master Servicer, the Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

            (o) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Section but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments including any expenses involved in any tax examination, audit or proceeding.

            SECTION 3.31. Master Servicer and Special Servicer May Own Certificates.

            (a) The Master Servicer and any agent of the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder."

            (b) The Special Servicer and any agent of the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Special Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder."

            SECTION 3.32. Certain Matters Related to the One Madison Avenue Total Loan.

            (a) General. The Master Servicer (or, if the One Madison Avenue Loan is a Specially Serviced Loan, then the Special Servicer) shall service and administer the One Madison Avenue Total Loan in a manner consistent with the One Madison Avenue Co-Lender Agreement.

            (b) Consultation and Approval Rights of One Madison Avenue Controlling Holder; Certain Procedures; Certain Limitations. Notwithstanding anything to the contrary contained herein (but subject to the last paragraph of this Section 3.32(b)), the Master Servicer (or, if the One Madison Avenue Loan is a Specially Serviced Loan, then the Special Servicer) shall: (1) consult with the One Madison Avenue Controlling Holder at any time (whether or not an "event of default" (as defined in the One Madison Avenue Co-Lender Agreement) has occurred) with respect to proposals to take any significant action with respect to the One Madison Avenue Total Loan or the related Mortgaged Property and to consider alternative actions recommended by the One Madison Avenue Controlling Holder in connection with (i) any adoption or implementation of an operating budget and/or a business plan submitted by the related Borrower with respect to the One Madison Avenue Property, (ii) the execution or renewal of any lease (if a lender approval is provided for in the applicable Loan Documents), (iii) material alterations on the related One Madison Avenue Property, if approval by the lender is required by the related Loan Documents, (v) material change in any ancillary Loan Documents, or (vi) the waiver of any notice provisions related to prepayment; and (2) prior to taking any of the One Madison Avenue Specially Designated Servicing Actions, notify in writing (the "Action Notice") the One Madison Avenue Controlling Holder of any proposal to take any of such actions (and to provide the One Madison Avenue Controlling Holder with such information reasonably requested by the One Madison Avenue Controlling Holder as may be necessary in the reasonable judgment of the One Madison Avenue Controlling Holder in order to make a judgment) and receive the written approval of the One Madison Avenue Controlling Holder (which approval may be withheld in its sole good faith discretion) with respect thereto; provided, however, that (i) if the One Madison Avenue Controlling Holder fails to notify the Master Servicer or the Special Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 Business Days after delivery to the One Madison Avenue Controlling Holder by the Master Servicer or the Special Servicer, as applicable, of written notice of such a proposed action and such information as reasonably requested by the One Madison Avenue Controlling Holder, then upon the expiration of such 10 Business Day period, the Applicable Servicer shall contact the One Madison Avenue Controlling Holder by telephone or email at the notice address and, if no response to such telephone call or email is received within one Business Day of such contact, such action by the Master Servicer or the Special Servicer shall be deemed to have been approved by the One Madison Avenue Controlling Holder; and (ii) the obligations of the Master Servicer or the Special Servicer, as the case may be, set forth above shall be subject to the last paragraph of this Section 3.32(b)).


            With respect to any proposed action requiring consultation with or approval of the One Madison Avenue Controlling Holder pursuant to the first paragraph of this Section 3.32(b) and Section 20(b) of the One Madison Avenue Co-Lender Agreement, the Master Servicer or the Special Servicer, as the case may be, shall prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the Master Servicer or the Special Servicer, as the case may be, made such determination, and shall provide to the One Madison Avenue Controlling Holder copies of such summary by hard copy or electronic means on a timely basis, but in any event on or prior to the Action Notice delivered pursuant to the immediately preceding paragraph. If any such proposed action is disapproved by the One Madison Avenue Controlling Holder, the Master Servicer or the Special Servicer shall propose an alternate action (based on any counter-proposals received from the One Madison Avenue Controlling Holder, to the extent such counter-proposal is consistent with the immediately succeeding paragraph of
Section 3.32(b) and Section 20(c) of the One Madison Avenue Co-Lender Agreement or, if no such counter-proposal is received, then based on any alternate course of action that the Master Servicer or the Special Servicer may deem appropriate) until the approval of the One Madison Avenue Controlling Holder is obtained; provided that if the Master Servicer or the Special Servicer, as the case may be, and the One Madison Avenue Controlling Holder do not agree on a proposed course of action within 60 days after the date on which the Master Servicer or the Special Servicer first proposed a course of action, then the Master Servicer or the Special Servicer, as the case may be, shall (x) unless the succeeding clause (y) is applicable, take such action as it deems appropriate or (y) if the One Madison Avenue Controlling Holder provides direction, to take such action as the One Madison Avenue Controlling Holder shall direct, subject in either case to its obligation under the Applicable Servicing Agreement to follow Accepted Servicing Practices.


            Notwithstanding anything herein to the contrary, (a) no advice, direction or objection from or by the One Madison Avenue Controlling Holder, as contemplated by the foregoing provisions of Section 3.32(b), may (and the Master Servicer or the Special Servicer, as the case may be, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or the Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, will) require or cause the Master Servicer or the Special Servicer, as the case may be, the Trustee to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC Provisions or violate any other provisions of this Agreement, the Loan Documents, or any provisions of the One Madison Avenue Co-Lender Agreement and
(b) if the Master Servicer or the Special Servicer, as applicable determines that immediate action is necessary to protect the interests of the holders of the One Madison Avenue Loan and the One Madison Avenue Junior Loan (as a collective whole), it may take such action without waiting for any time period for a response from the One Madison Avenue Controlling Holder to expire.

            (c) Limitations on Liability of One Madison Controlling Holder. The parties acknowledge that the One Madison Avenue Controlling Holder or designee thereof shall not owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer or any Certificateholder and that the One Madison Avenue Controlling Holder or designee thereof will not have any liability to the Trustee, the Master Servicer, the Special Servicer, any Certificateholders or any other holder of an interest in the One Madison Avenue Total Loan for any action taken, or for refraining from the taking of any action pursuant to the One Madison Avenue Co-Lender Agreement or this Agreement, or the giving of any consent or for errors in judgment; provided, however, that the foregoing shall not be construed so as to limit any liability that may be imposed on the One Madison Avenue Controlling Holder in accordance with the One Madison Avenue Co-Lender Agreement. By its acceptance of a Certificate, each Certificateholder will be deemed to have confirmed its understanding that (i) the One Madison Avenue Controlling Holder may take or refrain from taking actions that favor the interests of the One Madison Avenue Controlling Holder or its Affiliates over the other holders of interests in the One Madison Avenue Total Loan, (ii) the One Madison Avenue Controlling Holder may take or refrain from taking actions (or cause its designee to take or refrain from taking actions) that favor its interest or the interests of its affiliates over the other holders of interests in the One Madison Avenue Total Loan, (iii) that the One Madison Avenue Controlling Holder or its designee may have special relationships and interests that conflict with the interests of the other holders of interests in the One Madison Avenue Total Loan and will be deemed to have agreed to take no action against the One Madison Avenue Controlling Holder, any designee thereof or any of their officers, directors, employees, principals or agents as a result of such special relationships or conflicts, (iv) that the One Madison Avenue Controlling Holder shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates and (v) that no designee of the One Madison Avenue Controlling Holder shall be liable by reason of its having acted or refrained from acting solely in the interests of the related One Madison Avenue Controlling Holder or its affiliates.

            (d) Defaulted Loan Purchase Option in Favor of Junior Lenders. If a One Madison Avenue Triggering Event of Default has occurred and is continuing, then, upon written notice from the Master Servicer (a "One Madison Avenue Repurchase Option Notice") of such occurrence (which notice the Master Servicer shall give promptly to the One Madison Avenue Junior Loan Holder), the One Madison Avenue Junior Loan Holder shall have the right, in the manner set forth below and in the One Madison Avenue Co-Lender Agreement and prior to any other party, by written notice to the Master Servicer and the Special Servicer (a "One Madison Avenue Junior Loan Holder Repurchase Notice"), at any time after the occurrence of the One Madison Avenue Triggering Event of Default and prior to the earliest to occur of (i) the cure of the One Madison Avenue Triggering Event of Default, (ii) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property and (iii) the modification of the related Loan Documents in a manner that causes the One Madison Avenue Total Loan no longer to be in default (such earliest date, the "One Madison Avenue Purchase Option Cut-off Date"), to purchase the One Madison Avenue Loan at the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the One Madison Avenue Co-Lender Agreement).


            Upon the delivery of the One Madison Avenue Junior Loan Holder Repurchase Notice to the Master Servicer, the Special Servicer and the Trustee, the Trustee shall sell (and the One Madison Avenue Junior Loan Holder shall purchase) the One Madison Avenue Loan and, if applicable, the other One Madison Avenue Junior Loan, free and clear of any sub-interests therein or any other liens, claims or encumbrances for the applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the One Madison Avenue Co-Lender Agreement), on a date (the "One Madison Avenue Repurchase Date") not less than five Business Days nor more than 10 Business Days after the date of the One Madison Avenue Junior Loan Holder Repurchase Notice, and which date shall in all events be prior to the One Madison Avenue Purchase Option Cut-off Date, as shall be established by the Master Servicer and reasonably acceptable to the purchasing One Madison Avenue Junior Loan Holder. The applicable "Defaulted Mortgage Loan Purchase Price" (as defined in the One Madison Avenue Co-Lender Agreement) shall be calculated by the Master Servicer three Business Days prior to the One Madison Avenue Repurchase Date (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon the Certificateholders and the One Madison Avenue Junior Loan Holder.

            (e) Acknowledgement of Co-Lender Agreement. The parties hereto acknowledge the purchase option of the One Madison Avenue Junior Loan Holder (and/or its designees and/or representatives) in respect of the One Madison Avenue Loan pursuant to One Madison Avenue Co-Lender Agreement. Upon its receipt of a notice from the One Madison Avenue Junior Loan Holder or its designee expressing an intent to exercise such purchase option, each party hereto shall promptly forward a copy of such notice to the Directing Certificateholder.

            (f) Release of Files Upon Purchase. In connection with the purchase of the One Madison Avenue Loan, together with the One Madison Avenue Junior Loan, pursuant to or as contemplated by Section 3.32(d) then the Master Servicer or the Special Servicer shall (i) if it receives the related Purchase Price or "Defaulted Mortgage Loan Purchase Price" (as defined in the One Madison Avenue Co-Lender Agreement) and/or any other amounts payable in connection with the purchase, deposit the same, or remit the same to the Master Servicer for deposit, as applicable, into the Collection Account and/or the related Junior Loan Custodial Account, as applicable, and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from the Master Servicer, the Trustee shall: (i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the One Madison Avenue Loan in the appropriate transferee, without recourse, representations or warranties.

            (g) Cure Option. In the event any monetary default beyond applicable notice and grace periods or non-monetary default beyond applicable notice and grace periods (of which the Master Servicer or the Special Servicer has knowledge) shall exist with respect to the One Madison Avenue Total Loan, then, upon notice from the Master Servicer or the Special Servicer, as the case may be (a "One Madison Avenue Cure Option Notice") of the occurrence of such default beyond applicable notice and grace periods (which notice the Master Servicer or the Special Servicer, as the case may be, shall promptly give to the One Madison Avenue Junior Holder upon receipt of knowledge thereof), the One Madison Avenue Junior Holder shall have the right to cure such default; provided, in the event that the One Madison Avenue Junior Holder has elected to cure any default, the default must be cured by the One Madison Avenue Junior Holder within, in the case of a monetary default, 10 Business Days of receipt of such One Madison Avenue Cure Option Notice and, in the case of a non-monetary default, 30 days of receipt of such One Madison Avenue Cure Option Notice. If the One Madison Avenue Junior Loan Holder is attempting to cure a non-monetary default, the foregoing cure period of 30 days may be extended for an additional 30 days (but only for so long as (i) the One Madison Avenue Junior Loan Holder diligently and expeditiously is proceeding to cure such non-monetary default, (ii) the One Madison Avenue Junior Holder makes all Cure Payments that it is permitted to make in accordance with Section 20(f) of the One Madison Avenue Co-Lender Agreement, (iii) such non-monetary default is not the result of an insolvency proceeding or other insolvency-related event, and no insolvency proceeding commences or other such event occurs during the period that the One Madison Avenue Controlling Holder is otherwise permitted to cure a non-monetary default in accordance with Section 20(f) of the One Madison Avenue Co-Lender Agreement, and (iv) there is no material adverse effect on the related Borrower, the One Madison Avenue Property or the value of the One Madison Avenue Loan as a result of such non-monetary default or the attempted cure thereof.


            If the One Madison Avenue Junior Loan Holder (or its designee) elects to cure a default that can be cured by the payment of money (each such payment, a "One Madison Avenue Cure Payment"), the One Madison Avenue Junior Loan Holder (or its designee) shall make such One Madison Avenue Cure Payment as directed by the Master Servicer or the Special Servicer, as the case may be, and each such One Madison Avenue Cure Payment shall include all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance) and any interest charged thereon and any unpaid Master Servicing Fees (and Primary Servicing Fees) and Special Servicing Fees with respect to the One Madison Avenue Total Loan).


            So long as a default exists that is being cured by the One Madison Avenue Controlling Junior Loan Holder pursuant to this Section 3.32(g) and
Section 20(f) of the One Madison Avenue Co-Lender Agreement and the cure period has not expired and the One Madison Avenue Controlling Junior Loan Holder is permitted to cure such default under the terms of such provisions, such default shall not constitute a default or an event of default (i) for purposes of Sections 4 or 5 of the One Madison Avenue Co-Lender Agreement; (ii) for purposes of accelerating the One Madison Avenue Total Loan or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related One Madison Avenue Property; or (iii) for purposes of treating the One Madison Avenue Total Loan as a Specially Serviced Loan; provided that such limitations shall not prevent the Master Servicer or the Special Servicer from sending notices of the default to the related Borrower or any related guarantor or making demands on the related Borrower or any related guarantor or from collecting default interest or late payment charges from the related Borrower.


            Notwithstanding anything to the contrary contained in this subsection, (A) the One Madison Avenue Controlling Junior Loan Holder's right to cure a monetary default or non-monetary default shall be limited to nine One Madison Avenue Cure Events over the life of the One Madison Avenue Total Loan and (B) no single One Madison Avenue Cure Event may exceed three consecutive months. Additional One Madison Avenue Cure Events shall only be permitted with the consent of the Special Servicer. Notwithstanding the foregoing, the making of a Cure Payment by any Person entitled to do so shall not act as a waiver of any amounts due under the related Loan Documents by the related Borrower.

            (h) Deeming Provision. Any decisions made by the Master Servicer or the Special Servicer, as the case may be, with respect to the One Madison Avenue Total Loan pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement shall automatically be deemed to be reasonably exercised for purposes of this Section 3.32 and this Agreement.

            (i) Information. The Master Servicer and the Special Servicer each shall provide to the One Madison Avenue Junior Loan Holder or its designee, with respect to its One Madison Avenue Junior Loan, as applicable, or any related REO Property, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Loans, the same reports, documents and other information that the Master Servicer or the Special Servicer, as the case may be, provides to the Trustee with respect to the One Madison Avenue Loan or any related REO Property, and on a concurrent basis (unless an earlier delivery is otherwise expressly provided for herein). The Trustee, the Master Servicer and the Special Servicer each shall provide to the One Madison Avenue Junior Loan Holder or its designee, with respect to its One Madison Avenue Junior Loan or any related REO Property, the same reports, documents and other information that the Trustee, the Master Servicer or the Special Servicer, as the case may be, provides to the Directing Certificateholder with respect to the One Madison Avenue Loan or any related REO Property, and on a concurrent basis. In addition, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to the One Madison Avenue Junior Loan Holder or its designee (at such holder's cost) all other reports, documents and information that such holder or its designee may reasonably request with respect to its One Madison Avenue Junior Loan or any related REO Property. Notwithstanding the foregoing, none of the Trustee, the Master Servicer or the Special Servicer shall be required to deliver to the One Madison Avenue Junior Loan Holder or its designee any particular report, document or other information pursuant to this Section 3.32; if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such One Madison Avenue Junior Loan Holder within the same time period contemplated by this Section 3.32; pursuant to any other section of this Agreement. In addition, the Master Servicer shall provide to the One Madison Avenue Junior Loan Holder, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Loans, (a) a summary of the current status of principal and interest payment on the One Madison Avenue Total Loan, (b) copies of the related Borrower's current financial statements, to the extent then in the possession of the Master Servicer, (c) current information, if any, as to the value of the related Mortgaged Property, to the extent in the Master Servicer's possession, (d) agreements that govern the administration of the One Madison Avenue Total Loan by the Master Servicer, (e) copies of any default or acceleration notices sent to the related Borrower with respect to the One Madison Avenue Total Loan and all material correspondence related thereto, (f) to the extent not otherwise provided above, copies of each other report provided to the Certificateholder in accordance with the express provisions of this Agreement (but only to the extent such other reports related to the One Madison Avenue Total Loan or the related Borrower) and (g) other information with respect to the related Borrower or the One Madison Avenue Total Loan, reasonably request by such One Madison Avenue Junior Loan Holder, to the extent in the Master Servicer's possession and within 10 days of the Master Servicer's receipt of such Holder's request, in each case at the sole cost and expense of the requesting One Madison Avenue Junior Loan Holder (with respect to all out-of-pocket and the reasonable and administrative and photocopying costs of the Master Servicer); provided, however, that the Master Servicer shall send any notices referred to in clause (e) above to the One Madison Avenue Junior Loan Holder simultaneously with the sending of any such notices to the related Borrower without the need for any request by the One Madison Avenue Junior Loan Holder. The Master Servicer shall afford the access and provide the information to which the One Madison Avenue Junior Loan Holder is entitled under Sections 11(b) and 11(c) of the One Madison Avenue Co-Lender Agreement .

            (j) Assignability. Each of the rights of the One Madison Avenue Junior Loan Holder under or contemplated by this Section 3.32 shall be assignable to, and/or exercisable by, a designee thereof; provided that the Master Servicer, the Special Servicer and the Trustee are provided with written notice by the assignor of such assignment or designation (upon which such party may conclusively rely) and the contact details of the assignee or designee.

            (k) Collateral Posted by One Madison Avenue Junior Lender. The Trustee and the Master Servicer on its behalf are hereby authorized and directed to accept and to hold any "control retention collateral" (as defined in the One Madison Avenue Co-Lender Agreement) that may be delivered by the One Madison Avenue Junior Loan Holder, on behalf of the Trust Fund for the benefit of the Certificateholders and to execute and deliver such documents or instruments as may be necessary or advisable to accept, receive, maintain or otherwise obtain the benefits of such collateral. Such holding and retention shall be in a custodial capacity only. To the extent that any such collateral or the proceeds thereof is in the form of cash, then such cash shall be held in a separate Eligible Account and the Master Servicer shall have the rights and duties set forth in Section 3.06 with respect to such account as if it were a Servicing Account. Any such collateral shall be held as an "outside reserve fund" within the meaning of Treasury regulation section 1.860G-2(h)) and the rights of the Trust therein in its capacity as the holder of the One Madison Avenue Loan shall constitute an asset of the Trust Fund but not as asset of any REMIC Pool or of any Grantor Trust. The Master Servicer is hereby authorized and directed to release and/or return any such collateral to the extent that the Person that delivered such collateral is entitled to a release and/or return of such collateral under the terms of Section 20 of the One Madison Avenue Co-Lender Agreement. The Master Servicer shall exercise, subject to and in accordance with the Servicing Standard, all of the rights that the Trust, the Trustee and/or the Master Servicer may have under Section 20 of the One Madison Avenue Co-Lender Agreement, on behalf of the Trust as the holder of the One Madison Avenue Loan.

            (l) Conflicts. If there are any conflicts between this Section 3.32 and the One Madison Avenue Co-Lender Agreement, then the One Madison Avenue Co-Lender Agreement shall control. The parties hereto recognize and acknowledge the rights of the One Madison Avenue Junior Loan Holder under the One Madison Avenue Co-Lender Agreement.

            SECTION 3.33. The Swap Agreement.

            (a) The Trustee is hereby authorized and directed, both in its capacity as the Trustee and on behalf and for the benefit of the Trust, to execute and deliver the Swap Agreement on the Closing Date and, to perform obligations as described herein with respect to the Swap Agreement. Furthermore, the Trustee is hereby authorized and directed to, and shall, perform all obligations on the part of the Trustee and/or the Trust under the Swap Agreement. On or before the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee, on behalf of the Trust, shall enter into the Swap Agreement with the Swap Counterparty. The Trustee shall, upon receipt of the Swap Upfront Payment on the Closing Date from the Swap Counterparty, forward such Swap Upfront Payment to the Depositor to an account designated by the Depositor.

            (b) The Trustee shall confirm each value of LIBOR determined by the Swap Counterparty in accordance with the terms of the Swap Agreement promptly upon receiving written notice of such determination from the Swap Counterparty. Absent manifest error, the Swap Counterparty's determination of LIBOR shall be binding on the Trustee and the Class A-2FL Certificateholders.

            (c) By 5:00 p.m. (New York time) on the Swap Business Day prior to each Master Servicer Remittance Date, based on the Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to
Section 3.12(a), the Trustee shall notify the Swap Counterparty, as calculation agent under the Swap Agreement, in writing of (i) the Class Principal Balance of the Class A-2FL Certificates immediately prior to the related Distribution Date,
(ii) the amount of any Yield Maintenance Charges distributable with respect to the Class A-2FL Regular Interest for the related Distribution Date, (iii) the amount of interest distributable with respect to the Class A-2FL Regular Interest pursuant to Section 4.01(a)(iv) for such Distribution Date and deposited in the Floating Rate Account and (iv) the excess, if any, of (A) the product of (x) 1/12, (y) 5.207% per annum and (z) the Class Principal Balance of the Class A-2FL Certificates immediately prior to the related Distribution Date over (B) the amount of interest distributable with respect to the Class A-2FL Regular Interest pursuant to Section 4.01(a)(i) for such Distribution Date and deposited in the Floating Rate Account.

            (d) Upon receiving written notice from the Swap Counterparty, as calculation agent under the Swap Agreement, on the Swap Business Day prior to each Master Servicer Remittance Date of the value of Class A-2FL Fixed Swap Payment, the Class A-2FL Floating Swap Payment, the Class A-2FL Net Fixed Swap Payment, if any, and the Class A-2FL Net Floating Swap Payment, in each case with respect to the related Distribution Date, the Trustee shall promptly confirm each such amount.

            (e) On each Class A-2FL Swap Payment Date, following all deposits to the Floating Rate Account on or prior to that date pursuant to Section 3.04(c), the Trustee shall remit the Class A-2FL Net Fixed Swap Payment, if any, to the Swap Counterparty from the Floating Rate Account; provided that, upon and during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to this Section 3.33, or following the termination of the Swap Agreement, the Trustee shall not make such payments to the Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Swap Agreement, the Trustee shall deposit the same into the Floating Rate Account.

            (f) The Trustee shall at all times enforce the Trust's rights under the Swap Agreement in a commercially reasonable manner. In the event of a Swap Default, the Trustee shall (i) provide notice of such Swap Default on the date of such default to the Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-2FL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Swap Agreement), unless otherwise directed in writing by the Holders of Certificates representing at least 25% of the Class Principal Balance of the Class A-2FL Certificates, to enforce the rights of the Trust under the Swap Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Swap Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms or on such other terms reasonably acceptable to the Trustee, with a replacement swap counterparty, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. Notwithstanding the foregoing, the Trustee shall not be obligated to take any enforcement action with respect to the Swap Agreement unless it receives from the Holders of the Class A-2FL Certificates an indemnity or other assurance of payment satisfactory to the Trustee with respect to the cost, expenses and liabilities associated with enforcing the rights of the Trust under the Swap Agreement, and no such costs, expenses or liabilities will be payable out of the Trust Fund. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the amount of any Swap Termination Fees, a replacement interest rate swap agreement shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-2FL Certificates on the immediately succeeding Distribution Date as part of the Class A-2FL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement with the Trust, the Trustee shall distribute such fee: first, to the Swap Counterparty in respect of the terminated Swap Agreement, up to the amount of any termination payment owing to the terminated Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Swap Counterparty in respect of the terminated Swap Agreement, and then, any remainder, to the Depositor.


            Any Class A-2FL Distribution Conversion shall become permanent following the determination by the Trustee not to enter into a replacement interest rate swap agreement and distribution of any Swap Termination Fees to the Holders of the Class A-2FL Certificates. Any such Swap Default (or termination of the Swap Agreement) and the consequent Class A-2FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.


            Upon any change in the payment terms on the Class A-2FL Certificates, including as a result of a Class A-2FL Distribution Conversion, termination of a Class A-2FL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Trustee shall promptly notify the Depository of the change in payment terms.

            (g) In the event that the Swap Agreement is terminated and no replacement interest rate swap agreement is entered into, the Trustee shall provide notice of such termination to the Class A-2FL Certificateholders, which notice shall include: "The Swap Agreement with respect to the Class A-2FL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Exemption will no longer apply to the Class A-2FL Certificates, effective 60 days after the receipt of this notice. "Exemption," as used in this notice, shall mean Prohibited Transaction Exemption PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, granted by the U.S. Department of Labor to Credit Suisse First Boston LLC. All other capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01. Distributions.

            (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date:

            (i) concurrently, (i) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-1, Class A-2FX, Class A-3 and Class A-4 Certificates and Class A-2FL Regular Interest, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date, (ii) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-A Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (iii) from the entire Available Distribution Amount, to the Class A-X and Class A-SP, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date; provided, however, that if the Available Distribution Amount (and/or the portion of the Available Distribution Amount attributable to any Loan Group) is insufficient to pay in full the Optimal Interest Distribution Amount in respect of any Class of Class A Certificates and Class A-2FL Regular Interest on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Class A Certificates, up to an amount equal to, and pro rata as among such Classes of Class A Certificates in accordance with, the Optimal Interest Distribution Amount in respect of each such Class of Class A Certificates and Class A-2FL Regular Interest for such Distribution Date;

            (ii) to make distributions of principal to the Holders of the Class A-1, Class A-2FX, Class A-3, Class A-4 and Class A-1-A Certificates and Class A-2FL Regular Interest, in reduction of the Class Principal Balances thereof, up to, in the aggregate, the Principal Distribution Amount for such Distribution Date, in the following order of priority:

            First, to the Class A-1-A Certificates, equal to the portion of the Principal Distribution Amount that is attributable to Loan Group No. 2, until the Certificate Balance thereof has been reduced to zero;

            Second, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to subclause first of this clause (ii));

            Third, to the Class A-2FX Certificates and Class A-2FL Regular Interest, pro rata, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A and Class A-1 Certificates pursuant to a prior subclause of this clause (ii));

            Fourth, to the Class A-3 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1 and Class A-2FX Certificates and Class A-2FL Regular Interest, pursuant to a prior subclause of this clause (ii));

            Fifth, to the Class A-4 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2FX and Class A-3 Certificates and Class A-2FL Regular Interest pursuant to a prior subclause of this clause (ii)); and

            Sixth, to the Class A-1-A Certificates, until the Certificate Balance thereof has been reduced to zero (net of any distribution of principal made with respect to the Class A-1-A Certificates on such Distribution Date pursuant to subclause first of this clause (ii), up to an amount equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2FX, Class A-3, and Class A-4 Certificates and Class A-2FL Regular Interest pursuant to a prior subclause of this clause (ii));


      provided, however, that, notwithstanding the immediately preceding subclauses First through Sixth, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-2FX, Class A-3, Class A-4 and Class A-1-A Certificates and Class A-2FL Regular Interest, on a pro rata basis, in accordance with the respective Certificate Balances of those Classes outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Principal Distribution Amount for such Distribution Date;

            (iii) to reimburse the Holders of the Class A-1, Class A-2FX, Class A-3, Class A-4 and Class A-1-A Certificates and Class A-2FL Regular Interest, pro rata (based on the aggregate unreimbursed amounts of Collateral Support Deficit previously allocated to each such Class and Class A-2FL Regular Interest), until all amounts of such amounts of Collateral Support Deficit previously allocated to such Classes and Class A-2FL Regular Interest, but not previously reimbursed, have been reimbursed in full;

            (iv) to make distributions of interest to the Holders of the Class A-M Certificates up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (v) to make distributions of principal to the Holders of the Class A-M Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (vi) to reimburse the Holders of the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) to make distributions of interest to the Holders of the Class A-J Certificates up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (viii) to make distributions of principal to the Holders of the Class A-J Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (ix) to reimburse the Holders of the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) to make distributions of interest to the Holders of the Class B Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xi) to make distributions of principal to the Holders of the Class B Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xii) to reimburse the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) to make distributions of interest to the Holders of the Class C Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xiv) to make distributions of principal to the Holders of the Class C Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xv) to reimburse the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) to make distributions of interest to the Holders of the Class D Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xvii) to make distributions of principal to the Holders of the Class D Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xviii) to reimburse the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) to make distributions of interest to the Holders of the Class E Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xx) to make distributions of principal to the Holders of the Class E Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxi) to reimburse the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) to make distributions of interest to the Holders of the Class F Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxiii) to make distributions of principal to the Holders of the Class F Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxiv) to reimburse the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) to make distributions of interest to the Holders of the Class G Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxvi) to make distributions of principal to the Holders of the Class G Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxvii) to reimburse the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) to make distributions of interest to the Holders of the Class H Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxix) to make distributions of principal to the Holders of the Class H Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxx) to reimburse the Holders of the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) to make distributions of interest to the Holders of the Class J Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxii) to make distributions of principal to the Holders of the Class J Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxxiii) to reimburse the Holders of the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) to make distributions of interest to the Holders of the Class K Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxv) to make distributions of principal to the Holders of the Class K Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxxvi) to reimburse the Holders of the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) to make distributions of interest to the Holders of the Class L Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxviii) to make distributions of principal to the Holders of the Class L Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xxxix) to reimburse the Holders of the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) to make distributions of interest to the Holders of the Class M Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xli) to make distributions of principal to the Holders of the Class M Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xlii) to reimburse the Holders of the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) to make distributions of interest to the Holders of the Class N Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xliv) to make distributions of principal to the Holders of the Class N Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xlv) to reimburse the Holders of the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) to make distributions of interest to the Holders of the Class O Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xlvii) to make distributions of principal to the Holders of the Class O Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (xlviii) to reimburse the Holders of the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlix) to make distributions of interest to the Holders of the Class P Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (l) to make distributions of principal to the Holders of the Class P Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (li) to reimburse the Holders of the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (lii) to make distributions of interest to the Holders of the Class Q Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (liii) to make distributions of principal to the Holders of the Class Q Certificates, in reduction of the Class Principal Balance thereof, up to the Remaining Principal Distribution Amount for such Class for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (liv) to reimburse the Holders of the Class Q Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full; and

            (lv) to make distributions to the Holders of the Class R Certificates of any portion of the Available Distribution Amount for such Distribution Date, remaining after all other distributions pursuant to this Section 4.01(a) and Section 4.01(e).


            Any distributions of interest made with respect to the Class A-SP Certificates or the Class A-X Certificates on any Distribution Date pursuant to clause (i) of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Optimal Interest Distribution Amounts of such Components for such Distribution Date.


            All distributions made in respect of each Class of Sequential Pay Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest on each Distribution Date pursuant to the foregoing provisions of this Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to the Corresponding Uncertificated Lower-Tier Interest(s) for such Class of Sequential Pay Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest; and all distributions made with respect to the Class A-X or Class A-SP Certificates on each Distribution Date pursuant to the foregoing provisions of this Section 4.01(a) and allocable to any particular Component of such Class of Interest-Only Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the corresponding Uncertificated Lower-Tier Interest for such Component. In each case, if such distribution on any such Class of Certificates or Class A-2FL Regular Interest was a distribution of accrued interest, of principal or in reimbursement of any Collateral Support Deficit previously allocated to such Class of Certificates or Class A-2FL Regular Interest, then the corresponding distribution deemed to be made on an Uncertificated Lower-Tier Interest pursuant to the preceding sentence (and, if applicable, the following paragraph of this Section 4.01(a)) shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Collateral Support Deficit previously allocated to the Upper-Tier REMIC in respect of such Uncertificated Lower-Tier Interest.


            If a Class of Sequential Pay Certificates has two or more Corresponding Uncertificated Lower-Tier Interests, then:

            (i) deemed distributions of accrued interest made on such Corresponding Uncertificated Lower-Tier Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective Optimal Interest Distribution Amounts in respect of such Corresponding Uncertificated Lower-Tier Interests for such Distribution Date;

            (ii) deemed distributions of principal made on such Corresponding Uncertificated Lower-Tier Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding Uncertificated Lower-Tier Interests, in each case up to an amount equal to the Lower-Tier Principal Amount of the subject Corresponding Uncertificated Lower-Tier Interest outstanding immediately prior to such Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding Uncertificated Lower-Tier Interest until the Lower-Tier Principal Amount of each other such Corresponding Uncertificated Lower-Tier Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full); and

            (iii) deemed distributions made on such Corresponding Uncertificated Lower-Tier Interests on any Distribution Date in reimbursement of Collateral Support Deficits previously allocated to the Upper-Tier REMIC with respect thereto shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective aggregate unreimbursed amounts of Collateral Support Deficits previously allocated to the Upper-Tier REMIC with respect to such Corresponding Uncertificated Lower-Tier Interests.

            (b) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Distribution Account that represent Yield Maintenance Charges actually collected on Loans and/or REO Loans in the Mortgage Pool during the related Due Period and shall distribute each such Yield Maintenance Charge as follows:

            (i) a portion of such Yield Maintenance Charge shall be distributed to the Holders of the Class A-1, Class A-2FX, Class A-3, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and Class A-2FL Regular Interest, respectively, that are then entitled to distributions of principal on the subject Distribution Date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the Loan Group that includes the prepaid Loan in an amount that shall, as to each such Class, equal the product of (A) a fraction whose numerator is the amount distributed as principal with respect to such Class on such Distribution Date, and whose denominator is the Principal Distribution Amount for such Distribution Date, (B) the Base Interest Fraction for the related Principal Prepayment or other related early collection of principal and such Class of Certificates and (C) the entire amount of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom); and

            (ii) the entire remaining portion of such Yield Maintenance Charge (net of any Liquidation Fee payable therefrom) shall be paid to the Holders of the Class A-X Certificates.


            Any distributions of additional interest, in the form of Yield Maintenance Charges, made with respect to the Class A-X or Class A-SP Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the Uncertificated Lower-Tier Interests on such Distribution Date pursuant to Section 4.01(a) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).


            All distributions of Yield Maintenance Charges made on any Distribution Date in respect of a Class of Sequential Pay Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest with a single Corresponding Uncertificated Lower-Tier Interest shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Corresponding Uncertificated Lower-Tier Interest; all distributions of Yield Maintenance Charges made on any Distribution Date in respect of a Class of Sequential Pay Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest with two or more Corresponding Uncertificated Lower-Tier Interests shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Corresponding Uncertificated Lower-Tier Interests, on a pro rata basis in accordance with the respective amounts of deemed distributions of principal made with respect to such Corresponding Uncertificated Lower-Tier Interests on such Distribution Date pursuant to Section 4.01(a); and all distributions of Yield Maintenance Charges made on any Distribution Date in respect of the Class A-X or Class A-SP Certificates and allocable to any particular Component of such Class of Certificates or the Class A-2FL Regular Interest, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC with respect to such Component's Corresponding Uncertificated Lower-Tier Interest.

            (c) On any applicable Distribution Date, any Excess Interest collected during the related Due Period shall be distributed from the Excess Interest Distribution Account to the Holders of the Class V Certificates.

            (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(e), 4.01(f) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions on or prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.


            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Underwriters or the Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, 30 days prior to the final Distribution Date for such Class, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.


            Any funds not distributed to any Holder or Holders of Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

            (f) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Sequential Pay Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Sequential Pay Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(e) as if such Holder had failed to surrender its Certificates.


            Notwithstanding anything in this Agreement to the contrary, all distributions allocable to the Class A-2FL Regular Interest shall be deposited into the Floating Rate Account pending distribution thereof to the Class A-2FL Certificateholders and/or with respect to interest distributions, the Swap Counterparty. In addition, for so long as the Swap Agreement remains in effect, amounts described in this Agreement as being distributable on or allocable to the Class A-2FL Regular Interest with respect to any Distribution Date (including distributions of Yield Maintenance Charges) shall be determined (taking into account all of the applicable payment priorities and the then known available funds) as of, and will be withdrawn from the Distribution Account and transferred to the Floating Rate Account on, the Class A-2FL Swap Payment Date preceding such Distribution Date.

            (g) Subject to Section 3.33, on each Distribution Date, the Trustee shall apply amounts on deposit in the Floating Rate Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-2FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges) for such Distribution Date:

            (i) to make distributions of interest to the Holders of the Class A-2FL Certificates, up to the Class A-2FL Interest Distribution Amount for such Distribution Date;

            (ii) to make distributions of principal to the Holders of the Class A-2FL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-2FL Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (iii) to reimburse the Holders of the Class A-2FL Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-2FL Certificates, but not previously reimbursed, have been reimbursed in full; and

            (iv) to the Holders of the Class A-2FL Certificates, any remaining amount.


            For so long as the Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Swap Counterparty, all Yield Maintenance Charges allocable to the Class A-2FL Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Agreement. However, during the occurrence of a payment default on the part of the Swap Counterparty under the Swap Agreement or if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, then all Yield Maintenance Charges distributed to the Floating Rate Account with respect to the Class A-2FL Regular Interest shall be distributed by the Trustee to the Holders of the Class A-2FL Certificates on the subject Distribution Date.

            (h) Any termination payments due to the Swap Counterparty under the Swap Agreement shall be payable solely, as contemplated by Section 3.33, out of any upfront payment made by a replacement swap counterparty and otherwise payable to the Depositor.

            SECTION 4.02. Statements to Certificateholders; Reports by Trustee; Other Information Available to the Holders and Others.

            (a) On each Distribution Date, based solely upon the information regarding the Loans delivered to the Trustee by the Master Servicer, the Trustee shall prepare and make available, and, upon request, forward, to any Privileged Person, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, a statement substantially in the form of and containing the information set forth in, Exhibit M hereto (the "Statement to Certificateholders"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Loans and the Mortgaged Properties; provided that the Trustee need not deliver to any Privileged Person any Statement to Certificateholders that has been made available to such Person via the Trustee's Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Statement to Certificateholders shall be deemed to have agreed to keep confidential the information therein until such Statement to Certificateholders is filed with the Commission.


            On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package and any other report at the direction of the Depositor, to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission.


            The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.


            The Trustee shall make available each month, to the general public, the related Statement to Certificateholders via its Website. In addition, the Trustee shall make available each month, via its Website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Bond Level File, CMSA Loan Periodic Update File, CMSA Loan Setup File and the CMSA Collateral Summary File, (iii) any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that the Initial Purchaser has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to the general public. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its internet website, (i) the Restricted Master Servicer Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential any such information that has not been filed with the Commission.


            The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.


            In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.


            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).


            Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall make available, and, upon written request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items set forth on page 2 to Exhibit M hereto and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            (b) No less often than on a monthly basis, the Master Servicer and Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. The Master Servicer and Special Servicer shall condition such disclosure upon the Directing Certificateholder entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer regarding such disclosure to it.


            Neither the Master Servicer nor the Special Servicer shall be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement.

            (c) Neither the Master Servicer nor the Special Servicer shall be required to conduct research or obtain information that is not available to the Master Servicer or the Special Servicer, as the case may be, in the ordinary course of its servicing activities hereunder. In addition, neither the Master Servicer nor the Special Servicer shall be required to (i) answer commercially unreasonable questions, (ii) answer questions relating to matters that extend beyond the scope of its duties as the Master Servicer or the Special Servicer, as applicable, (iii) answer questions that would, in the Master Servicer's or Special Servicer's sole discretion, require the Master Servicer or the Special Servicer, as the case may be, to devote an unreasonable amount of time or resources to answer, (iv) disclose information that would violate the terms of any of the Loan Documents or applicable law or initiate contact with Borrowers or third parties except in connection with the ordinary course of its servicing duties hereunder or (v) express opinions or make recommendations under this
Section 4.02(c) (it being understood that the Master Servicer and Special Servicer may limit its responses to factual matters). Provision of information pursuant to this Section 4.02(c) by the Master Servicer or the Special Servicer shall be subject to Sections 3.26(i) and 3.26(k).

            SECTION 4.03. P&I Advances.

            (a) On or before 2:30 p.m. New York City time on the Master Servicer Remittance Date, the Master Servicer shall (i) remit to the Trustee for deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer. Any amounts held in the Collection Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). To the extent that the Master Servicer fails to make a P&I Advance required to be made by the Master Servicer hereunder on the Distribution Date (other than a P&I Advance that the Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance unless the Trustee determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent the Trustee is required hereunder to make P&I Advances on the Mortgage Pool, it shall deposit the amount thereof in the Distribution Account on or before 11:00 a.m. New York City time on the related Distribution Date.

            (b) Subject to Sections 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date shall equal the aggregate of: (i) with respect to the Loans as to which the Master Servicer is the Master Servicer, all Monthly Payments (in each case, net of related Primary Servicing Fees, Master Servicing Fees, Broker Strip Interest and Workout Fees, if any), other than Balloon Payments, that were due on such Loans during any related Due Period and delinquent as of the close of business on the Determination Date preceding the related Master Servicer Remittance Date; and (ii) with respect to each Loan as to which the Master Servicer is the Master Servicer and as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period, and also with respect to each successor REO Loan with respect to a Loan as to which the Master Servicer was the Master Servicer, any uncollected portion of the Assumed Scheduled Payment (in each case, net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees, if any) deemed due thereon during the related Due Period. All P&I Advances for any Loans that have been modified shall be calculated on the basis of their terms as modified. Subject to subsection (c) and (e) below, the obligation of the Master Servicer to make such P&I Advances is mandatory and, with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed. None of the Master Servicer or the Trustee shall be required or permitted to make P&I Advances as to any Junior Loan.

            (c) Notwithstanding anything herein to the contrary, neither the Master Servicer nor the Trustee shall be required to make a P&I Advance, if the Master Servicer or the Trustee determines, in accordance with the definition thereof, that any such P&I Advance would be a Nonrecoverable Advance. The Trustee may conclusively rely on any determination of nonrecoverability by the Master Servicer. The Special Servicer shall not be required to make P&I Advances under this Agreement. On each Determination Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on (but shall not be bound by) such determination.

            (d) In connection with the recovery of any P&I Advance out of the Collection Account pursuant to Section 3.05(a), or out of the Distribution Account pursuant to Section 3.05(b), the Master Servicer or other party (which may include the Trustee) that made such P&I Advance shall be entitled to receive, out of any amounts then on deposit in the Collection Account or Distribution Account (subject to any limitations pursuant to Section 1.05 and/or
Section 3.05), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided that such interest shall not accrue on any P&I Advance made in respect of a delinquent Monthly Payment until after the expiration of any applicable grace period relating thereto. Subject to
Section 3.19(e), the Master Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance made in respect of any Loan (or in respect of any successor REO Loan with respect thereto), as soon as practicably possible after funds available for such purpose are deposited in the Collection Account. In no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. In addition, the Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

            (e) Notwithstanding the foregoing, (i) neither the Master Servicer nor the Trustee shall be required or permitted to make a P&I Advance for any Junior Loan or an advance for Penalty Charges, Yield Maintenance Charges, Balloon Payments or Excess Interest, (ii) the amount required to be advanced in respect of the interest portion of delinquent Monthly Payments and Assumed Scheduled Payments on any Loan or REO Loan in the Mortgage Pool that has been subject to an Appraisal Reduction will equal, with respect to any Distribution Date, the amount of interest that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction Amount, multiplied by a fraction, the numerator of which is equal to the Stated Principal Balance of such Loan or REO Loan, as the case may be, net of the Appraisal Reduction Amount (or, in the case of an A Loan or any successor REO Loan with respect thereto, the portion of the Appraisal Reduction Amount in respect of the subject Loan Combination allocable to such A Loan or REO Loan, as the case may be), and the denominator of which is equal to the Stated Principal Balance of such Loan or REO Loan, as the case may be, for such Distribution Date, and (iii) if the monthly payment on any Loan has been reduced or the final maturity extended, in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the monthly payment due and owing during the extension period is less than the amount of the Monthly Payments prior to such modification, then the Master Servicer shall, as to such Loan, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Primary Servicing Fees, Master Servicing Fees and Workout Fees), in the event of subsequent delinquencies thereon.

            SECTION 4.04. Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments and other collections of principal on the Mortgage Pool that were used to reimburse any Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a) and/or Section 3.05(b), other than payments and other collections of principal used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Loans and REO Loans as to which a Final Recovery Determination has been made) of the Mortgage Pool expected to be outstanding immediately following such Distribution Date is less than (ii) then aggregate Certificate Principal Balance of the Sequential Pay Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Sequential Pay Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Sequential Pay Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Class Principal Balance of the Class of Sequential Pay Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Class Principal Balances of the Sequential Pay Certificates will be reduced without distribution to the extent of the portion of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Such reductions shall be allocated among the respective Classes of Sequential Pay Certificates as follows: first, to the Class Q Certificates, second, to the Class P Certificates, third, to the Class O Certificates, fourth, to the Class N Certificates; fifth, to the Class M Certificates; sixth, to the Class L Certificates; seventh, to the Class K Certificates; eighth, to the Class J Certificates; ninth, to the Class H Certificates; tenth, to the Class G Certificates; eleventh, to the Class F Certificates; twelfth, to the Class E Certificates; thirteenth, to the Class D Certificates; fourteenth, to the Class C Certificates; fifteenth, to the Class B Certificates; sixteenth to the Class A-J Certificates; and seventeenth to the Class A-M Certificates, in each case, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero. Following the reduction of the Class Principal Balances of all such Classes to zero, any remaining Collateral Support Deficit shall be allocated among the Class A-1, Class A-2FX, Class A-3, Class A-4 and Class A-1-A Certificates and Class A-2FL Regular Interest, pro rata (based upon the Class Principal Balance of each such Class), until the remaining Class Principal Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            (c) If, on any Distribution Date, any portion of a Collateral Support Deficit is allocated to any particular Class of Sequential Pay Certificates (other than the Class A-2FL Certificates) or the Class A-2FL Regular Interest, then such portion of such Collateral Support Deficit shall, on such Distribution Date, also be deemed allocated to such Class' Corresponding Uncertificated Lower-Tier Interest(s), in reduction of the related Lower-Tier Principal Amount(s). If a Class of Sequential Pay Certificates (other than the Class A-2FL Certificates) or the Class A-2FL Regular Interest has two or more Corresponding Uncertificated Lower-Tier Interests, then any portion of a Collateral Support Deficit allocable to such Corresponding Uncertificated Lower-Tier Interests, as contemplated by the preceding sentence, shall be so allocated in the same sequential order that deemed distributions of principal are to be made on such Corresponding Uncertificated Lower-Tier Interests in accordance with Section 4.01(a), in each case until the Lower-Tier Principal Amount of the subject Corresponding Uncertificated Lower-Tier Interest is reduced to zero.

            SECTION 4.05. Allocations of Uncovered Prepayment Interest Shortfall Amounts.

            (a) The portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any particular Class of Regular Certificates shall equal the product of:

            (i) the total amount of such Uncovered Prepayment Interest Shortfall Amount, multiplied by

            (ii) a fraction, the numerator of which is the Accrued Certificate Interest Amount with respect to the subject Class of Regular Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest Amount with respect to all of the Classes of Regular Certificates for such Distribution Date.


            Any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to the Class A-SP Certificates or the Class A-X Certificates shall, in turn, be deemed allocated to the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Accrued Component Interest Amounts of such Components for such Distribution Date.

            (b) Any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Class of Sequential Pay Certificates with a single Corresponding Uncertificated Lower-Tier Interest shall be deemed to have first been allocated to such Corresponding Uncertificated Lower-Tier Interest; any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Class of Sequential Pay Certificates (other than the Class A-2FL Certificates) or the Class A-2FL Regular Interest with two or more Corresponding Uncertificated Lower-Tier Interests shall be deemed to have first been allocated to such Corresponding Uncertificated Lower-Tier Interests, on a pro rata basis in accordance with their respective Uncertificated Accrued Interest Amounts for such Distribution Date; and any portion of an Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any Component of the Class A-SP or Class A-X Certificates shall be deemed to have first been allocated to the Corresponding Uncertificated Lower-Tier Interest for such Component.

            SECTION 4.06. Grantor Trust Reporting.


            The parties intend that the portion of the Trust Fund consisting of
(i) Excess Interest and the Excess Interest Distribution Account (ii) the Broker Strip Interests and related amounts in the Collection Account and (iii) the Class A-2FL Regular Interest, the Swap Agreement and the Floating Rate Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In no event shall the Trustee or any other person have any power to vary the investment of the Class V or Class A-2FL Certificateholders in their respective Certificates or the Broker Strip Payees in their investment, or to substitute new investments or reinvest so as to enable the Grantor Trust to take advantage of variations in the market to improve the investment of such persons. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders, each Broker Strip Payee and the Class A-2FL Certificateholders information returns with respect to income relating to their related portion of the Grantor Trust, and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01. The Certificates.

            (a) The Certificates shall consist of 27 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X," "A-SP," "A-1," "A-2FX," "A-2FL," "A-3," "A-4," "A-1-A," "A-M," "A-J," "B," "C," "D," "E," "F,"
"G," "H," "J," "K," "L," "M," "N," "O," "P," "Q," "R" and "V," respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

            (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-5; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates and the Class A-2FL Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Regular Certificates and the Class A-2FL Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest-Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 (or, in the case of the Interest-Only Certificates, $100,000) and any whole dollar denomination in excess thereof. The Class R and Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

            (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02. Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.


            If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

            (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.


            If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.


            Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.


            If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee:
(i) a certificate substantially in the form attached as Exhibit F-2C hereto; or
(ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.


            Notwithstanding the preceding paragraph, any interest in any Rule 144A Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.


            Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.


            Notwithstanding the preceding paragraph, any interest in any Regulation S Global Certificate may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.


            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.


            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.


            Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate (other than a Class R or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Swap Counterparty, the Primary Servicer, any Sub-Servicer or any Borrower with respect to Loans constituting more than 5% of the aggregate unamortized principal of all the Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.


            Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is not a Class R or Class V Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Master Servicer, the Special Servicer, the Primary Servicer, any Sub-Servicer or any Borrower with respect to Loans constituting more than 5% of the aggregate unamortized principal of all the Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.


            Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code.

            (d) (i) Each Person who has or acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate (other than the Depositor in connection with the initial issuance of the Certificates and the Depositor's sale of the Class R Certificates to the Initial Purchaser) shall agree (1) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit H-1 from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

                  (ii) (A) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.


                  (B) If any purported Transferee shall become a Holder of a
            Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for the sole class of residual interests in each Trust REMIC and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by such Rating Agency to any Certificate; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax, expense or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request, an updated copy of the Certificate Register.

            SECTION 5.03. Book-Entry Certificates.

            (a) The Regular Certificates and the Class A-2FL Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to
Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

            (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.


            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05. Persons Deemed Owners.


            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            SECTION 5.06. Certification by Certificateholders and Certificate Owners.

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

            (b) To the extent that it is necessary, pursuant to the terms of this Agreement, to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be in such form as shall be reasonably acceptable to the Trustee and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner (although the Trustee has no obligation to obtain any such information). The Trustee shall exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

            (c) From time to time, upon the request of and at no expense to the Trustee, the Certificate Registrar shall deliver to the Trustee the list of Certificateholders and their addresses as currently reflected in the Certificate Register.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

            SECTION 6.01. Liability of the Depositor, the Master Servicer and the Special Servicer.


            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Master Servicer and the Special Servicer each may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency, obtained at the expense of the Person resulting from such merger or consolidation or succeeding to such business).

            SECTION 6.03. Limitation on Liability of the Trustee, the Depositor, the Master Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders, the holder of any Junior Loan or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any of the Depositor, the Trustee, the Master Servicer or the Special Servicer against any breach of warranties or representations made by such party herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of obligations and its duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Trustee and any director, officer, employee or agent of the Depositor, the Trustee, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.


            The Depositor, the Master Servicer, the Special Servicer, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund and/or any affected Junior Loan Holder(s), out of amounts on deposit in a Collection Account, the Distribution Account or, if applicable, a Junior Loan Custodial Account, all as provided in Section 3.04 and
Section 3.05, against any loss, liability or expense incurred in connection with or relating to this Agreement, the Loans, any Junior Loan or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by such party pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that this provision is no way intended to apply to the payment of servicing compensation, the reimbursement of Advances or the payment of interest on Advances, which the parties hereto acknowledge are expressly addressed elsewhere in this Agreement; and provided, further, that this provision is not intended to apply to ordinary expenses (including allocable overhead) incurred in the customary performance by a Master Servicer or Special Servicer of its duties hereunder or any expenses that would not constitute "unanticipated expenses incurred by the REMIC" within the meaning of the Treasury regulations section 1.860G-1(b)(iii).

            (b) None of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts on deposit in the Collection Account or, if applicable, a Junior Loan Custodial Account, as provided by Section 3.05(a) or on deposit in the Distribution Account all as provided by Section 3.05(b)(iii).

            (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article X, (iii) the defeasance of any Defeasance Loan or (iv) any matter involving legal proceeding with a Borrower.


            The Trustee shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Trustee or the Trust Fund may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Master Servicer and the Special Servicer.


            The Depositor agrees to indemnify the Master Servicer, the Special Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer and the Trustee shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.


            The Trustee agrees to indemnify the Master Servicer, the Special Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, Master Servicer or the Special Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            SECTION 6.04. Master Servicer and Special Servicer Not to Resign.


            Subject to the provisions of Section 6.02, none of the Master Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or
(b) in the case of the Master Servicer or Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer or Special Servicer, as applicable and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Master Servicer or the Special Servicer pursuant to above clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02.

            SECTION 6.05. Rights of the Depositor in Respect of the Master Servicer and the Special Servicer.


            The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and the Special Servicer hereunder or exercise the rights of the Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                  ARTICLE VII

                                     DEFAULT

            SECTION 7.01. Events of Default; Master Servicer and Special Servicer Termination.

            (a) "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to (A) deposit into the
            Collection Account, a Junior Loan Custodial Account, a Servicing Account, a Cash Collateral Account or a Lock-Box Account any amount required to be so deposited by it pursuant to this Agreement, which failure is not cured within two Business Days after such deposit was required to be made, or (B) deposit into, or remit to the Trustee for deposit into, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account, the Floating Rate Account or the Distribution Account, as applicable, any amount (including a P&I Advance or a payment to cover a Prepayment Interest Shortfall) required to be so deposited or remitted by it on the Master Servicer Remittance Date, which failure is not cured by 11:00 a.m. New York City time on the related Distribution Date (and the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including the subject Master Servicer Remittance Date to but excluding the subject Distribution
            Date), or (C) make any Servicing Advance required to be made by it pursuant to this Agreement, which failure remains uncured for 15 days (or such shorter time as is necessary to avoid the lapse of any required Insurance Policy or the foreclosure of any tax lien on the related Mortgaged Property); or

                  (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, Floating Rate Account, a Junior Loan Custodial Account, a Servicing Account or an REO Account, or to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to the terms of this Agreement, which failure is not cured within two Business Days after such deposit or remittance was required to be made, provided, however, that if the Special Servicer fails to make any deposit or remittance so required to be made by the Special Servicer, and the Master Servicer is required to make an Advance for such amount, the Special Servicer shall pay to the Master Servicer for deposit into the Collection Account, interest on such late deposit or remittance at the Prime Rate from and including the date such payment was due until the date such payment was actually made; or

                  (iii) any failure on the part of the Master Servicer or the
            Special Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto and, with respect to any Serviced Loan Combination, by any related Junior Loan Holder, or to the Master Servicer or the Special Servicer, as the case may be, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that, with respect to any such failure which is not curable within such 30-day period or 15-day period, as applicable, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within such initial 30-day period or 15-day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

                  (iv) any breach on the part of the Master Servicer or the
            Special Servicer of any representation or warranty contained in
            Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto and, with respect to any Loan Combination, by any related Junior Loan Holder, or to the Master Servicer or the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure; or

                  (v) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

                  (vi) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or relating to all or substantially all of its property; or

                  (vii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

                  (viii) the Master Servicer is removed from S&P's Select
            Servicer List as a U.S. Commercial Mortgage Master Servicer, or the Special Servicer is removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and the Master Servicer or the Special Servicer, as the case may be, is not reinstated to such status on such list within 60 days after its removal therefrom; or

                  (ix) Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in case of either of clause
            (A) or (B), citing servicing concerns with the Master Servicer or the Special Servicer as the sole or a material factor in such rating action.


            When a single entity acts in two or more of the capacities of the Master Servicer and the Special Servicer, an Event of Default (other than an event described in clauses (viii) and (ix) above) in one capacity shall constitute an Event of Default in both such capacities.


            If any Event of Default shall have occurred with respect to the Master Servicer or the Special Servicer and a Responsible Officer has actual knowledge of such Event of Default, the Trustee shall provide notice of such Event of Default to each affected Junior Loan Holder.

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor, the Certificate Registrar and, with respect to any Loan Combination, each related Junior Loan Holder, as applicable, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Loans and the Junior Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of any and all compensation, indemnities and reimbursements accrued by or owing to it on or prior to the date of such termination, as well as such similar amounts due to it thereafter, if any, including (subject to reduction in accordance with Section 3.11(a)) with respect to the Excess Servicing Strip and Assignable Primary Servicing Fees, as provided for under this Agreement for services rendered and expenses incurred.


            From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans, the Junior Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans, the Junior Loans and related documents, or otherwise.


            The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall reasonably cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account or any Junior Loan Custodial Account, Servicing Account, Cash Collateral Account or Lock-Box Account or by the Special Servicer to the applicable REO Account, as the case may be, or thereafter be received with respect to any Loan, any Junior Loan or any REO Property (provided, however, that the Master Servicer or the Special Servicer, as the case may be, shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of a terminated Master Servicer) or otherwise, as well as amounts due to it thereafter, if any, and it and its directors, partners, members, managers, shareholders, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (c) (1) The Holder or Holders of more than 50% of the aggregate Certificate Balance of the Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days notice to the Master Servicer, the Special Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor shall meet the requirements set forth in
Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies (such writing to be obtained by and at the expense of such Holders), the proposed replacement of the Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit O, executed by the Person designated to be the successor to such terminated Special Servicer, and
(B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 7.01(c), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit O, has been duly authorized, executed and delivered by such designated Person and
(4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Special Servicer terminated pursuant to this Section 7.01(c) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder. Such terminated Special Servicer shall take all reasonable actions necessary to promptly transfer its rights and obligations hereunder to its successor.


            No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). Any expenses of the trust as a result of any termination pursuant to this Section 7.01(c) shall be paid by the Persons who effected such termination, if the termination was without cause, and otherwise by the terminated Special Servicer.


            If the Controlling Class Certificates are held in book-entry form, then the related Certificate Owners with beneficial interests in Controlling Class Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, may exercise the same rights set forth above in this
Section 7.01(c) to which they would otherwise be entitled if they were Certificateholders.

            (d) The Master Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable, and as pertains to this transaction, with each of the Rating Agencies.

            SECTION 7.02. Trustee to Act; Appointment of Successor.


            On and after the time the Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to clause (a) of the first sentence of Section 6.04(a) or receives a notice of termination for cause pursuant to
Section 7.01(b), and provided that no acceptable successor has been appointed in accordance with the requirements of this Agreement, the Trustee shall be and become the successor to the Master Servicer or the Special Servicer, as the case may be, in all respects in its capacity as Master Servicer or Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or the Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.


            The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Master Servicer or the Special Servicer shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer, as the case may be, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer, as the case may be, or for any losses incurred by the predecessor Master Servicer or Special Servicer, as the case may be, pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Loan hereunder.


            As compensation therefor, the Trustee as a successor Master Servicer shall be entitled to all Master Servicing Fees and other compensation relating to the applicable Loans, Junior Loans and REO Loans to which the predecessor Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder (subject to Section 3.11(a) with respect to the Assignable Primary Servicing Fee and the Excess Servicing Strip), including but not limited to any income or other benefit from any Permitted Investment of funds in a Master Servicer Account maintained thereby pursuant to Section 3.06), and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the predecessor Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. If the Trustee succeeds to the capacity of the Master Servicer or the Special Servicer hereunder, the Trustee shall be afforded the same standard of care and liability hereunder as the Master Servicer or the Special Servicer, as the case may be, notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as a successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder.


            Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or the Special Servicer, as the case may be, or shall, if it is unable to so act or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor hereunder to the departing Master Servicer or Special Servicer, as applicable, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special Servicer under this Section
7.02 shall be effective until (i) each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and (ii) the assumption in writing by the successor to the Master Servicer or the Special Servicer, as the case may be, of all the responsibilities, duties and liabilities as Master Servicer or Special Servicer, as the case may be, hereunder that arise thereafter. Pending the appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided.


            In connection with such appointment and assumption of a successor to the Master Servicer or the Special Servicer as described herein, subject to
Section 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder, or include the Assignable Primary Servicing Fee; provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, shall be treated as Additional Trust Fund Expenses. The Trustee, the Master Servicer, the Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer.

            SECTION 7.03. Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the Swap Counterparty and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected Junior Loan Holder.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii) a Responsible Officer of the Trustee shall transmit by mail to the Depositor, all Certificateholders, to the Swap Counterparty and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, each affected Junior Loan Holder, notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04. Waiver of Events of Default.


            The Holders of Certificates representing at least 66?% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) or (ii) of Section 7.01(a) may only be waived by 100% of the Certificateholders of the affected Classes and the Trustee. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            SECTION 7.05. Trustee Advances.


            If the Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) within one Business Day of such failure (a failure only occurring after the Master Servicer's cure period under Section 7.01(a)(i)(C) has expired) by the Master Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has been notified in writing or a Responsible Officer of the Trustee otherwise has actual knowledge of such failure with respect to such Servicing Advances and (y) by 1:00 p.m., New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer's rights with respect to Advances hereunder, including, without limitation, the Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be; provided, however, that if Advances made by both the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01. Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any
            action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

                  (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as a successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or the Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            SECTION 8.02. Certain Matters Affecting the Trustee.


            Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall be under no obligation to take any action to enforce the rights of the Trust Fund under the Swap Agreement unless it expects, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Swap Counterparty or any other party or it has received an indemnity or assurance of payment satisfactory to the Trustee from the Holders of the Class A-2FL Certificates; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

            (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

            (viii) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the Directing Certificateholder (unless the Trustee is acting as the Master Servicer, the Special Servicer or the Directing Certificateholder, as the case may be) or of the Depositor; and

            (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Loans.


            The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02, 2.04 and 10.07 and the representations and warranties of the Trustee in
Section 8.13, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

            SECTION 8.04. Trustee May Own Certificates.


            The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            SECTION 8.05. Fees and Expenses of Trustee; Reimbursements and Other Payments to Trustee.

            (a) As compensation for the performance of its duties, the Trustee shall be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of each Loan and REO Loan in the Mortgage Pool, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. With respect to each Loan and REO Loan in the Mortgage Pool, the Trustee Fee shall accrue from time to time on the same interest accrual basis (i.e., either an Actual/360 Basis or a 30/360 Basis, as applicable) as is applicable to such Loan or REO Loan, as the case may be. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

            (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that, subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses. Notwithstanding the foregoing, this Section 8.05(b) shall not apply to the reimbursement of Advances or the payment of interest thereof, it being acknowledged that such reimbursement and/or payment is otherwise expressly provided for herein.

            SECTION 8.06. Eligibility Requirements for Trustee.


            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Depositor, the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).


            If such corporation, national bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Trust REMICs is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust Fund or (iii) administer the Trust REMICs from a state and local jurisdiction that does not impose such a tax.

            SECTION 8.07. Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Swap Counterparty and all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer, in its reasonable discretion, and the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Junior Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Swap Counterparty, the Certificateholders and the Junior Loan Holders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. The Trustee shall be reimbursed for all costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided the Trustee is removed without cause).


            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.


            Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor Trustee.

            SECTION 8.08. Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor, the Special Servicer and the Certificateholders. The Master Servicer shall also mail a copy of such notice to each holder of a Junior Loan. If the Master Servicer shall fail to so mail such notice or a copy thereof, as applicable, within 10 days (or, in the case of a mailing to a Junior Loan Holder, 20 days) after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.09. Merger or Consolidation of Trustee.


            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder (provided that, in the case of the Trustee, such successor Person shall be eligible under the provisions of
Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto), anything herein to the contrary notwithstanding.

            SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11. Appointment of Custodians.


            The Trustee may appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

            SECTION 8.12. Access to Certain Information.

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.


            The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Certificateholder, Certificate Owner or prospective purchaser of a Certificate or any interest therein, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, any Rating Agency, the Underwriters, with respect to any Loan Combination, the related Junior Loan Holder(s), as applicable, or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 10.01, (B) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) any and all Officer's Certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (F) any and all of the Loan Documents contained in the Mortgage File and (G) information provided to the Trustee regarding the occurrence of Servicing Transfer Events as to the Loans, and (H) any and all Sub-Servicing Agreements provided to the Trustee and any amendments thereto and modifications thereof.


            Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), each of the Master Servicer and the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed) also make the reports available to Certificateholders pursuant to Section 4.02, and, with respect to any Loan Combination, the related Junior Loan Holder(s), as applicable, as well as certain additional information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Initial Purchasers, any Certificate Owner, any Junior Loan Holder or any prospective investor identified as such by a Certificateholder, a Certificate Owner, the Underwriters, the Initial Purchaser or, with respect to any Loan Combination, a related Junior Loan Holder, that requests such reports or information; provided that the Master Servicer or the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information; and provided, further, that no Junior Loan Holder or prospective investor in a Junior Loan shall be entitled to any such report or information except to the extent that it relates to the subject Serviced Loan Combination.

            (c) With respect to any information furnished by the Trustee or the Master Servicer pursuant to this Agreement, the Trustee or the Master Servicer, as the case may be, shall be entitled to indicate the source of such information and the Trustee or the Master Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee or the Master Servicer, as applicable, shall notify Certificateholders, Certificate Owners and, with respect to any Loan Combination, the related Junior Loan Holder(s), as applicable, of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in this Section 8.12, the Trustee or the Master Servicer, as the case may be, may require: (i) in the case of Certificateholders and Certificate Owners and the Directing Certificateholder, a confirmation executed by the requesting Person substantially in the form of Exhibit I attached hereto or otherwise in form and substance reasonably acceptable to the Master Servicer or the Trustee, as applicable, generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person substantially in the form of
Exhibit I attached hereto or otherwise in form and substance reasonably acceptable to the Trustee or the Master Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. None of the Master Servicer or the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

            SECTION 8.13. Representations, Warranties and Covenants of the Trustee.

            (a) The Trustee hereby represents and warrants to the Depositor, the Master Servicer and the Special Servicer and for the benefit of the Certificateholders and the Junior Loan Holders, as of the Closing Date, that:

                  (i) The Trustee is a national banking association, duly
            organized, validly existing and in good standing under the laws of the United States;

                  (ii) The execution and delivery of this Agreement by the
            Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law; (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

                  (vii) No consent, approval, authorization or order of any
            court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.


                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01. Termination Upon Repurchase or Liquidation of All
Loans.

            (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase (in the manner provided for in Section 9.01(b)) by the Holders of a majority of the Percentage Interests of the Controlling Class, the Master Servicer or the Special Servicer of all the Loans and each REO Property remaining in the Trust Fund at a price equal to (A) the sum of (1) the aggregate Purchase Price of all the Loans (exclusive of REO Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause
(2) to be conducted by an Appraiser selected and mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee), minus (B) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), (ii) the exchange by the Sole Certificateholder pursuant to the terms of subsection (c), (iii) the Rated Final Distribution Date and (iv) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Rated Final Distribution Date and (ii) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            (b) The Holders of a majority of the Percentage Interests of the Controlling Class, the Special Servicer and the Master Servicer, in that order of preference at its (or their) option, may each elect to purchase all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a), by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary Statement; provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; provided, further, that such purchase of all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) may not be effected unless such purchase would result in all amounts due and owing to the Swap Counterparty under the Swap Agreement being paid or unless the Swap Counterparty consents in writing to such purchase.


            If all of the Loans and each REO Property remaining in the Trust Fund are to be purchased in accordance with the preceding paragraph, the party or parties effecting such purchase shall remit to the Trustee for deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account and (ii) any respective portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Excess Interest Distribution Account). In addition, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account all amounts required to be transferred thereto on the Master Servicer Remittance Date from their Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in their Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the party or parties effecting the purchase of all of the Loans and each REO Property remaining in the Trust Fund, the Mortgage Files for the remaining Loans purchased thereby, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the party or parties effecting the purchase of all of the Loans and each REO Property remaining in the Trust Fund, as applicable, as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement(s).

            (c) Following the date on which the aggregate of the Class Principal Balances of the Class A-1, Class A-2FX, Class A-2FL, Class A-3, Class A-4, Class A-1-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class V and Class R Certificates) for all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class V and Class R Certificates) for all of the Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Master Servicer Remittance Date related to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an aggregate amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall remit to the Trustee for deposit into the Distribution Account all amounts required to be transferred to the Distribution Account on the Master Servicer Remittance Date from their Collection Account pursuant to Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class V and Class R Certificates) on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining aggregate Certificate Principal Balance of its Certificates (other than the Class V and Class R Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amount against amounts distributable in respect of such Certificates. The remaining Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02.


            For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.


            In connection with any exchange of Certificates for Loans and/or REO Properties contemplated by this Section 9.01(c) and a corresponding termination of the Trust Fund, the Holders of the Class V and Class R Certificates shall likewise surrender their Certificates.

            (d) Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the Swap Counterparty, the Junior Loan Holders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

            (e) Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account and/or the Excess Interest Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts distributed from the Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(b). Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(e).

            SECTION 9.02. Additional Termination Requirements.

            (a) If any one or more of the Persons specified in Section 9.01 purchases all of the Loans and each REO Property remaining in the Trust Fund or the Sole Certificateholder causes the distribution of all the property of the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each Trust REMIC, within the meaning of Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each of the Trust REMIC's final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

            (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall either (A) sell all of the assets of the Lower-Tier REMIC, which shall be liquidated to Person(s) purchasing all of the Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01 for cash or
      (B) distribute all such assets to the Sole Certificateholder on the designated exchange date in exchange for its Certificates; and

            (iii) immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Regular Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, all cash on hand in the Trust Fund (other than cash retained to meet claims) to the Holders of the Class R Certificates any amounts remaining in the Trust REMICs, and each Trust REMIC shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

            (c) In the event the Trust Fund is to be terminated while the Swap Agreement is still in effect, the Trustee shall promptly notify the Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Agreement will be reduced to zero on such date. Based on the date of termination, the Trustee shall confirm the Class A-2FL Net Fixed Swap Payment, if any, calculated by the Swap Counterparty, and prior to any final distributions to the Holders of the Class A-2FL Certificates pursuant to Section 9.01, shall pay such Class A-2FL Net Fixed Swap Payment, if any, to the Swap Counterparty. In the event that any fees (including termination fees) are payable to the Swap Counterparty in connection with such termination, such fees will be payable to the Swap Counterparty solely from amounts remaining in the Floating Rate Account after all distributions to the Class A-2FL Certificates are made pursuant to Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01. Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any of the Junior Loan Holders:

            (i) to cure any ambiguity;

            (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error;

            (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof;

            (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicer and the Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated);

            (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any Trust REMIC or any other portion of the Trust Fund at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any Trust REMIC or any portion of the Trust Fund that constitutes a Grantor Trust,

            (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii);

            (vii) to avoid the downgrading, withdrawal or qualification of then-current rating assigned by a Rating Agency to any Class of Certificates; or

            (viii) to allow any Mortgage Loan Seller and its Affiliates to obtain accounting "sale" treatment for the Loans sold by such Mortgage Loan Seller to the Depositor under FAS 140;


            provided that no such amendment may significantly change the activities of the Trust in a manner that would adversely affect the Trust's status as a "qualifying special purpose entity" for purposes of FAS 140; and provided, further, that any such amendment for the specific purposes described in clause (iii), (iv), (vii) or (viii) above shall not adversely affect in any material respect the interests of any Certificateholder, any Junior Loan Holder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect or, alternatively, in the case of any particular Certificateholder, Junior Loan Holder or third-party beneficiary, an acknowledgment to that effect from such Person or, alternatively, in the case of a Class of Certificates rated by either or both of the Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in the downgrading, withdrawal or qualification of the then-current rating assigned by such Rating Agency to such Class of Certificates; and provided, further, that with respect to any such amendment for the specific purposes described in clause (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in a downgrade, withdrawal or qualification of the then-current rating assigned by such Rating Agency to any Class of Certificates.

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any Junior Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of any such Junior Loan Holder, as applicable, (iii) modify the provisions of this Section 10.01 or the definition of "Servicing Standard," without the consent of the Holders of all Certificates then outstanding and the consent of all the holders of Junior Loans, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 66(2)/3% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates or agents), or (v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement (except as contemplated by clause (iv) of the prior sentence), for purposes of the giving or withholding of consents pursuant to this Section 10.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicer and the Special Servicer shall not consent to any amendment to this Agreement unless each of them shall first have received from the party requesting the amendment an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any Trust REMIC or adversely affecting the Grantor Trust as a grantor trust or result in a tax on any such Grantor Trust.

            (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to the Swap Counterparty, each Certificateholder, Junior Loan Holder and Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 10.01 that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 10.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 10.01(a) or (c) shall be payable out of the Distribution Account.

            (h) Notwithstanding anything to the contrary contained in this
Section 10.01, the parties hereto agree that (i) this Agreement may not be amended except upon 10 days' prior written notice to the Swap Counterparty and
(ii) this Agreement may not be amended in any manner that is reasonably likely to have a material adverse effect on the Junior Loan Holders or the Swap Counterparty without first obtaining the written consent of those parties. The Master Servicer may obtain and rely upon an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of the Junior Loan Holders or the Swap Counterparty.

            SECTION 10.02. Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that such recordation is for the benefit of a Junior Loan Holder, by such Junior Loan Holder) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more Junior Loan Holders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03. Limitation on Rights of Certificateholders.

            (a) The death or incapacity of a Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) Except as expressly provided herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.


            It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04. Governing Law.


            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

            SECTION 10.05. Notices.


            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Compliance Department, telecopy number: (212) 325-8282; (ii) in the case of the Underwriters and the Initial Purchasers, (A) Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Tessa Peters, Esq., Compliance Department, telecopy number: (212) 325-8282, (B) if sent to PNC Capital Markets, Inc., shall be mailed, delivered or telecopied to it at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Craig Grenci, telecopy No.: (412) 762-9124, with a copy to Leonard Ferleger, telecopy number: (412) 705-2148, (C) if sent to McDonald Investments, Inc., shall be mailed, delivered or telecopied to it at 127 Public Square, Cleveland, Ohio 44114, Attention: Joe Chinnici, telecopy number: (216) 689-4233, (D) if sent to Greenwich Capital Markets, Inc. shall be mailed, delivered or telecopied to it at Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Andrew Snow, Telecopy No.: (203) 618-2134, with a copy to Paul S. Stevelman, Esq., Legal Department, Telecopy
No.: (203) 618-2132 and (E) if sent to Nomura Securities International, Inc., shall be mailed, delivered or telecopied to it at Nomura Securities International, Inc., Two World Financial Center, New York, New York 10281,
Attention: Brandon England, Telecopy No.: (646) 587-9252; (iii) in the case of the Master Servicer, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, telecopy number: (816) 204-2290,
Attention: Bryan Nitcher (with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy: (216) 689-5681); (iv) in the case of the Special Servicer, ING Clarion Partners, LLC, 230 Park Avenue, 12th Floor, New York, NY 10169, Attention: Bruce Morrison, telecopy number (212) 883-2817; (v) in the case of the Trustee and Certificate Registrar, to the Corporate Trust Office, telecopy number: (410) 715-2380; (vi) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number: (212) 553-0300 and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: CMBS Surveillance Department, telecopy number:
(212) 438-2662; (viii) in the case of the initial Directing Certificateholder, ING Clarion Capital, LLC, 230 Park Avenue, 12th Floor, New York, NY 10169,
Attention: Stephen Baines, telecopy number 212-883-2851; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register; and (ix) in the case of the Swap Counterparty, the address and facsimile number for notices to the Swap Counterparty under the Swap Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            SECTION 10.06. Severability of Provisions.


            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07. Grant of a Security Interest.


            The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Loans, all principal and interest received or receivable with respect to the Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts with respect to the Loans held from time to time in the Collection Account, the Distribution Account and, if established, the REO Accounts, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 10.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            SECTION 10.08. Successors and Assigns; Beneficiaries.


            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Junior Loan Holder and each Responsible Party is an intended third-party beneficiary in respect of the respective rights afforded it hereunder. The Swap Counterparty is an intended third-party beneficiary in respect of the rights afforded it hereunder. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 10.09. Article and Section Headings.


            The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 10.10. Notices to Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Master Servicer or the Special Servicer;

            (iv) any change in the location of the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Floating Rate Account or the Interest Reserve Account;

            (v) the repurchase of Loans by or on behalf of any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement; and

            (vi) the final payment to any Class of Certificateholders.

            (b) The Master Servicer shall use reasonable efforts promptly to provide notice to the Swap Counterparty and each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of the Collection Account.

            (c) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following (to the extent not already delivered pursuant to the terms of this Agreement):

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) all reports and other items for Loans delivered by the Master Servicer and Special Servicer, as the case may be, pursuant to Section
      3.12 (to the extent requested by such Rating Agency);

            (iii) each of its annual independent public accountants' servicing reports described in Section 3.14;

            (iv) each waiver and consent provided by the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 3.08 for Loans representing 2% or more of the pool balance;

            (v) any officers' certificates delivered by the Master Servicer or the Special Servicer, as the case may be, to the Trustee (to the extent requested by such Rating Agency);

            (vi) all rent rolls and sales reports (to the extent provided by the Borrowers to the Master Servicer or the Special Servicer, as the case may be, and requested by such Rating Agency);

            (vii) any proposed no downgrade request by the Master Servicer or the Special Servicer, as the case may be;

            (viii) any extension or modification of the Maturity Date of any Loan by the Master Servicer or the Special Servicer, as the case may be;

            (ix) any modification, waiver or amendment of any material term of any Loan that exceeds $5,000,000 by the Master Servicer or the Special Servicer, as the case may be; and

            (x) any other document in its possession that shall be reasonably requested by any Rating Agency.

            (d) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Statement to Certificateholders.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                 CREDIT SUISSE FIRST BOSTON MORTGAGE
                                SECURITIES CORP.
                                    Depositor


                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:


                                 KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                 Master Servicer


                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:


                                 ING CLARION PARTNERS, LLC
                                Special Servicer

                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:


                                 WELLS FARGO BANK, N.A.
                                     Trustee


                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:

STATE OF NEW YORK                )
                                 ) ss.:
COUNTY OF NEW YORK               )


            On the _____ day of December 2005, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a __________________________ of CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.


            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    Notary Public

STATE OF                         )
                                 ) ss.:
COUNTY OF                        )


            On the _____ day of December 2005, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of KEYCORP REAL ESTATE CAPITAL MARKETS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.


            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                   _____________________________________________
                                    Notary Public

STATE OF                         )
                                 ) ss.:
COUNTY OF                        )


            On the _____ day of December 2005, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of ING CLARION PARTNERS, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.


            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                   _____________________________________________
                                    Notary Public

STATE OF                         )
                                 ) ss.:
COUNTY OF                        )


            On the _____ day of December 2005, before me, a notary public in and for said State, personally appeared _________________________________, known to me to be a _________________________ of WELLS FARGO BANK, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.


            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                   _____________________________________________
                                    Notary Public

                                   EXHIBIT A-1

                FORM OF CLASS A-1, A-2 FX, CLASS A-3, CLASS A-4,
    CLASS A-1-A, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D AND CLASS E
                                  CERTIFICATES


       CLASS [A-1] [A-2FX] [A-3] [A-4] [A-1-A] [A-M] [A-J] [B] [C] [D] [E]
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C6


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Pass-Through Rate: [____% per annum]       Class Principal Balance of the Class
[Variable]                                 [A-1] [A-2FX] [A-3] [A-4] [A-1-A]
                                           [A-M] [A-J] [B] [C] [D] [E]
                                           Certificates as of the Closing Date:
                                           $_________________


Closing Date:  December 28, 2005           Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date: $__________________

First Distribution Date:  January 17, 2006

Master Servicer:                           Aggregate Stated Principal Balance of
KeyCorp Real Estate Capital Markets, Inc.  the Mortgage Loans as of the Closing
                                           Date ("Initial Pool Balance"):
                                           $2,504,593,314

Special Servicer:                          Trustee:
ING Clarion Partners, LLC                  Wells Fargo Bank, N.A.

Certificate No. [A-1] [A-2FX] [A-3] [A-4]  CUSIP No.:  _____________
[A-1-A] [A-M] [A-J] [B] [C] [D] [E]-___    Common Code:  _____________
                                           ISIN No.:  _____________

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ING CLARION PARTNERS, LLC, CREDIT SUISSE FIRST BOSTON INTERNATIONAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


[FOR CLASS B, CLASS C CLASS D AND CLASS E CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]


THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2FX] [A-3] [A-4] [A-1-A] [A-M] [A-J] [B] [C] [D] [E] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2FX] [A-3] [A-4] [A-1-A] [A-M] [A-J] [B] [C] [D] [E] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity or entities under the Agreement), ING Clarion Partners, LLC, as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity or entities under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.


            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2FX] [A-3] [A-4] [A-1-A] [A-M] [A-J] [B] [C] [D] [E] Certificates
on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Collateral Support Deficit previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.


            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.


            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.


            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.


            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in December 2040. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.


            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By:  ____________________________________
                                            Authorized Representative


                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [A-1] [A-2FX] [A-3] [A-4] [A-1-A] [A-M] [A-J] [B] [C] [D] [E] Certificates referred to in the within-mentioned Agreement.


Dated:


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:  ____________________________________
                                            Authorized Representative

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.


            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________


Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


            The Assignee should include the following for purposes of distribution:


            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.


            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ____________________________________________________________________.


            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                  EXHIBIT A-1-A

                        FORM OF CLASS A-2FL CERTIFICATES


                                   CLASS A-2FL
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C6


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Pass-Through Rate: [____% per annum]       Class Principal Balance of the Class
[Variable]                                 A-2FL Certificates as of the Closing
                                           Date:
                                           $__________________

Closing Date:  December 28, 2005           Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date: $__________________


First Distribution Date:  January 17, 2006

Master Servicer:                           Aggregate Stated Principal Balance of
KeyCorp Real Estate Capital Markets, Inc.  the Mortgage Loans as of the Closing
                                           Date ("Initial Pool Balance"):
                                           $2,504,593,314

Special Servicer:                          Trustee:
ING Clarion Partners, LLC                  Wells Fargo Bank, N.A.

Certificate No. A-2FL-___                  CUSIP No.:  _____________
                                           Common Code:  _____________
                                           ISIN No.:  _____________

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ING CLARION PARTNERS, LLC, CREDIT SUISSE FIRST BOSTON INTERNATIONAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A BENEFICIAL OWNERSHIP INTEREST IN THE PORTION OF THE TRUST FUND CONSISTING OF THE CLASS A-2FL REMIC II REGULAR INTEREST, THE SWAP AGREEMENT AND THE FLOATING RATE ACCOUNT, THE CORRESPONDING CLASS A-2FL REMIC II REGULAR INTEREST REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


[FOR CLASS B, CLASS C CLASS D AND CLASS E CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]


THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2FL Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class A-2FL Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity or entities under the Agreement), ING Clarion Partners, LLC, as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity or entities under the Agreement) and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.


            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class A-2FL Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Collateral Support Deficit previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.


            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.


            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.


            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.


            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in December 2040. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.


            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.


            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                   as Trustee


                                    By:  ____________________________________
                                            Authorized Representative


                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class A-2FL Certificates referred to in the within-mentioned Agreement.


Dated:


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By:  ____________________________________
                                            Authorized Representative

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.


            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________


Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


            The Assignee should include the following for purposes of distribution:


            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.


            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ____________________________________________________________________.


            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-2

                  FORM OF CLASS A-X AND CLASS A-SP CERTIFICATES


        CLASS [A-X] [A-SP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C6


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:


                CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Pass-Through Rate:  [Variable]             Class Notional Amount of the Class
                                           [A-X] [A-SP] Certificates as of the
                                           Closing Date: $__________________

Closing Date:  December 28, 2005           Initial Certificate Notional Amount
                                           of this Certificate as of the Closing
                                           Date: $__________________


First Distribution Date:  January 17, 2006

Master Servicer:                           Aggregate Stated Principal Balance of
KeyCorp Real Estate Capital Markets, Inc.  the Mortgage Loans as of the Closing
                                           Date ("Initial Pool Balance"):
                                           $2,504,593,314

Special Servicer:                          Trustee:
ING Clarion Partners, LLC                  Wells Fargo Bank, N.A.

Certificate No. [A-X] [A-SP]-___           CUSIP No.:  _____________
                                           Common Code:  _____________
                                           ISIN No.:  _____________

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ING CLARION PARTNERS, LLC, CREDIT SUISSE FIRST BOSTON INTERNATIONAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.


[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]


            This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-SP] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-SP] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity or entities under the Agreement), ING Clarion Partners, LLC as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.


            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-SP] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.


            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.


            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.


            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.


            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.


            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.


            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.


            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.


            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [A-X] [A-SP] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Initial Purchaser, the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.


            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, any Master Servicer, any Special Servicer, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.


            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.


            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.


            [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]


            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in December 2040. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.


            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.


            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                   as Trustee


                                    By: ________________________________________
                                            Authorized Representative


                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [A-X] [A-SP] Certificates referred to in the within-mentioned Agreement.


Dated:


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By: ________________________________________
                                            Authorized Representative

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.


            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________


Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


            The Assignee should include the following for purposes of distribution:


            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.


            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ____________________________________________________________________.


            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-3

 FORM OF CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N,
                    CLASS O CLASS P AND CLASS Q CERTIFICATES


     CLASS [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2005-C6


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Pass-Through Rate:                           Variable Class Principal
                                             Balance of the Class [F] [G] [H]
                                             [J] [K] [L] [M] [N] [O] [P] [Q]
                                             Certificates as of the Closing
                                             Date:
                                             $__________________

Closing Date:  December 28, 2005           Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date: $__________________


First Distribution Date:  January 17, 2006

Master Servicer:                             Aggregate Stated Principal Balance
KeyCorp Real Estate Capital Markets, Inc.    of the Mortgage Loans as of the
                                             Closing Date: ("Initial Pool
                                             Balance"): $2,504,593,314

Special Servicer:                            Trustee:
ING Clarion Partners, LLC                    Wells Fargo Bank, N.A.

Certificate No.  [F] [G] [H] [J] [K] [L]     CUSIP No.:  _____________
[M] [N] [O] [P] [Q]-___                      Common Code:  _____________
                                             ISIN No.:  _____________

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ING CLARION PARTNERS, LLC, CREDIT SUISSE FIRST BOSTON INTERNATIONAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


[PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]


            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity or entities under the Agreement), ING Clarion Partners, LLC, as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.


            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Collateral Support Deficit previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.


            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.


            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.


            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.


            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.


            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in a Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.


            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.


            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.


            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.


            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, any Master Servicer, any Special Servicer, any Primary Servicer, any Sub-Servicer, or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.


            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.


            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.


            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.


            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in December 2040. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.


            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.


            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                   as Trustee


                                    By: ________________________________________
                                            Authorized Representative


                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] Certificates referred to in the within-mentioned Agreement.


Dated:


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By: ________________________________________
                                            Authorized Representative

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.


            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________


Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


            The Assignee should include the following for purposes of distribution:


            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.


            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ____________________________________________________________________.


            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-4

                           FORM OF CLASS V CERTIFICATE


              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C6


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Closing Date:  December 28, 2005           Percentage Interest evidenced by this
                                           Certificate in the related Class:
                                           _____%

First Distribution Date:  January 17, 2006

Master Servicer:                           Aggregate Stated Principal Balance of
KeyCorp Real Estate Capital Markets, Inc.  the Mortgage Loans as of the Closing
                                           Date ("Initial Pool Balance"):
                                           $2,504,593,314

Special Servicer:                          Trustee:
ING Clarion Partners, LLC                  Wells Fargo Bank, N.A.

Certificate No. V-___                      CUSIP No.:  ______________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ING CLARION PARTNERS, LLC, CREDIT SUISSE FIRST BOSTON INTERNATIONAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS IN THE TRUST FUND, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "Master Servicer", which term includes any successor entity or entities under the Agreement), ING Clarion Partners, LLC as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.


            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.


            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.


            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.


            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.


            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.


            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in December 2040. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.


            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.


            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                   as Trustee


                                    By: ________________________________________
                                               Authorized Representative


                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class V Certificates referred to in the within-mentioned Agreement.


Dated:


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By: ________________________________________
                                                Authorized Representative

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.


            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________


Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


            The Assignee should include the following for purposes of distribution:


            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.


            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ____________________________________________________________________.


            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-5

                           FORM OF CLASS R CERTIFICATE


              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C6


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Closing Date:  December 28, 2005           Percentage Interest evidenced by this
                                           Certificate in the related Class:
                                           _____%

First Distribution Date:  January 17, 2006

Master Servicer:                           Aggregate Stated Principal Balance of
KeyCorp Real Estate Capital Markets, Inc.  the Mortgage Loans as of the Closing
                                           Date ("Initial Pool Balance"):
                                           $2,504,593,314

Special Servicer:                          Trustee:
ING Clarion Partners, LLC                  Wells Fargo Bank, N.A.

Certificate No. R-___                      CUSIP No.:  __________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ING CLARION PARTNERS, LLC, CREDIT SUISSE FIRST BOSTON INTERNATIONAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN EACH OF TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH, A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.


            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as Master Servicer (in such capacity, the "Master Servicer", which term includes any successor entity or entities under the Agreement), ING Clarion Partners, LLC, as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity or entities under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.


            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account (or from any other account established under the Agreement) may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.


            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.


            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.


            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.


            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".


            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.


            A "Permitted Transferee" is any Transferee other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below). In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if, among other things, all of its beneficial owners are United States Tax Persons.


            A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code and (v) any other Person so designated by a Master Servicer or the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any Trust REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.


            A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.


            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.


            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.


            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by one or more of the Persons identified in Section 9.01 of the Agreement at a price determined as provided in Section 9.01 of the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, (iii) the exchange by the Sole Certificateholder of its Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iv) the Distribution Date in December 2040. Section 9.01 of the Agreement permits, but does not require, certain specified Persons to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right to purchase may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.


            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any Trust REMIC as a REMIC, without the consent of the Holders of any of the Certificates.


            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    WELLS FARGO BANK, N.A.
                                   as Trustee


                                    By: ________________________________________
                                            Authorized Representative


                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class R Certificates referred to in the within-mentioned Agreement.


Dated:


                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By: ________________________________________
                                            Authorized Representative

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.


            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________


Dated:


                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


            The Assignee should include the following for purposes of distribution:


            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.


            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ____________________________________________________________________.


            This information is provided by ___________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2005-C6




     #        Crossed        Sub Pool      Property Name
----------------------------------------------------------------------------------------------------------------------------------
     1                           1         450 Park Avenue
     2                           1         One Madison Avenue
     3                           1         Fashion Place
     4                           2         HGA Alliance - Portfolio
    4A                           2         Alexander Gardens
    4B                           2         Grand Oaks at the Lake
    4C                           2         Park Village
    4D                           2         Malabar Lakes
     5                           1         Preston Commons
     6                           1         Crestview Hills Town Center
     7                           1         Sterling Plaza
     8                           1         Thistle Landing - Phoenix
     9                           1         Highland Industrial
    10                           1         Ashbrook Commons
    11                           1         Bridge Street Properties
    12                           1         West Oaks I Shopping Center
    13                           2         Fairlane Meadow
    14                           1         Bouquet Canyon
    15                           1         The Retreat at Fossil Creek
    16                           1         McKinley Crossroads
    17                           2         Brandychase Apartments
    18                           1         Bexley Park Raleigh NC
    19                           2         The Villages at Meyerland
    20                           1         Costa Mesa Square I
    21                           2         Reserve at Tranquility Lake Apartments
    22                           1         City Center West A
    23                           1         Riverbend Marketplace
    24                           1         Residence Inn Westshore
    25                           1         3100 New York Drive
    26                           1         Southern Palms
    27                           1         BRYAN - Twin Oaks Apartments
    28                           1         Amber Oaks
    29                           2         Dry Creek Apartments
    30                           1         Jackson West Shopping Center
    31                           2         Hidden Lakes Apartments
    32                           1         Harbour Walk Sandstone Apts
    33                           1         Chantilly Plaza
    34                           1         Green Valley Tech Plaza
    35                           1         BRYAN - Spring Lake Apartments
    36                           1         Ramada Inn & Suites Toms River
    37                           1         Fiddler's Run Shopping Center
    38                           2         AIMCO Chimneys of Oak Creek Apartments
    39                           2         AIMCO Oaks at Woodridge Apartments
    40                           1         BRYAN - Windsor Lake Apartments
    41                           2         Canyon Point Cottages
    42                           1         Windwood Oaks
    43                           2         Woodridge Park Apartments
    44                           1         Symmetricom
    45                           2         Charleston at Sweetwater Apartments
    46                           1         Park Plaza At Aliso Town Center Buildings 20, 21, 22 and 23
    47                           1         Garden Creek Center
    48                           1         Hilton Garden Inn - Rockaway
    49                           2         Kenwood Gardens
    50                           1         Roxbury Medical Building
    51                           1         Indian Trace Center
    52                           1         Stevenson Ranch Plaza II
    53                           2         Alpine Ridge Apartments
    54                           1         Bexley at Davidson Apartments
    55                           1         3880 Lemon Street
    56                           2         Winding Trails Apartments
    57                           1         1250 Hallandale Office Building
    58                           1         Hilton Greenville
    59                           1         Parklands Office Center
    60                           1         Chester Industrial Park Building
    61                           2         AIMCO Hunter's Chase Apartments
    62                           1         Lanier Crossing
    63                           1         Parkway Plaza
    64                           1         Wilmington Island Kroger
    65                           1         Comfort Inn Philadelphia
    66                           1         Varner Crossing
    67          (A)              1         Intermountain - Fairfield Inn & Suites Lawton
    68          (A)              1         Intermountain - Courtyard Wichita
    69                           1         Maywood Mart
    70                           2         Richmond Chase Apartments
    71                           2         West Chase Apartments
    72                           1         Crowe's Crossing
    73                           1         University Square Michigan
    74                           2         AIMCO Colony of Springdale Apartments
    75          (B)              2         Shady Acres Mobile Home Park
    76          (B)              2         Royal Coach Mobile Home Park
    77          (B)              2         Mount Vista Mobile Home Park
    78                           2         Churchill Commons Apartments
    79                           2         Oaks of Cypress Station
    80                           1         Streetsboro Crossing
    81                           1         AIMCO Burgundy Court Apartments
    82                           1         Village Festival
    83                           1         Residence Inn Miami Airport West
    84                           1         Candlewood Suites Indianapolis
    85                           1         Cape Horn Shopping Center
    86                           1         Comfort Suites Maingate East
    87                           1         Washington Mutual Center
    88                           1         Cross Roads Shopping Center
    89                           1         Bonita Storage Inn
    90                           1         River Point III
    91                           2         AIMCO College Park Apartments
    92                           1         224 North Des Plaines
    93                           1         Candlewood Suites Louisville Airport
    94                           1         155 Wooster Street
    95                           2         The Lodge North Apartments
    96                           1         Pioneer Business Center
    97          (C)              1         CVS Drugstore Brandon
    98          (C)              1         CVS Paris
    99                           2         Silver Creek Apartments
    100                          1         Barrett Creek Plaza
    101                          2         Oak Creek Apartments
    102                          2         Somerset Park Apartments
    103                          1         Town Center Shoppes
    104                          2         Happy Village Apartments
    105                          1         North Shore Office Plaza
    106                          1         Wells Cargo - Orange
    107                          1         Intermountain - Residence Inn Rogers
    108                          2         Vintage Corona Apartments
    109                          1         Promenade Shopping Center
    110                          1         Sanders East Business Park
    111                          1         AIMCO Stoneridge Apartments
    112                          1         Kingsley Apartments
    113                          1         Park Towers
    114                          1         AA/Tri-State Mini Storage Portfolio
   114A                          1         AA Self Storage
   114B                          1         Tri-State Mini Storage
    115                          2         AIMCO Woodmere Apartments
    116                          1         Southington Plaza
    117                          2         Forest Hills Apartments
    118                          1         Marriott Courtyard Ocoee
    119                          1         River Ridge Crossing West
    120                          1         551 West Lancaster Avenue
    121                          2         Cypress Ridge Apartments
    122                          1         LeClaire Station Apartments
    123                          1         The Broadway Building
    124                          1         Renaissance Magnolia Shopping Center
    125                          2         Colonial Court
    126                          1         Park Plaza At Aliso Town Center Building 6
    127                          1         Wells Cargo - Camarillo
    128                          2         Northwest Pines
    129                          2         Woodbridge Crossing
    130                          1         RiverStone Medical Center
    131                          2         Mill Creek Apartments
    132                          2         Oasis at Mesa Palms
    133                          1         Centerpointe Shops
    134                          1         Ricci Leopold Building
    135                          1         Mystic Creek Apartments
    136                          1         Dollar Self Storage - Grant Road
    137                          1         Intermountain - Residence Inn Fort Smith
    138                          1         Overlake Office
    139                          2         Lincolnshire Coach Homes
    140                          1         Haute Harwin Fashion Center
    141                          1         Intermountain - Fairfield Inn & Suites Sparks
    142                          1         Rancho San Diego Professional Center
    143                          2         Stone Ridge Apartments
    144                          1         Intermountain - Residence Inn Olathe
    145                          2         Lakeview Heights
    146                          2         Hunters Crossing Apartments
    147                          1         Stewart Lamb Shopping Center
    148                          2         Harmony Pines Apartments
    149                          1         River Ridge Crossing East
    150                          1         Town Center at Geist
    151                          1         Citadel Square
    152                          1         The Shops at Hardee Village
    153                          1         Wingate Inn Intercontinental Airport
    154                          1         Atria on Market
    155                          1         Fountainbleu Court
    156                          1         Village At Geist
    157                          1         DirecTV Call Center
    158                          1         Westpark Center
    159                          1         LA Industrial Portfolio
   159A                          1         LA - San Fernando
   159B                          1         LA - 5th Street
   159C                          1         LA - 13231 Louvre
   159D                          1         LA - Tamarack
   159E                          1         LA - 13253 Louvre
   159F                          1         LA - Raymer
    160                          1         Market Place Shopping Center
    161                          1         Marketplace at University Pointe
    162                          1         McGalliard Mall Shops
    163                          1         22809 Pacific Coast Highway
    164                          1         Flower Valley Plaza
    165                          1         V.P. Self Storage Facility
    166                          2         Village Apartments
    167                          1         Presidio Plaza
    168                          2         Sterling Pointe Apartments
    169                          1         Temecula Plaza
    170                          1         Progress Point Shopping Center
    171                          1         3133 Rochambeau Avenue
    172                          1         Brookhaven Self-Storage
    173                          1         Lankershim Industrial
    174                          1         Hampton Inn Henderson
    175                          1         CMS Portfolio
   175A                          1         Iola Office Park
   175B                          1         Monterey Retail Center
   175C                          1         Aberdeen Pier
    176                          1         Maple Drive
    177                          1         Metropolitan Court
    178                          1         Piedmont Court
    179         (D)              1         Vons Pasadena
    180         (D)              1         Vons Simi Valley
    181                          2         Arcadia Park Apartments
    182                          1         Broadview Crossings Center
    183                          1         6th and Union Plaza
    184                          2         Apple Creek of Kansas City
    185                          1         Serrano Portfolio
   185A                          1         Serrano II
   185B                          1         Serrano I
    186                          2         Fox Pointe Apartments
    187                          1         Cantera Commons
    188                          1         Steeple Square Shopping Center
    189                          1         1424 North Brown Road
    190                          1         Portico Shopping Center
    191                          2         Stone Creek Apartments
    192                          2         Canyon Shadows Apartments
    193                          2         Summerhouse Square Apartments
    194                          2         Redwood Terrace Apartments
    195                          1         59th and Ashland Retail
    196                          2         Robin Hill Apartments
    197                          1         Merchants Walk Shopping Center
    198                          1         Nashua NH
    199                          1         Coral Key Shopping Center
    200                          1         Shops of Argyle
    201                          1         Rincon Business Park - Corona
    202                          1         Shops at Pine Bluff
    203                          1         Taylor Square
    204                          1         Westcreek Crossing
    205                          1         Hartwell Station
    206                          1         Foxwood Plaza
    207                          1         515 Westheimer
    208                          1         Riverview Mobile Home Park
    209                          1         Polo Place Shops
    210                          2         French Chalet Apartments
    211                          1         7734 Girard Avenue
    212                          1         Commerce Pointe Plaza
    213                          1         Newcastle Plaza
    214                          1         Expressway Self Storage
    215                          1         Sparkleberry Crossing #2
    216                          1         Windward Plaza
    217                          1         Westgate Center
    218                          1         Upland Plaza Shops
    219                          2         Beachwood Apartments
    220                          2         Sunset Mobile Manor
    221                          1         South Colony Shopping Center
    222                          1         Rockport Retail
    223                          1         Highland Oaks Plaza
    224                          1         Cale Colony 17
    225                          1         Parma Medical Center
    226                          2         Plaza Apartments
    227                          2         McGregor Meadows Apartments
    228                          2         Welsh Arms Apartments
    229                          2         Wellington Place Apartments

Total/Weighted Average:





     #                                                         Address                                                City
----------------------------------------------------------------------------------------------------------------------------------
     1      450 Park Avenue                                                                          New York
     2      One Madison Avenue                                                                       New York
     3      6191 South State Street                                                                  Murray
     4
    4A      3800 and 3900 Dalecrest Drive                                                            Las Vegas
    4B      325 Lago Circle                                                                          West Melbourne
    4C      3099 Park Village Way                                                                    Melbourne
    4D      1018 Malabar Lakes Drive Northeast                                                       Palm Bay
     5      8111, 8115 and 8117 Preston Road                                                         Dallas
     6      2929 Dixie Highway                                                                       Crestview Hills
     7      5949 Sherry Lane                                                                         Dallas
     8      4801, 4805 and 4811 East Thistle Landing Drive                                           Phoenix
     9      1099-1955 Highland Drive and 4110-4480 Varsity Drive                                     Ann Arbor
    10      20020-70 Ashbrook Commons Plaza                                                          Ashburn
    11      One-Three Bridge Street                                                                  Irvington
    12      43455-43825 West Oaks Drive                                                              Novi
    13      4900 Heather Drive                                                                       Dearborn
    14      26502-26586 Bouquet Canyon Road                                                          Santa Clarita
    15      6111 North Beach Street                                                                  Fort Worth
    16      275 Teller Street, 280 Teller Street and 284 Dupont Street                               Corona
    17      3969 Brandychase Way                                                                     Cincinnati
    18      100 Summer Sky Drive                                                                     Morrisville
    19      8900 Chimney Rock Road                                                                   Houston
    20      3030 Harbor Boulevard and 1420-1460 Baker Street                                         Costa Mesa
    21      2850 Oak Road                                                                            Pearland
    22      7201 West Lake Mead Boulevard                                                            Las Vegas
    23      437 Swannanoa River Road                                                                 Asheville
    24      4312 West Boy Scout Boulevard                                                            Tampa
    25      3100 New York Drive                                                                      Pasadena
    26      1522-1744 East Southern Avenue and 3108-3218 South McClintock Drive                      Tempe
    27      100 Twin Oaks Lane                                                                       Hattiesburg
    28      13620 Briarwick Drive, 13630 Briarwick Drive, 9300 Ambergeln Boulevard,                  Austin
            9400 Ambergeln Boulevard and 9601 Ambergeln Boulevard
    29      33300 Mission Boulevard                                                                  Union City
    30      1507-1535 Boardman Road                                                                  Jackson
    31      2480 Foxhill Drive                                                                       Miamisburg
    32      6102 North Webb Road                                                                     Tampa
    33      14155-14225 Sullyfield Circle                                                            Chantilly
    34      5253 Business Center Drive                                                               Fairfield
    35      1000 Spring Lake Boulevard                                                               Byram
    36      2373 Route 9                                                                             Toms River
    37      110 Fiddler's Run Boulevard                                                              Morganton
    38      1848 Chimney Lane                                                                        Kettering
    39      3800 Woodridge Boulevard                                                                 Fairfield
    40      100 Windsor Lake Boulevard                                                               Brandon
    41      301 Jackson Drive and 1015 Golden Park Place                                             Golden
    42      14802 North Florida Avenue                                                               Tampa
    43      1475 Sawdust Road                                                                        Spring
    44      2300 Orchard Parkway                                                                     San Jose
    45      2906 Old Norcross Road                                                                   Duluth
    46      26601, 26661, 28641 and 28651 Aliso Creek Road                                           Aliso Viejo
    47      1605 New Garden Road                                                                     Greensboro
    48      375 Mount Hope Ave                                                                       Rockaway
    49      2629 Alisdale Drive                                                                      Toledo
    50      436 North Roxbury Drive                                                                  Beverly Hills
    51      1300-1396 Southwest 160th Avenue                                                         Sunrise
    52      24947-24949 and 24955-24963 Pico Canyon Road                                             Stevenson Ranch
    53      901 South O'Leary Street                                                                 Flagstaff
    54      455 Davidson Gateway Drive                                                               Davidson
    55      3880 Lemon Street                                                                        Riverside
    56      10300 Wilcrest Drive                                                                     Houston
    57      1250 East Hallandale Beach Boulevard                                                     Hallandale
    58      207 Southwest Greenville Boulevard                                                       Greenville
    59      1 and 3 Parklands Drive                                                                  Darien
    60      69 Tetz Road                                                                             Chester
    61      2550 Steeplechase Drive                                                                  Miamisburg
    62      655 Atlanta Road                                                                         Cumming
    63      4215 University Drive                                                                    Durham
    64      461 Johnny Mercer Boulevard                                                              Wilmington Island
    65      53 Industrial Highway                                                                    Essington
    66      4150 Macland Road                                                                        Powder Springs
    67      201 Southeast 7th Street                                                                 Lawton
    68      2975 North Webb Road                                                                     Wichita
    69      1220 East Northside Drive                                                                Jackson
    70      8155 Richmond Avenue                                                                     Houston
    71      439 South Buncombe Road                                                                  Greer
    72      1234 Hairston Road                                                                       Stone Mountain
    73      3020-3224 Walton Boulevard                                                               Rochester Hills
    74      One Kenilworth Court                                                                     Springdale
    75      5533 Long Beach Boulevard                                                                Long Beach
    76      39060 Cherry Valley Boulevard                                                            Cherry Valley
    77      13061 2nd Street                                                                         Yucaipa
    78      1900 Roses Run                                                                           Aiken
    79      1000 Cypress Station Drive                                                               Houston
    80      1280 State Route 303                                                                     Streetsboro
    81      3295 Rocker Drive                                                                        Cincinnati
    82      10930 Crabapple Road                                                                     Roswell
    83      1212 Northwest 82nd Avenue                                                               Miami
    84      8111 Bash Street                                                                         Indianapolis
    85      601-693 Lombard Street                                                                   Red Lion
    86      2775 Florida Plaza Boulevard                                                             Kissimmee
    87      7900 Southeast 28th Street                                                               Mercer Island
    88      23026-26270 Bouqet Canyon Road                                                           Santa Clarita
    89      8841 West Terry Street                                                                   Bonita Springs
    90      4325 South 30th Street                                                                   Phoenix
    91      525 Third Street                                                                         Carlisle
    92      224 North DesPlaines Street                                                              Chicago
    93      1367 Gardiner Lane                                                                       Louisville
    94      155 Wooster Street                                                                       New York
    95      452 Moss Trail                                                                           Goodlettsville
    96      1444, 1466 and 1488 Pioneer Way                                                          El Cajon
    97      112 Stribling Lane                                                                       Brandon
    98      3710 Lamar Avenue                                                                        Paris
    99      10710 East 41st Street                                                                   Tulsa
    100     125 Barrett Parkway                                                                      Marietta
    101     2143 Bollman Drive                                                                       Sheboygan
    102     3424 Winchester Park Drive                                                               Memphis
    103     16600 Saddle Club Road                                                                   Weston
    104     6301-6401 Ranchester Drive                                                               Houston
    105     10900 Hefner Pointe Drive                                                                Oklahoma City
    106     2240 North McPherson Road                                                                Orange
    107     4611 West Locust Street                                                                  Rogers
    108     1301 Circle City Drive                                                                   Corona
    109     801 North Mayfair Road                                                                   Wauwatosa
    110     81 Page Drive                                                                            Franklin
    111     651 Rustic Oak Drive                                                                     Dayton
    112     720 North San Antonio Avenue                                                             Pomona
    113     5314 South Yale Avenue                                                                   Tulsa
    114
   114A     30000 IH 10 West                                                                         Boerne
   114B     3626 New Boston Road, 5308 West 7th Street and 9120 North Kings Highway                  Texarkana and Wake Village
    115     9333 Round Top Road                                                                      Cincinnati
    116     235 Queen Street                                                                         Southington
    117     5003-5049 West 159th Street                                                              Oak Forest
    118     10971 West Colonial Drive                                                                Ocoee
    119     4705 East 96th Street                                                                    Indianapolis
    120     551 West Lancaster Avenue                                                                Haverford
    121     2331 Bammelwood Drive                                                                    Houston
    122     15859 Le Claire Avenue                                                                   Oak Forest
    123     1200-1206 Pearl Street                                                                   Boulder
    124     18535 FM 1488                                                                            Magnolia
    125     132-136 Main Street and 4-14 Colonial Court                                              Stoneham
    126     26741 Aliso Creek Road                                                                   Aliso Viejo
    127     450 Camarillo Center Drive                                                               Camarillo
    128     5801 North Houston-Rosslyn Road                                                          Houston
    129     202 Woodbridge Boulevard                                                                 Temple
    130     15 Reinhardt College Parkway                                                             Canton
    131     5249 Highway 277                                                                         Abilene
    132     1418 North Country Club Drive                                                            Mesa
    133     8-10 Centerpointe Drive                                                                  Lake Oswego
    134     2925 PGA Boulevard                                                                       Palm Beach Gardens
    135     6340 and 6350 Stumph Road                                                                Parma Heights
    136     2505 North Dragoon Street                                                                Tucson
    137     3005 South 74th Street                                                                   Fort Smith
    138     15446 Bel-Red Road                                                                       Redmond
    139     6987 North Lincolnshire Circle                                                           Milwaukee
    140     6959 and 6965 Harwin Drive                                                               Houston
    141     2085 Brierly Way                                                                         Sparks
    142     3815-3855 Avocado Boulevard                                                              La Mesa
    143     4170 Quest Drive                                                                         Eugene
    144     12215 South Strang Line Road                                                             Olathe
    145     1755 South 200 East                                                                      Clearfield
    146     2117 Juno Drive                                                                          Findlay
    147     4341 Stewart Avenue                                                                      Las Vegas
    148     363 Upper Riverdale Road                                                                 Riverdale
    149     4825 East 96th Street                                                                    Indianapolis
    150     11650 Olio Road                                                                          Fishers
    151     5060-5068 Memorial Drive                                                                 Stone Mountain
    152     4330 East Tenth Street                                                                   Greenville
    153     15615 John F. Kennedy Boulevard                                                          Houston
    154     101 Market Street                                                                        San Diego
    155     3400-3480 183rd Street                                                                   Hazel Crest
    156     11380-11452 Olio Road                                                                    Fishers
    157     2029 South Sheridan Drive                                                                Tulsa
    158     6400 Baltimore National Pike                                                             Catonsville
    159
   159A     9880-9894 San Fernando Road                                                              Pacoima
   159B     462 East 5th Street                                                                      San Fernando
   159C     13231 Louvre Street                                                                      Pacoima
   159D     8640 Tamarack Street                                                                     Sun Valley
   159E     13253 Louvre Street                                                                      Pacoima
   159F     13434 Raymer Street                                                                      North Hollywood
    160     1166-1244 North Main Street                                                              Crown Point
    161     7578 - 7622 Cox Lane                                                                     West Chester
    162     800 East McGalliard Road                                                                 Muncie
    163     22809 Pacific Coast Highway                                                              Malibu
    164     1133-1145 North H Street                                                                 Lompoc
    165     18716 Oxnard Street                                                                      Tarzana
    166     867 Fendley                                                                              Conway
    167     300 South El Camino Road                                                                 San Clemente
    168     13900 Grandboro Lane                                                                     Grandview
    169     41915 and 41925 Motor Car Parkway                                                        Temecula
    170     1437 Military Cutoff Road                                                                Wilmington
    171     3133 Rochambeau Avenue                                                                   Bronx
    172     2740 Apple Valley Road                                                                   Atlanta
    173     8236 - 8248 Lankershim Industrial Boulevard                                              North Hollywood
    174     385 Ruin Creek Road                                                                      Henderson
    175
   175A     3160 Iola Avenue                                                                         Lubbock
   175B     3106 50th Street                                                                         Lubbock
   175C     5202 57th Street                                                                         Lubbock
    176     3091, 3097 and 3109 Maple Drive                                                          Atlanta
    177     4527 Metropolitan Court                                                                  Frederick
    178     3098 Piedmont Road                                                                       Atlanta
    179     1390 North Allen Avenue                                                                  Pasadena
    180     660 East Los Angeles Avenue                                                              Simi Valley
    181     3426 North 32nd Street                                                                   Phoenix
    182     1100 West Royalton Road                                                                  Broadview Heights
    183     1600 West 6th Street                                                                     Los Angeles
    184     9905 Locust Street                                                                       Kansas City
    185
   185A     963 North Serrano Avenue                                                                 Los Angeles
   185B     936 North Serrano Avenue                                                                 Los Angeles
    186     10526 Fort Plaza                                                                         Omaha
    187     28251 Diehl Road                                                                         Warrenville
    188     7027-7061 U.S. Highway 64/264 East                                                       Knightdale
    189     1424 North Brown Road                                                                    Lawrenceville
    190     1435 India Street                                                                        San Diego
    191     100 Stone Creek Drive                                                                    Marshall
    192     8505 Arlington Avenue                                                                    Riverside
    193     327 Union Street                                                                         Newark
    194     2040 North Redwood Street                                                                Canby
    195     1600-1614 West 59th Street                                                               Chicago
    196     990 Yale Avenue, 1005 North Main Street Extension and 1015 North Main Street Extension   Wallingford
    197     1917 28th Avenue South                                                                   Birmingham
    198     427-429 Amherst Street                                                                   Nashua
    199     85 Stonebrook Place                                                                      Jackson
    200     100 Country Club Road                                                                    Argyle
    201     529-539 W. Rincon Street                                                                 Corona
    202     5401 South Olive Street                                                                  Pine Bluff
    203     2227 Route 256                                                                           Reynoldsburg
    204     4220 West William Cannon Drive                                                           Austin
    205     115-133 Walmart Drive                                                                    Hartwell
    206     2007 West Foxwood Drive                                                                  Raymore
    207     515 Westheimer Road                                                                      Houston
    208     667 Trail Gulch Road                                                                     Gypsum
    209     11307 Polo Place                                                                         Midlothian
    210     1650 Jackson Keller                                                                      San Antonio
    211     7734 Girard Avenue                                                                       La Jolla
    212     1801-1813 Haggerty Road                                                                  Commerce Township
    213     619 Northwest 32nd Street                                                                Newcastle
    214     3220 Horseblock Road                                                                     Medford
    215     101 Sparkleberry Crossing                                                                Columbia
    216     511 Windward Drive                                                                       Newton
    217     11423, 11425 and 11429 Donner Pass Road                                                  Truckee
    218     645-659 West Foothill Boulevard                                                          Upland
    219     1909 North Beachwood Drive                                                               Los Angeles
    220     180 Sunset Drive                                                                         Winter Haven
    221     4750 South Colony Boulevard                                                              The Colony
    222     2207 State Highway 35 Business North                                                     Rockport
    223     9525 Plano Road                                                                          Dallas
    224     763 J. Clyde Morris Boulevard                                                            Newport News
    225     5500 Ridge Road                                                                          Parma
    226     30 Lamb Avenue                                                                           Saugerties
    227     5360 Secor Road                                                                          Toledo
    228     3501 Route 9W                                                                            Lloyd
    229     1107 Wellington Avenue                                                                   Wilmington

Total/Weighted Average:





                                                            Zip                  Property                     Property
     #               County           State                Code                    Type                       Sub-type
----------------------------------------------------------------------------------------------------------------------------------
     1      New York                    NY                 10022              Office                  Central Business District
     2      New York                    NY                 10010              Office                  Central Business District
     3      Salt Lake                   UT                 84107              Retail                          Anchored
     4
    4A      Clark                       NV                 89129              Multifamily                   Conventional
    4B      Brevard                     FL                 32904              Multifamily                   Conventional
    4C      Brevard                     FL                 32935              Multifamily                   Conventional
    4D      Brevard                     FL                 32905              Multifamily                   Conventional
     5      Dallas                      TX                 75225              Office                          Suburban
     6      Kenton                      KY                 41017              Retail                          Anchored
     7      Dallas                      TX                 75225              Office                          Suburban
     8      Maricopa                    AZ                 85044              Office                          Suburban
     9      Washtenaw                   MI                 48108              Industrial                         N/A
    10      Loudoun                     VA                 20147              Retail                          Anchored
    11      Westchester                 NY                 10533              Office                          Suburban
    12      Oakland                     MI                 48377              Retail                          Anchored
    13      Wayne                       MI                 48126              Multifamily                   Conventional
    14      Los Angeles                 CA                 91350              Retail                          Anchored
    15      Tarrant                     TX                 76137              Multifamily                   Conventional
    16      Riverside                   CA                 92879              Retail                          Anchored
    17      Clermont                    OH                 45245              Multifamily                   Conventional
    18      Wake                        NC                 27560              Multifamily                   Conventional
    19      Harris                      TX                 77096              Multifamily                   Conventional
    20      Orange                      CA                 92626              Retail                          Anchored
    21      Brazoria                    TX                 77584              Multifamily                   Conventional
    22      Clark                       NV                 89128              Office                          Suburban
    23      Buncombe                    NC                 28805              Retail                          Anchored
    24      Hillsborough                FL                 33607              Hotel                        Limited Service
    25      Los Angeles                 CA                 91107              Office                          Suburban
    26      Maricopa                    AZ                 85282              Retail                          Anchored
    27      Lamar                       MS                 39402              Multifamily                   Conventional
    28      Williamson                  TX                 78729              Office                          Suburban
    29      Alameda                     CA                 94587              Multifamily                   Conventional
    30      Jackson                     MI                 49202              Retail                          Anchored
    31      Montgomery                  OH                 45342              Multifamily                   Conventional
    32      Hillsborough                FL                 33615              Multifamily                   Conventional
    33      Fairfax                     VA                 20151              Mixed Use                   Office/Industrial
    34      Solano                      CA                 94534              Office                          Suburban
    35      Hinds                       MS                 39272              Multifamily                   Conventional
    36      Ocean                       NJ                 08755              Hotel                         Full Service
    37      Burke                       NC                 28655              Retail                          Anchored
    38      Montgomery                  OH                 45440              Multifamily                   Conventional
    39      Butler                      OH                 45014              Multifamily                   Conventional
    40      Rankin                      MS                 39042              Multifamily                   Conventional
    41      Jefferson                   CO                 80403              Multifamily                   Conventional
    42      Hillsborough                FL                 33613              Multifamily                   Conventional
    43      Montgomery                  TX                 77380              Multifamily                   Conventional
    44      Santa Clara                 CA                 95131              Office                          Suburban
    45      Gwinnett                    GA                 30096              Multifamily                   Conventional
    46      Orange                      CA                 92656              Retail                          Anchored
    47      Guilford                    NC                 27410              Retail                          Anchored
    48      Morris                      NJ                 07866              Hotel                        Limited Service
    49      Lucas                       OH                 43606              Multifamily                   Conventional
    50      Los Angeles                 CA                 90210              Office                  Central Business District
    51      Broward                     FL                 33326              Retail                          Anchored
    52      Los Angeles                 CA                 91381              Retail                          Anchored
    53      Coconino                    AZ                 86001              Multifamily                   Conventional
    54      Mecklenburg                 NC                 28036              Multifamily                   Conventional
    55      Riverside                   CA                 92501              Office                          Suburban
    56      Harris                      TX                 77099              Multifamily                   Conventional
    57      Broward                     FL                 33009              Office                          Suburban
    58      Pitt                        NC                 27834              Hotel                         Full Service
    59      Fairfield                   CT                 06820              Office                          Suburban
    60      Orange                      NY                 10918              Industrial                         N/A
    61      Montgomery                  OH                 45342              Multifamily                   Conventional
    62      Forsyth                     GA                 30040              Retail                          Anchored
    63      Durham                      NC                 27707              Retail                          Anchored
    64      Chatham                     GA                 31410              Retail                          Anchored
    65      Delaware                    PA                 19029              Hotel                        Limited Service
    66      Cobb                        GA                 30127              Retail                          Anchored
    67      Comanche                    OK                 73501              Hotel                        Limited Service
    68      Sedgwick                    KS                 67226              Hotel                        Limited Service
    69      Hinds                       MS                 39211              Retail                         Unanchored
    70      Harris                      TX                 77063              Multifamily                   Conventional
    71      Greenville                  SC                 29650              Multifamily                   Conventional
    72      DeKalb                      GA                 30088              Retail                          Anchored
    73      Oakland                     MI                 48309              Retail                         Unanchored
    74      Hamilton                    OH                 45246              Multifamily                   Conventional
    75      Los Angeles                 CA                 90805              Multifamily               Manufactured Housing
    76      Riverside                   CA                 92223              Multifamily               Manufactured Housing
    77      San Bernardino              CA                 92399              Multifamily               Manufactured Housing
    78      Aiken                       SC                 29803              Multifamily                   Conventional
    79      Harris                      TX                 77090              Multifamily                   Conventional
    80      Portage                     OH                 44241              Retail                          Anchored
    81      Hamilton                    OH                 45239              Multifamily                   Conventional
    82      Fulton                      GA                 30075              Retail                         Unanchored
    83      Miami-Dade                  FL                 33126              Hotel                        Limited Service
    84      Marion                      IN                 46250              Hotel                        Limited Service
    85      York                        PA                 17356              Retail                          Anchored
    86      Osceola                     FL                 34746              Hotel                        Limited Service
    87      King                        WA                 98040              Office                          Suburban
    88      Los Angeles                 CA                 91350              Retail                         Unanchored
    89      Collier                     FL                 34135              Self Storage                       N/A
    90      Maricopa                    AZ                 85040              Industrial                         N/A
    91      Cumberland                  PA                 17013              Multifamily                   Conventional
    92      Cook                        IL                 60661              Office                  Central Business District
    93      Jefferson                   KY                 40213              Hotel                        Limited Service
    94      New York                    NY                 10012              Multifamily                   Conventional
    95      Davidson                    TN                 37072              Multifamily                   Conventional
    96      San Diego                   CA                 92020              Industrial                         N/A
    97      Rankin                      MS                 39042              Retail                          Anchored
    98      Lamar                       TX                 75462              Retail                          Anchored
    99      Tulsa                       OK                 74146              Multifamily                   Conventional
    100     Cobb                        GA                 30066              Retail                         Unanchored
    101     Sheboygan                   WI                 53081              Multifamily                   Conventional
    102     Shelby                      TN                 38118              Multifamily                   Conventional
    103     Broward                     FL                 33326              Retail                         Unanchored
    104     Harris                      TX                 77036              Multifamily                   Conventional
    105     Oklahoma                    OK                 73120              Office                          Suburban
    106     Orange                      CA                 92869              Self Storage                       N/A
    107     Benton                      AR                 72756              Hotel                        Limited Service
    108     Riverside                   CA                 92879              Multifamily                   Conventional
    109     Milwaukee                   WI                 53226              Retail                         Unanchored
    110     Simpson                     KY                 42134              Industrial                         N/A
    111     Montgomery                  OH                 45415              Multifamily                   Conventional
    112     Los Angeles                 CA                 91767              Multifamily                   Conventional
    113     Tulsa                       OK                 74135              Office                          Suburban
    114
   114A     Kendall                     TX                 78006              Self Storage                       N/A
   114B     Bowie                       TX            75501 and 75503         Self Storage                       N/A
    115     Hamilton                    OH                 45251              Multifamily                   Conventional
    116     Hartford                    CT                 02849              Retail                          Anchored
    117     Cook                        IL                 60452              Multifamily                   Conventional
    118     Orange                      FL                 34761              Hotel                        Limited Service
    119     Marion                      IN                 46240              Retail                         Unanchored
    120     Montgomery                  PA                 19041              Office                          Suburban
    121     Harris                      TX                 77014              Multifamily                   Conventional
    122     Cook                        IL                 60452              Multifamily                   Conventional
    123     Boulder                     CO                 80302              Mixed Use                     Office/Retail
    124     Montgomery                  TX                 77355              Retail                          Anchored
    125     Middlesex                   MA                 02180              Multifamily                   Conventional
    126     Orange                      CA                 92656              Retail                          Anchored
    127     Ventura                     CA                 93010              Self Storage                       N/A
    128     Harris                      TX                 77091              Multifamily                   Conventional
    129     Bell                        TX                 76504              Multifamily                   Conventional
    130     Cherokee                    GA                 30114              Office                          Suburban
    131     Taylor                      TX                 79605              Multifamily                   Conventional
    132     Maricopa                    AZ                 85201              Multifamily    (25)           Conventional
    133     Clackamas                   OR                 97035              Retail                         Unanchored
    134     Palm Beach                  FL                 33410              Office                          Suburban
    135     Cuyahoga                    OH                 44130              Multifamily                   Conventional
    136     Pima                        AZ                 85382              Self Storage                       N/A
    137     Sebastian                   AR                 72903              Hotel                        Limited Service
    138     King                        WA                 98052              Office                          Suburban
    139     Milwaukee                   WI                 53223              Multifamily                   Conventional
    140     Harris                      TX                 77036              Retail                         Unanchored
    141     Washoe                      NV                 89434              Hotel                        Limited Service
    142     San Diego                   CA                 91941              Office                          Suburban
    143     Lane                        OR                 97402              Multifamily                   Conventional
    144     Johnson                     KS                 66062              Hotel                        Limited Service
    145     Davis                       UT                 84015              Multifamily                   Conventional
    146     Hancock                     OH                 45840              Multifamily                   Conventional
    147     Clark                       NV                 89110              Retail                         Unanchored
    148     Clayton                     GA                 30274              Multifamily                   Conventional
    149     Marion                      IN                 46240              Retail                         Unanchored
    150     Hamilton                    IN                 46037              Retail                         Unanchored
    151     DeKalb                      GA                 30083              Retail                          Anchored
    152     Pitt                        NC                 27858              Retail                          Anchored
    153     Harris                      TX                 77032              Hotel                        Limited Service
    154     San Diego                   CA                 92101              Retail                         Unanchored
    155     Cook                        IL                 60429              Retail                         Unanchored
    156     Hamilton                    IN                 46037              Retail                         Unanchored
    157     Tulsa                       OK                 74112              Office                          Suburban
    158     Baltimore                   MD                 21228              Retail                         Unanchored
    159
   159A     Los Angeles                 CA                 91331              Industrial                         N/A
   159B     Los Angeles                 CA                 91340              Industrial                         N/A
   159C     Los Angeles                 CA                 91331              Industrial                         N/A
   159D     Los Angeles                 CA                 91352              Industrial                         N/A
   159E     Los Angeles                 CA                 91331              Industrial                         N/A
   159F     Los Angeles                 CA                 91605              Industrial                         N/A
    160     Lake                        IN                 46307              Retail                         Unanchored
    161     Butler                      OH                 45069              Retail                          Anchored
    162     Delaware                    IN                 47303              Retail                         Unanchored
    163     Los Angeles                 CA                 90265              Office                          Suburban
    164     Santa Barbara               CA                 93436              Retail                         Unanchored
    165     Los Angeles                 CA                 91356              Self Storage                       N/A
    166     Faulkner                    AR                 72032              Multifamily                   Conventional
    167     Orange                      CA                 92672              Mixed Use                     Office/Retail
    168     Jackson                     MO                 64030              Multifamily                   Conventional
    169     Riverside                   CA                 92591              Retail                         Unanchored
    170     New Hanover                 NC                 28403              Mixed Use                     Office/Retail
    171     Bronx                       NY                 10467              Multifamily                   Conventional
    172     DeKalb                      GA                 30319              Self Storage                       N/A
    173     Los Angeles                 CA                 91605              Industrial                         N/A
    174     Vance                       NC                 27536              Hotel                        Limited Service
    175
   175A     Lubbock                     TX                 79424              Office                          Suburban
   175B     Lubbock                     TX                 79413              Retail                         Unanchored
   175C     Lubbock                     TX                 79414              Retail                         Unanchored
    176     Fulton                      GA                 30305              Office                          Suburban
    177     Frederick                   MD                 21704              Industrial                         N/A
    178     Fulton                      GA                 30305              Office                  Central Business District
    179     Los Angeles                 CA                 91104              Retail                          Anchored
    180     Ventura                     CA                 93065              Retail                          Anchored
    181     Maricopa                    AZ                 85018              Multifamily                   Conventional
    182     Cuyahoga                    OH                 44147              Retail                         Unanchored
    183     Los Angeles                 CA                 90017              Mixed Use                  Retail/Multifamily
    184     Jackson                     MO                 64131              Multifamily                   Conventional
    185
   185A     Los Angeles                 CA                 90029              Multifamily                   Conventional
   185B     Los Angeles                 CA                 90029              Multifamily                   Conventional
    186     Douglas                     NE                 68134              Multifamily                   Conventional
    187     Dupage                      IL                 60555              Retail                         Unanchored
    188     Wake                        NC                 27545              Retail                          Anchored
    189     Gwinnett                    GA                 30043              Office                          Suburban
    190     San Diego                   CA                 92101              Retail                         Unanchored
    191     Harrison                    TX                 75672              Multifamily                   Conventional
    192     Riverside                   CA                 92503              Multifamily                   Conventional
    193     Licking                     OH                 43055              Multifamily                   Conventional
    194     Clackamas                   OR                 97013              Multifamily                   Conventional
    195     Cook                        IL                 60636              Retail                         Unanchored
    196     New Haven                   CT                 06492              Multifamily                   Conventional
    197     Jefferson                   AL                 35209              Retail                         Unanchored
    198     Hillsborough                NH                 03063              Retail                         Unanchored
    199     Madison                     TN                 38305              Retail                         Unanchored
    200     Denton                      TX                 76226              Retail                         Unanchored
    201     Riverside                   CA                 92880              Industrial                         N/A
    202     Jefferson                   AR                 71603              Retail                         Unanchored
    203     Fairfield                   OH                 43068              Retail                         Unanchored
    204     Travis                      TX                 78749              Retail                         Unanchored
    205     Hart                        GA                 30643              Retail                          Anchored
    206     Cass                        MO                 64083              Retail                          Anchored
    207     Harris                      TX                 77006              Retail                         Unanchored
    208     Eagle                       CO                 81637              Multifamily               Manufactured Housing
    209     Chesterfield                VA                 23113              Retail                         Unanchored
    210     Bexar                       TX                 78213              Multifamily                   Conventional
    211     San Diego                   CA                 92037              Retail                         Unanchored
    212     Oakland                     MI                 48390              Retail                         Unanchored
    213     McClain                     OK                 73065              Retail                         Unanchored
    214     Suffolk                     NY                 11763              Self Storage                       N/A
    215     Richland                    SC                 29229              Retail                         Unanchored
    216     Harvey                      KS                 67114              Retail                         Unanchored
    217     Nevada                      CA                 96161              Retail                         Unanchored
    218     San Bernardino              CA                 91786              Retail                         Unanchored
    219     Los Angeles                 CA                 90068              Multifamily                   Conventional
    220     Polk                        FL                 33881              Multifamily               Manufactured Housing
    221     Denton                      TX                 75056              Retail                         Unanchored
    222     Aransas                     TX                 78382              Retail                         Unanchored
    223     Dallas                      TX                 75238              Retail                         Unanchored
    224     Newport News City           VA                 23601              Office                          Suburban
    225     Cuyahoga                    OH                 44129              Office                          Suburban
    226     Ulster                      NY                 12477              Multifamily                   Conventional
    227     Lucas                       OH                 43623              Multifamily                   Conventional
    228     Ulster                      NY                 12528              Multifamily                   Conventional
    229     New Hanover                 NC                 28401              Multifamily                   Conventional

Total/Weighted Average:



                                                            Units/
                                                           Sq. Ft./
            Mortgage                                        Rooms/                    Original              Cut-off
     #      Loan Seller                                      Pads                      Balance            Balance (1)
--------------------------------------------------------------------------------------------------------------------------------
     1      Column Financial, Inc.                             313,135              $175,000,000         $175,000,000
     2      Column Financial, Inc.                           1,176,911              $157,152,010         $155,135,976     (13)
     3      Column Financial, Inc.                             323,997              $152,000,000         $151,676,392
     4      Column Financial, Inc.                                                   $78,900,000          $78,900,000
    4A                                                             480               $38,200,000          $38,200,000
    4B                                                             300               $25,962,500          $25,962,500
    4C                                                             138               $8,200,000           $8,200,000
    4D                                                             112               $6,537,500           $6,537,500
     5      Hypo Real Estate Capital Corporation               421,244               $67,250,000          $67,250,000
     6      PNC                                                283,320               $56,500,000          $56,500,000
     7      Hypo Real Estate Capital Corporation               305,743               $47,250,000          $47,250,000
     8      PNC                                                281,858               $37,000,000          $37,000,000
     9      Column Financial, Inc.                             459,239               $36,400,000          $36,400,000
    10      PNC                                                140,460               $35,000,000          $35,000,000
    11      Column Financial, Inc.                             197,475               $35,000,000          $34,962,192
    12      KeyBank National Association                       245,867               $27,300,000          $27,300,000
    13      Column Financial, Inc.                                 488               $27,270,000          $27,270,000
    14      Column Financial, Inc.                             148,903               $26,700,000          $26,700,000
    15      Column Financial, Inc.                                 384               $26,300,000          $26,300,000
    16      Column Financial, Inc.                             200,871               $26,100,000          $26,100,000
    17      Column Financial, Inc.                                 428               $24,000,000          $24,000,000
    18      Column Financial, Inc.                                 316               $23,200,000          $23,200,000
    19      Column Financial, Inc.                                 714               $23,040,000          $23,040,000
    20      Column Financial, Inc.                              73,317               $21,800,000          $21,800,000
    21      PNC                                                    314               $21,800,000          $21,774,854
    22      PNC                                                105,968               $21,000,000          $21,000,000
    23      Column Financial, Inc.                             142,614               $19,500,000          $19,456,676
    24      Column Financial, Inc.                                 160               $19,400,000          $19,343,275
    25      PNC                                                161,711               $19,000,000          $19,000,000
    26      Column Financial, Inc.                             254,692               $18,610,000          $18,610,000
    27      Column Financial, Inc.                                 302               $18,600,000          $18,600,000
    28      Column Financial, Inc.                             281,885               $18,050,000          $18,050,000
    29      Column Financial, Inc.                                 199               $18,000,000          $18,000,000
    30      KeyBank National Association                       210,321               $17,180,000          $17,180,000
    31      Column Financial, Inc.                                 360               $16,875,000          $16,875,000
    32      KeyBank National Association                           400               $16,962,000          $16,962,000
    33      KeyBank National Association                       143,426               $16,100,000          $16,100,000
    34      PNC                                                103,128               $15,750,000          $15,750,000
    35      Column Financial, Inc.                                 254               $15,050,000          $15,050,000
    36      PNC                                                    153               $15,000,000          $14,975,811
    37      Column Financial, Inc.                             202,980               $15,000,000          $14,968,051
    38      Column Financial, Inc.                                 388               $14,800,000          $14,800,000
    39      Column Financial, Inc.                                 332               $14,800,000          $14,800,000
    40      Column Financial, Inc.                                 274               $14,175,000          $14,175,000
    41      Column Financial, Inc.                                 196               $14,035,000          $14,035,000
    42      KeyBank National Association                           352               $13,903,000          $13,903,000
    43      Column Financial, Inc.                                 216               $13,800,000          $13,800,000
    44      PNC                                                117,739               $13,650,000          $13,650,000
    45      Column Financial, Inc.                                 264               $13,400,000          $13,301,046
    46      KeyBank National Association                        25,487               $13,260,000          $13,260,000
    47      Column Financial, Inc.                              91,876               $13,050,000          $13,050,000
    48      PNC                                                    162               $12,000,000          $12,000,000
    49      Column Financial, Inc.                                 504               $11,800,000          $11,800,000
    50      Column Financial, Inc.                              38,048               $11,800,000          $11,800,000
    51      Column Financial, Inc.                              99,431               $11,500,000          $11,461,317
    52      Column Financial, Inc.                              62,200               $11,200,000          $11,200,000
    53      Column Financial, Inc.                                 194               $11,120,000          $11,120,000
    54      Column Financial, Inc.                                 185               $11,000,000          $11,000,000
    55      PNC                                                 69,517               $11,000,000          $11,000,000
    56      Column Financial, Inc.                                 438               $10,700,000          $10,700,000
    57      Column Financial, Inc.                             114,503               $10,500,000          $10,500,000
    58      Column Financial, Inc.                                 141               $10,500,000          $10,500,000
    59      Column Financial, Inc.                              60,816               $10,500,000          $10,500,000
    60      KeyBank National Association                       194,400               $10,500,000          $10,500,000
    61      Column Financial, Inc.                                 292               $10,400,000          $10,400,000
    62      Column Financial, Inc.                             110,002               $10,300,000          $10,300,000
    63      Column Financial, Inc.                             154,227               $10,200,000          $10,200,000
    64      Column Financial, Inc.                              84,874               $10,200,000          $10,177,100
    65      Column Financial, Inc.                                 150               $10,100,000          $10,100,000
    66      Column Financial, Inc.                              80,466               $10,100,000          $10,100,000
    67      Column Financial, Inc.                                  84               $5,125,000           $5,110,242
    68      Column Financial, Inc.                                  90               $5,000,000           $4,985,602
    69      Column Financial, Inc.                             102,555               $10,000,000          $9,965,954
    70      Column Financial, Inc.                                 292               $9,740,000           $9,740,000
    71      Column Financial, Inc.                                 192               $9,600,000           $9,580,155
    72      Column Financial, Inc.                              93,728               $9,400,000           $9,400,000
    73      Column Financial, Inc.                              62,583               $9,300,000           $9,300,000
    74      Column Financial, Inc.                                 261               $9,250,000           $9,250,000
    75      Column Financial, Inc.                                  99               $4,520,000           $4,499,104
    76      Column Financial, Inc.                                 110               $3,337,500           $3,322,071
    77      Column Financial, Inc.                                  57               $1,275,000           $1,269,106
    78      Column Financial, Inc.                                 240               $9,000,000           $9,000,000
    79      Column Financial, Inc.                                 294               $8,925,000           $8,925,000
    80      KeyBank National Association                        77,900               $8,925,000           $8,925,000
    81      Column Financial, Inc.                                 234               $8,725,000           $8,725,000
    82      Column Financial, Inc.                              54,437               $8,650,000           $8,633,683
    83      Column Financial, Inc.                                 112               $8,350,000           $8,350,000
    84      Column Financial, Inc.                                 125               $8,300,000           $8,287,706
    85      Column Financial, Inc.                             116,338               $8,200,000           $8,200,000
    86      Column Financial, Inc.                                 198               $8,200,000           $8,176,185
    87      Column Financial, Inc.                              36,337               $8,000,000           $8,000,000
    88      PNC                                                 34,902               $8,000,000           $8,000,000
    89      PNC                                                114,023               $8,000,000           $8,000,000
    90      PNC                                                 68,699               $7,900,000           $7,883,458
    91      Column Financial, Inc.                                 208               $7,650,000           $7,650,000
    92      Column Financial, Inc.                              76,907               $7,500,000           $7,500,000
    93      Column Financial, Inc.                                 100               $7,400,000           $7,378,216
    94      Column Financial, Inc.                                  14               $7,250,000           $7,250,000
    95      KeyBank National Association                           187               $7,205,000           $7,205,000
    96      Column Financial, Inc.                             101,900               $7,200,000           $7,200,000
    97      Column Financial, Inc.                              13,813               $4,050,000           $4,041,700
    98      Column Financial, Inc.                              12,738               $3,128,000           $3,117,896
    99      Column Financial, Inc.                                 320               $7,150,000           $7,150,000
    100     Column Financial, Inc.                              28,481               $7,125,000           $7,125,000
    101     Column Financial, Inc.                                 287               $7,100,000           $7,100,000
    102     Column Financial, Inc.                                 524               $7,100,000           $7,100,000
    103     Column Financial, Inc.                              36,136               $7,100,000           $7,100,000
    104     Column Financial, Inc.                                 290               $6,974,000           $6,966,842
    105     KeyBank National Association                        57,454               $6,800,000           $6,800,000
    106     PNC                                                 67,407               $6,800,000           $6,792,112
    107     Column Financial, Inc.                                  88               $6,810,000           $6,779,969
    108     Column Financial, Inc.                                  62               $6,600,000           $6,600,000
    109     Column Financial, Inc.                              36,074               $6,500,000           $6,500,000
    110     KeyBank National Association                       250,000               $6,457,500           $6,457,500
    111     Column Financial, Inc.                                 150               $6,450,000           $6,450,000
    112     Column Financial, Inc.                                  90               $6,405,000           $6,397,950
    113     PNC                                                107,075               $6,400,000           $6,386,311
    114     Column Financial, Inc.                                                   $6,350,000           $6,343,141
   114A                                                        112,250               $4,043,632           $4,039,264
   114B                                                        144,160               $2,306,368           $2,303,877
    115     Column Financial, Inc.                                 150               $6,225,000           $6,225,000
    116     KeyBank National Association                       155,842               $6,175,000           $6,167,649
    117     Column Financial, Inc.                                 160               $6,150,000           $6,150,000
    118     Column Financial, Inc.                                  80               $6,100,000           $6,090,585
    119     Column Financial, Inc.                              39,049               $6,030,000           $6,030,000
    120     Column Financial, Inc.                              28,822               $6,000,000           $6,000,000
    121     Column Financial, Inc.                                 268               $6,000,000           $6,000,000
    122     Column Financial, Inc.                                 124               $6,000,000           $6,000,000
    123     KeyBank National Association                        40,669               $6,000,000           $6,000,000
    124     PNC                                                 94,021               $6,000,000           $6,000,000
    125     Column Financial, Inc.                                  97               $6,000,000           $5,987,410
    126     KeyBank National Association                        14,089               $5,925,000           $5,925,000
    127     PNC                                                 51,219               $5,832,000           $5,825,360
    128     Column Financial, Inc.                                 364               $5,820,000           $5,820,000
    129     Column Financial, Inc.                                 176               $5,800,000           $5,800,000
    130     Column Financial, Inc.                              35,093               $5,720,000           $5,720,000
    131     Column Financial, Inc.                                 176               $5,650,000           $5,650,000
    132     Column Financial, Inc.                                 140               $5,600,000           $5,581,652
    133     Column Financial, Inc.                              14,652               $5,550,000           $5,550,000
    134     Column Financial, Inc.                              24,597               $5,500,000           $5,494,036
    135     Column Financial, Inc.                                 164               $5,400,000           $5,400,000
    136     PNC                                                 87,165               $5,400,000           $5,394,200
    137     Column Financial, Inc.                                  78               $5,390,000           $5,366,231
    138     Column Financial, Inc.                              45,843               $5,300,000           $5,293,966
    139     Column Financial, Inc.                                  70               $5,250,000           $5,250,000
    140     Column Financial, Inc.                              39,165               $5,200,000           $5,177,370
    141     Column Financial, Inc.                                  88               $5,190,000           $5,175,055
    142     Column Financial, Inc.                              35,558               $5,155,000           $5,144,750
    143     KeyBank National Association                            84               $5,050,000           $5,050,000
    144     Column Financial, Inc.                                  90               $5,030,000           $5,007,819
    145     Column Financial, Inc.                                  84               $4,965,000           $4,948,798
    146     Column Financial, Inc.                                  84               $4,800,000           $4,800,000
    147     Column Financial, Inc.                              33,610               $4,800,000           $4,784,809
    148     Column Financial, Inc.                                 148               $4,720,000           $4,720,000
    149     Column Financial, Inc.                              28,586               $4,720,000           $4,720,000
    150     Column Financial, Inc.                              27,400               $4,540,000           $4,540,000
    151     Column Financial, Inc.                              50,883               $4,500,000           $4,500,000
    152     Column Financial, Inc.                              50,285               $4,500,000           $4,500,000
    153     PNC                                                    101               $4,500,000           $4,500,000
    154     Column Financial, Inc.                              10,973               $4,400,000           $4,400,000
    155     Column Financial, Inc.                              38,546               $4,400,000           $4,400,000
    156     Column Financial, Inc.                              27,000               $4,380,000           $4,380,000
    157     Column Financial, Inc.                              92,257               $4,400,000           $4,370,427
    158     Column Financial, Inc.                              36,857               $4,300,000           $4,300,000
    159     Column Financial, Inc.                                                   $4,300,000           $4,295,249
   159A                                                         35,216               $1,342,067           $1,340,584
   159B                                                         26,102               $1,113,152           $1,111,922
   159C                                                         15,986                $587,996             $587,346
   159D                                                         14,910                $538,622             $538,027
   159E                                                         11,988                $412,944             $412,487
   159F                                                          7,300                $305,219             $304,882
    160     Column Financial, Inc.                              48,207               $4,300,000           $4,286,843
    161     KeyBank National Association                        22,062               $4,162,000           $4,157,367
    162     Column Financial, Inc.                              54,090               $4,100,000           $4,100,000
    163     Column Financial, Inc.                              16,071               $4,000,000           $4,000,000
    164     Column Financial, Inc.                              40,700               $3,900,000           $3,883,383
    165     KeyBank National Association                        36,900               $3,765,000           $3,761,084
    166     Column Financial, Inc.                                 102               $3,725,000           $3,725,000
    167     Column Financial, Inc.                              17,314               $3,700,000           $3,700,000
    168     Column Financial, Inc.                                 125               $3,700,000           $3,700,000
    169     Column Financial, Inc.                              20,920               $3,700,000           $3,700,000
    170     Column Financial, Inc.                              21,535               $3,700,000           $3,680,653
    171     Column Financial, Inc.                                  49               $3,625,000           $3,625,000
    172     KeyBank National Association                        95,168               $3,500,000           $3,500,000
    173     Column Financial, Inc.                              92,968               $3,500,000           $3,496,133
    174     Column Financial, Inc.                                  75               $3,500,000           $3,495,057
    175     Column Financial, Inc.                                                   $3,500,000           $3,492,995
   175A                                                         23,680               $1,421,875           $1,419,029
   175B                                                         12,000               $1,057,292           $1,055,176
   175C                                                         11,580               $1,020,833           $1,018,790
    176     Column Financial, Inc.                              44,742               $3,500,000           $3,489,238
    177     Column Financial, Inc.                              53,850               $3,440,000           $3,440,000
    178     Column Financial, Inc.                              42,731               $3,300,000           $3,289,853
    179     Column Financial, Inc.                              41,875               $2,000,000           $1,990,792
    180     Column Financial, Inc.                              47,383               $1,300,000           $1,294,015
    181     Column Financial, Inc.                                  73               $3,200,000           $3,200,000
    182     Column Financial, Inc.                              24,215               $3,200,000           $3,196,446
    183     Column Financial, Inc.                              16,115   (31)        $3,100,000           $3,093,701
    184     Column Financial, Inc.                                 103               $3,100,000           $3,090,189
    185     Column Financial, Inc.                                                   $3,000,000           $2,996,552
   185A                                                             16               $1,700,000           $1,698,046
   185B                                                             13               $1,300,000           $1,298,506
    186     Column Financial, Inc.                                  60               $2,800,000           $2,794,125
    187     Column Financial, Inc.                              11,441               $2,800,000           $2,794,036
    188     Column Financial, Inc.                              48,762               $2,760,000           $2,760,000
    189     Column Financial, Inc.                              20,400               $2,750,000           $2,741,491
    190     Column Financial, Inc.                               6,878               $2,700,000           $2,700,000
    191     Column Financial, Inc.                                  80               $2,700,000           $2,697,127
    192     Column Financial, Inc.                                 120               $2,700,000           $2,694,596
    193     Column Financial, Inc.                                 133               $2,700,000           $2,693,976
    194     Column Financial, Inc.                                  57               $2,600,000           $2,591,516
    195     Column Financial, Inc.                              11,520               $2,575,000           $2,569,790
    196     Column Financial, Inc.                                  66               $2,500,000           $2,500,000
    197     Column Financial, Inc.                              28,751               $2,450,000           $2,444,870
    198     Column Financial, Inc.                              22,713               $2,350,000           $2,347,423
    199     Column Financial, Inc.                              20,673               $2,275,436           $2,268,454
    200     Column Financial, Inc.                              23,740               $2,250,000           $2,250,000
    201     PNC                                                 41,260               $2,250,000           $2,250,000
    202     Column Financial, Inc.                              18,535               $2,185,000           $2,174,268
    203     Column Financial, Inc.                              13,476               $2,160,000           $2,157,680
    204     Column Financial, Inc.                              10,094               $2,100,000           $2,093,189
    205     Column Financial, Inc.                              24,400               $2,100,000           $2,091,825
    206     KeyBank National Association                        13,870               $2,000,000           $2,000,000
    207     Column Financial, Inc.                              13,322               $2,000,000           $1,993,799
    208     Column Financial, Inc.                                  42               $1,900,000           $1,898,083
    209     Column Financial, Inc.                               8,773               $1,880,000           $1,877,876
    210     Column Financial, Inc.                                  75               $1,868,000           $1,866,031
    211     Column Financial, Inc.                               7,231               $1,850,000           $1,850,000
    212     Column Financial, Inc.                              10,325               $1,775,000           $1,771,486
    213     Column Financial, Inc.                              15,300               $1,750,000           $1,750,000
    214     Column Financial, Inc.                              39,841               $1,750,000           $1,747,315
    215     Column Financial, Inc.                              10,601               $1,720,000           $1,714,722
    216     Column Financial, Inc.                              19,504               $1,550,000           $1,546,952
    217     Column Financial, Inc.                              16,315               $1,500,000           $1,496,879
    218     Column Financial, Inc.                              10,800               $1,500,000           $1,493,849
    219     Column Financial, Inc.                                  20               $1,450,000           $1,450,000
    220     Column Financial, Inc.                                  92               $1,350,000           $1,347,298
    221     Column Financial, Inc.                              12,344               $1,310,000           $1,304,138
    222     Column Financial, Inc.                               9,050               $1,206,000           $1,202,360
    223     Column Financial, Inc.                              12,570               $1,125,000           $1,123,805
    224     Column Financial, Inc.                              17,871               $1,125,000           $1,121,832
    225     Column Financial, Inc.                              19,780               $1,100,000           $1,098,398
    226     Column Financial, Inc.                                  22               $1,100,000           $1,097,822
    227     Column Financial, Inc.                                  42               $1,025,000           $1,022,917
    228     Column Financial, Inc.                                  20                $986,500             $982,850
    229     Column Financial, Inc.                                  34                $870,000             $868,274

                                                                             ---------------------------------------------------
Total/Weighted Average:                                                            $2,508,138,946       $2,504,593,314
                                                                             ===================================================




                            Percentage of                                                                             Occupancy
                               Initial           Maturity                  Fee/             Year           Year        Rate at
     #                      Pool Balance          Balance                Leasehold         Built        Renovated        U/W
---------------------------------------------------------------------------------------------------------------------------------
     1                          6.99%          $175,000,000                 Fee             1972           2003          94%
     2                          6.19%               $0         (13)         Fee             1954           2005          95%
     3                          6.06%          $140,809,422            Fee/Leasehold        1972           2003          94%
     4                          3.15%           $78,900,000
    4A                                          $38,200,000                 Fee             1996           N/A           92%
    4B                                          $25,962,500                 Fee             2000           N/A           98%
    4C                                          $8,200,000                  Fee             1986           2003          98%
    4D                                          $6,537,500                  Fee             1986           2003          99%
     5                          2.69%           $67,250,000                 Fee             1968           1998          93%
     6                          2.26%           $49,719,498                 Fee             2005           N/A           82%
     7                          1.89%           $47,250,000                 Fee             1984           2005          85%
     8                          1.48%           $32,903,158                 Fee             1998           N/A           94%
     9                          1.45%           $32,399,991                 Fee             1993           2001          83%
    10                          1.40%           $33,461,573                 Fee             2005           N/A           100%
    11                          1.40%           $29,295,050                 Fee             1904           2005          93%
    12                          1.09%           $25,251,801                 Fee             1979           1998          100%
    13                          1.09%           $25,236,036                 Fee             1986           1999          90%
    14                          1.07%           $24,648,319                 Fee             1985           2002          100%
    15                          1.05%           $24,327,850                 Fee             1997           N/A           99%
    16                          1.04%           $26,100,000                 Fee             1989           2000          86%
    17                          0.96%           $21,694,807                 Fee             1987           1996          97%
    18                          0.93%           $21,522,916                 Fee             2000           N/A           99%
    19                          0.92%           $19,501,715                 Fee             1964           2003          87%
    20                          0.87%           $20,035,099                 Fee             2002           N/A           100%
    21                          0.87%           $18,047,690                 Fee             2004           N/A           90%
    22                          0.84%           $18,586,618                 Fee             1997           N/A           99%
    23                          0.78%           $16,047,608                 Fee             2005           N/A           92%
    24                          0.77%           $14,811,990              Leasehold          2001           N/A           N/A
    25                          0.76%           $16,556,038                 Fee             1981           1995          100%
    26                          0.74%           $16,963,722                 Fee             1981           1992          90%
    27                          0.74%           $17,222,997                 Fee             2003           N/A           88%
    28                          0.72%           $15,681,674                 Fee             2001           2003          89%
    29                          0.72%           $18,000,000                 Fee             1973           2003          97%
    30                          0.69%           $15,891,060                 Fee             1995           1999          100%
    31                          0.67%           $14,742,970                 Fee             1986           2005          94%
    32                          0.68%           $14,826,910                 Fee             1985           N/A           94%
    33                          0.64%           $13,972,702                 Fee             1988           N/A           97%
    34                          0.63%           $14,006,074                 Fee             1999           N/A           100%
    35                          0.60%           $13,935,812                 Fee             2000           2003          94%
    36                          0.60%           $11,322,923                 Fee             1989           2004          N/A
    37                          0.60%           $12,479,011                 Fee             1998           N/A           100%
    38                          0.59%           $13,165,452                 Fee             1981           2002          94%
    39                          0.59%           $13,165,452                 Fee             1985           2005          93%
    40                          0.57%           $13,125,591                 Fee             1998           N/A           95%
    41                          0.56%           $12,490,154                 Fee             1996           N/A           93%
    42                          0.56%           $12,143,514                 Fee             1985           2005          91%
    43                          0.55%           $11,990,343                 Fee             2000           N/A           97%
    44                          0.54%           $11,446,960                 Fee             1997           N/A           100%
    45                          0.53%           $11,141,776                 Fee             1985           2002          88%
    46                          0.53%           $11,771,675                 Fee             1997           N/A           100%
    47                          0.52%           $11,342,639                 Fee             1999           2004          92%
    48                          0.48%           $9,300,766               Leasehold          2001           N/A           N/A
    49                          0.47%           $10,309,159                 Fee             1952           2000          81%
    50                          0.47%           $10,466,551                 Fee             1952           2005          100%
    51                          0.46%           $9,505,551                  Fee             1987           1997          99%
    52                          0.45%           $10,293,262                 Fee             1999           N/A           100%
    53                          0.44%           $9,705,830                  Fee             1992           N/A           100%
    54                          0.44%           $10,155,479                 Fee             2003           N/A           98%
    55                          0.44%           $9,847,894                  Fee             1987           N/A           87%
    56                          0.43%           $9,348,873                  Fee             1979           2002          90%
    57                          0.42%           $9,301,506                  Fee             1973           1998          95%
    58                          0.42%           $8,639,766                  Fee             1987           2001          N/A
    59                          0.42%           $10,500,000                 Fee             1964           1994          96%
    60                          0.42%           $8,845,528                  Fee             2005           N/A           88%
    61                          0.42%           $9,251,398                  Fee             1985           2005          91%
    62                          0.41%           $8,974,678                  Fee             1989           N/A           100%
    63                          0.41%           $9,135,552                  Fee             1983           2002          100%
    64                          0.41%           $8,380,406                  Fee             1983           2003          93%
    65                          0.40%           $8,366,150                  Fee             1990           2005          N/A
    66                          0.40%           $9,353,643                  Fee             2003           N/A           94%
    67                          0.20%           $3,938,580                  Fee             2004           N/A           N/A
    68                          0.20%           $3,842,518                  Fee             2000           N/A           N/A
    69                          0.40%           $8,249,760                  Fee             1963           2000          94%
    70                          0.39%           $8,249,050                  Fee             1976           2004          93%
    71                          0.38%           $7,987,021                  Fee             2000           N/A           91%
    72                          0.38%           $8,222,434                  Fee             1986           2004          100%
    73                          0.37%           $8,444,343                  Fee             1987           1994          98%
    74                          0.37%           $8,228,407                  Fee             1969           2004          89%
    75                          0.18%           $3,699,052                  Fee             1940           1986          98%
    76                          0.13%           $2,731,325                  Fee             1960           2004          95%
    77                          0.05%           $1,043,428                  Fee             1959           2002          100%
    78                          0.36%           $7,953,918                  Fee             1990           N/A           94%
    79                          0.36%           $7,554,376                  Fee             1978           2002          86%
    80                          0.36%           $8,925,000                  Fee             2001           N/A           100%
    81                          0.35%           $7,761,390                  Fee             1969           1990          77%
    82                          0.34%           $7,795,536                  Fee             1977           2004          89%
    83                          0.33%           $6,799,475                  Fee             1990           2005          N/A
    84                          0.33%           $6,388,975                  Fee             2001           2005          N/A
    85                          0.33%           $7,016,602                  Fee             1992           2003          95%
    86                          0.33%           $6,269,449                  Fee             2000           N/A           N/A
    87                          0.32%           $7,052,890                  Fee             1985           2003          100%
    88                          0.32%           $7,084,043                  Fee             1975           N/A           97%
    89                          0.32%           $6,817,610                  Fee             1998           2002          100%
    90                          0.31%           $6,573,999                  Fee             2002           N/A           100%
    91                          0.31%           $6,805,115                  Fee             1974           1990          99%
    92                          0.30%           $6,696,857                  Fee             1910           2005          93%
    93                          0.29%           $5,642,060                  Fee             2000           N/A           N/A
    94                          0.29%           $6,275,035                  Fee             1905           2004          93%
    95                          0.29%           $6,058,727                  Fee             1972           2005          94%
    96                          0.29%           $6,681,156                  Fee             1974           2005          95%
    97                          0.16%           $3,373,767                  Fee             2003           N/A           100%
    98                          0.12%           $2,596,112                  Fee             1999           2004          100%
    99                          0.29%           $6,273,698                  Fee             1980           2000          92%
    100                         0.28%           $6,199,038                  Fee             2003           N/A           77%
    101                         0.28%           $6,571,456                  Fee             1976           1998          94%
    102                         0.28%           $6,843,307                  Fee             1972           2002          82%
    103                         0.28%           $6,573,501                  Fee             1981           2003          100%
    104                         0.28%           $5,885,237                  Fee             1973           2003          91%
    105                         0.27%           $5,841,262                  Fee             2001           N/A           93%
    106                         0.27%           $5,624,163                  Fee             1997           N/A           95%
    107                         0.27%           $5,215,257                  Fee             2003           N/A           N/A
    108                         0.26%           $5,851,940                  Fee             2004           N/A           98%
    109                         0.26%           $6,500,000                  Fee             1986           N/A           93%
    110                         0.26%           $5,448,174                  Fee             2005           N/A           100%
    111                         0.26%           $5,737,646                  Fee             1988           2005          93%
    112                         0.26%           $5,344,446                  Fee             1961           2005          99%
    113                         0.25%           $5,308,989                  Fee             1980           2002          80%
    114                         0.25%           $5,303,295
   114A                                         $3,377,098                  Fee             1994           2001          100%
   114B                                         $1,926,197                  Fee             1986           1992          100%
    115                         0.25%           $5,537,496                  Fee             1971           2000          95%
    116                         0.25%           $5,084,244               Leasehold          1973           N/A           96%
    117                         0.25%           $5,984,672                  Fee             1965           2004          96%
    118                         0.24%           $4,651,982                  Fee             2004           N/A           N/A
    119                         0.24%           $5,107,354                  Fee             2003           N/A           100%
    120                         0.24%           $5,202,071                  Fee             1964           2001          100%
    121                         0.24%           $5,225,399                  Fee             1980           2003          95%
    122                         0.24%           $5,838,704                  Fee             1972           2003          98%
    123                         0.24%           $5,617,777                  Fee             1909           1990          92%
    124                         0.24%           $5,542,017                  Fee             1985           1999          96%
    125                         0.24%           $4,991,343                  Fee             1960           2005          100%
    126                         0.24%           $5,259,968                  Fee             1997           2005          100%
    127                         0.23%           $4,838,924                  Fee             1999           N/A           96%
    128                         0.23%           $4,926,215                  Fee             1978           2002          74%
    129                         0.23%           $5,562,689                  Fee             1983           2003          92%
    130                         0.23%           $5,109,660                  Fee             2003           N/A           92%
    131                         0.23%           $5,418,826                  Fee             1983           2003          91%
    132                         0.22%           $4,657,836                  Fee             1999           N/A           79%
    133                         0.22%           $4,933,631                  Fee             2005           N/A           100%
    134                         0.22%           $4,610,043                  Fee             2003           N/A           93%
    135                         0.22%           $4,971,830                  Fee             1967           2005          91%
    136                         0.22%           $4,523,973                  Fee             1998           2005          92%
    137                         0.21%           $4,127,787                  Fee             2003           N/A           N/A
    138                         0.21%           $4,406,837                  Fee             1980           2004          99%
    139                         0.21%           $4,835,151                  Fee             1992           2001          96%
    140                         0.21%           $4,305,411                  Fee             2005           N/A           88%
    141                         0.21%           $3,988,533                  Fee             2001           N/A           N/A
    142                         0.21%           $4,321,787                  Fee             1984           2001          100%
    143                         0.20%           $4,389,297                  Fee             2005           N/A           100%
    144                         0.20%           $3,852,091                  Fee             2000           N/A           N/A
    145                         0.20%           $4,123,554                  Fee             1973           2004          96%
    146                         0.19%           $4,084,536                  Fee             2005           N/A           88%
    147                         0.19%           $3,988,049                  Fee             1989           2000          100%
    148                         0.19%           $4,217,012                  Fee             1972           2001          95%
    149                         0.19%           $3,997,796                  Fee             2002           N/A           100%
    150                         0.18%           $3,580,945                  Fee             2004           N/A           95%
    151                         0.18%           $3,936,272                  Fee             1978           2004          100%
    152                         0.18%           $3,891,936                  Fee             2004           N/A           89%
    153                         0.18%           $3,473,676                  Fee             1997           N/A           N/A
    154                         0.18%           $3,833,843                  Fee             2002           N/A           100%
    155                         0.18%           $3,923,197                  Fee             1987           2001          90%
    156                         0.17%           $3,454,744                  Fee             2004           N/A           100%
    157                         0.17%           $4,103,933                  Fee             1980           2004          100%
    158                         0.17%           $3,671,612                  Fee             1985           N/A           100%
    159                         0.17%           $3,585,765
   159A                                         $1,119,148                  Fee             1970           N/A           100%
   159B                                          $928,257                   Fee             1982           N/A           100%
   159C                                          $490,329                   Fee             1975           2004          100%
   159D                                          $449,156                   Fee             1973           N/A           100%
   159E                                          $344,353                   Fee             1976           N/A           100%
   159F                                          $254,522                   Fee             1966           N/A           100%
    160                         0.17%           $3,252,030                  Fee             1980           1997          100%
    161                         0.17%           $3,466,357                  Fee             2004           N/A           94%
    162                         0.16%           $3,567,168                  Fee             1979           1999          100%
    163                         0.16%           $4,000,000                  Fee             1989           N/A           100%
    164                         0.16%           $3,232,468                  Fee             1986           2004          82%
    165                         0.15%           $3,170,550                  Fee             1985           N/A           98%
    166                         0.15%           $3,580,455                  Fee             1984           1990          91%
    167                         0.15%           $3,422,043                  Fee             1982           2005          98%
    168                         0.15%           $3,700,000                  Fee             1976           2004          97%
    169                         0.15%           $3,238,996                  Fee             1989           N/A           100%
    170                         0.15%           $3,069,909                  Fee             2004           N/A           100%
    171                         0.14%           $3,351,186                  Fee             1928           1995          100%
    172                         0.14%           $2,251,803                  Fee             1960           1996          85%
    173                         0.14%           $2,918,645                  Fee             1961           1999          100%
    174                         0.14%           $2,722,454                  Fee             1999           2005          N/A
    175                         0.14%           $2,931,590
   175A                                         $1,190,958                  Fee             2003           N/A           94%
   175B                                          $885,584                   Fee             2004           N/A           100%
   175C                                          $855,047                   Fee             2003           N/A           100%
    176                         0.14%           $2,933,172                  Fee             1925           1996          90%
    177                         0.14%           $3,042,994                  Fee             1989           N/A           100%
    178                         0.13%           $2,765,562                  Fee             1975           1996          94%
    179                         0.08%           $1,637,836                  Fee             1976           2004          100%
    180                         0.05%           $1,064,593                  Fee             1979           2004          100%
    181                         0.13%           $2,794,447                  Fee             1973           1997          96%
    182                         0.13%           $2,671,768                  Fee             2005           N/A           92%
    183                         0.12%           $2,590,953                  Fee             1922           1987          100%
    184                         0.12%           $2,586,753                  Fee             1984           1992          92%
    185                         0.12%           $2,479,516
   185A                                         $1,405,059                  Fee             1923           2005          100%
   185B                                         $1,074,457                  Fee             1924           2004          100%
    186                         0.11%           $2,329,293                  Fee             2002           N/A           100%
    187                         0.11%           $2,324,155                  Fee             2004           N/A           100%
    188                         0.11%           $2,418,344                  Fee             1990           N/A           95%
    189                         0.11%           $2,297,468                  Fee             2005           N/A           100%
    190                         0.11%           $2,345,314                  Fee             2005           N/A           100%
    191                         0.11%           $2,260,528                  Fee             1979           2001          95%
    192                         0.11%           $2,420,144                  Fee             1971           2001          100%
    193                         0.11%           $2,225,416                  Fee             1971           1990          94%
    194                         0.10%           $2,154,466                  Fee             1994           2000          95%
    195                         0.10%           $2,153,493                  Fee             2005           N/A           100%
    196                         0.10%           $2,314,136                  Fee             1970           N/A           98%
    197                         0.10%           $2,038,772                  Fee             1989           N/A           100%
    198                         0.09%           $1,957,748                  Fee             1980           N/A           95%
    199                         0.09%           $1,907,511                  Fee             1995           N/A           100%
    200                         0.09%           $1,937,891                  Fee             2000           N/A           100%
    201                         0.09%           $1,888,591                  Fee             1988           N/A           100%
    202                         0.09%           $1,634,033                  Fee             2004           N/A           100%
    203                         0.09%           $1,805,633                  Fee             2002           N/A           100%
    204                         0.08%           $1,745,751                  Fee             2004           N/A           100%
    205                         0.08%           $1,767,057                  Fee             2003           N/A           92%
    206                         0.08%           $1,666,354                  Fee             2004           N/A           100%
    207                         0.08%           $1,670,368                  Fee             2000           N/A           92%
    208                         0.08%           $1,607,677                  Fee             1988           2005          95%
    209                         0.07%           $1,561,845                  Fee             2003           N/A           100%
    210                         0.07%           $1,569,740                  Fee             1972           2004          95%
    211                         0.07%           $1,704,368                  Fee             1955           1990          100%
    212                         0.07%           $1,489,014                  Fee             2005           N/A           100%
    213                         0.07%           $1,624,742                  Fee             2005           N/A           91%
    214                         0.07%           $1,331,830                  Fee             1989           2001          100%
    215                         0.07%           $1,441,886                  Fee             2003           N/A           100%
    216                         0.06%           $1,301,457                  Fee             2004           N/A           100%
    217                         0.06%           $1,249,402                  Fee             1978           N/A           100%
    218                         0.06%           $1,250,355                  Fee             1975           2002          100%
    219                         0.06%           $1,264,399                  Fee             1954           1995          100%
    220                         0.05%           $1,130,755                  Fee             1953           2000          97%
    221                         0.05%            $993,329                   Fee             1986           N/A           100%
    222                         0.05%           $1,013,464                  Fee             2005           N/A           91%
    223                         0.04%            $944,224                   Fee             1984           N/A           87%
    224                         0.04%            $865,491                   Fee             1979           2003          100%
    225                         0.04%            $849,902                   Fee             1953           2005          95%
    226                         0.04%            $922,770                   Fee             1962           2000          100%
    227                         0.04%            $854,925                   Fee             1978           N/A           93%
    228                         0.04%            $835,823                   Fee             1972           2003          100%
    229                         0.03%            $729,603                   Fee             1994           N/A           94%

                          ------------------------------------                                                       ------------
Total/Weighted Average:       100.00%        $2,111,081,127                                                             94.0%
                          ====================================                                                       ============



                                                                                                        Maturity/
                 Date of                                                 Cut-off                           ARD
                Occupancy              Appraised                         Date LTV                       Date LTV
     #            Rate                 Value (2)                      Ratio (1) (3)                 Ratio (2) (3) (4)
-------------------------------------------------------------------------------------------------------------------------------
     1          10/5/2005             $280,000,000                        62.5%                           62.5%
     2          4/29/2005             $800,000,000                        19.4%            (13)           0.0%           (13)
     3          8/9/2005              $202,000,000                        75.1%                           69.7%
     4                                $102,150,000                        77.2%                           77.2%
    4A          8/23/2005             $50,700,000
    4B          8/23/2005             $32,800,000
    4C          8/23/2005             $10,400,000
    4D          8/23/2005              $8,250,000
     5          7/31/2005             $84,100,000                         80.0%                           80.0%
     6         10/18/2005             $86,000,000                         65.7%                           57.8%
     7          8/31/2005             $59,150,000                         79.9%                           79.9%
     8          9/21/2005             $46,500,000                         79.6%                           70.8%
     9          7/15/2005             $46,000,000                         79.1%                           70.4%
    10          8/25/2005             $51,800,000                         67.6%                           64.6%
    11          8/1/2005              $46,000,000                         76.0%                           63.7%
    12         10/20/2005             $34,500,000                         79.1%                           73.2%
    13          8/31/2005             $36,800,000                         74.1%                           68.6%
    14          10/1/2005             $37,500,000                         71.2%                           65.7%
    15          9/19/2005             $33,000,000                         79.7%                           73.7%
    16          7/1/2005              $44,000,000                         59.3%                           59.3%
    17          7/1/2005              $32,700,000                         73.4%                           66.3%
    18          9/1/2005              $29,000,000                         80.0%                           74.2%
    19          9/29/2005             $28,800,000                         80.0%                           67.7%
    20          7/1/2005              $32,900,000                         66.3%                           60.9%
    21          9/15/2005             $27,650,000                         78.8%                           65.3%
    22          9/30/2005             $30,500,000                         68.9%                           60.9%
    23          9/27/2005             $25,675,000                         75.8%                           62.5%
    24             N/A                $27,500,000                         70.3%                           53.9%
    25          8/1/2005              $27,850,000                         68.2%                           59.4%
    26          8/1/2005              $30,390,000                         61.2%                           55.8%
    27          8/10/2005             $23,350,000                         79.7%                           73.8%
    28          8/1/2005              $43,800,000                         41.2%                           35.8%
    29          9/1/2005              $30,000,000                         60.0%                           60.0%
    30         10/14/2005             $21,500,000                         79.9%                           73.9%
    31          8/29/2005             $21,400,000                         78.9%                           68.9%
    32          8/31/2005             $22,500,000                         75.4%                           65.9%
    33          10/1/2005             $21,850,000                         73.7%                           63.9%
    34          9/15/2005             $22,850,000                         68.9%                           61.3%
    35          8/9/2005              $18,850,000                         79.8%                           73.9%
    36             N/A                $22,000,000                         68.1%                           51.5%
    37          9/1/2005              $21,000,000                         71.3%                           59.4%
    38          9/13/2005             $18,900,000                         78.3%                           69.7%
    39          9/13/2005             $20,400,000                         72.5%                           64.5%
    40          10/7/2005             $18,525,000                         76.5%                           70.9%
    41          6/19/2005             $19,000,000                         73.9%                           65.7%
    42          9/30/2005             $20,100,000                         69.2%                           60.4%
    43         10/13/2005             $17,750,000                         77.7%                           67.6%
    44          9/1/2005              $18,560,000                         73.5%                           61.7%
    45          7/20/2005             $16,800,000                         79.2%                           66.3%
    46          10/4/2005             $20,000,000                         66.3%                           58.9%
    47          3/31/2005             $17,000,000                         76.8%                           66.7%
    48             N/A                $19,000,000                         63.2%                           49.0%
    49          7/17/2005             $15,200,000                         77.6%                           67.8%
    50          10/1/2005             $17,500,000                         67.4%                           59.8%
    51          9/1/2005              $16,800,000                         68.2%                           56.6%
    52          7/1/2005              $18,900,000                         59.3%                           54.5%
    53          5/1/2005              $13,900,000                         80.0%                           69.8%
    54          10/4/2005             $15,610,000                         70.5%                           65.1%
    55          10/1/2005             $16,850,000                         65.3%                           58.4%
    56          7/16/2005             $13,450,000                         79.6%                           69.5%
    57          8/24/2005             $14,000,000                         75.0%                           66.4%
    58             N/A                $14,000,000                         75.0%                           61.7%
    59          6/1/2005              $14,900,000                         70.5%                           70.5%
    60          11/1/2005             $13,900,000                         75.5%                           63.6%
    61          9/13/2005             $14,000,000                         74.3%                           66.1%
    62          9/13/2005             $13,050,000                         78.9%                           68.8%
    63          9/12/2005             $14,000,000                         72.9%                           65.3%
    64          7/13/2005             $12,900,000                         78.9%                           65.0%
    65             N/A                $14,500,000                         69.7%                           57.7%
    66          9/1/2005              $14,500,000                         69.7%                           64.5%
    67             N/A                 $6,900,000                         74.2%                           57.2%
    68             N/A                 $6,700,000                         74.2%                           57.2%
    69          6/30/2005             $15,000,000                         66.4%                           55.0%
    70          10/1/2005             $12,550,000                         77.6%                           65.7%
    71          8/31/2005             $13,000,000                         73.7%                           61.4%
    72          9/13/2005             $11,975,000                         78.5%                           68.7%
    73          8/31/2005             $12,100,000                         76.9%                           69.8%
    74          9/13/2005             $12,300,000                         75.2%                           66.9%
    75          9/29/2005              $5,800,000                         76.1%                           62.5%
    76          9/29/2005              $4,450,000                         76.1%                           62.5%
    77          9/29/2005              $1,700,000                         76.1%                           62.5%
    78          7/31/2005             $12,900,000                         69.8%                           61.7%
    79          9/28/2005             $11,250,000                         79.3%                           67.2%
    80          9/13/2005             $14,100,000                         63.3%                           63.3%
    81          9/13/2005             $11,000,000                         79.3%                           70.6%
    82          9/9/2005              $12,240,000                         70.5%                           63.7%
    83             N/A                $13,800,000                         60.5%                           49.3%
    84             N/A                $12,200,000                         67.9%                           52.4%
    85          8/1/2005              $10,300,000                         79.6%                           68.1%
    86             N/A                $13,650,000                         59.9%                           45.9%
    87          7/12/2005             $12,000,000                         66.7%                           58.8%
    88          9/1/2005              $12,500,000                         64.0%                           56.7%
    89          7/27/2005             $12,200,000                         65.6%                           55.9%
    90          8/31/2005             $11,500,000                         68.6%                           57.2%
    91          9/13/2005             $10,700,000                         71.5%                           63.6%
    92          9/26/2005             $11,000,000                         68.2%                           60.9%
    93             N/A                $10,800,000                         68.3%                           52.2%
    94          9/1/2005              $16,000,000                         45.3%                           39.2%
    95          10/5/2005              $9,825,000                         73.3%                           61.7%
    96          9/1/2005               $9,400,000                         76.6%                           71.1%
    97          7/6/2004               $5,170,000                         78.6%                           65.5%
    98          7/31/2004              $3,940,000                         78.6%                           65.5%
    99          10/4/2005              $8,950,000                         79.9%                           70.1%
    100        10/25/2005              $9,500,000                         75.0%                           65.3%
    101         8/20/2005              $9,000,000                         78.9%                           73.0%
    102         9/13/2005              $8,875,000                         80.0%                           77.1%
    103         7/18/2005              $8,900,000                         79.8%                           73.9%
    104         7/31/2005              $9,000,000                         77.4%                           65.4%
    105         8/5/2005               $8,500,000                         80.0%                           68.7%
    106        10/17/2005             $10,100,000                         67.2%                           55.7%
    107            N/A                 $9,600,000                         70.6%                           54.3%
    108         8/23/2005              $9,200,000                         71.7%                           63.6%
    109         8/1/2005               $9,450,000                         68.8%                           68.8%
    110         10/1/2005              $8,610,000                         75.0%                           63.3%
    111         9/13/2005              $8,100,000                         79.6%                           70.8%
    112         9/20/2005              $9,800,000                         65.3%                           54.5%
    113         9/30/2005              $8,000,000                         79.8%                           66.4%
    114                                $8,480,000                         74.8%                           62.5%
   114A         7/31/2005              $5,400,000
   114B         7/28/2005              $3,080,000
    115         9/13/2005              $7,800,000                         79.8%                           71.0%
    116        10/31/2005              $9,500,000                         64.9%                           53.5%
    117         10/6/2005              $8,100,000                         75.9%                           73.9%
    118            N/A                 $8,500,000                         71.7%                           54.7%
    119         8/1/2005               $7,600,000                         79.3%                           67.2%
    120         8/1/2005               $7,500,000                         80.0%                           69.4%
    121         9/17/2005              $7,600,000                         78.9%                           68.8%
    122         10/6/2005              $7,800,000                         76.9%                           74.9%
    123         11/1/2005              $8,100,000                         74.1%                           69.4%
    124         6/1/2005               $9,250,000                         64.9%                           59.9%
    125         7/1/2005              $13,130,000                         45.6%                           38.0%
    126         10/4/2005              $9,360,000                         63.3%                           56.2%
    127         10/6/2005              $7,290,000                         79.9%                           66.4%
    128         9/28/2005              $9,150,000                         63.6%                           53.8%
    129         9/28/2005              $7,800,000                         74.4%                           71.3%
    130         7/22/2005              $7,150,000                         80.0%                           71.5%
    131         5/9/2005               $7,100,000                         79.6%                           76.3%
    132         9/15/2005              $8,000,000                         69.8%                           58.2%
    133         9/1/2005               $6,900,000                         80.4%                           71.5%
    134         9/29/2005              $7,400,000                         74.2%                           62.3%
    135         10/1/2005              $6,800,000                         79.4%                           73.1%
    136         8/2/2005               $6,750,000                         79.9%                           67.0%
    137            N/A                 $7,200,000                         74.5%                           57.3%
    138         11/1/2005              $7,500,000                         70.6%                           58.8%
    139         8/1/2005               $7,700,000                         68.2%                           62.8%
    140         9/30/2005              $6,650,000                         77.9%                           64.7%
    141            N/A                 $6,940,000                         74.6%                           57.5%
    142         6/27/2005              $6,900,000                         74.6%                           62.6%
    143         9/21/2005              $6,450,000                         78.3%                           68.1%
    144            N/A                 $6,800,000                         73.6%                           56.6%
    145         9/22/2005              $6,650,000                         74.4%                           62.0%
    146         10/1/2005              $6,300,000                         76.2%                           64.8%
    147         7/1/2005               $6,050,000                         79.1%                           65.9%
    148         7/31/2005              $5,900,000                         80.0%                           71.5%
    149         8/1/2005               $5,900,000                         80.0%                           67.8%
    150         8/19/2005              $5,675,000                         80.0%                           63.1%
    151         9/13/2005              $5,625,000                         80.0%                           70.0%
    152         10/1/2005              $5,540,000          (27)           81.2%            (28)           70.3%
    153            N/A                 $6,800,000                         66.2%                           51.1%
    154         6/16/2005              $7,000,000                         62.9%                           54.8%
    155         9/1/2005               $5,800,000                         75.9%                           67.6%
    156         8/19/2005              $5,475,000                         80.0%                           63.1%
    157         3/18/2005              $6,650,000                         65.7%                           61.7%
    158         10/3/2005              $6,700,000                         64.2%                           54.8%
    159                                $9,580,000                         44.8%                           37.4%
   159A         8/1/2005               $2,990,000
   159B         8/1/2005               $2,480,000
   159C         8/1/2005               $1,310,000
   159D         8/1/2005               $1,200,000
   159E         8/1/2005                $920,000
   159F         8/1/2005                $680,000
    160         6/1/2005               $7,400,000                         57.9%                           43.9%
    161         10/4/2005              $5,550,000                         74.9%                           62.5%
    162         9/1/2005               $5,250,000                         78.1%                           67.9%
    163         6/22/2005              $7,300,000                         54.8%                           54.8%
    164         9/1/2005               $5,570,000                         69.7%                           58.0%
    165        10/17/2005              $5,020,000                         74.9%                           63.2%
    166         7/1/2005               $4,700,000                         79.3%                           76.2%
    167         8/1/2005               $6,200,000                         59.7%                           55.2%
    168         7/31/2005              $4,800,000                         77.1%                           77.1%
    169         9/1/2005               $5,500,000                         67.3%                           58.9%
    170         7/1/2005               $4,900,000                         75.1%                           62.7%
    171         9/15/2005              $4,600,000                         78.8%                           72.9%
    172         9/30/2005              $7,375,000                         47.5%                           30.5%
    173         8/1/2005               $7,440,000                         47.0%                           39.2%
    174            N/A                 $5,100,000                         68.5%                           53.4%
    175                                $4,800,000                         72.8%                           61.1%
   175A         7/1/2005               $1,950,000
   175B         6/30/2005              $1,450,000
   175C         7/30/2005              $1,400,000
    176         6/30/2005              $5,000,000                         69.8%                           58.7%
    177         6/1/2005               $4,800,000                         71.7%                           63.4%
    178         6/7/2005               $4,400,000                         74.8%                           62.9%
    179         9/1/2005               $7,950,000                         24.1%                           19.8%
    180         9/1/2005               $5,700,000                         24.1%                           19.8%
    181         8/8/2005               $4,300,000                         74.4%                           65.0%
    182         9/26/2005              $4,400,000                         72.6%                           60.7%
    183         7/1/2005               $4,400,000                         70.3%                           58.9%
    184         8/5/2005               $4,260,000                         72.5%                           60.7%
    185                                $4,890,000                         61.3%                           50.7%
   185A         6/1/2005               $2,750,000
   185B         6/1/2005               $2,140,000
    186         6/1/2005               $3,550,000                         78.7%                           65.6%
    187         9/30/2005              $5,380,000                         51.9%                           43.2%
    188         8/1/2005               $3,800,000                         72.6%                           63.6%
    189         9/1/2005               $3,550,000                         77.2%                           64.7%
    190         6/22/2005              $4,250,000                         63.5%                           55.2%
    191         8/20/2005              $3,430,000                         78.6%                           65.9%
    192         8/1/2005               $4,230,000                         63.7%                           57.2%
    193         8/31/2005              $4,440,000                         60.7%                           50.1%
    194         6/23/2005              $4,000,000                         64.8%                           53.9%
    195         9/9/2005               $3,400,000                         75.6%                           63.3%
    196         8/31/2005              $4,300,000                         58.1%                           53.8%
    197         8/1/2005               $4,900,000                         49.9%                           41.6%
    198         8/26/2005              $3,200,000                         73.4%                           61.2%
    199         6/1/2005               $3,100,000                         73.2%                           61.5%
    200         10/1/2005              $3,600,000                         62.5%                           53.8%
    201         8/31/2005              $4,500,000                         50.0%                           42.0%
    202         8/1/2005               $3,350,000                         64.9%                           48.8%
    203         7/5/2005               $2,700,000                         79.9%                           66.9%
    204         8/1/2005               $2,725,000                         76.8%                           64.1%
    205         5/12/2005              $3,250,000                         64.4%                           54.4%
    206        10/31/2005              $2,500,000                         80.0%                           66.7%
    207         7/26/2005              $4,100,000                         48.6%                           40.7%
    208         6/1/2005               $2,500,000                         75.9%                           64.3%
    209         7/14/2005              $2,450,000                         76.6%                           63.7%
    210         9/7/2005               $2,400,000                         77.8%                           65.4%
    211         7/31/2005              $3,650,000                         50.7%                           46.7%
    212         8/2/2005               $2,450,000                         72.3%                           60.8%
    213         6/10/2005              $2,200,000                         79.5%                           73.9%
    214         5/9/2005               $3,100,000                         56.4%                           43.0%
    215         7/13/2005              $2,150,000                         79.8%                           67.1%
    216         7/20/2005              $2,100,000                         73.7%                           62.0%
    217         7/14/2005              $4,450,000                         33.6%                           28.1%
    218         5/6/2005               $2,650,000                         56.4%                           47.2%
    219         10/5/2005              $2,390,000                         60.7%                           52.9%
    220         6/1/2005               $2,000,000                         67.4%                           56.5%
    221         7/1/2005               $1,810,000                         72.1%                           54.9%
    222         5/25/2005              $1,930,000                         62.3%                           52.5%
    223         7/28/2005              $1,500,000                         74.9%                           62.9%
    224         10/1/2005              $1,500,000                         74.8%                           57.7%
    225         10/1/2005              $1,520,000                         72.3%                           55.9%
    226         7/25/2005              $1,400,000                         78.4%                           65.9%
    227         11/1/2005              $1,300,000                         78.7%                           65.8%
    228         9/1/2005               $1,250,000                         78.6%                           66.9%
    229         5/1/2005               $1,310,000                         66.3%                           55.7%

                              -------------------------------------------------------------------------------------------
Total/Weighted Average:              $4,110,810,000                       68.8%                           64.8%
                              ===========================================================================================





                  Most Recent             Most Recent                U/W                    U/W                 U/W
     #                NOI                     NCF                    NOI                  NCF (5)            DSCR (6)
--------------------------------------------------------------------------------------------------------------------------------
     1            $10,285,995             $10,285,995            $13,870,208            $13,870,208            1.39x
     2                N/A                     N/A                $54,494,874            $54,377,182            3.94x      (13)
     3            $12,464,690             $12,464,690            $12,651,921            $12,256,200            1.21x
     4            $5,856,564              $5,606,564              $6,056,169             $5,806,169            1.49x
    4A
    4B
    4C
    4D
     5            $6,341,887              $4,983,410              $5,695,672             $5,611,424            1.58x
     6             $519,305                $519,305               $6,835,067             $6,578,005            1.67x
     7            $4,083,296              $3,323,907              $3,779,157             $3,779,157            1.53x
     8            $3,501,602              $3,501,602              $3,386,179             $3,092,399            1.27x
     9            $3,355,676              $3,049,042              $3,302,579             $2,995,945            1.23x
    10              $91,265                 $91,265               $3,246,398             $3,130,652            1.38x
    11            $2,800,847              $2,434,850              $3,792,580             $3,426,583            1.43x
    12            $2,646,226              $2,646,226              $2,442,245             $2,305,599            1.28x
    13            $2,351,269              $2,229,269              $2,719,351             $2,597,351            1.44x
    14            $2,129,763              $2,042,772              $2,214,223             $2,127,232            1.20x
    15            $1,941,332              $1,864,532              $2,186,390             $2,109,590            1.20x
    16            $2,973,476              $2,752,140              $2,767,904             $2,546,568            1.91x
    17            $2,153,643              $2,046,643              $2,277,322             $2,170,322            1.41x
    18            $1,599,531              $1,536,331              $2,058,080             $1,994,880            1.28x
    19            $2,099,229              $1,920,729              $2,181,802             $2,003,302            1.33x
    20            $1,724,346              $1,662,272              $1,766,010             $1,703,936            1.22x
    21            $1,636,565              $1,531,813              $1,893,139             $1,736,139            1.21x
    22            $1,870,224              $1,870,223              $2,002,054             $1,834,640            1.36x
    23                N/A                     N/A                 $1,654,691             $1,600,866            1.26x
    24            $2,364,443              $2,132,656              $2,292,339             $2,073,379            1.44x
    25            $1,810,840              $1,810,838              $1,778,633             $1,642,112            1.30x
    26            $1,628,628              $1,397,674              $2,026,600             $1,795,646            1.44x
    27            $1,555,989              $1,480,489              $1,696,184             $1,620,684            1.30x
    28            $2,059,113              $1,689,556              $2,106,991             $1,737,434            1.48x
    29            $1,776,303              $1,726,553              $1,756,913             $1,707,163            1.81x
    30            $1,704,784              $1,704,784              $1,466,581             $1,418,634            1.25x
    31            $1,448,824              $1,358,824              $1,474,622             $1,384,622            1.22x
    32            $1,392,324              $1,238,340              $1,473,123             $1,373,123            1.20x
    33            $1,756,536              $1,605,157              $1,599,626             $1,412,660            1.34x
    34            $1,373,747              $1,332,270              $1,513,226             $1,387,446            1.33x
    35            $1,111,746              $1,048,246              $1,348,972             $1,285,472            1.27x
    36            $2,892,697              $2,858,273              $2,574,237             $2,287,207            2.12x
    37            $1,584,922              $1,474,703              $1,671,562             $1,561,343            1.56x
    38            $1,205,983              $1,108,983              $1,333,964             $1,236,964            1.26x
    39            $1,407,557              $1,324,557              $1,475,055             $1,392,055            1.42x
    40            $1,133,968              $1,065,468              $1,233,036             $1,164,536            1.22x
    41            $1,252,332              $1,203,332              $1,207,879             $1,158,879            1.23x
    42            $1,318,028              $1,123,284              $1,207,865             $1,119,865            1.20x
    43            $1,120,551              $1,066,551              $1,214,186             $1,160,186            1.28x
    44            $1,943,888              $1,920,888              $1,544,278             $1,457,793            1.55x
    45            $1,171,835              $1,105,835              $1,186,254             $1,120,254            1.25x
    46            $1,170,834              $1,104,446              $1,087,975             $1,044,330            1.20x
    47                N/A                     N/A                 $1,122,857             $1,084,201            1.26x
    48            $1,597,140              $1,597,140              $1,485,177             $1,241,257            1.33x
    49            $1,095,340               $969,340               $1,120,748              $994,748             1.25x
    50             $993,435                $918,728               $1,041,469              $966,762             1.26x
    51            $1,122,895              $1,026,541              $1,151,848             $1,055,494            1.40x
    52             $951,694                $904,875                $915,550               $868,731             1.21x
    53            $1,034,126               $976,526               $1,000,493              $942,893             1.25x
    54             $748,692                $711,692                $972,337               $935,337             1.31x
    55             $940,888                $889,888               $1,035,542              $904,699             1.20x
    56            $1,108,985               $999,485               $1,059,480              $949,980             1.32x
    57             $974,843                $858,890               $1,079,699              $963,746             1.42x
    58            $1,720,022              $1,720,022              $1,742,994             $1,504,256            1.92x
    59             $778,720                $705,048                $869,115               $795,443             1.38x
    60             $993,005                $993,005               $1,015,968              $943,888             1.28x
    61             $914,527                $841,527                $929,366               $856,366             1.24x
    62             $975,531                $890,006               $1,006,465              $920,940             1.34x
    63             $937,908                $860,393               $1,009,558              $932,043             1.33x
    64             $783,713                $739,699                $875,846               $831,832             1.26x
    65            $1,224,085              $1,086,085              $1,265,949             $1,125,131            1.46x
    66             $754,997                $719,411                $859,849               $824,263             1.21x
    67             $705,169                $636,669                $637,012               $565,312             1.46x
    68             $655,438                $565,438                $635,966               $545,267             1.46x
    69            $1,039,987               $948,652               $1,117,431             $1,026,096            1.57x
    70             $631,209                $558,209                $858,712               $785,712             1.22x
    71             $734,690                $677,090                $884,379               $826,779             1.27x
    72             $853,544                $792,275                $854,914               $794,370             1.25x
    73             $713,196                $648,046                $936,557               $871,407             1.40x
    74             $796,209                $730,959                $851,993               $786,743             1.29x
    75                N/A                     N/A                  $382,065               $374,640             1.33x
    76             $284,770                $276,520                $308,057               $299,807             1.33x
    77             $116,459                $113,609                $101,773               $98,923              1.33x
    78             $853,182                $793,182                $923,139               $863,139             1.49x
    79             $798,446                $724,946                $826,663               $753,163             1.29x
    80            $1,228,284              $1,228,284               $901,654               $872,921             1.82x
    81             $664,782                $617,982                $738,966               $692,166             1.20x
    82             $661,189                $606,657                $914,248               $859,716             1.40x
    83            $1,175,547              $1,036,830              $1,045,917              $912,136             1.51x
    84            $1,095,501              $1,092,686               $997,082               $906,848             1.44x
    85             $717,307                $645,341                $753,600               $681,634             1.22x
    86            $1,370,996              $1,370,996              $1,276,773             $1,092,554            1.79x
    87             $761,671                $716,451                $736,877               $691,657             1.36x
    88             $679,380                $679,380                $811,552               $775,458             1.50x
    89             $881,617                $881,617                $795,927               $778,824             1.46x
    90             $506,577                $506,575                $703,787               $656,898             1.24x
    91             $688,827                $636,827                $743,750               $691,750             1.37x
    92             $918,674                $829,187                $756,144               $666,657             1.31x
    93             $976,314                $976,314                $951,332               $867,743             1.58x
    94             $405,913                $393,705                $644,926               $632,718             1.35x
    95             $747,584                $581,192                $645,572               $598,822             1.19x
    96             $679,247                $627,961                $695,032               $643,746             1.32x
    97             $362,188                $360,116                $335,997               $333,925             1.23x
    98             $285,646                $283,735                $265,285               $263,374             1.23x
    99             $588,954                $508,954                $704,566               $624,566             1.27x
    100               N/A                     N/A                  $614,261               $581,495             1.22x
    101            $710,691                $638,941                $704,787               $633,037             1.35x
    102            $678,981                $547,981                $787,232               $656,232             1.28x
    103            $619,565                $581,875                $600,243               $562,553             1.24x
    104            $716,774                $640,794                $715,157               $639,177             1.30x
    105            $622,978                $622,978                $711,920               $594,577             1.27x
    106            $681,817                $681,817                $667,630               $657,519             1.47x
    107            $945,780                $945,780                $906,590               $813,559             1.59x
    108               N/A                     N/A                  $569,247               $556,847             1.30x
    109            $616,240                $578,125                $657,159               $619,044             1.85x
    110               N/A                     N/A                  $601,653               $547,543             1.20x
    111            $606,029                $568,529                $593,461               $555,961             1.30x
    112            $448,124                $425,624                $544,009               $521,509             1.20x
    113            $565,364                $565,364                $690,323               $575,173             1.35x
    114            $704,819                $666,360                $669,051               $630,592             1.45x
   114A
   114B
    115            $388,077                $350,577                $607,408               $569,908             1.38x
    116            $840,940                $840,940                $730,529               $666,453             1.67x
    117            $606,141                $566,141                $561,664               $521,664             1.24x
    118            $893,997                $880,165                $852,298               $767,094             1.70x
    119            $568,795                $525,600                $585,324               $542,129             1.38x
    120            $498,704                $462,029                $550,426               $513,751             1.32x
    121            $554,458                $487,458                $644,138               $577,138             1.45x
    122            $565,353                $534,353                $530,298               $499,298             1.21x
    123            $673,505                $673,505                $607,931               $555,239             1.28x
    124            $450,009                $450,009                $667,974               $613,062             1.57x
    125            $777,846                $753,596                $733,385               $709,135             1.76x
    126            $529,903                $529,903                $496,239               $475,387             1.23x
    127            $533,622                $533,622                $520,654               $511,963             1.32x
    128            $561,841                $470,841                $618,478               $527,478             1.38x
    129            $598,505                $554,505                $641,196               $597,196             1.53x
    130            $574,935                $524,645                $552,768               $502,478             1.29x
    131            $530,168                $486,168                $568,656               $524,656             1.38x
    132            $597,930                $562,930                $580,638               $545,638             1.46x
    133               N/A                     N/A                  $472,293               $451,789             1.24x
    134            $680,423                $650,672                $510,146               $480,395             1.27x
    135            $397,007                $356,007                $478,581               $437,581             1.27x
    136            $340,660                $340,661                $497,257               $484,182             1.30x
    137            $753,610                $753,610                $712,368               $638,482             1.58x
    138            $577,681                $521,270                $512,631               $456,220             1.29x
    139            $581,362                $567,362                $522,345               $508,345             1.50x
    140               N/A                     N/A                  $541,152               $500,884             1.46x
    141            $714,143                $639,670                $696,344               $622,373             1.60x
    142            $461,599                $420,352                $487,167               $445,920             1.25x
    143            $490,152                $490,152                $447,130               $426,130             1.28x
    144            $683,912                $594,058                $687,808               $598,678             1.59x
    145            $508,431                $487,431                $477,456               $456,456             1.38x
    146               N/A                     N/A                  $460,195               $443,395             1.39x
    147            $500,364                $461,712                $476,690               $438,038             1.34x
    148            $472,892                $435,892                $456,076               $419,076             1.31x
    149            $470,785                $439,740                $469,620               $438,575             1.42x
    150               N/A                     N/A                  $435,110               $410,496             1.24x
    151               N/A                     N/A                  $386,360               $367,665             1.21x
    152            $390,127                $367,498                $380,070               $357,441             1.24x
    153            $776,947                $776,947                $639,072               $568,560             1.65x
    154               N/A                     N/A                  $398,203               $379,251             1.30x
    155            $431,721                $395,005                $415,427               $378,711             1.29x
    156               N/A                     N/A                  $426,139               $403,143             1.26x
    157               N/A                     N/A                  $446,125               $405,647             1.31x
    158            $567,267                $523,488                $504,974               $461,195             1.59x
    159            $663,294                $603,963                $587,243               $527,912             1.81x
   159A
   159B
   159C
   159D
   159E
   159F
    160            $473,783                $430,919                $504,476               $461,612             1.48x
    161            $308,652                $297,733                $404,662               $372,839             1.33x
    162            $504,125                $461,451                $453,337               $410,663             1.52x
    163               N/A                     N/A                  $455,113               $436,008             2.15x
    164            $449,228                $404,444                $439,455               $394,671             1.52x
    165            $372,350                $372,350                $360,635               $355,285             1.34x
    166            $352,104                $326,604                $355,384               $329,884             1.28x
    167            $336,702                $315,192                $387,021               $365,511             1.48x
    168            $369,173                $330,048                $387,029               $347,904             1.56x
    169            $404,540                $381,547                $339,315               $316,322             1.26x
    170            $291,683                $267,112                $357,192               $332,621             1.34x
    171            $322,664                $310,414                $316,912               $304,662             1.28x
    172            $560,789                $534,122                $580,822               $566,547             1.96x
    173            $488,076                $446,241                $448,719               $406,884             1.72x
    174            $460,791                $442,035                $433,143               $382,971             1.40x
    175            $412,400                $357,727                $422,351               $367,678             1.53x
   175A
   175B
   175C
    176            $404,366                $346,274                $439,652               $381,560             1.58x
    177            $306,111                $291,921                $295,440               $281,250             1.26x
    178            $370,986                $317,549                $361,397               $307,960             1.35x
    179            $341,970                $321,085                $307,988               $287,103             1.97x
    180            $180,037                $155,487                $154,822               $130,272             1.97x
    181            $265,032                $246,782                $287,351               $269,101             1.23x
    182               N/A                     N/A                  $331,999               $304,805             1.41x
    183            $306,439                $290,475                $286,204               $270,240             1.28x
    184            $274,020                $248,270                $310,812               $285,062             1.35x
    185            $276,240                $266,689                $260,768               $251,217             1.27x
   185A
   185B
    186            $274,987                $259,987                $249,383               $234,383             1.25x
    187            $284,187                $275,675                $319,264               $310,752             1.67x
    188            $311,691                $276,003                $287,091               $251,403             1.32x
    189               N/A                     N/A                  $264,568               $242,374             1.28x
    190               N/A                     N/A                  $253,982               $240,937             1.36x
    191            $286,975                $266,175                $275,962               $255,162             1.36x
    192            $243,479                $213,479                $273,513               $243,513             1.31x
    193            $355,152                $321,902                $370,077               $336,827             1.92x
    194            $244,546                $229,099                $270,251               $254,804             1.47x
    195               N/A                     N/A                  $241,804               $224,982             1.28x
    196            $332,868                $316,368                $278,171               $261,671             1.58x
    197            $390,175                $355,637                $376,295               $341,757             2.07x
    198            $213,903                $187,783                $232,748               $206,628             1.29x
    199            $224,252                $207,795                $217,805               $201,348             1.28x
    200            $200,779                $176,733                $272,004               $247,958             1.58x
    201            $241,160                $241,160                $246,983               $218,919             1.40x
    202            $208,764                $190,249                $243,367               $224,852             1.47x
    203            $215,156                $204,944                $198,461               $188,249             1.27x
    204               N/A                     N/A                  $201,923               $190,167             1.35x
    205            $233,477                $212,224                $246,475               $225,222             1.53x
    206            $208,915                $208,915                $187,968               $174,072             1.29x
    207            $251,717                $236,397                $274,965               $259,645             1.89x
    208            $163,670                $161,570                $172,633               $170,533             1.26x
    209            $138,083                $128,005                $190,825               $180,747             1.44x
    210            $231,783                $213,033                $174,904               $156,154             1.20x
    211            $209,922                $197,908                $200,571               $188,557             1.58x
    212               N/A                     N/A                  $166,839               $160,127             1.30x
    213               N/A                     N/A                  $167,027               $156,602             1.31x
    214            $235,845                $229,869                $219,166               $213,190             1.64x
    215            $174,825                $160,002                $178,833               $164,010             1.38x
    216            $208,581                $190,637                $159,731               $141,787             1.32x
    217            $303,404                $281,747                $244,581               $222,924             2.20x
    218             $74,927                 $62,507                $163,210               $150,790             1.48x
    219            $123,831                $118,831                $144,843               $139,843             1.45x
    220            $138,718                $134,118                $134,521               $129,921             1.40x
    221            $131,900                $118,938                $144,308               $131,346             1.35x
    222               N/A                     N/A                  $138,983               $127,660             1.52x
    223            $154,402                $134,838                $131,017               $111,453             1.43x
    224            $173,578                $160,174                $132,271               $118,867             1.39x
    225            $220,684                $196,677                $145,247               $121,240             1.43x
    226            $126,356                $120,856                $100,984               $95,484              1.25x
    227             $90,527                 $80,027                $100,222               $89,722              1.28x
    228            $104,196                 $99,196                $91,299                $86,299              1.22x
    229            $108,566                 $97,958                $101,747               $91,139              1.52x

                                                                                                          ----------------
Total/Weighted Average:                                                                                        1.54x
                                                                                                          ================



                                     Contractual                                                       U/W
               Engineering            Recurring             TI & LC         Contractual              Recurring
                Reserve at           Replacement           Reserve at        Recurring              Replacement         U/W
     #         Origination          Reserve/FF&E          Origination       TI & LC (7)             Reserve/FF&E       TI & LC
--------------------------------------------------------------------------------------------------------------------------------
     1              $6,400,000                 $0            $10,000,000                $0                     $0            $0
     2                      $0                 $0                     $0                $0               $117,691            $0
     3                      $0                 $0                     $0                $0                $48,597      $347,124
     4                $215,375           $257,500                     $0                $0               $250,000            $0
    4A
    4B
    4C
    4D
     5                      $0            $62,796             $5,862,034                $0                $84,249            $0
     6                      $0                 $0            $14,929,759                $0                $42,498      $214,564
     7                      $0            $45,408             $2,794,244                $0                     $0            $0
     8                      $0            $56,501               $900,000          $100,000                $56,372      $237,408
     9                      $0            $68,886               $900,000          $160,000                $68,886      $237,748
    10                      $0            $29,860             $4,200,000           $50,000                $21,069       $94,677
    11                  $2,500            $39,496                $79,180          $140,812                $39,495      $326,502
    12                      $0                 $0                     $0                $0                $35,908      $100,738
    13                 $54,000           $122,004                     $0                $0               $122,000            $0
    14                      $0                 $0                     $0                $0    (16)        $22,335       $64,656
    15                      $0            $76,800                     $0                $0                $76,800            $0
    16                $435,938            $40,175                     $0          $200,000                $40,174      $181,162
    17                $171,200           $107,000                     $0                $0               $107,000            $0
    18                      $0            $63,200                     $0                $0                $63,200            $0
    19                $143,188           $178,500                     $0                $0               $178,500            $0
    20                      $0                 $0                     $0                $0    (17)        $10,998       $51,076
    21                      $0            $78,500                     $0                $0                $78,500            $0
    22                      $0            $21,194               $492,000          $150,000                $21,193      $146,220
    23                      $0            $14,261                     $0           $30,000                $21,392       $32,433
    24                      $0               4.0%                     $0                $0               $218,960            $0
    25                      $0            $38,050               $500,000           $75,000                $38,050       $98,472
    26                $519,375            $50,938                     $0          $150,000                $50,938      $180,016
    27                      $0            $60,400                     $0                $0                $75,500            $0
    28                      $0            $42,283                     $0          $575,000    (18)        $42,283      $327,274
    29                 $30,313            $49,750                     $0                $0                $49,750            $0
    30                      $0                 $0                     $0                $0                $29,173       $18,774
    31                      $0            $90,000                     $0                $0                $90,000            $0
    32                $162,825            $99,996                     $0                $0               $100,000            $0
    33                      $0                 $0                     $0                $0                $28,685      $158,281
    34                      $0            $20,626               $400,000           $50,000                $20,626      $105,155
    35                 $33,750            $50,800                     $0                $0                $63,500            $0
    36                      $0         2 / 3 / 4%                     $0                $0               $287,030            $0
    37                      $0            $30,447                     $0           $70,000                $30,447       $79,772
    38                      $0            $77,600                     $0                $0                $97,000            $0
    39                      $0            $66,400                     $0                $0                $83,000            $0
    40                 $26,250            $54,804                     $0                $0                $68,500            $0
    41                 $15,625            $49,000                     $0                $0                $49,000            $0
    42                $142,403            $87,996                     $0                $0                $88,000            $0
    43                  $7,031            $43,200                     $0                $0                $54,000            $0
    44                      $0            $17,661                     $0           $36,000                $17,661       $68,824
    45                      $0            $66,000                     $0                $0                $66,000            $0
    46                      $0                 $0                $36,000                $0                 $3,823       $39,822
    47                      $0                 $0                     $0           $12,000                $13,782       $24,874
    48                      $0               4.0%                     $0                $0               $243,920            $0
    49                 $27,900           $126,000                     $0                $0               $126,000            $0
    50                  $3,593             $7,609                     $0           $57,072                 $7,610       $67,097
    51                      $0            $15,000                     $0           $99,996                $15,000       $81,354
    52                      $0                 $0                     $0                $0                 $9,330       $37,489
    53                      $0            $57,600                     $0                $0                $57,600            $0
    54                      $0            $37,000                     $0                $0                $37,000            $0
    55                      $0            $14,975                     $0           $75,000                $14,975       $90,559
    56                 $18,423           $109,500                     $0                $0               $109,500            $0
    57                 $15,906            $17,175                     $0           $93,320                $17,175       $98,778
    58                      $0               4.0%                     $0                $0               $238,738            $0
    59                      $0            $12,163                     $0           $61,000                $12,163       $61,509
    60                      $0            $19,440                     $0                $0                $19,440       $52,641
    61                      $0            $58,400                     $0                $0                $73,000            $0
    62                      $0                 $0                     $0                $0                $16,500       $69,025
    63                 $23,375                 $0                     $0                $0                $29,303       $48,212
    64                 $11,250            $13,020                     $0           $12,000                $12,731       $31,283
    65                $250,000               2.0% (20)                $0                $0               $140,818            $0
    66                      $0                 $0 (21)                $0           $24,000                $12,070       $23,516
    67                  $4,375               3.0%                     $0                $0                $71,700            $0
    68                      $0               3.0%                     $0                $0                $90,699            $0
    69                 $58,612                 $0                     $0                $0                $15,383       $75,952
    70                 $79,531            $73,000                     $0                $0                $73,000            $0
    71                  $3,750            $57,600                     $0                $0                $57,600            $0
    72                      $0                 $0                     $0                $0                $20,620       $39,924
    73                    $625                 $0                     $0                $0                 $9,387       $55,763
    74                      $0            $65,250                     $0                $0                $65,250            $0
    75                    $750             $7,500                     $0                $0                 $7,425            $0
    76                  $4,812             $8,175                     $0                $0                 $8,250            $0
    77                  $4,437             $2,850                     $0                $0                 $2,850            $0
    78                      $0                 $0                     $0                $0                $60,000            $0
    79                 $24,188            $91,000                     $0                $0                $73,500            $0
    80                      $0                 $0                     $0                $0                $11,685       $17,048
    81                      $0            $58,500                     $0                $0                $46,800            $0
    82                      $0             $8,199               $150,000           $36,000                 $8,166       $46,366
    83                 $35,925               1.0% (22)                $0                $0               $133,781            $0
    84                      $0               4.0%                     $0                $0                $90,234            $0
    85                      $0            $16,833                     $0           $37,920                $17,451       $54,515
    86                      $0               4.0%                     $0                $0               $184,219            $0
    87                $101,590             $7,267                $36,337           $36,337                 $7,267       $37,953
    88                 $97,075             $5,237                     $0           $24,000                 $5,235       $30,859
    89                      $0            $17,066                     $0                $0                $17,103            $0
    90                      $0            $10,350                     $0           $25,000                $10,305       $36,584
    91                      $0            $52,000                     $0                $0                $52,000            $0
    92                  $2,500             $8,400               $100,000                $0 (23)           $12,444       $77,043
    93                      $0               4.0%                     $0                $0                $83,589            $0
    94                $144,438             $3,500                     $0                $0                $12,208            $0
    95                      $0            $46,740                     $0                $0                $46,750            $0
    96                 $85,625            $15,285                     $0           $30,570                $15,285       $36,001
    97                      $0                 $0                     $0                $0                 $2,072            $0
    98                      $0                 $0                     $0                $0                 $1,911            $0
    99                 $58,750            $80,000                     $0                $0                $80,000            $0
    100                     $0             $4,272                $76,800            20,000                 $4,272       $28,494
    101                $81,200                 $0                     $0                $0                $71,750            $0
    102                     $0           $131,000                     $0                $0               $131,000            $0
    103                     $0                 $0                     $0                $0                 $5,421       $32,269
    104                $12,500            $76,040                     $0                $0                $75,980            $0
    105                $30,000            $11,496                $10,000          $120,000                $11,492      $105,125
    106                     $0            $10,111                     $0                $0                $10,111            $0
    107                     $0               3.0%                     $0                $0                $93,031            $0
    108                     $0            $12,400                     $0                $0                $12,400            $0
    109                     $0             $5,411                     $0           $30,000                 $5,411       $32,704
    110                     $0                 $0                 $2,917           $35,004                $25,000       $29,110
    111                     $0            $30,000                     $0                $0                $37,500            $0
    112                $33,266            $22,500                     $0                $0                $22,500            $0
    113                     $0                 $0               $400,000                $0                $21,404       $93,746
    114                $15,500                 $0                     $0                $0                $38,459            $0
   114A
   114B
    115                     $0            $37,500                     $0                $0                $37,500            $0
    116                     $0                 $0                     $0                $0                $23,376       $40,700
    117                $38,875            $40,000                     $0                $0                $40,000            $0
    118                     $0               1.0% (24)                $0                $0                $85,204            $0
    119                     $0             $5,857                     $0           $28,000                 $5,857       $37,338
    120                 $5,000             $5,764                     $0           $21,620                 $5,764       $30,911
    121                 $6,250            $67,000                     $0                $0                $67,000            $0
    122                $16,250            $31,000                     $0                $0                $31,000            $0
    123                     $0             $9,075                 $3,385           $40,620                 $9,075       $43,618
    124                     $0            $14,094               $100,000           $40,000                $14,103       $40,809
    125                $20,915                 $0                     $0                $0                $24,250            $0
    126                     $0                 $0                $17,000                $0                 $2,113       $18,739
    127                     $0             $8,403                     $0                $0                 $8,691            $0
    128               $293,125            $91,000                     $0                $0                $91,000            $0
    129               $156,725            $44,000                     $0                $0                $44,000            $0
    130                     $0                 $0                     $0           $50,400                 $5,264       $45,026
    131               $300,000            $44,000                     $0                $0                $44,000            $0
    132                     $0            $35,000                     $0                $0                $35,000            $0
    133                     $0             $2,184                     $0                $0                 $2,198       $18,306
    134                     $0             $2,976                     $0           $24,000                 $3,713       $26,038
    135                $31,875            $41,004                     $0                $0                $41,000            $0
    136                     $0            $13,016                     $0                $0                $13,075            $0
    137                     $0               3.0%                     $0                $0                $73,886            $0
    138                 $5,843             $8,932                     $0           $44,661                 $8,909       $47,502
    139                     $0            $13,800                     $0                $0                $14,000            $0
    140                     $0             $3,901                     $0           $29,258                 $5,875       $34,393
    141                     $0               3.0%                     $0                $0                $73,971            $0
    142                 $6,683                 $0                     $0           $35,558                 $5,689       $35,558
    143                     $0            $21,000                     $0                $0                $21,000            $0
    144                 $1,250               3.0%                     $0                $0                $89,130            $0
    145                 $1,875            $21,000                     $0                $0                $21,000            $0
    146                     $0            $16,800                     $0                $0                $16,800            $0
    147                $13,125                 $0                     $0           $33,610                 $5,042       $33,610
    148               $195,782            $37,000                     $0                $0                $37,000            $0
    149                     $0             $4,288                     $0           $24,000                 $4,288       $26,757
    150                     $0                 $0                     $0                $0    (26)         $2,740       $21,874
    151                     $0                 $0                     $0                $0                 $7,631       $11,064
    152                     $0                 $0                     $0                $0                 $7,543       $15,086
    153                     $0               4.0%                     $0                $0                $70,512            $0
    154                     $0             $1,646                     $0           $18,736                 $1,646       $17,306
    155                     $0             $6,960                $28,000           $24,000                 $6,960       $29,756
    156                     $0                 $0                     $0                $0    (29)         $2,700       $20,296
    157                $18,750                 $0                     $0                $0                 $9,226       $31,252
    158                 $7,500                 $0                     $0                $0                 $6,634       $37,145
    159                $27,875                 $0                     $0                $0                $25,880       $33,451
   159A
   159B
   159C
   159D
   159E
   159F
    160                $49,375             $7,231                     $0           $24,103                 $7,231       $35,633
    161                $79,557             $3,308                 $1,667           $20,004                 $3,308       $28,513
    162                $61,250                 $0                     $0           $20,004                 $8,114       $34,560
    163                 $1,250                 $0                $83,328                $0                 $3,184       $15,921
    164                $15,000             $6,975                     $0           $14,000                 $6,975       $37,809
    165                     $0             $5,328                     $0                $0                 $5,350            $0
    166                $61,000            $25,500                     $0                $0                $25,500            $0
    167                     $0                 $0                     $0                $0                 $2,943       $18,567
    168                $12,813            $39,125                     $0                $0                $39,125            $0
    169                     $0                 $0                $15,000           $17,135                 $5,858       $17,135
    170                     $0             $3,230                     $0           $17,659                 $3,230       $21,341
    171                     $0            $12,250                     $0                $0                $12,250            $0
    172                     $0                 $0                     $0                $0                $14,275            $0
    173                 $1,750                 $0                     $0                $0                $13,945       $27,890
    174                     $0               4.0%                     $0                $0                $50,172            $0
    175                 $1,875             $6,165                $50,000           $65,000                 $7,089       $47,584
   175A
   175B
   175C
    176                $96,250                 $0                     $0           $48,000                $10,425       $47,667
    177                     $0            $96,924               $150,000                $0    (30)         $8,078        $6,112
    178                $50,625                 $0                     $0           $48,000                 $6,750       $46,687
    179                     $0                 $0                     $0                $0                 $6,281       $14,604
    180                     $0                 $0                     $0                $0                 $7,107       $17,443
    181                $35,806            $18,250                     $0                $0                $18,250            $0
    182                     $0                 $0                     $0           $10,000                 $3,578       $23,616
    183                     $0                 $0                     $0           $12,683                 $3,281       $12,683
    184                $62,250            $25,750                     $0                $0                $25,750            $0
    185                $31,063             $9,551                     $0                $0                 $9,551            $0
   185A
   185B
    186                 $1,150            $15,000                     $0                $0                $15,000            $0
    187                     $0                 $0                     $0                $0                 $1,030        $7,482
    188                 $1,500                 $0                     $0           $30,000                $10,728       $24,960
    189                     $0             $3,060                     $0                $0                 $5,275       $16,919
    190                     $0             $1,032                     $0           $12,014                 $1,032       $12,013
    191                $45,625            $20,800                     $0                $0                $20,800            $0
    192                     $0            $30,000                     $0                $0                $30,000            $0
    193                $13,750            $33,252                     $0                $0                $33,250            $0
    194                $10,438            $15,447                     $0                $0                $15,447            $0
    195                     $0                 $0                     $0           $15,000                 $1,728       $15,094
    196                $12,531                 $0                     $0                $0                $16,500            $0
    197                     $0                 $0                     $0                $0                 $5,087       $29,451
    198                $30,733                 $0                $50,000           $22,713                 $3,407       $22,713
    199                 $3,500                 $0               $100,000           $12,636                 $4,755       $11,702
    200                     $0             $2,400                     $0           $17,700                 $3,561       $20,485
    201                     $0            $11,934                     $0            $5,000                $11,934       $16,130
    202                 $4,375                 $0                     $0           $12,000                 $2,780       $15,735
    203                     $0                 $0                $30,000           $10,008                 $2,021        $8,191
    204                     $0                 $0                     $0           $10,094                 $1,514       $10,242
    205                 $1,250                 $0                $15,000           $10,000                 $3,660       $17,593
    206                     $0                 $0                   $833           $10,000                 $2,081       $11,815
    207                     $0                 $0                     $0                $0                 $1,998       $13,322
    208                     $0                 $0                     $0                $0                 $2,100            $0
    209                     $0                 $0                     $0            $5,004                 $1,316        $8,762
    210                     $0            $18,750                     $0                $0                $18,750            $0
    211                     $0                 $0                     $0                $0                 $1,167       $10,847
    212                     $0                 $0                     $0           $10,000                 $1,549        $5,163
    213                $18,750                 $0                     $0           $17,500                 $2,295        $8,130
    214                 $1,250                 $0                     $0                $0                 $5,976            $0
    215                     $0                 $0                     $0           $12,500                 $1,590       $13,233
    216                 $2,750             $2,292                $25,000           $15,000                 $2,926       $15,018
    217                $23,750                 $0                     $0                $0                 $2,447       $19,210
    218                 $7,225                 $0                     $0           $11,000                 $1,620       $10,800
    219                     $0             $5,000                     $0                $0                 $5,000            $0
    220                $10,625             $4,600                     $0                $0                 $4,600            $0
    221                     $0                 $0                     $0           $11,110                 $1,852       $11,110
    222                     $0                 $0                $15,000           $10,000                 $1,368        $9,955
    223                     $0            $26,667                $42,000                $0                 $7,165       $12,399
    224                $32,700                 $0               $111,314                $0                 $4,468        $8,936
    225                     $0             $3,956                $20,000           $20,000                 $3,956       $20,051
    226                     $0             $5,500                     $0                $0                 $5,500            $0
    227                   $625            $10,500                     $0                $0                $10,500            $0
    228                 $1,600             $5,000                     $0                $0                 $5,000            $0
    229                   $884                 $0                     $0                $0                $10,608            $0

Total/Weighted Average:




                Tax &         Initial          Orig                 Rem.                 Orig            Rem.
              Insurance    Interest Only      Amort.               Amort.              Term to          Term to        Interest
    #        Escrows (7)        Term           Term               Term (1)           Maturity (4)  Maturity (1) (4)      Rate
---------------------------------------------------------------------------------------------------------------------------------
    1            None           120        Interest Only        Interest Only            120              119           5.643%
    2            None            0              132       (13)       125       (13)      132              125   (13)    5.909%
    3            None            0              360                  358                  60              58            5.302%
    4            Both           119        Interest Only        Interest Only            119              115           4.856%
   4A
   4B
   4C
   4D
    5            Both            60        Interest Only        Interest Only             60              54            5.200%
    6            Tax             24             360                  360                 120              118           5.690%
    7            Both            60        Interest Only        Interest Only             60              54            5.170%
    8            Both            36             360                  360                 120              119           5.220%
    9            Both            36             360                  360                 121              117           5.340%
   10            Both            84             360                  360                 120              120           5.050%
   11            Both            0              360                  359                 120              119           5.570%
   12            None            60             360                  360                 120              119           5.200%
   13            Both            60             360                  360                 120              118           5.230%
   14            None            58             360                  360                 120              118           5.270%
   15            Both            60             360                  360                 121              118           5.310%
   16            None           120        Interest Only        Interest Only            120              119           5.040%
   17            Both            48             360                  360                 120              119           4.990%
   18            Both            60             360                  360                 120              119           5.403%
   19            Both            12             360                  360                 121              119           5.160%
   20            None            58             360                  360                 120              116           4.980%
   21            Tax             0              360                  359                 120              119           5.220%
   22            Both            36             360                  360                 120              119           5.000%
   23            Both            0              360                  358                 121              119           5.100%
   24            Both            0              300                  298                 120              118           5.590%
   25            Both            24             360                  360                 120              118           5.280%
   26         Insurance          48             360                  360                 119              118           5.370%
   27            Both            60             360                  360                 121              118           5.380%
   28            Both            24             360                  360                 119              117           5.080%
   29            Both           119        Interest Only        Interest Only            119              118           5.170%
   30            None            60             360                  360                 120              119           5.200%
   31            Both            24             360                  360                 120              119           5.390%
   32            Both            24             360                  360                 120              120           5.410%
   33            Both            24             360                  360                 120              119           5.120%
   34            Both            36             360                  360                 120              119           5.220%
   35            Both            60             360                  360                 121              118           5.380%
   36            Both            0              300                  299                 120              119           5.270%
   37            Both            0              360                  358                 119              117           5.300%
   38            Both            36             360                  360                 120              119           5.235%
   39            Both            36             360                  360                 120              119           5.235%
   40            Both            60             360                  360                 121              118           5.380%
   41            Both            36             360                  360                 121              118           5.340%
   42            Both            24             360                  360                 120              119           5.380%
   43            Both            24             360                  360                 120              119           5.166%
   44            Tax             0              360                  360                 120              120           5.630%
   45            Both            0              360                  353                 120              113           5.350%
   46            Both            36             360                  360                 120              119           5.140%
   47            Both            24             360                  360                 120              119           5.180%
   48            Both            0              300                  300                 120              120           6.030%
   49            Both            24             360                  360                 120              119           5.390%
   50            Both            36             360                  360                 120              119           5.100%
   51            Both            0              360                  357                 120              117           5.170%
   52            None            58             360                  360                 120              116           4.980%
   53            Both            24             360                  360                 121              120           5.430%
   54            Both            60             360                  360                 120              116           5.070%
   55            Both            36             360                  360                 120              120           5.540%
   56            Both            24             360                  360                 120              116           5.390%
   57            Both            36             360                  360                 120              117           5.040%
   58            Both            24             300                  300                 120              118           5.620%
   59            Both           120        Interest Only        Interest Only            120              117           5.420%
   60            Both            0              360                  360                 120              120           5.780%
   61            Both            36             360                  360                 120              119           5.235%
   62            Both            24             360                  360                 120              117           5.280%
   63            Both            36             360                  360                 120              118           5.560%
   64            None            0              360                  358                 121              119           5.050%
   65            Both            24             300                  300                 120              116           5.870%
   66            Both            60             360                  360                 121              118           5.390%
   67            Both            0              300                  298                 119              117           5.680%
   68            Both            0              300                  298                 119              117           5.680%
   69            Both            0              360                  357                 120              117           5.110%
   70            Both            12             360                  360                 122              120           5.255%
   71            Both            0              360                  358                 121              119           5.440%
   72            Both            24             360                  360                 120              117           5.440%
   73            Both            48             360                  360                 121              119           5.320%
   74            Both            36             360                  360                 120              119           5.235%
   75            Both            0              360                  356                 121              117           4.930%
   76            Both            0              360                  356                 121              117           4.930%
   77            Both            0              360                  356                 121              117           4.930%
   78            Both            36             360                  360                 121              117           5.010%
   79            Both            12             360                  360                 121              119           5.160%
   80            Both           120        Interest Only        Interest Only            120              120           5.370%
   81            Both            36             360                  360                 120              119           5.235%
   82            Both            0              360                  358                  84              82            5.860%
   83            Both            24             300                  300                 121              119           5.340%
   84            Both            0              300                  299                 120              119           5.830%
   85            Both            12             360                  360                 120              119           5.480%
   86            Both            0              300                  298                 120              118           5.630%
   87            Both            36             360                  360                 121              117           4.900%
   88            Both            36             360                  360                 120              118           5.020%
   89            Both            12             360                  360                 120              118           5.330%
   90            Both            0              360                  358                 120              118           5.380%
   91            Both            36             360                  360                 120              119           5.235%
   92            Both            36             360                  360                 121              119           5.490%
   93            Both            0              300                  298                 120              118           5.550%
   94            Both            24             360                  360                 120              118           5.010%
   95            Both            0              360                  360                 120              120           5.720%
   96            Both            60             360                  360                 120              119           5.420%
   97            None            0              360                  358                 121              119           5.480%
   98            None            0              360                  357                 121              118           5.370%
   99            Both            24             360                  360                 120              119           5.570%
   100           Both            24             360                  360                 121              120           5.300%
   101           Both            60             360                  360                 120              116           5.240%
   102           Both            24             360                  360                  60              59            6.020%
   103           Both            60             360                  360                 117              114           4.950%
   104           Both            0              360                  359                 120              119           5.840%
   105           Both            12             360                  360                 120              120           5.620%
   106           Both            0              360                  359                 120              119           5.190%
   107           Both            0              300                  297                 120              117           5.680%
   108           Both            36             360                  360                 120              118           5.080%
   109           Both           120        Interest Only        Interest Only            120              117           5.080%
   110           Tax             0              360                  360                 120              120           5.830%
   111           Both            36             360                  360                 120              119           5.235%
   112           Both            0              360                  359                 120              119           5.470%
   113           Both            0              360                  358                 120              118           5.280%
   114           Both            0              360                  359                 121              120           5.570%
  114A
  114B
   115           Both            36             360                  360                 120              119           5.235%
   116           None            0              360                  359                 120              119           5.050%
   117           Both            36             360                  360                  61              54            5.550%
   118           Both            0              300                  299                 120              119           5.560%
   119           Both            12             360                  360                 120              115           5.110%
   120           None            24             360                  360                 120              117           5.080%
   121           Both            24             360                  360                 120              117           5.260%
   122           Both            36             360                  360                  61              54            5.550%
   123           Tax             0              360                  360                  60              60            6.070%
   124           Both            60             360                  360                 120              115           5.100%
   125           Both            0              360                  358                 120              118           5.370%
   126           Both            36             360                  360                 120              119           5.140%
   127           Both            0              360                  359                 120              119           5.290%
   128           Both            12             360                  360                 121              119           5.160%
   129           Both            24             360                  360                  60              56            5.400%
   130           Both            36             360                  360                 121              118           5.520%
   131           Both            24             360                  360                  60              56            5.400%
   132           Both            0              360                  357                 119              116           5.300%
   133           Both            36             360                  360                 120              118           5.200%
   134           Both            0              360                  359                 119              118           5.550%
   135           Both            60             360                  360                 120              116           4.890%
   136           Both            0              360                  359                 120              119           5.600%
   137           Both            0              300                  297                 120              117           5.680%
   138           Both            0              360                  359                 119              118           5.290%
   139           Both            60             360                  360                 121              118           5.020%
   140           Both            0              360                  356                 120              116           5.220%
   141           Both            0              300                  298                 119              117           5.680%
   142           Both            0              360                  358                 120              118           5.620%
   143           Tax             24             360                  360                 120              119           5.180%
   144           Both            0              300                  297                 120              117           5.680%
   145           Both            0              360                  357                 120              117           5.320%
   146           Both            12             360                  360                 120              119           5.280%
   147           Both            0              360                  357                 122              119           5.470%
   148           Both            36             360                  360                 120              118           5.440%
   149           Both            12             360                  360                 120              115           5.110%
   150           None            12             300                  300                 120              118           5.390%
   151           Both            24             360                  360                 120              117           5.440%
   152           Both            24             360                  360                 120              116           4.980%
   153           Both            0              300                  300                 120              120           5.910%
   154           Both            24             360                  360                 120              117           5.280%
   155           Tax             36             360                  360                 120              115           5.340%
   156           None            12             300                  300                 120              118           5.390%
   157           None            0              360                  353                  60              53            5.780%
   158           Both            12             360                  360                 120              118           5.400%
   159           None            0              360                  359                 120              119           5.450%
  159A
  159B
  159C
  159D
  159E
  159F
   160           None            0              300                  298                 120              118           5.320%
   161           Both            0              360                  359                 120              119           5.410%
   162           Both            24             360                  360                 120              117           5.220%
   163           Both           120        Interest Only        Interest Only            120              117           5.000%
   164           Both            0              360                  356                 121              117           5.320%
   165           Both            0              360                  359                 120              119           5.770%
   166           Both            24             360                  360                  60              57            5.670%
   167           Tax             60             360                  360                 121              118           5.300%
   168           Both            60        Interest Only        Interest Only             60              58            5.940%
   169           Both            24             360                  360                 120              118           5.470%
   170           Both            0              360                  355                 121              116           5.350%
   171           Both            60             360                  360                 120              116           5.160%
   172           Both            0              240                  240                 120              120           5.520%
   173           Both            0              360                  359                 120              119           5.450%
   174           Both            0              300                  299                 120              119           6.140%
   175           Both            0              360                  358                 120              118           5.590%
  175A
  175B
  175C
   176           Both            0              360                  357                 120              117           5.610%
   177           Both            36             360                  360                 121              116           5.050%
   178           Both            0              360                  357                 120              117           5.610%
   179           Both            0              360                  356                 121              117           4.950%
   180           Both            0              360                  356                 121              117           4.950%
   181           Both            24             360                  360                 122              120           5.520%
   182           Both            0              360                  359                 119              118           5.423%
   183           Both            0              360                  358                 120              118           5.520%
   184           Both            0              360                  357                 120              117           5.470%
   185           Both            0              360                  359                 121              120           5.240%
  185A
  185B
   186           Both            0              360                  358                 120              118           5.370%
   187           None            0              360                  358                 120              118           5.300%
   188           Both            24             360                  360                 121              120           5.590%
   189           Both            0              360                  357                 121              118           5.580%
   190           Both            24             360                  360                 120              115           5.150%
   191           Both            0              360                  359                 121              120           5.650%
   192           Both            0              360                  358                  84              82            5.590%
   193           None            0              360                  358                 120              118           5.080%
   194           Both            0              360                  357                 121              118           5.320%
   195           Both            0              360                  358                 120              118           5.540%
   196           Both            60             360                  360                 120              119           5.250%
   197           Both            0              360                  358                 120              118           5.380%
   198           Both            0              360                  359                 121              120           5.490%
   199           Both            0              360                  357                 120              117           5.620%
   200           Both            12             360                  360                 120              117           5.720%
   201           Both            0              360                  360                 120              120           5.660%
   202           Both            0              300                  297                 120              117           5.010%
   203           Both            0              360                  359                 121              120           5.600%
   204           Both            0              360                  357                 120              117           5.350%
   205           Both            0              360                  356                 120              116           5.740%
   206           Both            0              360                  360                 120              120           5.420%
   207           Both            0              360                  357                 121              118           5.570%
   208           Both            0              360                  359                 120              119           5.930%
   209           Both            0              360                  359                 120              119           5.330%
   210           Both            0              360                  359                 120              119           5.700%
   211           Both            60             360                  360                 121              117           5.030%
   212           Both            0              360                  358                 120              118           5.640%
   213           Both            60             360                  360                 121              119           5.550%
   214           Both            0              300                  299                 121              120           5.600%
   215           Both            0              360                  357                 120              117           5.620%
   216           Both            0              360                  358                 120              118           5.670%
   217           None            0              360                  358                 120              118           5.410%
   218           Both            0              360                  356                 121              117           5.500%
   219           Both            24             360                  360                 120              119           5.312%
   220           Both            0              360                  358                 120              118           5.590%
   221           Both            0              300                  297                 122              119           5.590%
   222           Both            0              360                  357                 120              117           5.700%
   223           Both            0              360                  359                 120              119           5.660%
   224           Both            0              300                  298                 120              118           5.810%
   225           Both            0              300                  299                 120              119           5.940%
   226           Both            0              360                  358                 120              118           5.640%
   227           Both            0              360                  358                 121              119           5.520%
   228           Both            0              360                  356                 120              116           5.970%
   229           Both            0              360                  358                 120              118           5.630%

                                                                                                                     ------------
Total/Weighted Average:                                                                                                 5.371%
                                                                                                                     ============




                                                                       First
             Interest Calculation             Monthly                 Payment        Maturity
    #       (30/360 / Actual/360)           Payment (8)                Date            Date              ARD (9)   Seasoning (1)
----------------------------------------------------------------------------------------------------------------------------------
    1             Actual/360                    $834,293            12/11/2005      11/11/2015               N/A        1
    2             Actual/360                  $1,149,727 (14)        6/11/2005       5/11/2016 (13)          N/A        7
    3             Actual/360                    $844,252             11/5/2005       10/5/2010               N/A        2
    4             Actual/360                    $323,716             9/11/2005       7/11/2015               N/A        4
   4A
   4B
   4C
   4D
    5             Actual/360                    $295,464              7/7/2005        6/7/2010               N/A        6
    6             Actual/360                    $327,568             11/1/2005       10/1/2015               N/A        2
    7             Actual/360                    $206,396              7/7/2005        6/7/2010               N/A        6
    8             Actual/360                    $203,628             12/1/2005       11/1/2015               N/A        1
    9             Actual/360                    $203,036             9/11/2005       9/11/2015               N/A        4
   10             Actual/360                    $188,959              1/1/2006       12/1/2015               N/A        0
   11             Actual/360                    $200,266            12/11/2005      11/11/2015               N/A        1
   12             Actual/360                    $149,907             12/1/2005       11/1/2015               N/A        1
   13             Actual/360                    $150,248            11/11/2005      10/11/2015               N/A        2
   14             Actual/360                    $147,769            11/11/2005      10/11/2015               N/A        2
   15             Actual/360                    $146,208            10/11/2005      10/11/2015               N/A        3
   16             Actual/360                    $111,143            12/11/2005      11/11/2015               N/A        1
   17             Actual/360                    $128,691            12/11/2005      11/11/2015               N/A        1
   18             Actual/360                    $130,319            12/11/2005      11/11/2015               N/A        1
   19             Actual/360                    $125,946            11/11/2005      11/11/2015               N/A        2
   20             Actual/360                    $116,761             9/11/2005       8/11/2015               N/A        4
   21             Actual/360                    $119,976             12/1/2005       11/1/2015               N/A        1
   22             Actual/360                    $112,733             12/1/2005       11/1/2015               N/A        1
   23             Actual/360                    $105,875            11/11/2005      11/11/2015               N/A        2
   24             Actual/360                    $120,178            11/11/2005      10/11/2015               N/A        2
   25             Actual/360                    $105,272             11/1/2005       10/1/2015               N/A        2
   26             Actual/360                    $104,153            12/11/2005      10/11/2015               N/A        1
   27             Actual/360                    $104,213            10/11/2005      10/11/2015               N/A        3
   28             Actual/360                     $97,781            11/11/2005       9/11/2015               N/A        2
   29             Actual/360                     $78,627            12/11/2005      10/11/2015               N/A        1
   30             Actual/360                     $94,337             12/1/2005       11/1/2015               N/A        1
   31             Actual/360                     $94,653            12/11/2005      11/11/2015               N/A        1
   32             Actual/360                     $95,353              1/1/2006       12/1/2015               N/A        0
   33             Actual/360                     $87,613             12/1/2005       11/1/2015               N/A        1
   34             Actual/360                     $86,680             12/1/2005       11/1/2015               N/A        1
   35             Actual/360                     $84,323            10/11/2005      10/11/2015               N/A        3
   36             Actual/360                     $90,064             12/1/2005       11/1/2015               N/A        1
   37             Actual/360                     $83,296            11/11/2005       9/11/2015               N/A        2
   38             Actual/360                     $81,589            12/11/2005      11/11/2015               N/A        1
   39             Actual/360                     $81,589            12/11/2005      11/11/2015               N/A        1
   40             Actual/360                     $79,420            10/11/2005      10/11/2015               N/A        3
   41             Actual/360                     $78,286            10/11/2005      10/11/2015               N/A        3
   42             Actual/360                     $77,896             12/1/2005       11/1/2015               N/A        1
   43             Actual/360                     $75,488            12/11/2005      11/11/2015               N/A        1
   44             Actual/360                     $78,620              1/1/2006       12/1/2015               N/A        0
   45             Actual/360                     $74,827             6/11/2005       5/11/2015               N/A        7
   46             Actual/360                     $72,321             12/1/2005       11/1/2015               N/A        1
   47             Actual/360                     $71,498            12/11/2005      11/11/2015               N/A        1
   48             Actual/360                     $77,536              1/1/2006       12/1/2015               N/A        0
   49             Actual/360                     $66,187            12/11/2005      11/11/2015               N/A        1
   50             Actual/360                     $64,068            12/11/2005      11/11/2015               N/A        1
   51             Actual/360                     $62,935            10/11/2005       9/11/2015               N/A        3
   52             Actual/360                     $59,987             9/11/2005       8/11/2015               N/A        4
   53             Actual/360                     $62,651            12/11/2005      12/11/2015               N/A        1
   54             Actual/360                     $59,522             9/11/2005       8/11/2015               N/A        4
   55             Actual/360                     $62,733              1/1/2006       12/1/2015               N/A        0
   56             Actual/360                     $60,017             9/11/2005       8/11/2015               N/A        4
   57             Actual/360                     $56,623            10/11/2005       9/11/2015               N/A        3
   58             Actual/360                     $65,234            11/11/2005      10/11/2015               N/A        2
   59             Actual/360                     $48,084            10/11/2005       9/11/2015               N/A        3
   60             Actual/360                     $61,475              1/1/2006       12/1/2015               N/A        0
   61             Actual/360                     $57,333            12/11/2005      11/11/2015               N/A        1
   62             Actual/360                     $57,069            10/11/2005       9/11/2015               N/A        3
   63             Actual/360                     $58,299            11/11/2005      10/11/2015               N/A        2
   64             Actual/360                     $55,068            11/11/2005      11/11/2015               N/A        2
   65             Actual/360                     $64,274             9/11/2005       8/11/2015               N/A        4
   66             Actual/360                     $56,652            10/11/2005      10/11/2015               N/A        3
   67             Actual/360                     $32,025            11/11/2005       9/11/2015               N/A        2
   68             Actual/360                     $31,244            11/11/2005       9/11/2015               N/A        2
   69             Actual/360                     $54,356            10/11/2005       9/11/2015               N/A        3
   70             Actual/360                     $53,815            11/11/2005      12/11/2015               N/A        2
   71             Actual/360                     $54,147            11/11/2005      11/11/2015               N/A        2
   72             Actual/360                     $53,019            10/11/2005       9/11/2015               N/A        3
   73             Actual/360                     $51,759            11/11/2005      11/11/2015               N/A        2
   74             Actual/360                     $50,993            12/11/2005      11/11/2015               N/A        1
   75             Actual/360                     $24,071             9/11/2005       9/11/2015               N/A        4
   76             Actual/360                     $17,774             9/11/2005       9/11/2015               N/A        4
   77             Actual/360                      $6,790             9/11/2005       9/11/2015               N/A        4
   78             Actual/360                     $48,369             9/11/2005       9/11/2015               N/A        4
   79             Actual/360                     $48,788            11/11/2005      11/11/2015               N/A        2
   80               30/360                    $39,939.38              1/1/2006       12/1/2015               N/A        0
   81             Actual/360                     $48,099            12/11/2005      11/11/2015               N/A        1
   82             Actual/360                     $51,085            11/11/2005      10/11/2012               N/A        2
   83             Actual/360                     $50,482            11/11/2005      11/11/2015               N/A        2
   84             Actual/360                     $52,618            12/11/2005      11/11/2015               N/A        1
   85             Actual/360                     $46,456            12/11/2005      11/11/2015               N/A        1
   86             Actual/360                     $50,994            11/11/2005      10/11/2015               N/A        2
   87             Actual/360                     $42,458             9/11/2005       9/11/2015               N/A        4
   88             Actual/360                     $43,044             11/1/2005       10/1/2015               N/A        2
   89             Actual/360                     $44,574             11/1/2005       10/1/2015               N/A        2
   90             Actual/360                     $44,262             11/1/2005       10/1/2015               N/A        2
   91             Actual/360                     $42,173            12/11/2005      11/11/2015               N/A        1
   92             Actual/360                     $42,537            11/11/2005      11/11/2015               N/A        2
   93             Actual/360                     $45,664            11/11/2005      10/11/2015               N/A        2
   94             Actual/360                     $38,964            11/11/2005      10/11/2015               N/A        2
   95             Actual/360                     $41,909              1/1/2006       12/1/2015               N/A        0
   96             Actual/360                     $40,520            12/11/2005      11/11/2015               N/A        1
   97             Actual/360                     $22,945            11/11/2005      11/11/2035        11/11/2015        2
   98             Actual/360                     $17,506            10/11/2005      10/11/2035        10/11/2015        3
   99             Actual/360                     $40,911            12/11/2005      11/11/2015               N/A        1
   100            Actual/360                     $39,565            12/11/2005      12/11/2015               N/A        1
   101            Actual/360                     $39,163             9/11/2005       8/11/2015               N/A        4
   102            Actual/360                     $42,659            12/11/2005      11/11/2010               N/A        1
   103            Actual/360                     $37,898            10/11/2005       6/11/2015               N/A        3
   104            Actual/360                     $41,098            12/11/2005      11/11/2015               N/A        1
   105            Actual/360                     $39,123              1/1/2006       12/1/2015               N/A        0
   106            Actual/360                     $37,298             12/1/2005       11/1/2015               N/A        1
   107            Actual/360                     $42,555            10/11/2005       9/11/2015               N/A        3
   108            Actual/360                     $35,754            11/11/2005      10/11/2015               N/A        2
   109            Actual/360                     $27,899            10/11/2005       9/11/2015               N/A        3
   110            Actual/360                     $38,013              1/1/2006       12/1/2035         12/1/2015        0
   111            Actual/360                     $35,557            12/11/2005      11/11/2015               N/A        1
   112            Actual/360                     $36,246            12/11/2005      11/11/2015               N/A        1
   113            Actual/360                     $35,460             11/1/2005       10/1/2015               N/A        2
   114            Actual/360                     $36,334            12/11/2005      12/11/2015               N/A        1
  114A
  114B
   115            Actual/360                     $34,317            12/11/2005      11/11/2015               N/A        1
   116            Actual/360                     $33,338             12/1/2005       11/1/2015               N/A        1
   117            Actual/360                     $35,112             6/11/2005       6/11/2010               N/A        7
   118            Actual/360                     $37,678            12/11/2005      11/11/2015               N/A        1
   119            Actual/360                     $32,777             8/11/2005       7/11/2015               N/A        5
   120            Actual/360                     $32,503            10/11/2005       9/11/2015               N/A        3
   121            Actual/360                     $33,169            10/11/2005       9/11/2015               N/A        3
   122            Actual/360                     $34,256             6/11/2005       6/11/2010               N/A        7
   123            Actual/360                     $36,244              1/1/2006       12/1/2010               N/A        0
   124            Actual/360                     $32,577              8/1/2005        7/1/2015               N/A        5
   125            Actual/360                     $33,580            11/11/2005      10/11/2015               N/A        2
   126            Actual/360                     $32,316             12/1/2005       11/1/2015               N/A        1
   127            Actual/360                     $32,349             12/1/2005       11/1/2015               N/A        1
   128            Actual/360                     $31,815            11/11/2005      11/11/2015               N/A        2
   129            Actual/360                     $32,569             9/11/2005       8/11/2010               N/A        4
   130            Actual/360                     $32,549            10/11/2005      10/11/2015               N/A        3
   131            Actual/360                     $31,726             9/11/2005       8/11/2010               N/A        4
   132            Actual/360                     $31,097            10/11/2005       8/11/2015               N/A        3
   133            Actual/360                     $30,476            11/11/2005      10/11/2015               N/A        2
   134            Actual/360                     $31,401            12/11/2005      10/11/2015               N/A        1
   135            Actual/360                     $28,626             9/11/2005       8/11/2015               N/A        4
   136            Actual/360                     $31,000             12/1/2005       11/1/2015               N/A        1
   137            Actual/360                     $33,681            10/11/2005       9/11/2015               N/A        3
   138            Actual/360                     $29,398            12/11/2005      10/11/2015               N/A        1
   139            Actual/360                     $28,247            10/11/2005      10/11/2015               N/A        3
   140            Actual/360                     $28,618             9/11/2005       8/11/2015               N/A        4
   141            Actual/360                     $32,431            11/11/2005       9/11/2015               N/A        2
   142            Actual/360                     $29,659            11/11/2005      10/11/2015               N/A        2
   143            Actual/360                     $27,668             12/1/2005       11/1/2015               N/A        1
   144            Actual/360                     $31,432            10/11/2005       9/11/2015               N/A        3
   145            Actual/360                     $27,633            10/11/2005       9/11/2015               N/A        3
   146            Actual/360                     $26,595            12/11/2005      11/11/2015               N/A        1
   147            Actual/360                     $27,164            10/11/2005      11/11/2015               N/A        3
   148            Actual/360                     $26,622            11/11/2005      10/11/2015               N/A        2
   149            Actual/360                     $25,656             8/11/2005       7/11/2015               N/A        5
   150            Actual/360                     $27,582            11/11/2005      10/11/2015               N/A        2
   151            Actual/360                     $25,381            10/11/2005       9/11/2015               N/A        3
   152            Actual/360                     $24,102             9/11/2005       8/11/2015               N/A        4
   153            Actual/360                     $28,747              1/1/2006       12/1/2015               N/A        0
   154            Actual/360                     $24,379            10/11/2005       9/11/2015               N/A        3
   155            Actual/360                     $24,543             8/11/2005       7/11/2015               N/A        5
   156            Actual/360                     $26,610            11/11/2005      10/11/2015               N/A        2
   157            Actual/360                     $25,761             6/11/2005       5/11/2010               N/A        7
   158            Actual/360                     $24,146            11/11/2005      10/11/2015               N/A        2
   159            Actual/360                     $24,280            12/11/2005      11/11/2015               N/A        1
  159A
  159B
  159C
  159D
  159E
  159F
   160            Actual/360                     $25,946            11/11/2005      10/11/2015               N/A        2
   161            Actual/360                     $23,397             12/1/2005       11/1/2015               N/A        1
   162            Actual/360                     $22,564            10/11/2005       9/11/2015               N/A        3
   163            Actual/360                     $16,898            10/11/2005       9/11/2015               N/A        3
   164            Actual/360                     $21,705             9/11/2005       9/11/2015               N/A        4
   165            Actual/360                     $22,019             12/1/2005       11/1/2015               N/A        1
   166            Actual/360                     $21,549            10/11/2005       9/11/2010               N/A        3
   167            Actual/360                     $20,546            10/11/2005      10/11/2015               N/A        3
   168            Actual/360                     $18,569            11/11/2005      10/11/2010               N/A        2
   169            Actual/360                     $20,939            11/11/2005      10/11/2015               N/A        2
   170            Actual/360                     $20,661             8/11/2005       8/11/2015               N/A        5
   171            Actual/360                     $19,816             9/11/2005       8/11/2015               N/A        4
   172            Actual/360                     $24,116              1/1/2006       12/1/2015               N/A        0
   173            Actual/360                     $19,763            12/11/2005      11/11/2015               N/A        1
   174            Actual/360                     $22,851            12/11/2005      11/11/2015               N/A        1
   175            Actual/360                     $20,071            11/11/2005      10/11/2015               N/A        2
  175A
  175B
  175C
   176            Actual/360                     $20,115            10/11/2005       9/11/2015               N/A        3
   177            Actual/360                     $18,572             8/11/2005       8/11/2015               N/A        5
   178            Actual/360                     $18,965            10/11/2005       9/11/2015               N/A        3
   179            Actual/360                     $10,675             9/11/2005       9/11/2015               N/A        4
   180            Actual/360                      $6,939             9/11/2005       9/11/2015               N/A        4
   181            Actual/360                     $18,209            11/11/2005      12/11/2015               N/A        2
   182            Actual/360                     $18,015            12/11/2005      10/11/2015               N/A        1
   183            Actual/360                     $17,640            11/11/2005      10/11/2015               N/A        2
   184            Actual/360                     $17,543            10/11/2005       9/11/2015               N/A        3
   185            Actual/360                     $16,548            12/11/2005      12/11/2015               N/A        1
  185A
  185B
   186            Actual/360                     $15,670            11/11/2005      10/11/2015               N/A        2
   187            Actual/360                     $15,549            11/11/2005      10/11/2015               N/A        2
   188            Actual/360                     $15,827            12/11/2005      12/11/2015               N/A        1
   189            Actual/360                     $15,753            10/11/2005      10/11/2015               N/A        3
   190            Actual/360                     $14,743             8/11/2005       7/11/2015               N/A        5
   191            Actual/360                     $15,585            12/11/2005      12/11/2015               N/A        1
   192            Actual/360                     $15,483            11/11/2005      10/11/2012               N/A        2
   193            Actual/360                     $14,626            11/11/2005      10/11/2015               N/A        2
   194            Actual/360                     $14,470            10/11/2005      10/11/2015               N/A        3
   195            Actual/360                     $14,685            11/11/2005      10/11/2015               N/A        2
   196            Actual/360                     $13,805            12/11/2005      11/11/2015               N/A        1
   197            Actual/360                     $13,727            11/11/2005      10/11/2015               N/A        2
   198            Actual/360                     $13,328            12/11/2005      12/11/2015               N/A        1
   199            Actual/360                     $13,092            10/11/2005       9/11/2015               N/A        3
   200            Actual/360                     $13,088            10/11/2005       9/11/2015               N/A        3
   201            Actual/360                     $13,002              1/1/2006       12/1/2015               N/A        0
   202            Actual/360                     $12,786            10/11/2005       9/11/2015               N/A        3
   203            Actual/360                     $12,400            12/11/2005      12/11/2015               N/A        1
   204            Actual/360                     $11,727            10/11/2005       9/11/2015               N/A        3
   205            Actual/360                     $12,242             9/11/2005       8/11/2015               N/A        4
   206            Actual/360                     $11,256              1/1/2006       12/1/2015               N/A        0
   207            Actual/360                     $11,444            10/11/2005      10/11/2015               N/A        3
   208            Actual/360                     $11,306            12/11/2005      11/11/2015               N/A        1
   209            Actual/360                     $10,475            12/11/2005      11/11/2015               N/A        1
   210            Actual/360                     $10,842            12/11/2005      11/11/2015               N/A        1
   211            Actual/360                      $9,965             9/11/2005       9/11/2015               N/A        4
   212            Actual/360                     $10,235            11/11/2005      10/11/2015               N/A        2
   213            Actual/360                      $9,991            11/11/2005      11/11/2015               N/A        2
   214            Actual/360                     $10,851            12/11/2005      12/11/2015               N/A        1
   215            Actual/360                      $9,896            10/11/2005       9/11/2015               N/A        3
   216            Actual/360                      $8,967            11/11/2005      10/11/2015               N/A        2
   217            Actual/360                      $8,432            11/11/2005      10/11/2015               N/A        2
   218            Actual/360                      $8,517             9/11/2005       9/11/2015               N/A        4
   219            Actual/360                      $8,063            12/11/2005      11/11/2015               N/A        1
   220            Actual/360                      $7,742            11/11/2005      10/11/2015               N/A        2
   221            Actual/360                      $8,115            10/11/2005      11/11/2015               N/A        3
   222            Actual/360                      $7,000            10/11/2005       9/11/2015               N/A        3
   223            Actual/360                      $6,501            12/11/2005      11/11/2015               N/A        1
   224            Actual/360                      $7,118            11/11/2005      10/11/2015               N/A        2
   225            Actual/360                      $7,047            12/11/2005      11/11/2015               N/A        1
   226            Actual/360                      $6,343            11/11/2005      10/11/2015               N/A        2
   227            Actual/360                      $5,833            11/11/2005      11/11/2015               N/A        2
   228            Actual/360                      $5,896             9/11/2005       8/11/2015               N/A        4
   229            Actual/360                      $5,011            11/11/2005      10/11/2015               N/A        2

                                     --------------------
Total/Weighted Average:                      $13,820,548
                                     ====================


                                                                Original        Original
                                              Original            Yield        Prepayment    Original
                                              Lockout          Maintenance      Premium        Open
          Prepayment Provision                 Period            Period          Period       Period
    #     as of Origination (10)              (Months)          (Months)        (Months)     (Months)      Defeasance (11)
--------------------------------------------------------------------------------------------------------------------------------
    1     Lock/59_0.0%/61                        59                 0              0            61              Yes
    2     Lock/131_0.0%/1                       131                 0              0             1              Yes
    3     Lock/53_0.0%/7                         53                 0              0             7              Yes
    4     Lock/113_0.0%/6                       113                 0              0             6              Yes
   4A
   4B
   4C
   4D
    5     Lock/57_0.0%/3                         57                 0              0             3              Yes
    6     Lock/116_0.0%/4                       116                 0              0             4              Yes
    7     Lock/57_0.0%/3                         57                 0              0             3              Yes
    8     Lock/116_0.0%/4                       116                 0              0             4              Yes
    9     Lock/118_0.0%/3                       118                 0              0             3              Yes
   10     Lock/113_0.0%/7                       113                 0              0             7              Yes
   11     Lock/116_0.0%/4                       116                 0              0             4              Yes
   12     Lock/117_0.0%/3                       117                 0              0             3              Yes
   13     Lock/117_0.0%/3                       117                 0              0             3              Yes
   14     Lock/117_0.0%/3                       117                 0              0             3              Yes
   15     Lock/118_0.0%/3                       118                 0              0             3              Yes
   16     Lock/117_0.0%/3                       117                 0              0             3              Yes
   17     Lock/117_0.0%/3                       117                 0              0             3              Yes
   18     Lock/114_0.0%/6                       114                 0              0             6              Yes
   19     Lock/115_0.0%/6                       115                 0              0             6              Yes
   20     Lock/117_0.0%/3                       117                 0              0             3              Yes
   21     Lock/116_0.0%/4                       116                 0              0             4              Yes
   22     Lock/116_0.0%/4                       116                 0              0             4              Yes
   23     Lock/118_0.0%/3                       118                 0              0             3              Yes
   24     Lock/117_0.0%/3                       117                 0              0             3              Yes
   25     Lock/116_0.0%/4                       116                 0              0             4              Yes
   26     Lock/116_0.0%/3                       116                 0              0             3              Yes
   27     Lock/118_0.0%/3                       118                 0              0             3              Yes
   28     Lock/116_0.0%/3                       116                 0              0             3              Yes
   29     Lock/116_0.0%/3                       116                 0              0             3              Yes
   30     Lock/117_0.0%/3                       117                 0              0             3              Yes
   31     Lock/116_0.0%/4                       116                 0              0             4              Yes
   32     Lock/117_0.0%/3                       117                 0              0             3              Yes
   33     Lock/117_0.0%/3                       117                 0              0             3              Yes
   34     Lock/116_0.0%/4                       116                 0              0             4              Yes
   35     Lock/118_0.0%/3                       118                 0              0             3              Yes
   36     Lock/113_0.0%/7                       113                 0              0             7              Yes
   37     Lock/116_0.0%/3                       116                 0              0             3              Yes
   38     Lock/117_0.0%/3              (19)     117     (19)        0              0             3              Yes
   39     Lock/117_0.0%/3              (19)     117     (19)        0              0             3              Yes
   40     Lock/118_0.0%/3                       118                 0              0             3              Yes
   41     Lock/118_0.0%/3                       118                 0              0             3              Yes
   42     Lock/117_0.0%/3                       117                 0              0             3              Yes
   43     Lock/116_0.0%/4                       116                 0              0             4              Yes
   44     Lock/116_0.0%/4                       116                 0              0             4              Yes
   45     Lock/117_0.0%/3                       117                 0              0             3              Yes
   46     Lock/116_0.0%/4                       116                 0              0             4              Yes
   47     Lock/117_0.0%/3                       117                 0              0             3              Yes
   48     Lock/117_0.0%/3                       117                 0              0             3              Yes
   49     Lock/116_0.0%/4                       116                 0              0             4              Yes
   50     Lock/117_0.0%/3                       117                 0              0             3              Yes
   51     Lock/114_0.0%/6                       114                 0              0             6              Yes
   52     Lock/117_0.0%/3                       117                 0              0             3              Yes
   53     Lock/118_0.0%/3                       118                 0              0             3              Yes
   54     Lock/114_0.0%/6                       114                 0              0             6              Yes
   55     Lock/116_0.0%/4                       116                 0              0             4              Yes
   56     Lock/117_0.0%/3                       117                 0              0             3              Yes
   57     Lock/117_0.0%/3                       117                 0              0             3              Yes
   58     Lock/117_0.0%/3                       117                 0              0             3              Yes
   59     Lock/117_0.0%/3                       117                 0              0             3              Yes
   60     Lock/117_0.0%/3                       117                 0              0             3              Yes
   61     Lock/117_0.0%/3              (19)     117     (19)        0              0             3              Yes
   62     Lock/114_0.0%/6                       114                 0              0             6              Yes
   63     Lock/117_0.0%/3                       117                 0              0             3              Yes
   64     Lock/118_0.0%/3                       118                 0              0             3              Yes
   65     Lock/117_0.0%/3                       117                 0              0             3              Yes
   66     Lock/118_0.0%/3                       118                 0              0             3              Yes
   67     Lock/116_0.0%/3                       116                 0              0             3              Yes
   68     Lock/116_0.0%/3                       116                 0              0             3              Yes
   69     Lock/117_0.0%/3                       117                 0              0             3              Yes
   70     Lock/116_0.0%/6                       116                 0              0             6              Yes
   71     Lock/118_0.0%/3                       118                 0              0             3              Yes
   72     Lock/114_0.0%/6                       114                 0              0             6              Yes
   73     Lock/115_0.0%/6                       115                 0              0             6              Yes
   74     Lock/117_0.0%/3              (19)     117     (19)        0              0             3              Yes
   75     Lock/118_0.0%/3                       118                 0              0             3              Yes
   76     Lock/118_0.0%/3                       118                 0              0             3              Yes
   77     Lock/118_0.0%/3                       118                 0              0             3              Yes
   78     Lock/117_0.0%/4                       117                 0              0             4              Yes
   79     Lock/115_0.0%/6                       115                 0              0             6              Yes
   80     Lock/117_0.0%/3                       117                 0              0             3              Yes
   81     Lock/117_0.0%/3              (19)     117     (19)        0              0             3              Yes
   82     Lock/81_0.0%/3                         81                 0              0             3              Yes
   83     Lock/118_0.0%/3                       118                 0              0             3              Yes
   84     Lock/117_0.0%/3                       117                 0              0             3              Yes
   85     Lock/117_0.0%/3                       117                 0              0             3              Yes
   86     Lock/117_0.0%/3                       117                 0              0             3              Yes
   87     Lock/118_0.0%/3                       118                 0              0             3              Yes
   88     Lock/116_0.0%/4                       116                 0              0             4              Yes
   89     Lock/116_0.0%/4                       116                 0              0             4              Yes
   90     Lock/35_YM1/82_0.0%/3                  35                82              0             3              No
   91     Lock/117_0.0%/3              (19)     117     (19)        0              0             3              Yes
   92     Lock/118_0.0%/3                       118                 0              0             3              Yes
   93     Lock/117_0.0%/3                       117                 0              0             3              Yes
   94     Lock/116_0.0%/4                       116                 0              0             4              Yes
   95     Lock/117_0.0%/3                       117                 0              0             3              Yes
   96     Lock/117_0.0%/3                       117                 0              0             3              Yes
   97     Lock/115_0.0%/6                       115                 0              0             6              Yes
   98     Lock/115_0.0%/6                       115                 0              0             6              Yes
   99     Lock/117_0.0%/3                       117                 0              0             3              Yes
   100    Lock/118_0.0%/3                       118                 0              0             3              Yes
   101    Lock/117_0.0%/3                       117                 0              0             3              Yes
   102    Lock/57_0.0%/3                         57                 0              0             3              Yes
   103    Lock/114_0.0%/3                       114                 0              0             3              Yes
   104    Lock/114_0.0%/6                       114                 0              0             6              Yes
   105    Lock/117_0.0%/3                       117                 0              0             3              Yes
   106    Lock/113_0.0%/7                       113                 0              0             7              Yes
   107    Lock/117_0.0%/3                       117                 0              0             3              Yes
   108    Lock/117_0.0%/3                       117                 0              0             3              Yes
   109    Lock/117_0.0%/3                       117                 0              0             3              Yes
   110    Lock/116_0.0%/4                       116                 0              0             4              Yes
   111    Lock/117_0.0%/3              (19)     117     (19)        0              0             3              Yes
   112    Lock/117_0.0%/3                       117                 0              0             3              Yes
   113    Lock/59_YM1/58_0.0%/3                  59                58              0             3              No
   114    Lock/115_0.0%/6                       115                 0              0             6              Yes
  114A
  114B
   115    Lock/117_0.0%/3              (19)     117     (19)        0              0             3              Yes
   116    Lock/116_0.0%/4                       116                 0              0             4              Yes
   117    Lock/58_0.0%/3                         58                 0              0             3              Yes
   118    Lock/117_0.0%/3                       117                 0              0             3              Yes
   119    Lock/117_0.0%/3                       117                 0              0             3              Yes
   120    Lock/116_0.0%/4                       116                 0              0             4              Yes
   121    Lock/117_0.0%/3                       117                 0              0             3              Yes
   122    Lock/58_0.0%/3                         58                 0              0             3              Yes
   123    Lock/57_0.0%/3                         57                 0              0             3              Yes
   124    Lock/35_YM1/81_0.0%/4                  35                81              0             4              No
   125    Lock/114_0.0%/6                       114                 0              0             6              Yes
   126    Lock/116_0.0%/4                       116                 0              0             4              Yes
   127    Lock/113_0.0%/7                       113                 0              0             7              Yes
   128    Lock/115_0.0%/6                       115                 0              0             6              Yes
   129    Lock/54_0.0%/6                         54                 0              0             6              Yes
   130    Lock/115_0.0%/6                       115                 0              0             6              Yes
   131    Lock/54_0.0%/6                         54                 0              0             6              Yes
   132    Lock/116_0.0%/3                       116                 0              0             3              Yes
   133    Lock/117_0.0%/3                       117                 0              0             3              Yes
   134    Lock/116_0.0%/3                       116                 0              0             3              Yes
   135    Lock/117_0.0%/3                       117                 0              0             3              Yes
   136    Lock/113_0.0%/7                       113                 0              0             7              Yes
   137    Lock/117_0.0%/3                       117                 0              0             3              Yes
   138    Lock/116_0.0%/3                       116                 0              0             3              Yes
   139    Lock/118_0.0%/3                       118                 0              0             3              Yes
   140    Lock/117_0.0%/3                       117                 0              0             3              Yes
   141    Lock/116_0.0%/3                       116                 0              0             3              Yes
   142    Lock/114_0.0%/6                       114                 0              0             6              Yes
   143    Lock/117_0.0%/3                       117                 0              0             3              Yes
   144    Lock/117_0.0%/3                       117                 0              0             3              Yes
   145    Lock/117_0.0%/3                       117                 0              0             3              Yes
   146    Lock/117_0.0%/3                       117                 0              0             3              Yes
   147    Lock/116_0.0%/6                       116                 0              0             6              Yes
   148    Lock/117_0.0%/3                       117                 0              0             3              Yes
   149    Lock/117_0.0%/3                       117                 0              0             3              Yes
   150    Lock/117_0.0%/3                       117                 0              0             3              Yes
   151    Lock/114_0.0%/6                       114                 0              0             6              Yes
   152    Lock/117_0.0%/3                       117                 0              0             3              Yes
   153    Lock/113_0.0%/7                       113                 0              0             7              Yes
   154    Lock/117_0.0%/3                       117                 0              0             3              Yes
   155    Lock/117_0.0%/3                       117                 0              0             3              Yes
   156    Lock/117_0.0%/3                       117                 0              0             3              Yes
   157    Lock/57_0.0%/3                         57                 0              0             3              Yes
   158    Lock/117_0.0%/3                       117                 0              0             3              Yes
   159    Lock/114_0.0%/6                       114                 0              0             6              Yes
  159A
  159B
  159C
  159D
  159E
  159F
   160    Lock/117_0.0%/3                       117                 0              0             3              Yes
   161    Lock/117_0.0%/3                       117                 0              0             3              Yes
   162    Lock/39_YM1/77_0.0%/4                  39                77              0             4              No
   163    Lock/114_0.0%/6                       114                 0              0             6              Yes
   164    Lock/118_0.0%/3                       118                 0              0             3              Yes
   165    Lock/117_0.0%/3                       117                 0              0             3              Yes
   166    Lock/57_0.0%/3                         57                 0              0             3              Yes
   167    Lock/118_0.0%/3                       118                 0              0             3              Yes
   168    Lock/54_0.0%/6                         54                 0              0             6              Yes
   169    Lock/114_0.0%/6                       114                 0              0             6              Yes
   170    Lock/118_0.0%/3                       118                 0              0             3              Yes
   171    Lock/117_0.0%/3                       117                 0              0             3              Yes
   172    Lock/117_0.0%/3                       117                 0              0             3              Yes
   173    Lock/114_0.0%/6                       114                 0              0             6              Yes
   174    Lock/117_0.0%/3                       117                 0              0             3              Yes
   175    Lock/114_0.0%/6                       114                 0              0             6              Yes
  175A
  175B
  175C
   176    Lock/84_0.0%/36                        84                 0              0            36              Yes
   177    Lock/118_0.0%/3                       118                 0              0             3              Yes
   178    Lock/84_0.0%/36                        84                 0              0            36              Yes
   179    Lock/118_0.0%/3                       118                 0              0             3              Yes
   180    Lock/118_0.0%/3                       118                 0              0             3              Yes
   181    Lock/116_0.0%/6                       116                 0              0             6              Yes
   182    Lock/113_0.0%/6                       113                 0              0             6              Yes
   183    Lock/114_0.0%/6                       114                 0              0             6              Yes
   184    Lock/117_0.0%/3                       117                 0              0             3              Yes
   185    Lock/115_0.0%/6                       115                 0              0             6              Yes
  185A
  185B
   186    Lock/114_0.0%/6                       114                 0              0             6              Yes
   187    Lock/117_0.0%/3                       117                 0              0             3              Yes
   188    Lock/115_0.0%/6                       115                 0              0             6              Yes
   189    Lock/118_0.0%/3                       118                 0              0             3              Yes
   190    Lock/117_0.0%/3                       117                 0              0             3              Yes
   191    Lock/118_0.0%/3                       118                 0              0             3              Yes
   192    Lock/81_0.0%/3                         81                 0              0             3              Yes
   193    Lock/117_0.0%/3                       117                 0              0             3              Yes
   194    Lock/115_0.0%/6                       115                 0              0             6              Yes
   195    Lock/117_0.0%/3                       117                 0              0             3              Yes
   196    Lock/114_0.0%/6                       114                 0              0             6              Yes
   197    Lock/117_0.0%/3                       117                 0              0             3              Yes
   198    Lock/115_0.0%/6                       115                 0              0             6              Yes
   199    Lock/114_0.0%/6                       114                 0              0             6              Yes
   200    Lock/117_0.0%/3                       117                 0              0             3              Yes
   201    Lock/113_0.0%/7                       113                 0              0             7              Yes
   202    Lock/117_0.0%/3                       117                 0              0             3              Yes
   203    Lock/115_0.0%/6                       115                 0              0             6              Yes
   204    Lock/117_0.0%/3                       117                 0              0             3              Yes
   205    Lock/114_0.0%/6                       114                 0              0             6              Yes
   206    Lock/117_0.0%/3                       117                 0              0             3              Yes
   207    Lock/115_0.0%/6                       115                 0              0             6              Yes
   208    Lock/114_0.0%/6                       114                 0              0             6              Yes
   209    Lock/114_0.0%/6                       114                 0              0             6              Yes
   210    Lock/114_0.0%/6                       114                 0              0             6              Yes
   211    Lock/118_0.0%/3                       118                 0              0             3              Yes
   212    Lock/114_0.0%/6                       114                 0              0             6              Yes
   213    Lock/115_0.0%/6                       115                 0              0             6              Yes
   214    Lock/115_0.0%/6                       115                 0              0             6              Yes
   215    Lock/39_YM1/77_0.0%/4                  39                77              0             4              No
   216    Lock/114_0.0%/6                       114                 0              0             6              Yes
   217    Lock/114_0.0%/6                       114                 0              0             6              Yes
   218    Lock/115_0.0%/6                       115                 0              0             6              Yes
   219    Lock/114_0.0%/6                       114                 0              0             6              Yes
   220    Lock/114_0.0%/6                       114                 0              0             6              Yes
   221    Lock/116_0.0%/6                       116                 0              0             6              Yes
   222    Lock/114_0.0%/6                       114                 0              0             6              Yes
   223    Lock/114_0.0%/6                       114                 0              0             6              Yes
   224    Lock/114_0.0%/6                       114                 0              0             6              Yes
   225    Lock/114_0.0%/6                       114                 0              0             6              Yes
   226    Lock/114_0.0%/6                       114                 0              0             6              Yes
   227    Lock/115_0.0%/6                       115                 0              0             6              Yes
   228    Lock/114_0.0%/6                       114                 0              0             6              Yes
   229    Lock/114_0.0%/6                       114                 0              0             6              Yes

Total/Weighted Average:



                                Yield        Prepayment                      Servicing
              Lockout        Maintenance      Premium          Yield            and                 Utilities
             Expiration      Expiration      Expiration     Maintenance       Trustee           Multifamily Tenant
    #           Date            Date            Date          Spread           Fees                    Pays
-------------------------------------------------------------------------------------------------------------------------
    1        11/11/2010          N/A            N/A             N/A          0.020970%                 N/A
    2        5/11/2016           N/A            N/A             N/A          0.020970%                 N/A
    3         4/5/2010           N/A            N/A             N/A          0.020970%                 N/A
    4        2/11/2015           N/A            N/A             N/A          0.020970%
   4A                                                                                             Electric/Water
   4B                                                                                             Electric/Water
   4C                                                                                             Electric/Water
   4D                                                                                             Electric/Water
    5         4/7/2010           N/A            N/A             N/A          0.030970%                 N/A
    6         7/1/2015           N/A            N/A             N/A          0.060970%                 N/A
    7         4/7/2010           N/A            N/A             N/A          0.030970%                 N/A
    8         8/1/2015           N/A            N/A             N/A          0.060970%                 N/A
    9        7/11/2015           N/A            N/A             N/A          0.070970%                 N/A
   10         6/1/2015           N/A            N/A             N/A          0.060970%                 N/A
   11        8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   12         9/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   13        8/11/2015           N/A            N/A             N/A          0.020970%       Electric/Gas/Water/Sewer
   14        8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   15        8/11/2015           N/A            N/A             N/A          0.020970%            Electric/Water
   16        9/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   17        9/11/2015           N/A            N/A             N/A          0.020970%                Water
   18        6/11/2015           N/A            N/A             N/A          0.020970%         Electric/Water/Sewer
   19        6/11/2015           N/A            N/A             N/A          0.020970%         Electric/Water/Sewer
   20        6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   21         8/1/2015           N/A            N/A             N/A          0.060970%                Water
   22         8/1/2015           N/A            N/A             N/A          0.040970%                 N/A
   23        9/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   24        8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   25         7/1/2015           N/A            N/A             N/A          0.070970%                 N/A
   26        8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   27        8/11/2015           N/A            N/A             N/A          0.020970%               Electric
   28        7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   29        8/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   30         9/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   31        8/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   32        10/1/2015           N/A            N/A             N/A          0.080970%         Electric/Water/Sewer
   33         9/1/2015           N/A            N/A             N/A          0.100970%                 N/A
   34         8/1/2015           N/A            N/A             N/A          0.060970%                 N/A
   35        8/11/2015           N/A            N/A             N/A          0.020970%               Electric
   36         5/1/2015           N/A            N/A             N/A          0.040970%                 N/A
   37        7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   38        9/11/2015           N/A            N/A             N/A          0.050970%       Electric/Gas/Water/Sewer
   39        9/11/2015           N/A            N/A             N/A          0.050970%            Electric/Water
   40        8/11/2015           N/A            N/A             N/A          0.020970%               Electric
   41        8/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   42         9/1/2015           N/A            N/A             N/A          0.080970%             Water/Sewer
   43        8/11/2015           N/A            N/A             N/A          0.020970%               Electric
   44         9/1/2015           N/A            N/A             N/A          0.070970%                 N/A
   45        3/11/2015           N/A            N/A             N/A          0.020970%            Electric/Water
   46         8/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   47        9/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   48        10/1/2015           N/A            N/A             N/A          0.090970%                 N/A
   49        8/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   50        9/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   51        4/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   52        6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   53        10/11/2015          N/A            N/A             N/A          0.020970%             Electric/Gas
   54        3/11/2015           N/A            N/A             N/A          0.020970%         Electric/Water/Sewer
   55         9/1/2015           N/A            N/A             N/A          0.040970%                 N/A
   56        6/11/2015           N/A            N/A             N/A          0.020970%         Electric/Water/Sewer
   57        7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   58        8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   59        7/11/2015           N/A            N/A             N/A          0.080970%                 N/A
   60        10/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   61        9/11/2015           N/A            N/A             N/A          0.050970%             Electric/Gas
   62        4/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   63        8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   64        9/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   65        6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   66        8/11/2015           N/A            N/A             N/A          0.030970%                 N/A
   67        7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   68        7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   69        7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   70        7/11/2015           N/A            N/A             N/A          0.020970%         Electric/Water/Sewer
   71        9/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   72        4/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   73        6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   74        9/11/2015           N/A            N/A             N/A          0.050970%       Electric/Gas/Water/Sewer
   75        7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   76        7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   77        7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   78        6/11/2015           N/A            N/A             N/A          0.020970%       Electric/Gas/Water/Sewer
   79        6/11/2015           N/A            N/A             N/A          0.020970%         Electric/Water/Sewer
   80        10/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   81        9/11/2015           N/A            N/A             N/A          0.050970%               Electric
   82        8/11/2012           N/A            N/A             N/A          0.020970%                 N/A
   83        9/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   84        9/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   85        9/11/2015           N/A            N/A             N/A          0.110970%                 N/A
   86        8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   87        7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   88         7/1/2015           N/A            N/A             N/A          0.070970%                 N/A
   89         7/1/2015           N/A            N/A             N/A          0.040970%                 N/A
   90        10/1/2008        8/1/2015          N/A           T-Flat         0.090970%                 N/A
   91        9/11/2015           N/A            N/A             N/A          0.050970%       Electric/Gas/Water/Sewer
   92        9/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   93        8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   94        7/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   95        10/1/2015           N/A            N/A             N/A          0.050970%                 None
   96        9/11/2015           N/A            N/A             N/A          0.050970%                 N/A
   97        6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   98        5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   99        9/11/2015           N/A            N/A             N/A          0.020970%            Electric/Water
   100       10/11/2015          N/A            N/A             N/A          0.020970%                 N/A
   101       6/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   102       9/11/2010           N/A            N/A             N/A          0.020970%             Electric/Gas
   103       4/11/2015           N/A            N/A             N/A          0.060970%                 N/A
   104       6/11/2015           N/A            N/A             N/A          0.020970%               Electric
   105       10/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   106        5/1/2015           N/A            N/A             N/A          0.040970%                 N/A
   107       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   108       8/11/2015           N/A            N/A             N/A          0.020970%               Electric
   109       7/11/2015           N/A            N/A             N/A          0.060970%                 N/A
   110        9/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   111       9/11/2015           N/A            N/A             N/A          0.050970%         Electric/Water/Sewer
   112       9/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   113       10/1/2010        8/1/2015          N/A           T-Flat         0.040970%                 N/A
   114       7/11/2015           N/A            N/A             N/A          0.020970%
  114A                                                                                                 N/A
  114B                                                                                                 N/A
   115       9/11/2015           N/A            N/A             N/A          0.050970%               Electric
   116        8/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   117       4/11/2010           N/A            N/A             N/A          0.040970%               Electric
   118       9/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   119       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   120       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   121       7/11/2015           N/A            N/A             N/A          0.020970%       Electric/Gas/Water/Sewer
   122       4/11/2010           N/A            N/A             N/A          0.040970%               Electric
   123       10/1/2010           N/A            N/A             N/A          0.050970%                 N/A
   124        7/1/2008        4/1/2015          N/A           T-Flat         0.040970%                 N/A
   125       5/11/2015           N/A            N/A             N/A          0.020970%               Electric
   126        8/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   127        5/1/2015           N/A            N/A             N/A          0.040970%                 N/A
   128       6/11/2015           N/A            N/A             N/A          0.020970%         Electric/Water/Sewer
   129       3/11/2010           N/A            N/A             N/A          0.020970%            Electric/Water
   130       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   131       3/11/2010           N/A            N/A             N/A          0.020970%         Electric/Water/Sewer
   132       6/11/2015           N/A            N/A             N/A          0.020970%                 None
   133       8/11/2015           N/A            N/A             N/A          0.040970%                 N/A
   134       8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   135       6/11/2015           N/A            N/A             N/A          0.020970%               Electric
   136        5/1/2015           N/A            N/A             N/A          0.090970%                 N/A
   137       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   138       8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   139       8/11/2015           N/A            N/A             N/A          0.030970%               Electric
   140       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   141       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   142       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   143        9/1/2015           N/A            N/A             N/A          0.050970%         Electric/Water/Sewer
   144       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   145       7/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   146       9/11/2015           N/A            N/A             N/A          0.020970%       Electric/Gas/Water/Sewer
   147       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   148       8/11/2015           N/A            N/A             N/A          0.020970%               Electric
   149       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   150       8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   151       4/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   152       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   153        6/1/2015           N/A            N/A             N/A          0.090970%                 N/A
   154       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   155       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   156       8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   157       3/11/2010           N/A            N/A             N/A          0.020970%                 N/A
   158       8/11/2015           N/A            N/A             N/A          0.080970%                 N/A
   159       6/11/2015           N/A            N/A             N/A          0.020970%
  159A                                                                                                 N/A
  159B                                                                                                 N/A
  159C                                                                                                 N/A
  159D                                                                                                 N/A
  159E                                                                                                 N/A
  159F                                                                                                 N/A
   160       8/11/2015           N/A            N/A             N/A          0.060970%                 N/A
   161        9/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   162       1/11/2009        6/11/2015         N/A           T-Flat         0.060970%                 N/A
   163       4/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   164       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   165        9/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   166       7/11/2010           N/A            N/A             N/A          0.020970%               Electric
   167       8/11/2015           N/A            N/A             N/A          0.070970%                 N/A
   168       5/11/2010           N/A            N/A             N/A          0.020970%             Electric/Gas
   169       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   170       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   171       6/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   172       10/1/2015           N/A            N/A             N/A          0.050970%                 N/A
   173       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   174       9/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   175       5/11/2015           N/A            N/A             N/A          0.020970%
  175A                                                                                                 N/A
  175B                                                                                                 N/A
  175C                                                                                                 N/A
   176       10/11/2012          N/A            N/A             N/A          0.020970%                 N/A
   177       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   178       10/11/2012          N/A            N/A             N/A          0.020970%                 N/A
   179       7/11/2015           N/A            N/A             N/A          0.070970%                 N/A
   180       7/11/2015           N/A            N/A             N/A          0.070970%                 N/A
   181       7/11/2015           N/A            N/A             N/A          0.020970%                 None
   182       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   183       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   184       7/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   185       7/11/2015           N/A            N/A             N/A          0.020970%
  185A                                                                                             Electric/Gas
  185B                                                                                             Electric/Gas
   186       5/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   187       8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   188       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   189       8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   190       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   191       10/11/2015          N/A            N/A             N/A          0.020970%               Electric
   192       8/11/2012           N/A            N/A             N/A          0.020970%               Electric
   193       8/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   194       5/11/2015           N/A            N/A             N/A          0.020970%            Electric/Sewer
   195       8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   196       6/11/2015           N/A            N/A             N/A          0.020970%             Electric/Gas
   197       8/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   198       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   199       4/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   200       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   201        6/1/2015           N/A            N/A             N/A          0.090970%                 N/A
   202       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   203       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   204       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   205       3/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   206       10/1/2015           N/A            N/A             N/A          0.100970%                 N/A
   207       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   208       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   209       6/11/2015           N/A            N/A             N/A          0.110970%                 N/A
   210       6/11/2015           N/A            N/A             N/A          0.020970%                 None
   211       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   212       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   213       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   214       7/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   215       1/11/2009        6/11/2015         N/A           T-Flat         0.050970%                 N/A
   216       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   217       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   218       4/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   219       6/11/2015           N/A            N/A             N/A          0.020970%               Electric
   220       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   221       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   222       4/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   223       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   224       5/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   225       6/11/2015           N/A            N/A             N/A          0.020970%                 N/A
   226       5/11/2015           N/A            N/A             N/A          0.020970%               Electric
   227       6/11/2015           N/A            N/A             N/A          0.020970%               Electric
   228       3/11/2015           N/A            N/A             N/A          0.020970%               Electric
   229       5/11/2015           N/A            N/A             N/A          0.020970%         Electric/Water/Sewer

Total/Weighted Average:




                           Subject    Subject      Subject    Subject    Subject     Subject    Subject    Subject      Subject
            Multifamily    Studio      Studio      Studio      1 BR        1 BR        1 BR       2 BR       2 BR         2 BR
    #        Elevators      Units    Avg. Rent    Max. Rent    Units    Avg. Rent   Max. Rent    Units    Avg. Rent    Max. Rent
----------------------------------------------------------------------------------------------------------------------------------
    1           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
    2           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
    3           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
    4
   4A            0           N/A        N/A          N/A        224        $728        $760       240        $868         $980
   4B            0           N/A        N/A          N/A        104        $798        $959       128        $840         $975
   4C            0           N/A        N/A          N/A        68         $666        $755        70        $822         $885
   4D            0           N/A        N/A          N/A        32         $632        $660        80        $789         $900
    5           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
    6           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
    7           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
    8           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
    9           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   10           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   11           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   12           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   13            0           N/A        N/A          N/A        320        $821       $1,975      168       $1,142       $2,725
   14           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   15            0           N/A        N/A          N/A        194        $756        $915       160       $1,022       $1,179
   16           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   17            0           N/A        N/A          N/A        100        $621        $665       328        $738         $935
   18            0           N/A        N/A          N/A        120        $597        $725       136        $738         $949
   19            0           N/A        N/A          N/A        459        $561        $630       255        $690         $900
   20           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   21            0           N/A        N/A          N/A        112        $874        $973       172       $1,139       $1,391
   22           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   23           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   24           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   25           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   26           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   27            0           N/A        N/A          N/A        101        $648        $665       113        $748         $770
   28           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   29            0           N/A        N/A          N/A        65         $947       $1,295       80       $1,159       $1,345
   30           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   31            0           N/A        N/A          N/A        144        $589        $665       204        $698         $780
   32            0           N/A        N/A          N/A        320        $604        $745        80        $814         $945
   33           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   34           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   35            0           N/A        N/A          N/A        85         $654        $680        81        $756         $780
   36           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   37           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   38            0           N/A        N/A          N/A        156        $524        $661       204        $626         $749
   39            0           N/A        N/A          N/A        164        $638        $729       168        $742         $799
   40            0           N/A        N/A          N/A        96         $639        $665       139        $732         $755
   41            0           N/A        N/A          N/A        81         $800        $910        80        $982        $1,145
   42            0           32         $502        $530        161        $589        $685       159        $716         $759
   43            0           N/A        N/A          N/A        84         $729        $820       116        $947         $985
   44           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   45            0           N/A        N/A          N/A        60         $522        $625       166        $707         $890
   46           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   47           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   48           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   49            0           N/A        N/A          N/A        184        $478        $580       294        $572         $684
   50           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   51           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   52           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   53            0           52         $502        $550        N/A        N/A         N/A         86        $577         $675
   54            0           N/A        N/A          N/A        94         $744        $835        81        $936        $1,025
   55           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   56            0           N/A        N/A          N/A        328        $468        $560       102        $575         $665
   57           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   58           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   59           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   60           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   61            0           N/A        N/A          N/A        164        $568        $799       128        $677         $754
   62           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   63           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   64           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   65           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   66           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   67           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   68           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   69           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   70            0           N/A        N/A          N/A        156        $520        $695       136        $654         $805
   71            0           N/A        N/A          N/A        48         $583        $868        96        $683        $1,268
   72           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   73           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   74            0            1         $489        $489        80         $545        $640       150        $657         $749
   75           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   76           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   77           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   78            0           N/A        N/A          N/A        N/A        N/A         N/A        160        $579         $725
   79            0           N/A        N/A          N/A        190        $487        $600       104        $627         $750
   80           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   81            0           N/A        N/A          N/A        32         $526        $609       140        $628         $739
   82           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   83           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   84           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   85           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   86           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   87           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   88           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   89           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   90           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   91            0           N/A        N/A          N/A        104        $568        $595       104        $625         $930
   92           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   93           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   94            2           N/A        N/A          N/A        14        $3,399      $9,000      N/A        N/A          N/A
   95            0           N/A        N/A          N/A        41         $512        $549       104        $625         $699
   96           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   97           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   98           N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   99            0           N/A        N/A          N/A        240        $345        $389        80        $516         $539
   100          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   101           0            4         $380        $385        197        $420        $465        86        $482         $515
   102           0           48         $332        $349        120        $400        $415       258        $516         $630
   103          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   104           0           N/A        N/A          N/A        125        $441        $490       109        $587         $645
   105          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   106          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   107          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   108           0           N/A        N/A          N/A        18         $902        $935        40       $1,216       $1,240
   109          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   110          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   111           0           N/A        N/A          N/A        32         $592        $629       110        $671         $790
   112           0           N/A        N/A          N/A        38         $800        $825        51        $899         $975
   113          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   114
  114A          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
  114B          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   115           0           N/A        N/A          N/A        24         $547        $619        84        $652         $749
   116          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   117           0           80         $491        $530        80         $593        $630       N/A        N/A          N/A
   118          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   119          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   120          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   121           0           N/A        N/A          N/A        172        $469        $609        96        $582         $660
   122           0           N/A        N/A          N/A        124        $655        $725       N/A        N/A          N/A
   123          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   124          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   125           0           N/A        N/A          N/A        55         $855        $925        42        $956         $995
   126          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   127          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   128           0           N/A        N/A          N/A        204        $433        $495       160        $568         $655
   129           0           N/A        N/A          N/A        64         $565        $620        88        $679         $745
   130          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   131           0           N/A        N/A          N/A        71         $514        $785       105        $667         $825
   132           3           N/A        N/A          N/A        55         $931       $1,650       85       $1,291       $2,325
   133          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   134          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   135           2           N/A        N/A          N/A        64         $501        $555        86        $599         $665
   136          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   137          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   138          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   139           0           N/A        N/A          N/A        N/A        N/A         N/A         70       $1,074       $1,249
   140          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   141          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   142          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   143           0           N/A        N/A          N/A        36         $652        $665        36        $751         $765
   144          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   145           0           N/A        N/A          N/A        N/A        N/A         N/A         1         $550         $550
   146           0           N/A        N/A          N/A        N/A        N/A         N/A         84        $755         $810
   147          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   148           0           N/A        N/A          N/A        30         $498        $559       118        $538         $619
   149          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   150          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   151          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   152          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   153          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   154          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   155          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   156          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   157          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   158          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   159
  159A          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
  159B          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
  159C          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
  159D          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
  159E          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
  159F          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   160          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   161          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   162          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   163          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   164          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   165          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   166           0           N/A        N/A          N/A        32         $434        $435        56        $502         $525
   167          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   168           0            1          $0          $0         15         $425        $485        57        $494         $565
   169          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   170          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   171           0            6         $847       $1,075       28         $823       $1,043       10        $959        $1,198
   172          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   173          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   174          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   175
  175A          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
  175B          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
  175C          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   176          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   177          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   178          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   179          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   180          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   181           0           N/A        N/A          N/A        54         $605        $640        19        $799         $820
   182          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   183          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   184           0           N/A        N/A          N/A        69         $527        $629        34        $652         $755
   185
  185A           0           N/A        N/A          N/A         9         $989       $1,150       5        $1,214       $1,350
  185B           0           N/A        N/A          N/A         8         $982       $1,100       5        $1,171       $1,400
   186           0           N/A        N/A          N/A        30         $509        $595        30        $615         $705
   187          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   188          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   189          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   190          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   191           0           N/A        N/A          N/A        36         $499        $525        44        $600         $655
   192           0           N/A        N/A          N/A        120        $421        $425       N/A        N/A          N/A
   193           0           N/A        N/A          N/A        11         $378        $459       122        $457         $499
   194           0            1         $665        $665        12         $660        $680        44        $691         $825
   195          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   196           0           N/A        N/A          N/A        24         $661        $750        42        $732         $800
   197          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   198          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   199          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   200          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   201          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   202          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   203          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   204          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   205          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   206          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   207          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   208          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   209          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   210           0            4         $413        $450        27         $528        $550        37        $644         $675
   211          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   212          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   213          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   214          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   215          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   216          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   217          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   218          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   219           0           N/A        N/A          N/A        17         $846       $1,075       3        $1,199       $1,290
   220          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   221          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   222          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   223          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   224          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   225          N/A          N/A        N/A          N/A        N/A        N/A         N/A        N/A        N/A          N/A
   226           0           N/A        N/A          N/A        14         $589        $625        6         $608         $620
   227           0           N/A        N/A          N/A        27         $377        $399        15        $442         $525
   228           0            2         $510        $520        18         $656        $700       N/A        N/A          N/A
   229           0           N/A        N/A          N/A        N/A        N/A         N/A         34        $483         $515

Total/Weighted Average:




           Subject    Subject      Subject     Subject    Subject     Subject     Subject    Subject     Subject
            3 BR        3 BR         3 BR       4 BR       4 BR         4 BR       5 BR        5BR         5 BR
    #       Units    Avg. Rent    Max. Rent     Units    Avg. Rent   Max. Rent     Units    Avg. Rent   Max. Rent
--------------------------------------------------------------------------------------------------------------------
    1        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
    2        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
    3        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
    4
   4A        16        $1,117       $1,150       N/A        N/A         N/A         N/A        N/A         N/A
   4B        68        $1,011       $1,140       N/A        N/A         N/A         N/A        N/A         N/A
   4C        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   4D        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
    5        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
    6        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
    7        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
    8        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
    9        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   10        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   11        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   12        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   13        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   14        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   15        30        $1,270       $1,365       N/A        N/A         N/A         N/A        N/A         N/A
   16        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   17        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   18        60         $915        $1,150       N/A        N/A         N/A         N/A        N/A         N/A
   19        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   20        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   21        30        $1,511       $1,550       N/A        N/A         N/A         N/A        N/A         N/A
   22        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   23        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   24        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   25        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   26        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   27        88         $879         $890        N/A        N/A         N/A         N/A        N/A         N/A
   28        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   29        54        $1,418       $1,720       N/A        N/A         N/A         N/A        N/A         N/A
   30        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   31        12         $875         $915        N/A        N/A         N/A         N/A        N/A         N/A
   32        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   33        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   34        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   35        88         $837         $865        N/A        N/A         N/A         N/A        N/A         N/A
   36        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   37        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   38        28         $781         $839        N/A        N/A         N/A         N/A        N/A         N/A
   39        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   40        39         $887         $920        N/A        N/A         N/A         N/A        N/A         N/A
   41        35        $1,165       $1,390       N/A        N/A         N/A         N/A        N/A         N/A
   42        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   43        16        $1,125       $1,135       N/A        N/A         N/A         N/A        N/A         N/A
   44        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   45        38         $845        $1,025       N/A        N/A         N/A         N/A        N/A         N/A
   46        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   47        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   48        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   49        26         $700         $709        N/A        N/A         N/A         N/A        N/A         N/A
   50        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   51        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   52        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   53        56         $875         $875        N/A        N/A         N/A         N/A        N/A         N/A
   54        10        $1,178       $1,185       N/A        N/A         N/A         N/A        N/A         N/A
   55        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   56         8         $704         $749        N/A        N/A         N/A         N/A        N/A         N/A
   57        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   58        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   59        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   60        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   61        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   62        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   63        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   64        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   65        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   66        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   67        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   68        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   69        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   70        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   71        48         $771        $1,310       N/A        N/A         N/A         N/A        N/A         N/A
   72        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   73        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   74        30         $889         $962        N/A        N/A         N/A         N/A        N/A         N/A
   75        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   76        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   77        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   78        80         $695         $735        N/A        N/A         N/A         N/A        N/A         N/A
   79        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   80        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   81        62         $815        $1,039       N/A        N/A         N/A         N/A        N/A         N/A
   82        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   83        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   84        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   85        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   86        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   87        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   88        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   89        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   90        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   91        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   92        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   93        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   94        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   95        42         $692         $749        N/A        N/A         N/A         N/A        N/A         N/A
   96        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   97        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   98        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   99        N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   100       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   101       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   102       98         $602         $650        N/A        N/A         N/A         N/A        N/A         N/A
   103       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   104       56         $666         $801        N/A        N/A         N/A         N/A        N/A         N/A
   105       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   106       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   107       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   108        4        $1,450       $1,450       N/A        N/A         N/A         N/A        N/A         N/A
   109       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   110       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   111        8         $997        $1,089       N/A        N/A         N/A         N/A        N/A         N/A
   112        1        $1,000       $1,000       N/A        N/A         N/A         N/A        N/A         N/A
   113       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   114
  114A       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
  114B       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   115       42         $833         $889        N/A        N/A         N/A         N/A        N/A         N/A
   116       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   117       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   118       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   119       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   120       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   121       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   122       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   123       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   124       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   125       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   126       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   127       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   128       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   129       24         $801         $805        N/A        N/A         N/A         N/A        N/A         N/A
   130       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   131       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   132       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   133       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   134       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   135       14         $758         $790        N/A        N/A         N/A         N/A        N/A         N/A
   136       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   137       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   138       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   139       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   140       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   141       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   142       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   143       12         $953         $960        N/A        N/A         N/A         N/A        N/A         N/A
   144       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   145       83         $773         $773        N/A        N/A         N/A         N/A        N/A         N/A
   146       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   147       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   148       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   149       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   150       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   151       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   152       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   153       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   154       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   155       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   156       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   157       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   158       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   159
  159A       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
  159B       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
  159C       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
  159D       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
  159E       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
  159F       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   160       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   161       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   162       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   163       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   164       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   165       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   166       14         $632         $650        N/A        N/A         N/A         N/A        N/A         N/A
   167       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   168       40         $596         $735        12        $782         $805        N/A        N/A         N/A
   169       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   170       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   171        5        $1,054       $1,180       N/A        N/A         N/A         N/A        N/A         N/A
   172       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   173       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   174       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   175
  175A       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
  175B       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
  175C       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   176       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   177       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   178       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   179       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   180       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   181       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   182       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   183       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   184       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   185
  185A        2        $1,391       $1,400       N/A        N/A         N/A         N/A        N/A         N/A
  185B       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   186       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   187       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   188       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   189       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   190       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   191       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   192       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   193       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   194       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   195       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   196       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   197       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   198       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   199       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   200       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   201       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   202       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   203       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   204       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   205       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   206       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   207       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   208       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   209       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   210        7         $824         $950        N/A        N/A         N/A         N/A        N/A         N/A
   211       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   212       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   213       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   214       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   215       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   216       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   217       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   218       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   219       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   220       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   221       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   222       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   223       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   224       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   225       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   226        2         $728         $780        N/A        N/A         N/A         N/A        N/A         N/A
   227       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   228       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A
   229       N/A        N/A          N/A         N/A        N/A         N/A         N/A        N/A         N/A

Total/Weighted Average:




                            Major                        Major           Major                            Major
                          Tenant #1                    Tenant #1    Tenant #1 Lease                     Tenant #2
    #                       Name                        Sq. Ft.     Expiration Date                       Name
-----------------------------------------------------------------------------------------------------------------------------------
    1             Taconic Capital Advisors              19,812         5/31/2015                  The Bank of New York
    2         Credit Suisse First Boston (USA)         1,123,238      12/31/2020                           N/A
    3                   Meier & Frank                   25,980            MTM                           Taco Bell
    4
   4A                        N/A                          N/A             N/A                              N/A
   4B                        N/A                          N/A             N/A                              N/A
   4C                        N/A                          N/A             N/A                              N/A
   4D                        N/A                          N/A             N/A                              N/A
    5    Bank One, Texas, NA (JP Morgan Chase & Co.)    59,945         9/30/2009           Advanced Business Technology, Inc.
    6                 Bed Bath & Beyond                 27,004         1/31/2016                      Borders Books
    7                   Sammons Corp.                   21,508        12/31/2012                 John McStay Investments
    8                  CheckFree Corp                   101,006        4/30/2010                        Equifirst
    9                    Encel, LLC                     24,113        10/31/2005  (15)             Balance Consulting
   10                  HomeGoods, Inc.                  25,651         6/30/2015                 AC Moore Arts & Crafts
   11                   Eileen Fisher                   37,238         5/31/2011                       Ask Jeeves
   12                  Gander Mountain                  89,842         4/1/2019                       JLPK-Novi LLC
   13                        N/A                          N/A             N/A                              N/A
   14                    Vons Market                    36,481        10/15/2010                   Ross Dress For Less
   15                        N/A                          N/A             N/A                              N/A
   16                  24 Hour Fitness                  39,460         5/31/2014                   Howards Appliances
   17                        N/A                          N/A             N/A                              N/A
   18                        N/A                          N/A             N/A                              N/A
   19                        N/A                          N/A             N/A                              N/A
   20                Henry's Marketplace                25,136         6/30/2017                     Farr's Hallmark
   21                        N/A                          N/A             N/A                              N/A
   22               Sprint Communications               13,814         2/28/2007                  Citadel Broadcasting
   23          Kohl's Department Stores, Inc.           88,408         1/31/2025                        PETsMART
   24                        N/A                          N/A             N/A                              N/A
   25                  Earthlink, Inc.                  95,791         9/30/2010                     Leon Max, Inc.
   26              Sunflower Market, Inc.               47,530         7/31/2019             Staples Office Superstore, Inc.
   27                        N/A                          N/A             N/A                              N/A
   28                Radin International                174,416        7/31/2011               ACS State Healthcare, Inc.
   29                        N/A                          N/A             N/A                              N/A
   30                Lowe's Home Center                 130,497        6/30/2016                       Office Max
   31                        N/A                          N/A             N/A                              N/A
   32                        N/A                          N/A             N/A                              N/A
   33                  Northrup Gruman                  16,313         5/31/2007                   Samson Realty, LLC
   34             State Comp Insurance Fund             63,978         7/31/2011                  University of Phoenix
   35                        N/A                          N/A             N/A                              N/A
   36                        N/A                          N/A             N/A                              N/A
   37            Belk Stores, Inc Store #81             49,473         4/27/2014                  Big Lots Stores, Inc.
   38                        N/A                          N/A             N/A                              N/A
   39                        N/A                          N/A             N/A                              N/A
   40                        N/A                          N/A             N/A                              N/A
   41                        N/A                          N/A             N/A                              N/A
   42                        N/A                          N/A             N/A                              N/A
   43                        N/A                          N/A             N/A                              N/A
   44                    Symmetricom                    117,739        4/15/2016                           N/A
   45                        N/A                          N/A             N/A                              N/A
   46                       Opah                         3,058         3/31/2011                       Ritz Camera
   47            Harris Teeter (Winn Dixie)             51,282         2/28/2019                       Orient Cafe
   48                        N/A                          N/A             N/A                              N/A
   49                        N/A                          N/A             N/A                              N/A
   50               Brian Le Sage, D.D.S.                3,347         8/31/2015                 Kourosh Maddahl, D.D.S.
   51                  Weston 8 Cinema                  26,328         3/31/2008                       Ben & Bob's
   52               Stein Mart #5560/199                34,000         4/30/2014                      Shoe Pavilion
   53                        N/A                          N/A             N/A                              N/A
   54                        N/A                          N/A             N/A                              N/A
   55                  Reid & Hellyer                   14,324         6/30/2009                          PPMC
   56                        N/A                          N/A             N/A                              N/A
   57          Premier Health & Fitness Center          12,800        10/31/2005                Victor Posner Enterprises
   58                        N/A                          N/A             N/A                              N/A
   59                 CRA Rogers Casey                  24,660         5/31/2014                    Spruce Investors
   60              Fresinius Medical Care               108,000        4/30/2020                Hills Pet Nutrition Sales
   61                        N/A                          N/A             N/A                              N/A
   62                    Hobby Lobby                    54,154         5/31/2010                 Lanier Athletic Center
   63                       Kmart                       82,906        11/30/2008                        Food Lion
   64                      Kroger                       42,156         9/30/2018                      Eckerd Drugs
   65                        N/A                          N/A             N/A                              N/A
   66                      Kroger                       54,166         5/31/2029                      Tres Palomas
   67                        N/A                          N/A             N/A                              N/A
   68                        N/A                          N/A             N/A                              N/A
   69                 McDade's Grocery                  13,600        12/31/2013                    BeBop Record Shop
   70                        N/A                          N/A             N/A                              N/A
   71                        N/A                          N/A             N/A                              N/A
   72                      Kroger                       45,528         4/30/2011                Amazing Beauty & Fashion
   73                   Trader Joe's                    10,920         1/31/2016                        ACO, Inc.
   74                        N/A                          N/A             N/A                              N/A
   75                        N/A                          N/A             N/A                              N/A
   76                        N/A                          N/A             N/A                              N/A
   77                        N/A                          N/A             N/A                              N/A
   78                        N/A                          N/A             N/A                              N/A
   79                        N/A                          N/A             N/A                              N/A
   80                 TOPS Markets, LLC                 57,000         3/31/2022                     Royal Pet, LLC
   81                        N/A                          N/A             N/A                              N/A
   82                  Body of Change                   15,000         3/31/2013                          Moda
   83                        N/A                          N/A             N/A                              N/A
   84                        N/A                          N/A             N/A                              N/A
   85                   Weis Markets                    53,044         4/30/2017                   Goodwill Industries
   86                        N/A                          N/A             N/A                              N/A
   87               Lighthouse Properties                6,851         7/31/2015                           SWM
   88                 Granada Furniture                  4,800         9/30/2006                     Leslie Poolmart
   89                        N/A                          N/A             N/A                              N/A
   90               University of Phoenix               46,011         3/31/2015                    Scientific Games
   91                        N/A                          N/A             N/A                              N/A
   92           Kerasotes Showplace Theatres            13,854        10/31/2011              Volunteers of America of ILL.
   93                        N/A                          N/A             N/A                              N/A
   94                        N/A                          N/A             N/A                              N/A
   95                        N/A                          N/A             N/A                              N/A
   96                  Ababa-QA, Inc.                   16,512         5/31/2009               All Phase Restoration, Inc.
   97                Eckerd Corporation                 13,813         8/20/2023                           N/A
   98                        CVS                        12,738        10/15/2018                           N/A
   99                        N/A                          N/A             N/A                              N/A
   100               Buffalo Wild Wings                  5,005        10/31/2013                    Washington Mutual
   101                       N/A                          N/A             N/A                              N/A
   102                       N/A                          N/A             N/A                              N/A
   103                Universal Market                   4,897        11/30/2007                 Weston Learning Academy
   104                       N/A                          N/A             N/A                              N/A
   105                    Gold Bank                     10,220         5/1/2006                      Coldwell Banker
   106                       N/A                          N/A             N/A                              N/A
   107                       N/A                          N/A             N/A                              N/A
   108                       N/A                          N/A             N/A                              N/A
   109                   Woodworkers                     5,002         4/30/2007                     Fed Ex Kinko's
   110                  Camping World                   175,000        2/14/2025                      Kelly Storage
   111                       N/A                          N/A             N/A                              N/A
   112                       N/A                          N/A             N/A                              N/A
   113            Wells Fargo Home Mortgage              7,086        12/31/2007                Williford Energy Company
   114
  114A                       N/A                          N/A             N/A                              N/A
  114B                       N/A                          N/A             N/A                              N/A
   115                       N/A                          N/A             N/A                              N/A
   116                    Wal-Mart                      95,482         1/31/2020                          NAMCO
   117                       N/A                          N/A             N/A                              N/A
   118                       N/A                          N/A             N/A                              N/A
   119        Consigning Women Fine Furnishing           7,203         1/31/2009                       Arni's Inc.
   120                  Staffing Plus                   15,253         8/31/2011                       Widman Siff
   121                       N/A                          N/A             N/A                              N/A
   122                       N/A                          N/A             N/A                              N/A
   123                 Broadway Suites                  22,299         6/30/2016                        Weekends
   124             Brookshire Brothers #1               33,373         9/30/2015               Academy II/The Kids Club II
   125                       N/A                          N/A             N/A                              N/A
   126               Laguna Surf & Sport                 3,493        12/31/2009                    Clayton Shurley's
   127                       N/A                          N/A             N/A                              N/A
   128                       N/A                          N/A             N/A                              N/A
   129                       N/A                          N/A             N/A                              N/A
   130              Cherokee Women's OBGY               11,335         4/30/2008                   Cherokee Pediatrics
   131                       N/A                          N/A             N/A                              N/A
   132                       N/A                          N/A             N/A                              N/A
   133                 Ironstone Bank                    3,420         5/31/2015                      Fed Ex/Kinkos
   134                  Ricci-Leopold                    8,186        10/31/2017                          ReMax
   135                       N/A                          N/A             N/A                              N/A
   136                       N/A                          N/A             N/A                              N/A
   137                       N/A                          N/A             N/A                              N/A
   138                  Group Health                    22,975        12/31/2006                      Sound Health
   139                       N/A                          N/A             N/A                              N/A
   140                    David Lee                      6,053        11/30/2014             Sebastian Pak (Eve Collections)
   141                       N/A                          N/A             N/A                              N/A
   142         Scripps Real Estate Development           7,247         6/30/2006              Mission Federal Credit Union
   143                       N/A                          N/A             N/A                              N/A
   144                       N/A                          N/A             N/A                              N/A
   145                       N/A                          N/A             N/A                              N/A
   146                       N/A                          N/A             N/A                              N/A
   147                  Los Compadres                   10,800         5/31/2012                      Clark County
   148                       N/A                          N/A             N/A                              N/A
   149                 Moon Dog Tavern                   4,551         5/31/2012             Mickey's Autograph Arena, Inc.
   150              Sandstone Bar & Grill                3,200         11/6/2010                  Robert Phillips, DDS
   151                  Office Depot                    26,454        12/31/2014                  Hair & Beauty Supply
   152                    Food Lion                     38,285         2/28/2024                       Speedy Wok
   153                       N/A                          N/A             N/A                              N/A
   154          Prudential California Realty             5,986         1/31/2012              Countrywide Home Loans, Inc.
   155                Renal Care Group                   7,726         6/30/2011                       Blockbuster
   156                    El Rodeo                       4,200         7/23/2015                     Fishers Liquors
   157                     DirecTv                      92,257         7/31/2014                           N/A
   158                     MD Sun                        4,212         8/31/2010                          Cycle
   159
  159A              Trans Globe Lighting                35,216         3/31/2012                           N/A
  159B              Trans Globe Lighting                26,102        12/31/2006                           N/A
  159C                  Ruby Products                   15,986         4/30/2009                           N/A
  159D              Acrylic Distribution                14,910         2/1/2010                            N/A
  159E            Hector's Pattern Service              11,998            MTM                              N/A
  159F                Stereostone Inc.                   7,300        12/31/2008                           N/A
   160                    Kwik Copy                      7,341        12/31/2008                       Dollar Tree
   161             Huff-Drees Realty, Inc                4,550         1/31/2010                    McAlister's Deli
   162            Deals Nothing Over Dollar             12,000         3/31/2011                   Buffalo Wild Wings
   163           After Midnight Company, LLC             7,284         8/31/2010                        Greg Ruth
   164             County of Santa Barbara              10,500         9/30/2008   Federal Government GSA - Fleet Management Center
   165                       N/A                          N/A             N/A                              N/A
   166                       N/A                          N/A             N/A                              N/A
   167                 Hollywood Video                   6,172         6/13/2013                  Cuts Fitness for Men
   168                       N/A                          N/A             N/A                              N/A
   169             88 Seafood Market, Inc.               5,800        11/30/2007                  Manpower of San Diego
   170        Carolina Commercial Partners, LLC          6,626         1/31/2009                 Countrywide Home Loans
   171                       N/A                          N/A             N/A                              N/A
   172                       N/A                          N/A             N/A                              N/A
   173              Trans Globe Lighting                92,968         5/31/2009                           N/A
   174                       N/A                          N/A             N/A                              N/A
   175
  175A           Special Services Laboratory             5,745         4/30/2006              Texas Sunrise Services, Inc.
  175B                  Mik-Lar Corp.                    6,000         9/30/2009                Dr. Rodney Franklin, M.D.
  175C              Furniture Connection                 8,580        10/25/2008                        Gas Light
   176            Enterprise Leasing of GA              17,739         6/30/2011           Atlanta Children's Clinical Center
   177         Iron Mountain Information Mgmt           36,600         9/30/2008                        Wachovia
   178              Open Solutions FiTech               21,725         7/31/2008                  Kaufman Realty Group
   179                  Safeway/Von's                   41,875        12/17/2006                           N/A
   180                  Safeway/Von's                   47,383         9/30/2009                           N/A
   181                       N/A                          N/A             N/A                              N/A
   182                  Chinese Rest                     4,400         8/11/2009                       Somba Grill
   183                 Downtown Pizza                    1,350         1/31/2009                       Gold Medal
   184                       N/A                          N/A             N/A                              N/A
   185
  185A                       N/A                          N/A             N/A                              N/A
  185B                       N/A                          N/A             N/A                              N/A
   186                       N/A                          N/A             N/A                              N/A
   187                Atlanta Bread Co                   4,881         1/31/2015                     McDonald's Corp
   188                    Food Lion                     31,864         8/31/2010          Eckerd (Subleased to Dollar General)
   189       Sutter, McLellan & Gilbreath, Inc.          7,922        10/31/2017                 Lullwater Realty, Inc.
   190                      WAMU                         4,607         5/8/2010                   Global Village Market
   191                       N/A                          N/A             N/A                              N/A
   192                       N/A                          N/A             N/A                              N/A
   193                       N/A                          N/A             N/A                              N/A
   194                       N/A                          N/A             N/A                              N/A
   195                  Dollar Store                     4,440         4/30/2010                      Captain Hooks
   196                       N/A                          N/A             N/A                              N/A
   197                  Movie Gallery                    7,300        12/31/2008                   Pierce-Taber Paints
   198              Somkid Sahasakmontri                 2,783        12/31/2007               Morning Star of N.H., Inc.
   199        West Tenn. Healthcare Sports Plus          5,800        12/31/2006                          USDA
   200              Faith Harvest Church                 4,500         8/31/2007             Argyle Veterinary Medical Group
   201                 Morgan Services                   7,800         9/30/2006                   McClusky Companies
   202                  The Cato Corp                    3,705         1/31/2010                 Payless Shoesource #242
   203                    Rite Rug                       6,539         1/31/2010              Fitness and Nutrition Center
   204                   Darque Tan                      3,000         1/31/2012                       Twin Liquor
   205                   Dollar Tree                     9,000         1/31/2009                      Rent a Center
   206                Sherwin Williams                   5,995         7/31/2014                     Hollywood Video
   207            Osaka Japanese Restaurant              3,544         1/1/2012               Chartway Federal Credit Union
   208                       N/A                          N/A             N/A                              N/A
   209              Portrait Innovations                 2,060         5/31/2011                       Starbuck's
   210                       N/A                          N/A             N/A                              N/A
   211               J & S Beauty Supply                 2,510         4/30/2010                Spice N Rice Thai Kitchen
   212                Sherwin Williams                   5,000         1/31/2014                       Foragemore
   213                      Cato                         3,825        10/14/2009                      Movie Gallery
   214                       N/A                          N/A             N/A                              N/A
   215            Travinia Italian Kitchen               5,576         7/31/2009                 World Vision Satellite
   216                   Dollar Tree                    10,000         9/30/2009                          CATO
   217             Mickeys's Pet Supplies                2,600         9/14/2007                  Durango Sin Fronteras
   218                   Beck Dental                     2,400         8/31/2015                   We've Gone Bananas
   219                       N/A                          N/A             N/A                              N/A
   220                       N/A                          N/A             N/A                              N/A
   221               Mi Casa Restuarant                  2,951         4/30/2007                 Ivie Enterprises, Inc.
   222                 Always A Dollar                   3,000         3/31/2010               Peninsula Physical Therapy
   223               Heavenly Child Care                 3,000         2/28/2007                    CAF Beauty Supply
   224                 William E. Wood                   8,643         3/31/2006                     Atlantic Homes
   225                  James Edwards                    2,300        11/30/2008                  Preferred Pediatrics
   226                       N/A                          N/A             N/A                              N/A
   227                       N/A                          N/A             N/A                              N/A
   228                       N/A                          N/A             N/A                              N/A
   229                       N/A                          N/A             N/A                              N/A

Total/Weighted Average:




             Major            Major                       Major                     Major            Major          Initial
           Tenant #2     Tenant #2 Lease                Tenant #3                 Tenant #3     Tenant #3 Lease      Other
    #       Sq. Ft.      Expiration Date                  Name                     Sq. Ft.      Expiration Date     Reserve
---------------------------------------------------------------------------------------------------------------------------------
    1        17,971         5/31/2019      Sterling Stamos Capital Management       14,628        11/30/2015          $642,741
    2         N/A              N/A                         N/A                       N/A              N/A                   $0
    3        22,500         8/31/2014                  Gap-GapKids                  14,128         5/31/2013                $0
    4                                                                                                               $3,784,445
   4A         N/A              N/A                         N/A                       N/A              N/A
   4B         N/A              N/A                         N/A                       N/A              N/A
   4C         N/A              N/A                         N/A                       N/A              N/A
   4D         N/A              N/A                         N/A                       N/A              N/A
    5        24,169        10/31/2009              Wachovia Securities              23,234        11/30/2007          $200,000
    6        20,000        10/26/2020              Ovation Audio Video              8,873         10/31/2015        $4,957,864
    7        19,912         4/30/2011           McGriff Seibels Williams            17,136         4/13/2009          $600,000
    8        72,567        12/11/2010          Alltel (360 Communications)          65,000         1/31/2007                $0
    9        19,845         6/30/2011            JOBO Fototechnic, Inc.             17,900         2/28/2009                $0
   10        22,000         6/30/2015           Kincaid Home Furnishings            19,858        12/31/2015                $0
   11        19,425         8/31/2006                   Nobis Spa                   9,177         12/31/2014          $200,000
   12        60,000         5/14/2011                 Circuit City                  36,316         1/31/2016                $0
   13         N/A              N/A                         N/A                       N/A              N/A                   $0
   14        31,550         1/31/2011           Sav-On/Albertson's, Inc.            25,494        10/31/2010                $0
   15         N/A              N/A                         N/A                       N/A              N/A                   $0
   16        17,000        11/30/2013             Leather Plus Factory              11,245        12/31/2008                $0
   17         N/A              N/A                         N/A                       N/A              N/A                   $0
   18         N/A              N/A                         N/A                       N/A              N/A                   $0
   19         N/A              N/A                         N/A                       N/A              N/A                   $0
   20        6,021          2/29/2008             Kinokuniya Bookstore              5,030          6/30/2007                $0
   21         N/A              N/A                         N/A                       N/A              N/A                   $0
   22        10,131         9/30/2010           Tuverson and McBride, LLP           6,700          8/31/2010                $0
   23        19,107         1/31/2020          Family Christian Bookstores          6,400          6/30/2010                $0
   24         N/A              N/A                         N/A                       N/A              N/A                   $0
   25        65,920         5/31/2010                      N/A                       N/A              N/A                   $0
   26        28,345        12/31/2009        American Furniture Liquidators         28,000         7/31/2009          $500,000
   27         N/A              N/A                         N/A                       N/A              N/A                   $0
   28        43,824         3/31/2010         Continuum Applied Technology          8,731          8/31/2007                $0
   29         N/A              N/A                         N/A                       N/A              N/A                   $0
   30        23,500         7/31/2016                Michaels Stores                21,004         9/30/2009                $0
   31         N/A              N/A                         N/A                       N/A              N/A                   $0
   32         N/A              N/A                         N/A                       N/A              N/A                   $0
   33        15,973         8/31/2008            Auld Enterprises, Inc.             14,505        12/31/2012                $0
   34        19,621         6/11/2009          Naval Sea Logistics Center           19,529         1/17/2012                $0
   35         N/A              N/A                         N/A                       N/A              N/A                   $0
   36         N/A              N/A                         N/A                       N/A              N/A                   $0
   37        33,607         1/31/2010          Food Lion, Inc. Store 1534           33,000        12/31/2019                $0
   38         N/A              N/A                         N/A                       N/A              N/A             $230,000
   39         N/A              N/A                         N/A                       N/A              N/A             $200,000
   40         N/A              N/A                         N/A                       N/A              N/A                   $0
   41         N/A              N/A                         N/A                       N/A              N/A                   $0
   42         N/A              N/A                         N/A                       N/A              N/A                   $0
   43         N/A              N/A                         N/A                       N/A              N/A                   $0
   44         N/A              N/A                         N/A                       N/A              N/A                   $0
   45         N/A              N/A                         N/A                       N/A              N/A             $250,000
   46        3,038          1/31/2015                 Panda Express                 2,822          6/30/2008                $0
   47        7,068          3/31/2010                Charbuck, Inc.                 3,468         10/31/2008          $500,000
   48         N/A              N/A                         N/A                       N/A              N/A                   $0
   49         N/A              N/A                         N/A                       N/A              N/A                   $0
   50        2,125          2/28/2007              Han Scoble, D.D.S.               2,069         11/15/2010                $0
   51        7,100         11/30/2010                 China Buffet                  6,016          6/30/2013          $402,250
   52        7,800          9/19/2009            Yamato Restaurant #2030            6,510          2/28/2010                $0
   53         N/A              N/A                         N/A                       N/A              N/A                   $0
   54         N/A              N/A                         N/A                       N/A              N/A                   $0
   55        11,107         4/30/2010                 RSM McGaldrey                 10,454         6/30/2009           $17,940
   56         N/A              N/A                         N/A                       N/A              N/A                   $0
   57        8,400          5/31/2007          AAA American Mortgage Corp.          5,833          3/31/2006           $70,926
   58         N/A              N/A                         N/A                       N/A              N/A             $850,000
   59        10,800        10/31/2009        Progressive Capital Management         7,970          3/14/2008                $0
   60        63,923         4/30/2010                      N/A                       N/A              N/A                   $0
   61         N/A              N/A                         N/A                       N/A              N/A             $115,000
   62        16,989         3/31/2006                 Cici's Pizza                  4,184          4/30/2010                $0
   63        21,000        10/31/2008                Pier 1 Imports                 9,958          8/31/2009                $0
   64        8,640         11/30/2008                US Post Office                 4,711          7/31/2009                $0
   65         N/A              N/A                         N/A                       N/A              N/A                   $0
   66        4,200          9/14/2008                The Little Gym                 3,750         10/25/2008                $0
   67         N/A              N/A                         N/A                       N/A              N/A                   $0
   68         N/A              N/A                         N/A                       N/A              N/A                   $0
   69        7,073          6/30/2006              First Stop Hardware              6,400          5/31/2006                $0
   70         N/A              N/A                         N/A                       N/A              N/A                   $0
   71         N/A              N/A                         N/A                       N/A              N/A                   $0
   72        5,850          6/30/2007               Washington Mutual               4,200         10/31/2010                $0
   73        10,080        10/31/2007            Sharon's Hallmark Shop             4,112          2/28/2007        $1,000,000
   74         N/A              N/A                         N/A                       N/A              N/A             $500,000
   75         N/A              N/A                         N/A                       N/A              N/A               $2,106
   76         N/A              N/A                         N/A                       N/A              N/A               $3,427
   77         N/A              N/A                         N/A                       N/A              N/A               $5,106
   78         N/A              N/A                         N/A                       N/A              N/A               $2,500
   79         N/A              N/A                         N/A                       N/A              N/A                   $0
   80        8,400          8/31/2012             SW Pizza Streetsboro              4,500          8/31/2014                $0
   81         N/A              N/A                         N/A                       N/A              N/A             $345,000
   82        5,728          1/31/2016               Wender & Roberts                5,000          7/31/2008           $30,000
   83         N/A              N/A                         N/A                       N/A              N/A                   $0
   84         N/A              N/A                         N/A                       N/A              N/A                   $0
   85        9,332          7/31/2006                Dollar General                 8,060          1/31/2008          $125,000
   86         N/A              N/A                         N/A                       N/A              N/A                   $0
   87        5,724         12/31/2008               Integral Consult                4,658          2/14/2009                $0
   88        3,000         12/31/2010                  Century 21                   2,400          5/31/2009                $0
   89         N/A              N/A                         N/A                       N/A              N/A                   $0
   90        22,688         1/31/2010                      N/A                       N/A              N/A                   $0
   91         N/A              N/A                         N/A                       N/A              N/A             $100,000
   92        9,742          4/30/2007           Webb Scarlett deVlam, LLP           8,988          8/31/2008                $0
   93         N/A              N/A                         N/A                       N/A              N/A                   $0
   94         N/A              N/A                         N/A                       N/A              N/A                   $0
   95         N/A              N/A                         N/A                       N/A              N/A                   $0
   96        9,724          8/31/2007             Spectre Gaming, Inc.              6,114          5/31/2006                $0
   97         N/A              N/A                         N/A                       N/A              N/A                   $0
   98         N/A              N/A                         N/A                       N/A              N/A                   $0
   99         N/A              N/A                         N/A                       N/A              N/A                   $0
   100       4,000         12/31/2008             Moe's Southwest Grill             2,369          1/31/2014                $0
   101        N/A              N/A                         N/A                       N/A              N/A              $93,750
   102        N/A              N/A                         N/A                       N/A              N/A             $600,000
   103       4,000          8/31/2010             Town Center Cleaners              2,500          7/31/2007                $0
   104        N/A              N/A                         N/A                       N/A              N/A                   $0
   105       6,472          3/15/2007            Horton Insurance Agency            6,184          5/1/2006            $35,000
   106        N/A              N/A                         N/A                       N/A              N/A                   $0
   107        N/A              N/A                         N/A                       N/A              N/A                   $0
   108        N/A              N/A                         N/A                       N/A              N/A                   $0
   109       4,816          2/28/2011            Habernero's Restuarante            4,757          7/31/2015                $0
   110       75,000         1/31/2008                      N/A                       N/A              N/A             $446,875
   111        N/A              N/A                         N/A                       N/A              N/A             $130,000
   112        N/A              N/A                         N/A                       N/A              N/A                   $0
   113       7,006         12/31/2005           Flamingo Seismic Solution           5,724          8/31/2009                $0
   114                                                                                                                      $0
  114A        N/A              N/A                         N/A                       N/A              N/A
  114B        N/A              N/A                         N/A                       N/A              N/A
   115        N/A              N/A                         N/A                       N/A              N/A             $260,000
   116       20,000         1/31/2011           Wine and Spirits (Mastro)           14,612        11/30/2012                $0
   117        N/A              N/A                         N/A                       N/A              N/A                   $0
   118        N/A              N/A                         N/A                       N/A              N/A                   $0
   119       6,715          4/30/2009               Wells Fargo Bank                4,800          1/31/2008          $142,008
   120       3,000          1/31/2007                  Hudson Bank                  2,000         12/31/2006                $0
   121        N/A              N/A                         N/A                       N/A              N/A                   $0
   122        N/A              N/A                         N/A                       N/A              N/A                   $0
   123       6,527          8/31/2015                  Hello Mommy                  2,103          3/31/2007                $0
   124       15,240         7/31/2007            Brookshire Brothers #2             11,498        12/31/2015                $0
   125        N/A              N/A                         N/A                       N/A              N/A                   $0
   126       3,200          2/28/2013               Wahoo's Fish Taco               2,991          4/30/2009           $28,959
   127        N/A              N/A                         N/A                       N/A              N/A                   $0
   128        N/A              N/A                         N/A                       N/A              N/A                   $0
   129        N/A              N/A                         N/A                       N/A              N/A                   $0
   130       8,689          4/30/2010              NH-Cherokee Imaging              8,012          7/31/2008                $0
   131        N/A              N/A                         N/A                       N/A              N/A                   $0
   132        N/A              N/A                         N/A                       N/A              N/A                   $0
   133       2,682          6/30/2010         Stewart Title of Oregon, Inc.         2,432          4/30/2010          $121,644
   134       5,816         12/31/2010              National City Bank               4,651         11/30/2010                $0
   135        N/A              N/A                         N/A                       N/A              N/A              $80,000
   136        N/A              N/A                         N/A                       N/A              N/A                   $0
   137        N/A              N/A                         N/A                       N/A              N/A                   $0
   138       8,078         11/30/2008                    Adaptec                    3,673          4/30/2007                $0
   139        N/A              N/A                         N/A                       N/A              N/A                   $0
   140       5,498         11/25/2009              Charmin Charlie LLC              4,611          8/31/2017                $0
   141        N/A              N/A                         N/A                       N/A              N/A                   $0
   142       2,930          3/31/2010            Michael W. Buskirk DDS             2,538          5/31/2011                $0
   143        N/A              N/A                         N/A                       N/A              N/A                   $0
   144        N/A              N/A                         N/A                       N/A              N/A                   $0
   145        N/A              N/A                         N/A                       N/A              N/A                   $0
   146        N/A              N/A                         N/A                       N/A              N/A                   $0
   147       6,350         10/31/2006                  Moda Latina                  2,480          9/30/2008                $0
   148        N/A              N/A                         N/A                       N/A              N/A                   $0
   149       4,080         10/31/2007               Flirt Hair Design               3,300          1/31/2007                $0
   150       3,000          2/28/2010            Michael Graves, D.V.M.             3,000          2/28/2011           $15,937
   151       16,234        10/31/2010         African International Mkt Pl          2,500          9/30/2008            $5,208
   152       1,200          5/31/2009              Koala Wahoo Tanning              1,200         10/31/2009                $0
   153        N/A              N/A                         N/A                       N/A              N/A                   $0
   154       3,780         11/30/2009             Starbucks Corporation             1,207          8/31/2012                $0
   155       4,845          7/31/2007                   Bank One                    3,350          9/30/2013                $0
   156       3,600          5/31/2020             Jennifer Russell, DDS             3,000          6/30/2014           $28,953
   157        N/A              N/A                         N/A                       N/A              N/A                   $0
   158       3,025          3/31/2006                     Patel                     2,915          2/28/2010                $0
   159                                                                                                                      $0
  159A        N/A              N/A                         N/A                       N/A              N/A
  159B        N/A              N/A                         N/A                       N/A              N/A
  159C        N/A              N/A                         N/A                       N/A              N/A
  159D        N/A              N/A                         N/A                       N/A              N/A
  159E        N/A              N/A                         N/A                       N/A              N/A
  159F        N/A              N/A                         N/A                       N/A              N/A
   160       6,859          9/30/2009                    Bronkos                    5,971         12/31/2009                $0
   161       3,850          5/31/2014              Mattress Warehouse               2,843         11/30/2010        $37,456.92
   162       6,000         12/31/2019                Tuesday Morning                6,000          7/15/2010                $0
   163       5,002         12/31/2009            Richard E. Hodge, Inc.             3,785          3/31/2007                $0
   164       4,000          12/3/2006     John M. Mosby, DMD and Marilyn Mosby      1,650             MTM                   $0
   165        N/A              N/A                         N/A                       N/A              N/A                   $0
   166        N/A              N/A                         N/A                       N/A              N/A             $139,000
   167       2,225          5/31/2010           Starbucks Coffee Co. #543           1,815          4/30/2008                $0
   168        N/A              N/A                         N/A                       N/A              N/A                   $0
   169       3,210          3/31/2006              Arigato Restaurant               2,200          5/31/2010                $0
   170       3,350         12/31/2009              Just Imagine, Inc.               3,240          8/31/2014                $0
   171        N/A              N/A                         N/A                       N/A              N/A                   $0
   172        N/A              N/A                         N/A                       N/A              N/A                   $0
   173        N/A              N/A                         N/A                       N/A              N/A                   $0
   174        N/A              N/A                         N/A                       N/A              N/A              $72,283
   175                                                                                                                      $0
  175A       5,600          3/31/2008                Robert Bromley                 4,000          3/31/2008
  175B       3,524          7/31/2009                  Steaks 2 Go                  1,264          7/31/2009
  175C       3,000         10/25/2008                      N/A                       N/A              N/A
   176       4,162          5/31/2006         Brunning & Stang Construction         2,732          6/30/2009                $0
   177       17,250        10/31/2009                      N/A                       N/A              N/A                   $0
   178       4,149         12/31/2006      The Great Oak Mortgage Corporation       3,222          2/28/2008          $250,000
   179        N/A              N/A                         N/A                       N/A              N/A                   $0
   180        N/A              N/A                         N/A                       N/A              N/A                   $0
   181        N/A              N/A                         N/A                       N/A              N/A                   $0
   182       4,256          1/31/2010        Cuts Fitness for Men and Women         3,600          9/30/2010                $0
   183       1,230          9/30/2009                Maximo Villarta                1,121          2/28/2006                $0
   184        N/A              N/A                         N/A                       N/A              N/A                   $0
   185                                                                                                                      $0
  185A        N/A              N/A                         N/A                       N/A              N/A
  185B        N/A              N/A                         N/A                       N/A              N/A
   186        N/A              N/A                         N/A                       N/A              N/A                   $0
   187       4,053         10/31/2024                   Chipotle                    2,507         11/30/2019                $0
   188       6,000          8/31/2010                 Blevins Dance                 2,000          7/31/2007           $54,500
   189       6,845         10/31/2017                CCM Homes, LLC                 3,903          6/30/2015                $0
   190       1,282          6/23/2015             Underground Furniture              989           1/9/2010            $45,000
   191        N/A              N/A                         N/A                       N/A              N/A                   $0
   192        N/A              N/A                         N/A                       N/A              N/A                   $0
   193        N/A              N/A                         N/A                       N/A              N/A               $1,983
   194        N/A              N/A                         N/A                       N/A              N/A                   $0
   195       1,672          4/30/2010                 Dunkin Donuts                 1,320          1/31/2016  (32)          $0
   196        N/A              N/A                         N/A                       N/A              N/A                   $0
   197       5,500          2/28/2008                  Nail World                   1,725          2/28/2010                $0
   198       2,400          5/31/2006                Cucina Toscana                 2,000          4/30/2010                $0
   199       4,143          8/31/2007                 Payless Shoes                 2,980          6/1/2006                 $0
   200       3,600          1/31/2007              Big League Burgers               2,740          1/31/2008                $0
   201       7,500          6/30/2006         Cars/Corona Collision Repair          7,450          8/31/2008                $0
   202       2,850          9/30/2009                  Radio Shack                  2,640          7/31/2010                $0
   203       3,560          7/31/2007           ValMer Land Title Agency            3,377          3/31/2007                $0
   204       2,000         12/31/2009                    Quiznos                    1,588         12/31/2009                $0
   205       4,800          2/28/2009              Friedman's Jewelers              2,000          9/30/2008                $0
   206       4,950          9/27/2014              Sally Beauty Supply              1,500          9/30/2009                $0
   207       2,778         11/30/2009                    Subway                     1,400         10/15/2007                $0
   208        N/A              N/A                         N/A                       N/A              N/A                   $0
   209       1,500          5/28/2014                   Dr. Shows                   1,400          3/31/2009            $6,942
   210        N/A              N/A                         N/A                       N/A              N/A                   $0
   211       2,476          3/31/2006              Sugi International               2,245          4/14/2010                $0
   212       1,965          8/31/2010                Edventure, LLC                 1,760          5/31/2010                $0
   213       3,400          2/9/2010                    Gamestop                    1,600         12/15/2009                $0
   214        N/A              N/A                         N/A                       N/A              N/A                   $0
   215       1,945         11/30/2008              Coldstone Creamery               1,820          9/30/2008                $0
   216       3,640          1/31/2009                 Payless Shoes                 2,800          9/30/2009                $0
   217       2,200          7/31/2006            Prudential Realty-Hemig            2,040          5/31/2008                $0
   218       1,950         10/31/2009               Hot Spot Tanning                1,950          4/30/2010            $6,000
   219        N/A              N/A                         N/A                       N/A              N/A                   $0
   220        N/A              N/A                         N/A                       N/A              N/A                   $0
   221       1,752          6/30/2010               Chris Durham, DVM               1,566          3/31/2007                $0
   222       1,920          4/30/2010              Fred Loya Insurance              1,200          5/31/2010           $18,432
   223       1,735          2/28/2007         Smokey's Discount Cigarettes          1,600         12/31/2005                $0
   224       3,123          3/31/2006           The Environmental Company           2,000          1/17/2007                $0
   225       2,100          8/31/2010               Northern Ohio Eye               1,500          8/31/2007                $0
   226        N/A              N/A                         N/A                       N/A              N/A                   $0
   227        N/A              N/A                         N/A                       N/A              N/A                   $0
   228        N/A              N/A                         N/A                       N/A              N/A                   $0
   229        N/A              N/A                         N/A                       N/A              N/A                   $0

Total/Weighted Average:




            Initial Other                                                                                           Contractual
            Reserve                                                                                                    Other
     #      Description                                                                                              Reserve
----------------------------------------------------------------------------------------------------------------------------------
     1      Rent Abatement Reserve                                                                                           $0
     2      N/A                                                                                                              $0
     3      N/A                                                                                                              $0
     4      Scheduled Renovations Reserve                                                                                    $0
    4A
    4B
    4C
    4D
     5      General Reserve - for 3rd party, otherwise unreimbursed TI/LC, capex, marketing,                                 $0
            and other similar costs that enhance and benefit the subject property.
     6      Construction Advance                                                                                             $0
     7      General Reserve - for 3rd party, otherwise unreimbursed TI/LC, capex, marketing,                                 $0
            and other similar costs that enhance and benefit the subject property.
     8      N/A                                                                                                              $0
     9      N/A                                                                                                              $0
    10      N/A                                                                                                              $0
    11      AJ Rollover Reserve                                                                                          $6,250
    12      N/A                                                                                                              $0
    13      N/A                                                                                                              $0
    14      N/A                                                                                                              $0
    15      N/A                                                                                                              $0
    16      N/A                                                                                                              $0
    17      N/A                                                                                                              $0
    18      N/A                                                                                                              $0
    19      N/A                                                                                                              $0
    20      N/A                                                                                                              $0
    21      N/A                                                                                                              $0
    22      N/A                                                                                                              $0
    23      N/A                                                                                                              $0
    24      N/A                                                                                                            $117
    25      N/A                                                                                                              $0
    26      Sunflower Reserve                                                                                                $0
    27      N/A                                                                                                              $0
    28      N/A                                                                                                              $0
    29      N/A                                                                                                              $0
    30      N/A                                                                                                              $0
    31      N/A                                                                                                              $0
    32      N/A                                                                                                              $0
    33      N/A                                                                                                              $0
    34      N/A                                                                                                              $0
    35      N/A                                                                                                              $0
    36      N/A                                                                                                              $0
    37      N/A                                                                                                              $0
    38      Renovation Reserve                                                                                               $0
    39      Renovation Reserve                                                                                               $0
    40      N/A                                                                                                              $0
    41      N/A                                                                                                              $0
    42      N/A                                                                                                              $0
    43      N/A                                                                                                              $0
    44      N/A                                                                                                              $0
    45      Renovation Reserve                                                                                               $0
    46      N/A                                                                                                              $0
    47      Harris Teeter Reserve                                                                                            $0
    48      N/A                                                                                                              $0
    49      N/A                                                                                                              $0
    50      N/A                                                                                                              $0
    51      Completion Reserve ($327,250) and Immediate Rollover Reserve ($75,000)                                           $0
    52      N/A                                                                                                              $0
    53      N/A                                                                                                              $0
    54      N/A                                                                                                              $0
    55      Reid & Hellyer's Tenant Improvement                                                                              $0
    56      N/A                                                                                                              $0
    57      Open Permits Reserve                                                                                             $0
    58      Renovation Reserve                                                                                               $0
    59      N/A                                                                                                              $0
    60      N/A                                                                                                              $0
    61      Renovation Reserve                                                                                               $0
    62      N/A                                                                                                         $12,333
    63      N/A                                                                                                              $0
    64      N/A                                                                                                              $0
    65      N/A                                                                                                              $0
    66      N/A                                                                                                              $0
    67      N/A                                                                                                              $0
    68      N/A                                                                                                              $0
    69      N/A                                                                                                              $0
    70      N/A                                                                                                              $0
    71      N/A                                                                                                              $0
    72      N/A                                                                                                         $10,833
    73      Renovation Reserve                                                                                               $0
    74      Renovation Reserve                                                                                               $0
    75      Termite Reserve                                                                                                  $0
    76      Termite Reserve                                                                                                  $0
    77      Termite Reserve                                                                                                  $0
    78      Excessive Moisture and Wood-Destroying Fungi Reserve                                                             $0
    79      N/A                                                                                                              $0
    80      N/A                                                                                                              $0
    81      Renovation Reserve                                                                                               $0
    82      Tijuana Flats TILC Reserve                                                                                       $0
    83      N/A                                                                                                              $0
    84      N/A                                                                                                              $0
    85      Eckerds Early Termination Escrow                                                                                 $0
    86      N/A                                                                                                              $0
    87      N/A                                                                                                              $0
    88      N/A                                                                                                              $0
    89      N/A                                                                                                              $0
    90      N/A                                                                                                              $0
    91      Renovation Reserve                                                                                               $0
    92      N/A                                                                                                              $0
    93      N/A                                                                                                              $0
    94      N/A                                                                                                              $0
    95      N/A                                                                                                              $0
    96      N/A                                                                                                              $0
    97      N/A                                                                                                              $0
    98      N/A                                                                                                              $0
    99      N/A                                                                                                              $0
    100     N/A                                                                                                              $0
    101     Culvert Repairs Reserve                                                                                          $0
    102     Renovation Reserve                                                                                               $0
    103     N/A                                                                                                              $0
    104     N/A                                                                                                              $0
    105     Certificates of Occupancy Escrow ($25,000) and Transfer of Debt Escrow ($10,000)                                 $0
    106     N/A                                                                                                              $0
    107     N/A                                                                                                              $0
    108     N/A                                                                                                              $0
    109     N/A                                                                                                              $0
    110     Rent Holdback for prepaid rent                                                                                   $0
    111      Renovation Reserve                                                                                              $0
    112     N/A                                                                                                              $0
    113     N/A                                                                                                              $0
    114     N/A                                                                                                              $0
   114A
   114B
    115     Renovation Reserve                                                                                               $0
    116     N/A                                                                                                              $0
    117     N/A                                                                                                              $0
    118     N/A                                                                                                              $0
    119     Arni's Rent Reserve ($24,374) and Specific Tenant Reserve ($117,634)                                             $0
    120     N/A                                                                                                              $0
    121     N/A                                                                                                              $0
    122     N/A                                                                                                              $0
    123     N/A                                                                                                              $0
    124     N/A                                                                                                              $0
    125     N/A                                                                                                              $0
    126     Rent Holdback for A Touch of Ambiance                                                                            $0
    127     N/A                                                                                                              $0
    128     N/A                                                                                                              $0
    129     N/A                                                                                                              $0
    130     N/A                                                                                                              $0
    131     N/A                                                                                                              $0
    132     N/A                                                                                                              $0
    133     Kinko's Reserve                                                                                                  $0
    134     N/A                                                                                                              $0
    135     Exelon Dispute Reserve                                                                                           $0
    136     N/A                                                                                                              $0
    137     N/A                                                                                                              $0
    138     N/A                                                                                                              $0
    139     N/A                                                                                                              $0
    140     N/A                                                                                                              $0
    141     N/A                                                                                                              $0
    142     N/A                                                                                                              $0
    143     N/A                                                                                                              $0
    144     N/A                                                                                                              $0
    145     N/A                                                                                                              $0
    146     N/A                                                                                                              $0
    147     N/A                                                                                                              $0
    148     N/A                                                                                                              $0
    149     N/A                                                                                                              $0
    150     Michael Graves Reserve                                                                                           $0
    151     Omnibus Reserve                                                                                                  $0
    152     N/A                                                                                                              $0
    153     N/A                                                                                                              $0
    154     N/A                                                                                                              $0
    155     N/A                                                                                                              $0
    156     Mechanics Lien Escrow                                                                                            $0
    157     N/A                                                                                                              $0
    158     N/A                                                                                                              $0
    159     N/A                                                                                                              $0
   159A
   159B
   159C
   159D
   159E
   159F
    160     N/A                                                                                                              $0
    161     Holdback Escrow Deposit ($21,739.48) and Specific Leasing Commission Escrow ($15,717,44)                         $0
    162     N/A                                                                                                              $0
    163     N/A                                                                                                              $0
    164     N/A                                                                                                              $0
    165     N/A                                                                                                              $0
    166     Renovation Reserve                                                                                               $0
    167     N/A                                                                                                              $0
    168     N/A                                                                                                              $0
    169     N/A                                                                                                              $0
    170     N/A                                                                                                              $0
    171     N/A                                                                                                              $0
    172     N/A                                                                                                              $0
    173     N/A                                                                                                              $0
    174     Seasonality Reserve                                                                                          $6,571
    175     N/A                                                                                                              $0
   175A
   175B
   175C
    176     N/A                                                                                                              $0
    177     N/A                                                                                                              $0
    178     Liquidity Reserve - Borrower shall maintain $250,000.00 in cash reserves, until the earlier of:                  $0
            (a) FiTech renews or extends its lease at a market rental rate and for a minimum term of at least three (3) years or (b) FiTech vacates its space.
    179     N/A                                                                                                              $0
    180     N/A                                                                                                              $0
    181     N/A                                                                                                              $0
    182     N/A                                                                                                              $0
    183     N/A                                                                                                              $0
    184     N/A                                                                                                              $0
    185     N/A                                                                                                              $0
   185A
   185B
    186     N/A                                                                                                              $0
    187     N/A                                                                                                              $0
    188     $32,500 Lease Holdback Reserve and $22,000 Paving Sub-Reserve                                                    $0
    189     N/A                                                                                                              $0
    190     Washington Mutual Rent Reserve                                                                                   $0
    191     N/A                                                                                                              $0
    192     N/A                                                                                                              $0
    193     Tax Lien Reserve                                                                                                 $0
    194     N/A                                                                                                              $0
    195     N/A                                                                                                              $0
    196     N/A                                                                                                              $0
    197     N/A                                                                                                              $0
    198     N/A                                                                                                              $0
    199     N/A                                                                                                              $0
    200     N/A                                                                                                              $0
    201     N/A                                                                                                              $0
    202     N/A                                                                                                              $0
    203     N/A                                                                                                              $0
    204     N/A                                                                                                              $0
    205     N/A                                                                                                              $0
    206     N/A                                                                                                              $0
    207     N/A                                                                                                              $0
    208     N/A                                                                                                              $0
    209     Lease Holdback Reserve                                                                                           $0
    210     N/A                                                                                                              $0
    211     N/A                                                                                                              $0
    212     N/A                                                                                                              $0
    213     N/A                                                                                                              $0
    214     N/A                                                                                                              $0
    215     N/A                                                                                                              $0
    216     N/A                                                                                                              $0
    217     N/A                                                                                                              $0
    218     Hot Spot Tanning Reserve                                                                                         $0
    219     N/A                                                                                                              $0
    220     N/A                                                                                                              $0
    221     N/A                                                                                                              $0
    222     Vacant Space Reserve                                                                                             $0
    223     N/A                                                                                                              $0
    224     N/A                                                                                                              $0
    225     N/A                                                                                                              $0
    226     N/A                                                                                                              $0
    227     N/A                                                                                                              $0
    228     N/A                                                                                                              $0
    229     N/A                                                                                                              $0

Total/Weighted Average:




            Contractual
            Other Reserve                                                                                             Letter of
     #      Description                                                                                                 Credit
----------------------------------------------------------------------------------------------------------------------------------
     1      N/A                                                                                                              $0
     2      N/A                                                                                                              $0
     3      N/A                                                                                                              $0
     4      N/A                                                                                                              $0
    4A
    4B
    4C
    4D
     5      N/A                                                                                                              $0
     6      N/A                                                                                                              $0
     7      N/A                                                                                                              $0
     8      N/A                                                                                                              $0
     9      N/A                                                                                                              $0
    10      N/A                                                                                                              $0
    11      EF Lease Rollover Reserve                                                                                        $0
    12      N/A                                                                                                              $0
    13      N/A                                                                                                              $0
    14      N/A                                                                                                              $0
    15      N/A                                                                                                              $0
    16      N/A                                                                                                              $0
    17      N/A                                                                                                              $0
    18      N/A                                                                                                      $1,900,000
    19      N/A                                                                                                              $0
    20      N/A                                                                                                              $0
    21      N/A                                                                                                              $0
    22      N/A                                                                                                              $0
    23      N/A                                                                                                      $1,600,000
    24      Environmental Monitoring Reserve                                                                                 $0
    25      N/A                                                                                                        $334,020
    26      N/A                                                                                                              $0
    27      N/A                                                                                                              $0
    28      N/A                                                                                                              $0
    29      N/A                                                                                                              $0
    30      N/A                                                                                                              $0
    31      N/A                                                                                                              $0
    32      N/A                                                                                                              $0
    33      N/A                                                                                                              $0
    34      N/A                                                                                                              $0
    35      N/A                                                                                                              $0
    36      N/A                                                                                                              $0
    37      N/A                                                                                                              $0
    38      N/A                                                                                                              $0
    39      N/A                                                                                                              $0
    40      N/A                                                                                                              $0
    41      N/A                                                                                                              $0
    42      N/A                                                                                                              $0
    43      N/A                                                                                                              $0
    44      N/A                                                                                                              $0
    45      N/A                                                                                                              $0
    46      N/A                                                                                                              $0
    47      N/A                                                                                                              $0
    48      N/A                                                                                                              $0
    49      N/A                                                                                                              $0
    50      N/A                                                                                                              $0
    51      N/A                                                                                                              $0
    52      N/A                                                                                                              $0
    53      N/A                                                                                                              $0
    54      N/A                                                                                                      $1,050,000
    55      N/A                                                                                                              $0
    56      N/A                                                                                                              $0
    57      N/A                                                                                                        $250,000
    58      N/A                                                                                                              $0
    59      N/A                                                                                                              $0
    60      N/A                                                                                                              $0
    61      N/A                                                                                                              $0
    62      Commencing on 10/11/05, and with each payment to 9/11/07, $12,333.33; to be used for                             $0
            Omnibus space TI/LC and general cap ex.  Such reserve is capped at $50,000, commencing on 10/11/07.  If balance is less than cap, monthly payments shall continue.
    63      N/A                                                                                                              $0
    64      N/A                                                                                                              $0
    65      N/A                                                                                                              $0
    66      N/A                                                                                                              $0
    67      N/A                                                                                                              $0
    68      N/A                                                                                                              $0
    69      N/A                                                                                                              $0
    70      N/A                                                                                                              $0
    71      N/A                                                                                                              $0
    72      Omnibus Reserve                                                                                                  $0
    73      N/A                                                                                                              $0
    74      N/A                                                                                                              $0
    75      N/A                                                                                                              $0
    76      N/A                                                                                                              $0
    77      N/A                                                                                                              $0
    78      N/A                                                                                                              $0
    79      N/A                                                                                                              $0
    80      N/A                                                                                                              $0
    81      N/A                                                                                                              $0
    82      N/A                                                                                                              $0
    83      N/A                                                                                                        $855,600
    84      N/A                                                                                                              $0
    85      N/A                                                                                                              $0
    86      N/A                                                                                                              $0
    87      N/A                                                                                                              $0
    88      N/A                                                                                                              $0
    89      N/A                                                                                                              $0
    90      N/A                                                                                                              $0
    91      N/A                                                                                                              $0
    92      N/A                                                                                                              $0
    93      N/A                                                                                                              $0
    94      N/A                                                                                                              $0
    95      N/A                                                                                                              $0
    96      N/A                                                                                                              $0
    97      N/A                                                                                                              $0
    98      N/A                                                                                                              $0
    99      N/A                                                                                                              $0
    100     N/A                                                                                                              $0
    101     N/A                                                                                                              $0
    102     N/A                                                                                                              $0
    103     N/A                                                                                                              $0
    104     N/A                                                                                                              $0
    105     N/A                                                                                                              $0
    106     N/A                                                                                                              $0
    107     N/A                                                                                                              $0
    108     N/A                                                                                                              $0
    109     N/A                                                                                                              $0
    110     N/A                                                                                                              $0
    111     N/A                                                                                                              $0
    112     N/A                                                                                                              $0
    113     N/A                                                                                                              $0
    114     N/A                                                                                                              $0
   114A
   114B
    115     N/A                                                                                                              $0
    116     N/A                                                                                                              $0
    117     N/A                                                                                                              $0
    118     N/A                                                                                                              $0
    119     N/A                                                                                                              $0
    120     N/A                                                                                                              $0
    121     N/A                                                                                                              $0
    122     N/A                                                                                                              $0
    123     N/A                                                                                                              $0
    124     N/A                                                                                                              $0
    125     N/A                                                                                                              $0
    126     N/A                                                                                                              $0
    127     N/A                                                                                                              $0
    128     N/A                                                                                                              $0
    129     N/A                                                                                                              $0
    130     N/A                                                                                                              $0
    131     N/A                                                                                                              $0
    132     N/A                                                                                                              $0
    133     N/A                                                                                                              $0
    134     N/A                                                                                                              $0
    135     N/A                                                                                                              $0
    136     N/A                                                                                                              $0
    137     N/A                                                                                                              $0
    138     N/A                                                                                                              $0
    139     N/A                                                                                                              $0
    140     N/A                                                                                                              $0
    141     N/A                                                                                                              $0
    142     N/A                                                                                                              $0
    143     N/A                                                                                                              $0
    144     N/A                                                                                                              $0
    145     N/A                                                                                                              $0
    146     N/A                                                                                                              $0
    147     N/A                                                                                                              $0
    148     N/A                                                                                                              $0
    149     N/A                                                                                                              $0
    150     N/A                                                                                                              $0
    151     N/A                                                                                                              $0
    152     N/A                                                                                                              $0
    153     N/A                                                                                                              $0
    154     N/A                                                                                                              $0
    155     N/A                                                                                                        $200,000
    156     N/A                                                                                                              $0
    157     N/A                                                                                                              $0
    158     N/A                                                                                                              $0
    159     N/A                                                                                                              $0
   159A
   159B
   159C
   159D
   159E
   159F
    160     N/A                                                                                                              $0
    161     N/A                                                                                                              $0
    162     N/A                                                                                                              $0
    163     N/A                                                                                                              $0
    164     N/A                                                                                                              $0
    165     N/A                                                                                                              $0
    166     N/A                                                                                                              $0
    167     N/A                                                                                                              $0
    168     N/A                                                                                                              $0
    169     N/A                                                                                                              $0
    170     N/A                                                                                                              $0
    171     N/A                                                                                                              $0
    172     N/A                                                                                                              $0
    173     N/A                                                                                                              $0
    174     Seasonality Reserve                                                                                              $0
    175     N/A                                                                                                              $0
   175A
   175B
   175C
    176     N/A                                                                                                              $0
    177     N/A                                                                                                              $0
    178     N/A                                                                                                              $0
    179     N/A                                                                                                              $0
    180     N/A                                                                                                              $0
    181     N/A                                                                                                              $0
    182     N/A                                                                                                              $0
    183     N/A                                                                                                              $0
    184     N/A                                                                                                              $0
    185     N/A                                                                                                              $0
   185A
   185B
    186     N/A                                                                                                              $0
    187     N/A                                                                                                              $0
    188     N/A                                                                                                              $0
    189     N/A                                                                                                              $0
    190     N/A                                                                                                              $0
    191     N/A                                                                                                              $0
    192     N/A                                                                                                              $0
    193     N/A                                                                                                              $0
    194     N/A                                                                                                              $0
    195     N/A                                                                                                              $0
    196     N/A                                                                                                              $0
    197     N/A                                                                                                              $0
    198     N/A                                                                                                              $0
    199     N/A                                                                                                              $0
    200     N/A                                                                                                              $0
    201     N/A                                                                                                              $0
    202     N/A                                                                                                              $0
    203     N/A                                                                                                              $0
    204     N/A                                                                                                              $0
    205     N/A                                                                                                              $0
    206     N/A                                                                                                              $0
    207     N/A                                                                                                              $0
    208     N/A                                                                                                              $0
    209     N/A                                                                                                              $0
    210     N/A                                                                                                              $0
    211     N/A                                                                                                              $0
    212     N/A                                                                                                              $0
    213     N/A                                                                                                              $0
    214     N/A                                                                                                              $0
    215     N/A                                                                                                              $0
    216     N/A                                                                                                              $0
    217     N/A                                                                                                              $0
    218     N/A                                                                                                              $0
    219     N/A                                                                                                              $0
    220     N/A                                                                                                              $0
    221     N/A                                                                                                              $0
    222     N/A                                                                                                              $0
    223     N/A                                                                                                              $0
    224     N/A                                                                                                              $0
    225     N/A                                                                                                              $0
    226     N/A                                                                                                              $0
    227     N/A                                                                                                              $0
    228     N/A                                                                                                              $0
    229     N/A                                                                                                              $0

Total/Weighted Average:




            Letter
            of Credit                                                                                                   Earnout
     #      Description                                                                                                  Amount
----------------------------------------------------------------------------------------------------------------------------------
     1      N/A                                                                                                               $0
     2      N/A                                                                                                               $0
     3      N/A                                                                                                               $0
     4      N/A                                                                                                               $0
    4A
    4B
    4C
    4D
     5      N/A                                                                                                               $0
     6      N/A                                                                                                               $0
     7      N/A                                                                                                               $0
     8      N/A                                                                                                               $0
     9      N/A                                                                                                               $0
    10      N/A                                                                                                               $0
    11      N/A                                                                                                               $0
    12      N/A                                                                                                               $0
    13      N/A                                                                                                               $0
    14      N/A                                                                                                               $0
    15      N/A                                                                                                               $0
    16      N/A                                                                                                               $0
    17      N/A                                                                                                               $0
    18      Release upon: i) DSCR >= 1.15x, and ii) no event of default.                                                      $0
    19      N/A                                                                                                               $0
    20      N/A                                                                                                               $0
    21      N/A                                                                                                               $0
    22      N/A                                                                                                               $0
    23      Release upon: i) lease 8,000 sf of vacant space, ii) achieve a DSCR >= 1.20x and iii) No event of default.        $0
    24      N/A                                                                                                               $0
    25      Earthlink and Leon Max Security Deposit                                                                           $0
    26      N/A                                                                                                               $0
    27      N/A                                                                                                               $0
    28      N/A                                                                                                               $0
    29      N/A                                                                                                               $0
    30      N/A                                                                                                               $0
    31      N/A                                                                                                               $0
    32      N/A                                                                                                               $0
    33      N/A                                                                                                               $0
    34      N/A                                                                                                               $0
    35      N/A                                                                                                               $0
    36      N/A                                                                                                               $0
    37      N/A                                                                                                               $0
    38      N/A                                                                                                               $0
    39      N/A                                                                                                               $0
    40      N/A                                                                                                               $0
    41      N/A                                                                                                               $0
    42      N/A                                                                                                               $0
    43      N/A                                                                                                               $0
    44      N/A                                                                                                               $0
    45      N/A                                                                                                               $0
    46      N/A                                                                                                               $0
    47      N/A                                                                                                       $1,000,000
    48      N/A                                                                                                               $0
    49      N/A                                                                                                               $0
    50      N/A                                                                                                               $0
    51      N/A                                                                                                               $0
    52      N/A                                                                                                               $0
    53      N/A                                                                                                               $0
    54       Release upon: i) DSCR >= 1.15x, and ii) no event of default.                                                     $0
    55      N/A                                                                                                               $0
    56      N/A                                                                                                               $0
    57      TILC Letter of Credit                                                                                             $0
    58      N/A                                                                                                               $0
    59      N/A                                                                                                       $1,200,000
    60      N/A                                                                                                         $375,000
    61      N/A                                                                                                               $0
    62      N/A                                                                                                               $0
    63      N/A                                                                                                               $0
    64      N/A                                                                                                               $0
    65      N/A                                                                                                               $0
    66      N/A                                                                                                               $0
    67      N/A                                                                                                               $0
    68      N/A                                                                                                               $0
    69      N/A                                                                                                          $25,000
    70      N/A                                                                                                         $225,000
    71      N/A                                                                                                               $0
    72      N/A                                                                                                               $0
    73      N/A                                                                                                               $0
    74      N/A                                                                                                               $0
    75      N/A                                                                                                               $0
    76      N/A                                                                                                               $0
    77      N/A                                                                                                               $0
    78      N/A                                                                                                               $0
    79      N/A                                                                                                               $0
    80      N/A                                                                                                               $0
    81      N/A                                                                                                               $0
    82      N/A                                                                                                         $315,244
    83      Renovation Reserve Letter of Credit                                                                               $0
    84      N/A                                                                                                               $0
    85      N/A                                                                                                         $700,000
    86      N/A                                                                                                               $0
    87      N/A                                                                                                               $0
    88      N/A                                                                                                               $0
    89      N/A                                                                                                               $0
    90      N/A                                                                                                               $0
    91      N/A                                                                                                               $0
    92      N/A                                                                                                               $0
    93      N/A                                                                                                               $0
    94      N/A                                                                                                               $0
    95      N/A                                                                                                               $0
    96      N/A                                                                                                               $0
    97      N/A                                                                                                               $0
    98      N/A                                                                                                               $0
    99      N/A                                                                                                               $0
    100     N/A                                                                                                         $550,000
    101     N/A                                                                                                               $0
    102     N/A                                                                                                               $0
    103     N/A                                                                                                               $0
    104     N/A                                                                                                               $0
    105     N/A                                                                                                               $0
    106     N/A                                                                                                               $0
    107     N/A                                                                                                               $0
    108     N/A                                                                                                         $780,000
    109     N/A                                                                                                         $500,000
    110     N/A                                                                                                               $0
    111     N/A                                                                                                               $0
    112     N/A                                                                                                         $250,000
    113     N/A                                                                                                               $0
    114     N/A                                                                                                               $0
   114A
   114B
    115     N/A                                                                                                               $0
    116     N/A                                                                                                               $0
    117     N/A                                                                                                               $0
    118     N/A                                                                                                               $0
    119     N/A                                                                                                               $0
    120     N/A                                                                                                               $0
    121     N/A                                                                                                               $0
    122     N/A                                                                                                               $0
    123     N/A                                                                                                               $0
    124     N/A                                                                                                               $0
    125     N/A                                                                                                               $0
    126     N/A                                                                                                               $0
    127     N/A                                                                                                               $0
    128     N/A                                                                                                               $0
    129     N/A                                                                                                               $0
    130     N/A                                                                                                               $0
    131     N/A                                                                                                               $0
    132     N/A                                                                                                               $0
    133     N/A                                                                                                               $0
    134     N/A                                                                                                               $0
    135     N/A                                                                                                               $0
    136     N/A                                                                                                         $680,000
    137     N/A                                                                                                               $0
    138     N/A                                                                                                               $0
    139     N/A                                                                                                               $0
    140     N/A                                                                                                       $1,800,000
    141     N/A                                                                                                               $0
    142     N/A                                                                                                               $0
    143     N/A                                                                                                               $0
    144     N/A                                                                                                               $0
    145     N/A                                                                                                               $0
    146     N/A                                                                                                               $0
    147     N/A                                                                                                               $0
    148     N/A                                                                                                               $0
    149     N/A                                                                                                               $0
    150     N/A                                                                                                               $0
    151     N/A                                                                                                               $0
    152     N/A                                                                                                          $68,000
    153     N/A                                                                                                               $0
    154     N/A                                                                                                               $0
    155     Release upon i)economic vacancy <= 8%, ii) EGI >= $613,000, and iii) no event of default.                         $0
    156     N/A                                                                                                               $0
    157     N/A                                                                                                               $0
    158     N/A                                                                                                               $0
    159     N/A                                                                                                               $0
   159A
   159B
   159C
   159D
   159E
   159F
    160     N/A                                                                                                               $0
    161     N/A                                                                                                               $0
    162     N/A                                                                                                               $0
    163     N/A                                                                                                         $248,000
    164     N/A                                                                                                               $0
    165     N/A                                                                                                               $0
    166     N/A                                                                                                               $0
    167     N/A                                                                                                               $0
    168     N/A                                                                                                               $0
    169     N/A                                                                                                               $0
    170     N/A                                                                                                               $0
    171     N/A                                                                                                               $0
    172     N/A                                                                                                               $0
    173     N/A                                                                                                               $0
    174     N/A                                                                                                               $0
    175     N/A                                                                                                               $0
   175A
   175B
   175C
    176     N/A                                                                                                               $0
    177     N/A                                                                                                               $0
    178     N/A                                                                                                               $0
    179     N/A                                                                                                               $0
    180     N/A                                                                                                               $0
    181     N/A                                                                                                         $200,000
    182     N/A                                                                                                         $400,000
    183     N/A                                                                                                               $0
    184     N/A                                                                                                               $0
    185     N/A                                                                                                               $0
   185A
   185B
    186     N/A                                                                                                               $0
    187     N/A                                                                                                               $0
    188     N/A                                                                                                               $0
    189     N/A                                                                                                               $0
    190     N/A                                                                                                         $355,000
    191     N/A                                                                                                               $0
    192     N/A                                                                                                               $0
    193     N/A                                                                                                               $0
    194     N/A                                                                                                               $0
    195     N/A                                                                                                         $200,000
    196     N/A                                                                                                               $0
    197     N/A                                                                                                               $0
    198     N/A                                                                                                               $0
    199     N/A                                                                                                               $0
    200     N/A                                                                                                               $0
    201     N/A                                                                                                               $0
    202     N/A                                                                                                               $0
    203     N/A                                                                                                               $0
    204     N/A                                                                                                               $0
    205     N/A                                                                                                               $0
    206     N/A                                                                                                               $0
    207     N/A                                                                                                               $0
    208     N/A                                                                                                               $0
    209     N/A                                                                                                               $0
    210     N/A                                                                                                               $0
    211     N/A                                                                                                               $0
    212     N/A                                                                                                               $0
    213     N/A                                                                                                               $0
    214     N/A                                                                                                               $0
    215     N/A                                                                                                               $0
    216     N/A                                                                                                               $0
    217     N/A                                                                                                               $0
    218     N/A                                                                                                          $75,000
    219     N/A                                                                                                               $0
    220     N/A                                                                                                               $0
    221     N/A                                                                                                               $0
    222     N/A                                                                                                               $0
    223     N/A                                                                                                               $0
    224     N/A                                                                                                               $0
    225     N/A                                                                                                               $0
    226     N/A                                                                                                               $0
    227     N/A                                                                                                               $0
    228     N/A                                                                                                               $0
    229     N/A                                                                                                               $0

Total/Weighted Average:






            Earnout                                                                                     Additional   Additional
            Amount                                                                                      Collateral   Collateral
     #      Description                                                                                   Amount     Event Date
----------------------------------------------------------------------------------------------------------------------------------
     1      N/A                                                                                                N/A          N/A
     2      N/A                                                                                                N/A          N/A
     3      N/A                                                                                                N/A          N/A
     4      N/A                                                                                                N/A          N/A
    4A
    4B
    4C
    4D
     5      N/A                                                                                                N/A          N/A
     6      N/A                                                                                                N/A          N/A
     7      N/A                                                                                                N/A          N/A
     8      N/A                                                                                                N/A          N/A
     9      N/A                                                                                                N/A          N/A
    10      N/A                                                                                                N/A          N/A
    11      N/A                                                                                                N/A          N/A
    12      N/A                                                                                                N/A          N/A
    13      N/A                                                                                                N/A          N/A
    14      N/A                                                                                                N/A          N/A
    15      N/A                                                                                                N/A          N/A
    16      N/A                                                                                                N/A          N/A
    17      N/A                                                                                                N/A          N/A
    18      N/A                                                                                                N/A          N/A
    19      N/A                                                                                                N/A          N/A
    20      N/A                                                                                                N/A          N/A
    21      N/A                                                                                                N/A          N/A
    22      N/A                                                                                                N/A          N/A
    23      N/A                                                                                         $1,600,000    3/31/2007
    24      N/A                                                                                                N/A          N/A
    25      N/A                                                                                                N/A          N/A
    26      N/A                                                                                                N/A          N/A
    27      N/A                                                                                                N/A          N/A
    28      N/A                                                                                                N/A          N/A
    29      N/A                                                                                                N/A          N/A
    30      N/A                                                                                                N/A          N/A
    31      N/A                                                                                                N/A          N/A
    32      N/A                                                                                                N/A          N/A
    33      N/A                                                                                                N/A          N/A
    34      N/A                                                                                                N/A          N/A
    35      N/A                                                                                                N/A          N/A
    36      N/A                                                                                                N/A          N/A
    37      N/A                                                                                                N/A          N/A
    38      N/A                                                                                                N/A          N/A
    39      N/A                                                                                                N/A          N/A
    40      N/A                                                                                                N/A          N/A
    41      N/A                                                                                                N/A          N/A
    42      N/A                                                                                                N/A          N/A
    43      N/A                                                                                                N/A          N/A
    44      N/A                                                                                                N/A          N/A
    45      N/A                                                                                                N/A          N/A
    46      N/A                                                                                                N/A          N/A
    47      Release upon: (i) proof upon completion of Additional Improvements, (ii) Additional         $1,000,000     5/4/2007
            Improvements are 80% occupied with a rental rate >= $17.50/SF and (iii) DSCR >= 1.20x.
    48      N/A                                                                                                N/A          N/A
    49      N/A                                                                                                N/A          N/A
    50      N/A                                                                                                N/A          N/A
    51      N/A                                                                                                N/A          N/A
    52      N/A                                                                                                N/A          N/A
    53      N/A                                                                                                N/A          N/A
    54      N/A                                                                                                N/A          N/A
    55      N/A                                                                                                N/A          N/A
    56      N/A                                                                                                N/A          N/A
    57      N/A                                                                                                N/A          N/A
    58      N/A                                                                                                N/A          N/A
    59      Miles Holdback Reserve: Release upon satisfying the Occupancy Conditions.                          N/A          N/A
    60      Release upon:  i) No event of Default, ii) New leases must have a minimum 5 year term,        $375,000     5/7/2007
            iii) Property maintains 93% occupancy and suffers no adverse changes to the property.
    61      N/A                                                                                                N/A          N/A
    62      N/A                                                                                                N/A          N/A
    63      N/A                                                                                                N/A          N/A
    64      N/A                                                                                                N/A          N/A
    65      N/A                                                                                                N/A          N/A
    66      N/A                                                                                                N/A          N/A
    67      N/A                                                                                                N/A          N/A
    68      N/A                                                                                                N/A          N/A
    69      McDade's Grocery Reserve                                                                           N/A          N/A
    70      Release upon: (i) LTV <= 80%, (ii) DSCR >= 1.20x and (iii) no event of default.               $225,000   10/11/2006
    71      N/A                                                                                                N/A          N/A
    72      N/A                                                                                                N/A          N/A
    73      N/A                                                                                                N/A          N/A
    74      N/A                                                                                                N/A          N/A
    75      N/A                                                                                                N/A          N/A
    76      N/A                                                                                                N/A          N/A
    77      N/A                                                                                                N/A          N/A
    78      N/A                                                                                                N/A          N/A
    79      N/A                                                                                                N/A          N/A
    80      N/A                                                                                                N/A          N/A
    81      N/A                                                                                                N/A          N/A
    82      Moda Earnout Reserve ($230,000), Tijuana Flats Earnout Reserve ($85,244). Release upon:       $315,244    9/30/2006
            i) satisfying the Moda Disbursement Conditions, ii) satisfying the Tijuana Flats
            Disbursements Conditions, and iii) no event of default.
    83      N/A                                                                                                N/A          N/A
    84      N/A                                                                                                N/A          N/A
    85      Released upon all three tenants in occupancy, paying rent,                                    $700,000     7/1/2006
            and open for business by  January 1, 2006.
    86      N/A                                                                                                N/A          N/A
    87      N/A                                                                                                N/A          N/A
    88      N/A                                                                                                N/A          N/A
    89      N/A                                                                                                N/A          N/A
    90      N/A                                                                                                N/A          N/A
    91      N/A                                                                                                N/A          N/A
    92      N/A                                                                                                N/A          N/A
    93      N/A                                                                                                N/A          N/A
    94      N/A                                                                                                N/A          N/A
    95      N/A                                                                                                N/A          N/A
    96      N/A                                                                                                N/A          N/A
    97      N/A                                                                                                N/A          N/A
    98      N/A                                                                                                N/A          N/A
    99      N/A                                                                                                N/A          N/A
    100     Released upon: (i) DSCR >= 1.20x and (ii) any new lease shall not be for less than            $550,000    3/31/2006
            $26 psf (triple net) or less than a term of three years.
    101     N/A                                                                                                N/A          N/A
    102     N/A                                                                                                N/A          N/A
    103     N/A                                                                                                N/A          N/A
    104     N/A                                                                                                N/A          N/A
    105     N/A                                                                                                N/A          N/A
    106     N/A                                                                                                N/A          N/A
    107     N/A                                                                                                N/A          N/A
    108     Release upon i) no default ii) DSCR >= 1.20x.                                                 $780,000    9/12/2006
    109     Release upon: i) execution of a qualifying lease with respect to 4,757 sf                     $500,000   12/12/2005
            (currently occupied by Julian Escamilla), and ii) no event of default.
    110     N/A                                                                                                N/A          N/A
    111     N/A                                                                                                N/A          N/A
    112     Release upon NOI >= $231,827 for 3 consecutive months.                                        $250,000   11/11/2005
    113     N/A                                                                                                N/A          N/A
    114     N/A                                                                                                N/A          N/A
   114A
   114B
    115     N/A                                                                                                N/A          N/A
    116     N/A                                                                                                N/A          N/A
    117     N/A                                                                                                N/A          N/A
    118     N/A                                                                                                N/A          N/A
    119     N/A                                                                                                N/A          N/A
    120     N/A                                                                                                N/A          N/A
    121     N/A                                                                                                N/A          N/A
    122     N/A                                                                                                N/A          N/A
    123     N/A                                                                                                N/A          N/A
    124     N/A                                                                                                N/A          N/A
    125     N/A                                                                                                N/A          N/A
    126     N/A                                                                                                N/A          N/A
    127     N/A                                                                                                N/A          N/A
    128     N/A                                                                                                N/A          N/A
    129     N/A                                                                                                N/A          N/A
    130     N/A                                                                                                N/A          N/A
    131     N/A                                                                                                N/A          N/A
    132     N/A                                                                                                N/A          N/A
    133     N/A                                                                                                N/A          N/A
    134     N/A                                                                                                N/A          N/A
    135     N/A                                                                                                N/A          N/A
    136     Outstanding Issues Deposit                                                                         N/A          N/A
    137     N/A                                                                                                N/A          N/A
    138     N/A                                                                                                N/A          N/A
    139     N/A                                                                                                N/A          N/A
    140     Release upon: (i) Charlie's Secret and Charming Charlie's space being occupied                     N/A          N/A
            (ii)tenants paying rent and (iii) delivery of estoppel certificates.
    141     N/A                                                                                                N/A          N/A
    142     N/A                                                                                                N/A          N/A
    143     N/A                                                                                                N/A          N/A
    144     N/A                                                                                                N/A          N/A
    145     N/A                                                                                                N/A          N/A
    146     N/A                                                                                                N/A          N/A
    147     N/A                                                                                                N/A          N/A
    148     N/A                                                                                                N/A          N/A
    149     N/A                                                                                                N/A          N/A
    150     N/A                                                                                                N/A          N/A
    151     N/A                                                                                                N/A          N/A
    152     Release upon: i) Borrower's execution and provision to Lender of one or more                       N/A          N/A
            Qualifying Leases with respect to at least three of the five currently vacant spaces, each 1,200 square feet, and ii) no event of default.
    153     N/A                                                                                                N/A          N/A
    154     N/A                                                                                                N/A          N/A
    155     N/A                                                                                                N/A          N/A
    156     N/A                                                                                                N/A          N/A
    157     N/A                                                                                                N/A          N/A
    158     N/A                                                                                                N/A          N/A
    159     N/A                                                                                                N/A          N/A
   159A
   159B
   159C
   159D
   159E
   159F
    160     N/A                                                                                                N/A          N/A
    161     N/A                                                                                                N/A          N/A
    162     N/A                                                                                                N/A          N/A
    163     Release upon: i) After Midnight Lease is executed, ii) Occupancy >= 90%,                      $248,000    2/18/2006
            iii) DSCR >= 1.20x, and iv) no event of default.
    164     N/A                                                                                                N/A          N/A
    165     N/A                                                                                                N/A          N/A
    166     N/A                                                                                                N/A          N/A
    167     N/A                                                                                                N/A          N/A
    168     N/A                                                                                                N/A          N/A
    169     N/A                                                                                                N/A          N/A
    170     N/A                                                                                                N/A          N/A
    171     N/A                                                                                                N/A          N/A
    172     N/A                                                                                                N/A          N/A
    173     N/A                                                                                                N/A          N/A
    174     N/A                                                                                                N/A          N/A
    175     N/A                                                                                                N/A          N/A
   175A
   175B
   175C
    176     N/A                                                                                                N/A          N/A
    177     N/A                                                                                                N/A          N/A
    178     N/A                                                                                                N/A          N/A
    179     N/A                                                                                                N/A          N/A
    180     N/A                                                                                                N/A          N/A
    181     Release upon: i) Base Rent >= $134,525.25 for 3 months, ii) Expenses <= $68,116.25            $200,000    9/30/2006
            and iii) no event of default.
    182     Release upon: i) occupancy >= 90%, ii) DSCR >= 1.25x and iii) CUTS Fitness for Men            $400,000    1/19/2006
            and Women are in full occupancy.
    183     N/A                                                                                                N/A          N/A
    184     N/A                                                                                                N/A          N/A
    185     N/A                                                                                                N/A          N/A
   185A
   185B
    186     N/A                                                                                                N/A          N/A
    187     N/A                                                                                                N/A          N/A
    188     N/A                                                                                                N/A          N/A
    189     N/A                                                                                                N/A          N/A
    190     Release upon: i) DSCR >= 1.25x, and ii) occupancy >=95%.                                      $355,000   12/27/2005
    191     N/A                                                                                                N/A          N/A
    192     N/A                                                                                                N/A          N/A
    193     N/A                                                                                                N/A          N/A
    194     N/A                                                                                                N/A          N/A
    195     Release upon: i) delivery of Dunkin Donut Tenant Estoppel, ii) evidence of                    $200,000     2/1/2006
            Dunkin Donuts' tenant improvements have been completed and iii) no event of default.
    196     N/A                                                                                                N/A          N/A
    197     N/A                                                                                                N/A          N/A
    198     N/A                                                                                                N/A          N/A
    199     N/A                                                                                                N/A          N/A
    200     N/A                                                                                                N/A          N/A
    201     N/A                                                                                                N/A          N/A
    202     N/A                                                                                                N/A          N/A
    203     N/A                                                                                                N/A          N/A
    204     N/A                                                                                                N/A          N/A
    205     N/A                                                                                                N/A          N/A
    206     N/A                                                                                                N/A          N/A
    207     N/A                                                                                                N/A          N/A
    208     N/A                                                                                                N/A          N/A
    209     N/A                                                                                                N/A          N/A
    210     N/A                                                                                                N/A          N/A
    211     N/A                                                                                                N/A          N/A
    212     N/A                                                                                                N/A          N/A
    213     N/A                                                                                                N/A          N/A
    214     N/A                                                                                                N/A          N/A
    215     N/A                                                                                                N/A          N/A
    216     N/A                                                                                                N/A          N/A
    217     N/A                                                                                                N/A          N/A
    218     Release upon: i) Hot Spot Tanning taking occupancy, ii) No event of default                    $75,000    2/10/2006
            and iii) an estoppel stating that tenant is paying rent in full.
    219     N/A                                                                                                N/A          N/A
    220     N/A                                                                                                N/A          N/A
    221     N/A                                                                                                N/A          N/A
    222     N/A                                                                                                N/A          N/A
    223     N/A                                                                                                N/A          N/A
    224     N/A                                                                                                N/A          N/A
    225     N/A                                                                                                N/A          N/A
    226     N/A                                                                                                N/A          N/A
    227     N/A                                                                                                N/A          N/A
    228     N/A                                                                                                N/A          N/A
    229     N/A                                                                                                N/A          N/A

Total/Weighted Average:




            Additional                                                                                        Existing Secured
            Collateral                                                                                     Secondary Financing
     #      Description                                                                                      or Mezzanine Debt
---------------------------------------------------------------------------------------------------------------------------------
     1      N/A                                                                                                            N/A
     2      N/A                                                                                                   $532,847,990
     3      N/A                                                                                                            N/A
     4      N/A                                                                                                            N/A
    4A
    4B
    4C
    4D
     5      N/A                                                                                                     $9,312,750
     6      N/A                                                                                                            N/A
     7      N/A                                                                                                     $5,637,000
     8      N/A                                                                                                    $14,060,000
     9      N/A                                                                                                            N/A
    10      N/A                                                                                                            N/A
    11      N/A                                                                                                            N/A
    12      N/A                                                                                                            N/A
    13      N/A                                                                                                            N/A
    14      N/A                                                                                                            N/A
    15      N/A                                                                                                     $2,350,000
    16      N/A                                                                                                            N/A
    17      N/A                                                                                                            N/A
    18      N/A                                                                                                            N/A
    19      N/A                                                                                                            N/A
    20      N/A                                                                                                            N/A
    21      N/A                                                                                                            N/A
    22      N/A                                                                                                            N/A
    23      Release upon: i) lease 8,000 sf of vacant space, ii) achieve a DSCR >= 1.20x                                   N/A
            and iii) No event of default.
    24      N/A                                                                                                            N/A
    25      N/A                                                                                                            N/A
    26      N/A                                                                                                            N/A
    27      N/A                                                                                                     $1,530,000
    28      N/A                                                                                                            N/A
    29      N/A                                                                                                            N/A
    30      N/A                                                                                                            N/A
    31      N/A                                                                                                            N/A
    32      N/A                                                                                                            N/A
    33      N/A                                                                                                            N/A
    34      N/A                                                                                                            N/A
    35      N/A                                                                                                     $1,425,000
    36      N/A                                                                                                            N/A
    37      N/A                                                                                                            N/A
    38      N/A                                                                                                     $1,717,000
    39      N/A                                                                                                     $1,150,000
    40      N/A                                                                                                     $1,280,000
    41      N/A                                                                                                            N/A
    42      N/A                                                                                                            N/A
    43      N/A                                                                                                            N/A
    44      N/A                                                                                                            N/A
    45      N/A                                                                                                            N/A
    46      N/A                                                                                                            N/A
    47      Release upon: (i) proof upon completion of Additional Improvements, (ii) Additional                            N/A
            Improvements are 80% occupied with a rental rate >= $17.50/SF and (iii) DSCR >= 1.20x.
    48      N/A                                                                                                            N/A
    49      N/A                                                                                                            N/A
    50      N/A                                                                                                            N/A
    51      N/A                                                                                                            N/A
    52      N/A                                                                                                            N/A
    53      N/A                                                                                                            N/A
    54      N/A                                                                                                            N/A
    55      N/A                                                                                                            N/A
    56      N/A                                                                                                            N/A
    57      N/A                                                                                                            N/A
    58      N/A                                                                                                            N/A
    59      N/A                                                                                                            N/A
    60      Release upon:  i) No event of Default, ii) New leases must have a minimum 5 year term,                         N/A
            iii) Property maintains 93% occupancy and suffers no adverse changes to the property.
    61      N/A                                                                                                       $950,000
    62      N/A                                                                                                            N/A
    63      N/A                                                                                                            N/A
    64      N/A                                                                                                            N/A
    65      N/A                                                                                                            N/A
    66      N/A                                                                                                            N/A
    67      N/A                                                                                                            N/A
    68      N/A                                                                                                            N/A
    69      N/A                                                                                                            N/A
    70      Release upon: (i) LTV <= 80%, (ii) DSCR >= 1.20x and (iii) no event of default.                                N/A
    71      N/A                                                                                                       $610,000
    72      N/A                                                                                                            N/A
    73      N/A                                                                                                            N/A
    74      N/A                                                                                                     $1,150,000
    75      N/A                                                                                                            N/A
    76      N/A                                                                                                            N/A
    77      N/A                                                                                                            N/A
    78      N/A                                                                                                            N/A
    79      N/A                                                                                                            N/A
    80      N/A                                                                                                            N/A
    81      N/A                                                                                                       $940,000
    82      Release upon: i) satifying the Moda Disbursement Conditions, ii) satisfying                                    N/A
            the Tijuana Flats Disburements Conditions, and iii) no event of default.
    83      N/A                                                                                                            N/A
    84      N/A                                                                                                            N/A
    85      Released upon all three tenants in occupancy, paying rent,                                                     N/A
            and open for business by  January 1, 2006.
    86      N/A                                                                                                            N/A
    87      N/A                                                                                                            N/A
    88      N/A                                                                                                            N/A
    89      N/A                                                                                                            N/A
    90      N/A                                                                                                            N/A
    91      N/A                                                                                                       $645,000
    92      N/A                                                                                                            N/A
    93      N/A                                                                                                            N/A
    94      N/A                                                                                                            N/A
    95      N/A                                                                                                       $450,000
    96      N/A                                                                                                            N/A
    97      N/A                                                                                                            N/A
    98      N/A                                                                                                            N/A
    99      N/A                                                                                                       $447,500
    100     Released upon: (i) DSCR >= 1.20x and (ii) any new lease shall not be for less                                  N/A
            than $26 psf (triple net) or less than a term of three years.
    101     N/A                                                                                                            N/A
    102     N/A                                                                                                            N/A
    103     N/A                                                                                                            N/A
    104     N/A                                                                                                            N/A
    105     N/A                                                                                                            N/A
    106     N/A                                                                                                            N/A
    107     N/A                                                                                                            N/A
    108     Release upon i) no default ii) DSCR >= 1.20x.                                                                  N/A
    109     Release upon: i) execution of a qualifying lease with respect to 4,757 sf                                      N/A
            (currently occupied by Julian Escamilla), and ii) no event of default.
    110     N/A                                                                                                            N/A
    111     N/A                                                                                                       $805,000
    112     Release upon NOI >= $231,827 for 3 consecutive months.                                                         N/A
    113     N/A                                                                                                            N/A
    114     N/A                                                                                                            N/A
   114A
   114B
    115     N/A                                                                                                       $710,000
    116     N/A                                                                                                            N/A
    117     N/A                                                                                                            N/A
    118     N/A                                                                                                            N/A
    119     N/A                                                                                                            N/A
    120     N/A                                                                                                            N/A
    121     N/A                                                                                                            N/A
    122     N/A                                                                                                            N/A
    123     N/A                                                                                                            N/A
    124     N/A                                                                                                            N/A
    125     N/A                                                                                                            N/A
    126     N/A                                                                                                            N/A
    127     N/A                                                                                                            N/A
    128     N/A                                                                                                            N/A
    129     N/A                                                                                                            N/A
    130     N/A                                                                                                            N/A
    131     N/A                                                                                                            N/A
    132     N/A                                                                                                            N/A
    133     N/A                                                                                                            N/A
    134     N/A                                                                                                            N/A
    135     N/A                                                                                                            N/A
    136     N/A                                                                                                            N/A
    137     N/A                                                                                                            N/A
    138     N/A                                                                                                            N/A
    139     N/A                                                                                                            N/A
    140     N/A                                                                                                            N/A
    141     N/A                                                                                                            N/A
    142     N/A                                                                                                            N/A
    143     N/A                                                                                                            N/A
    144     N/A                                                                                                            N/A
    145     N/A                                                                                                            N/A
    146     N/A                                                                                                            N/A
    147     N/A                                                                                                            N/A
    148     N/A                                                                                                            N/A
    149     N/A                                                                                                            N/A
    150     N/A                                                                                                            N/A
    151     N/A                                                                                                            N/A
    152     N/A                                                                                                            N/A
    153     N/A                                                                                                            N/A
    154     N/A                                                                                                            N/A
    155     N/A                                                                                                            N/A
    156     N/A                                                                                                            N/A
    157     N/A                                                                                                            N/A
    158     N/A                                                                                                            N/A
    159     N/A                                                                                                            N/A
   159A
   159B
   159C
   159D
   159E
   159F
    160     N/A                                                                                                            N/A
    161     N/A                                                                                                            N/A
    162     N/A                                                                                                            N/A
    163     Release upon: i) After Midnight Lease is executed, ii) Occupancy >= 90%,                                       N/A
            iii) DSCR >= 1.20x, and iv) no event of default.
    164     N/A                                                                                                            N/A
    165     N/A                                                                                                            N/A
    166     N/A                                                                                                            N/A
    167     N/A                                                                                                            N/A
    168     N/A                                                                                                            N/A
    169     N/A                                                                                                            N/A
    170     N/A                                                                                                            N/A
    171     N/A                                                                                                            N/A
    172     N/A                                                                                                            N/A
    173     N/A                                                                                                            N/A
    174     N/A                                                                                                            N/A
    175     N/A                                                                                                            N/A
   175A
   175B
   175C
    176     N/A                                                                                                            N/A
    177     N/A                                                                                                            N/A
    178     N/A                                                                                                            N/A
    179     N/A                                                                                                            N/A
    180     N/A                                                                                                            N/A
    181     Release upon: i) Base Rent >= $134,525.25 for 3 monts, ii) Expenses <= $68,116.25                              N/A
            and iii) no event of default.
    182     Release upon: i) occupancy >= 90%, ii) DSCR >= 1.25x and iii) CUTS Fitness                                     N/A
            for Men and Women are in full occupancy.
    183     N/A                                                                                                            N/A
    184     N/A                                                                                                            N/A
    185     N/A                                                                                                            N/A
   185A
   185B
    186     N/A                                                                                                            N/A
    187     N/A                                                                                                            N/A
    188     N/A                                                                                                            N/A
    189     N/A                                                                                                            N/A
    190     Release upon: i) DSCR >= 1.25x, and ii) occupancy >=95%.                                                       N/A
    191     N/A                                                                                                            N/A
    192     N/A                                                                                                            N/A
    193     N/A                                                                                                            N/A
    194     N/A                                                                                                            N/A
    195     Release upon: i) delivery of Dunkin Donut Tenant Estoppel, ii) eveidence of                                    N/A
            Dunkin Donuts Tis have been completed and iii) no event of default.
    196     N/A                                                                                                            N/A
    197     N/A                                                                                                            N/A
    198     N/A                                                                                                            N/A
    199     N/A                                                                                                            N/A
    200     N/A                                                                                                            N/A
    201     N/A                                                                                                            N/A
    202     N/A                                                                                                            N/A
    203     N/A                                                                                                            N/A
    204     N/A                                                                                                            N/A
    205     N/A                                                                                                            N/A
    206     N/A                                                                                                            N/A
    207     N/A                                                                                                            N/A
    208     N/A                                                                                                            N/A
    209     N/A                                                                                                            N/A
    210     N/A                                                                                                            N/A
    211     N/A                                                                                                            N/A
    212     N/A                                                                                                            N/A
    213     N/A                                                                                                            N/A
    214     N/A                                                                                                            N/A
    215     N/A                                                                                                            N/A
    216     N/A                                                                                                            N/A
    217     N/A                                                                                                            N/A
    218     Release upon: i) Hot Spot Tanning taking occupancy, ii) No event of default                                    N/A
            and iii) an estoppel stating that tenant is paying rent in full.
    219     N/A                                                                                                            N/A
    220     N/A                                                                                                            N/A
    221     N/A                                                                                                            N/A
    222     N/A                                                                                                            N/A
    223     N/A                                                                                                            N/A
    224     N/A                                                                                                            N/A
    225     N/A                                                                                                            N/A
    226     N/A                                                                                                            N/A
    227     N/A                                                                                                            N/A
    228     N/A                                                                                                            N/A
    229     N/A                                                                                                            N/A

Total/Weighted Average:




            Description of                                                                       Initial          Initial
            Existing Secured Secondary Financing                              Description        Replacement      Debt Service
     #      or Mezzanine Debt (12)                                            of Lockbox         Reserve          Reserve
--------------------------------------------------------------------------------------------------------------------------------
     1      N/A                                                               Springing                      $0            $0
     2      $50,000,000 Subordinate B-Note and $482,847,990 Mezzanine Debt    Hard                           $0            $0
     3      N/A                                                               Springing                      $0            $0
     4      N/A                                                               Hard                           $0            $0
    4A
    4B
    4C
    4D
     5      Mezzanine Debt                                                    Hard                           $0            $0
     6      N/A                                                               N/A                            $0    $1,607,425
     7      Mezzanine Debt                                                    Hard                           $0            $0
     8      Mezzanine Debt                                                    Hard                           $0            $0
     9      N/A                                                               Modified                       $0            $0
    10      N/A                                                               N/A                            $0            $0
    11      N/A                                                               Hard                           $0            $0
    12      N/A                                                               N/A                            $0            $0
    13      N/A                                                               Springing                $500,000            $0
    14      N/A                                                               Springing                      $0            $0
    15      Mezzanine Debt                                                    Hard                           $0            $0
    16      N/A                                                               N/A                            $0            $0
    17      N/A                                                               N/A                            $0            $0
    18      N/A                                                               N/A                            $0            $0
    19      N/A                                                               Springing                      $0            $0
    20      N/A                                                               Springing                      $0            $0
    21      N/A                                                               N/A                            $0            $0
    22      N/A                                                               Hard                           $0            $0
    23      N/A                                                               N/A                            $0            $0
    24      N/A                                                               N/A                            $0            $0
    25      N/A                                                               Hard                           $0            $0
    26      N/A                                                               N/A                            $0            $0
    27      Mezzanine Debt                                                    Hard                           $0            $0
    28      N/A                                                               Springing                      $0            $0
    29      N/A                                                               N/A                            $0            $0
    30      N/A                                                               N/A                            $0            $0
    31      N/A                                                               Springing                      $0            $0
    32      N/A                                                               N/A                     $8,333.00            $0
    33      N/A                                                               N/A                            $0            $0
    34      N/A                                                               Springing                      $0            $0
    35      Mezzanine Debt                                                    Hard                           $0            $0
    36      N/A                                                               N/A                            $0            $0
    37      N/A                                                               N/A                            $0            $0
    38      $945,000 Subordinate B-Note and $772,000 Mezzanine Debt           Hard                           $0            $0
    39      $1,020,000 Subordinate B-Note and $130,000 Mezzanine Debt         Hard                           $0            $0
    40      Mezzanine Debt                                                    Hard                           $0            $0
    41      N/A                                                               N/A                            $0            $0
    42      N/A                                                               N/A                        $7,333            $0
    43      N/A                                                               N/A                            $0            $0
    44      N/A                                                               Hard                           $0            $0
    45      N/A                                                               N/A                            $0            $0
    46      N/A                                                               N/A                       $11,526            $0
    47      N/A                                                               N/A                            $0            $0
    48      N/A                                                               N/A                       $19,547            $0
    49      N/A                                                               Springing                      $0            $0
    50      N/A                                                               N/A                            $0            $0
    51      N/A                                                               N/A                            $0            $0
    52      N/A                                                               Springing                      $0            $0
    53      N/A                                                               N/A                            $0            $0
    54      N/A                                                               N/A                            $0            $0
    55      N/A                                                               N/A                            $0            $0
    56      N/A                                                               N/A                            $0            $0
    57      N/A                                                               N/A                            $0            $0
    58      N/A                                                               N/A                            $0            $0
    59      N/A                                                               Springing                      $0            $0
    60      N/A                                                               N/A                        $1,620            $0
    61      $700,000 Subordinate B-Note and $250,000 Mezzanine Debt           Hard                           $0            $0
    62      N/A                                                               Springing                      $0            $0
    63      N/A                                                               N/A                            $0            $0
    64      N/A                                                               N/A                            $0            $0
    65      N/A                                                               Springing                      $0            $0
    66      N/A                                                               N/A                            $0            $0
    67      N/A                                                               N/A                            $0            $0
    68      N/A                                                               N/A                            $0            $0
    69      N/A                                                               N/A                            $0            $0
    70      N/A                                                               Springing                      $0            $0
    71      Subordinate B-Note                                                N/A                            $0            $0
    72      N/A                                                               Springing                      $0            $0
    73      N/A                                                               N/A                            $0            $0
    74      $615,000 Subordinate B-Note and $535,000 Mezzanine Debt           Hard                           $0            $0
    75      N/A                                                               N/A                            $0            $0
    76      N/A                                                               N/A                            $0            $0
    77      N/A                                                               N/A                            $0            $0
    78      N/A                                                               N/A                            $0            $0
    79      N/A                                                               Springing                      $0            $0
    80      N/A                                                               N/A                            $0            $0
    81      $550,000 Subordinate B-Note and $390,000 Mezzanine Debt           Hard                           $0            $0
    82      N/A                                                               N/A                            $0            $0
    83      N/A                                                               N/A                            $0            $0
    84      N/A                                                               Springing                      $0            $0
    85      N/A                                                               N/A                            $0            $0
    86      N/A                                                               N/A                            $0            $0
    87      N/A                                                               N/A                            $0            $0
    88      N/A                                                               N/A                      $325,000            $0
    89      N/A                                                               N/A                            $0            $0
    90      N/A                                                               Hard                           $0            $0
    91      $535,000 Subordinate B-Note and $110,000 Mezzanine Debt           Hard                           $0            $0
    92      N/A                                                               N/A                            $0            $0
    93      N/A                                                               Springing                      $0            $0
    94      N/A                                                               Springing                      $0            $0
    95      Subordinate B-Note                                                N/A                        $3,895            $0
    96      N/A                                                               N/A                            $0            $0
    97      N/A                                                               Springing                      $0            $0
    98      N/A                                                               Springing                      $0            $0
    99      Subordinate B-Note                                                N/A                            $0            $0
    100     N/A                                                               N/A                            $0            $0
    101     N/A                                                               Springing                      $0            $0
    102     N/A                                                               N/A                            $0            $0
    103     N/A                                                               N/A                            $0            $0
    104     N/A                                                               N/A                            $0            $0
    105     N/A                                                               N/A                          $958            $0
    106     N/A                                                               N/A                            $0            $0
    107     N/A                                                               N/A                            $0            $0
    108     N/A                                                               N/A                            $0            $0
    109     N/A                                                               N/A                            $0            $0
    110     N/A                                                               Springing                      $0            $0
    111     $405,000 Subordinate B-Note and $400,000 Mezzanine Debt           Hard                           $0            $0
    112     N/A                                                               N/A                            $0            $0
    113     N/A                                                               N/A                      $100,000            $0
    114     N/A                                                               N/A                            $0            $0
   114A
   114B
    115     $390,000 Subordinate B-Note and $320,000 Mezzanine Debt           Hard                           $0            $0
    116     N/A                                                               N/A                            $0            $0
    117     N/A                                                               N/A                            $0            $0
    118     N/A                                                               N/A                            $0            $0
    119     N/A                                                               N/A                            $0            $0
    120     N/A                                                               Springing                      $0            $0
    121     N/A                                                               N/A                            $0            $0
    122     N/A                                                               N/A                            $0            $0
    123     N/A                                                               N/A                          $756            $0
    124     N/A                                                               Springing                      $0            $0
    125     N/A                                                               N/A                            $0            $0
    126     N/A                                                               N/A                        $6,340            $0
    127     N/A                                                               N/A                            $0            $0
    128     N/A                                                               Springing                      $0            $0
    129     N/A                                                               Springing                 $28,275            $0
    130     N/A                                                               N/A                            $0            $0
    131     N/A                                                               Springing                      $0            $0
    132     N/A                                                               N/A                            $0            $0
    133     N/A                                                               Springing                      $0            $0
    134     N/A                                                               N/A                            $0            $0
    135     N/A                                                               N/A                            $0            $0
    136     N/A                                                               N/A                            $0            $0
    137     N/A                                                               N/A                            $0            $0
    138     N/A                                                               N/A                            $0            $0
    139     N/A                                                               N/A                            $0            $0
    140     N/A                                                               Hard                           $0            $0
    141     N/A                                                               N/A                            $0            $0
    142     N/A                                                               N/A                            $0            $0
    143     N/A                                                               N/A                        $1,750            $0
    144     N/A                                                               N/A                            $0            $0
    145     N/A                                                               Springing                      $0            $0
    146     N/A                                                               N/A                            $0            $0
    147     N/A                                                               N/A                            $0            $0
    148     N/A                                                               N/A                            $0            $0
    149     N/A                                                               N/A                            $0            $0
    150     N/A                                                               N/A                            $0            $0
    151     N/A                                                               Springing                      $0            $0
    152     N/A                                                               N/A                            $0            $0
    153     N/A                                                               N/A                            $0            $0
    154     N/A                                                               N/A                            $0            $0
    155     N/A                                                               N/A                            $0            $0
    156     N/A                                                               N/A                            $0            $0
    157     N/A                                                               Hard                           $0            $0
    158     N/A                                                               N/A                            $0            $0
    159     N/A                                                               N/A                            $0            $0
   159A
   159B
   159C
   159D
   159E
   159F
    160     N/A                                                               N/A                            $0            $0
    161     N/A                                                               N/A                          $276            $0
    162     N/A                                                               N/A                            $0            $0
    163     N/A                                                               N/A                            $0            $0
    164     N/A                                                               Springing                      $0            $0
    165     N/A                                                               N/A                          $444            $0
    166     N/A                                                               N/A                            $0            $0
    167     N/A                                                               N/A                            $0            $0
    168     N/A                                                               N/A                            $0            $0
    169     N/A                                                               N/A                            $0            $0
    170     N/A                                                               N/A                            $0            $0
    171     N/A                                                               Springing                      $0            $0
    172     N/A                                                               N/A                            $0            $0
    173     N/A                                                               N/A                            $0            $0
    174     N/A                                                               Springing                      $0            $0
    175     N/A                                                               N/A                            $0            $0
   175A
   175B
   175C
    176     N/A                                                               N/A                            $0            $0
    177     N/A                                                               Springing                      $0            $0
    178     N/A                                                               N/A                            $0            $0
    179     N/A                                                               N/A                            $0            $0
    180     N/A                                                               N/A                            $0            $0
    181     N/A                                                               N/A                            $0            $0
    182     N/A                                                               N/A                            $0            $0
    183     N/A                                                               N/A                            $0            $0
    184     N/A                                                               N/A                            $0            $0
    185     N/A                                                               N/A                            $0            $0
   185A
   185B
    186     N/A                                                               N/A                            $0            $0
    187     N/A                                                               N/A                            $0            $0
    188     N/A                                                               N/A                            $0            $0
    189     N/A                                                               N/A                            $0            $0
    190     N/A                                                               N/A                            $0            $0
    191     N/A                                                               Springing                      $0            $0
    192     N/A                                                               N/A                            $0            $0
    193     N/A                                                               N/A                            $0            $0
    194     N/A                                                               N/A                            $0            $0
    195     N/A                                                               N/A                            $0            $0
    196     N/A                                                               N/A                            $0            $0
    197     N/A                                                               N/A                            $0            $0
    198     N/A                                                               N/A                            $0            $0
    199     N/A                                                               N/A                            $0            $0
    200     N/A                                                               N/A                            $0            $0
    201     N/A                                                               N/A                            $0            $0
    202     N/A                                                               N/A                            $0            $0
    203     N/A                                                               N/A                            $0            $0
    204     N/A                                                               N/A                            $0            $0
    205     N/A                                                               N/A                            $0            $0
    206     N/A                                                               N/A                            $0            $0
    207     N/A                                                               N/A                            $0            $0
    208     N/A                                                               N/A                            $0            $0
    209     N/A                                                               N/A                            $0            $0
    210     N/A                                                               N/A                            $0            $0
    211     N/A                                                               N/A                            $0            $0
    212     N/A                                                               N/A                            $0            $0
    213     N/A                                                               N/A                            $0            $0
    214     N/A                                                               N/A                            $0            $0
    215     N/A                                                               N/A                            $0            $0
    216     N/A                                                               N/A                            $0            $0
    217     N/A                                                               N/A                            $0            $0
    218     N/A                                                               N/A                            $0            $0
    219     N/A                                                               N/A                            $0            $0
    220     N/A                                                               N/A                            $0            $0
    221     N/A                                                               N/A                            $0            $0
    222     N/A                                                               N/A                            $0            $0
    223     N/A                                                               N/A                            $0            $0
    224     N/A                                                               N/A                            $0            $0
    225     N/A                                                               N/A                       $12,400            $0
    226     N/A                                                               N/A                            $0            $0
    227     N/A                                                               N/A                            $0            $0
    228     N/A                                                               N/A                            $0            $0
    229     N/A                                                               N/A                            $0            $0

Total/Weighted Average:

(A) The Underlying Mortgage Loans secured by Intermountain - Fairfield Inn & Suites Lawton and Intermountain - Courtyard Wichita are cross-collateralized and cross-defaulted, respectively.

(B) The Underlying Mortgage Loans secured by Shady Acres Mobile Home Park, Royal Coach Mobile Home Park, and Mount Vista Mobile Home Park are cross-collateralized and cross-defaulted, respectively.

(C) The Underlying Mortgage Loans secured by CVS Drugstore Brandon and CVS Paris are cross-collateralized and cross-defaulted, respectively.

(D) The Underlying Mortgage Loans secured by Vons Pasadena and Vons Simi Valley are cross-collateralized and cross-defaulted, respectively.


(1)   Assumes a Cut-off Date in December 2005.

(2) At maturity with respect to Balloon Loans or at the ARD in the case of ARD Loans, there can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3) In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.

(4) In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

(5) U/W NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.

(6) U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans the combined U/W DSCR is presented for each and every related Underlying Mortgage Loan.

(7) Does not include springing reserves except to the extent that such reserve automatically commences on a specified date.

(8) For mortgage loans classified as interest only, the monthly payments represent the average of one full year of interest payments. For mortgage loans with an initial interest only term, the monthly payments represent the principal and interest payments due after the initial interest only term.

(9)   Anticipated Repayment Date.

(10)  Prepayment Provision as of Origination:
      Lock/(x) = Lockout or Defeasance for (x) payments
      YMA/(y) = Greater of Yield Maintenance Premium and A% Prepayment for (y) payments
      0.0%/(x) = Prepayable at par for (x) payments

(11)  "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

(12) With respect to any Mortgage Loans listed as having a "Subordinate B Note", calculations presented herein are based on the Senior A Note only.

(13) All principal amortizations are applied first to reduce the Senior Mortgage to zero. See principal payment schedule for the Senior Mortgage attached as Exhibit E in the Preliminary Prospectus Supplement. The Senior Mortgage is expected to be fully amortized by May 11, 2016.

(14) Monthly payment is based on the average of the total debt service for the first twelve months following the Cut-off Date as specified on the principal payment schedule attached as Exhibit E on the Preliminary Prospectus Supplement.

(15) Encel is occupying the Highland Industrial Property on a month to month basis since the expiration of its lease on October 31, 2005.

(16) On or prior to the 2010 and 2011 Deposit Deadlines, applicable to each tenant with lease expirations in those respective years, Borrower must deposit $10 times the total square footage to Lender in the absence of lease renewal or tenant replacement.

(17) On or prior to the 2007 and 2012 Deposit Deadlines, applicable to each tenant with lease expirations in those respective years, Borrower must deposit i) $214,872 plus $12 per rentable sf in 2007 and or ii)$170,556 plus $12 per rentable sf in 2012 in the absence of lease renewal or tenant replacement.

(18) Contractual TI/LC is reduced to $14,500 upon renewal of Radian International Lease

(19) Lockout Period is the earlier of four years from first payment date or 24 months from when the B-Note is securitized.

(20) The Contractual Recurring FF&E Reserve is 2% for first 24 payments and 4% thereafter.

(21) Commencing on the 37th payment, borrower shall deposit $675 monthly up to $25,000.

(22) The Contractual Recurring FF&E Reserve is 1% of monthly gross revenue for loan year 1; 2% of monthly gross revenue for loan year 2 and year 3, 3% of monthly gross revenue for loan year 4, 4% of monthly gross revenue thereafter.

(23) Borrower shall deposit $12,500 monthly from 1/11/2006 to 12/11/2006 and $6,500 monthly thereafter. The reserve shall be capped at $250,000 from 1/11/2006 to 12/11/2006 and $100,000 thereafter.

(24) The Contractual Recurring FF&E Reserve for the Marriott Courtyard Ocoee is 1% of gross revenues the first year, 2% the second year, 3% the third year and 4% thereafter until the FF&E reserve reaches an amount equal to 4% of gross revenues for the first three years of the loan.

(25)  The Oasis at Mesa Palms property is utilized as a senior living facility.

(26) Commencing on 1/11/2006, borrower shall deposit $1,500 per month up to $72,000.

(27) The Shops at Hardee Village property is anticipated to achieve a stabilization value $5,660,000 in June 2006.

(28) The cut off date loan to value ratio for The Shops at Hardee Village Mortgage Loan reflects the "As-Is" Appraised Value of $5,540,000. Per the Appraiser, Keystone Consulting Group, Inc., under prevailing market conditions, the property will achieve a stabilization value $5,660,000 in of June 2006.

(29) Commencing on 1/11/2006 payment, borrower shall deposit $1,500 per month up to $36,000.

(30)  Commencing on 7/11/2008, borrower shall make monthly payments of $2,244.

(31) The 6th and Union property has four two-bedroom units and one one-bedroom unit.

(32) The Dunkin Donuts expiration date is 10 years from the commencement date, which is expected to be 2/1/2006.

                                   EXHIBIT C-1

                       LIST OF ADDITIONAL COLLATERAL LOANS


                                                                                                  Additional
                                                                                    Additional    Collateral      Addl Coll
          Loan Name                Cut-off Balance        Loan Seller               Collateral      Amount       Event Date
------------------------------------------------------------------------------------------------------------------------------
Riverbend Marketplace              $    19,456,676   Column Financial, Inc.             Yes       $ 1,600,000     3/31/2007
Garden Creek Center                $    13,050,000   Column Financial, Inc.             Yes       $ 1,000,000     5/4/2007
Chester Industrial Park Building   $    10,500,000   KeyBank National Association       Yes       $   375,000     5/7/2007
Richmond Chase Apartments          $     9,740,000   Column Financial, Inc.             Yes       $   225,000    10/11/2006
Village Festival                   $     8,633,683   Column Financial, Inc.             Yes       $   315,244     9/30/2006
Cape Horn Shopping Center          $     8,200,000   Column Financial, Inc.             Yes       $   700,000     7/1/2006
Barrett Creek Plaza                $     7,125,000   Column Financial, Inc.             Yes       $   550,000     3/31/2006
Vintage Corona Apartments          $     6,600,000   Column Financial, Inc.             Yes       $   780,000     9/12/2006
Promenade Shopping Center          $     6,500,000   Column Financial, Inc.             Yes       $   500,000    12/12/2005
Kingsley Apartments                $     6,397,950   Column Financial, Inc.             Yes       $   250,000    11/11/2005
22809 Pacific Coast Highway        $     4,000,000   Column Financial, Inc.             Yes       $   248,000     2/18/2006
Arcadia Park Apartments            $     3,200,000   Column Financial, Inc.             Yes       $   200,000     9/30/2006
Broadview Crossings Center         $     3,196,446   Column Financial, Inc.             Yes       $   400,000     1/19/2006
Portico Shopping Center            $     2,700,000   Column Financial, Inc.             Yes       $   355,000    12/27/2005
59th and Ashland Retail            $     2,569,790   Column Financial, Inc.             Yes       $   200,000     2/1/2006
Upland Plaza Shops                 $     1,493,849   Column Financial, Inc.             Yes       $    75,000     2/10/2006




          Loan Name                                                      Addl Coll Desc
---------------------------------------------------------------------------------------------------------------------------------
Riverbend Marketplace                        Release upon: i) lease 8,000 sf of vacant space, ii) achieve a DSCR >= 1.20x and iii) No event of default.
Garden Creek Center                              Release upon: (i) proof upon completion of Additional Improvements,
                                             (ii) Additional Improvements are 80% occupied with a rental rate >= $17.50/SF and (iii) DSCR >= 1.20x.
Chester Industrial Park Building        Release upon: i) No event of Default, ii) New leases must have a minimum 5 year term,
                                         iii) Property maintains 93% occupancy and suffers no adverse changes to the property
Richmond Chase Apartments                   Release upon: (i) LTV <= 80%, (ii) DSCR >= 1.20x and (iii) no event of default.
Village Festival                            Release upon: i) satifying the Moda Disbursement Conditions, ii) satisfying the
                                                 Tijuana Flats Disburements Conditions, and iii) no event of default.
Cape Horn Shopping Center                  Released upon all three tenants in occupancy, paying rent, and open for business by January 1, 2006.
Barrett Creek Plaza                  Released upon: (i) DSCR >= 1.20x and (ii) any new lease shall not be for less than $26 psf
                                                            (triple net) or less than a term of three years.
Vintage Corona Apartments                                     Release upon i) no default ii) DSCR >= 1.20x.
Promenade Shopping Center               Release upon: i) execution of a qualifying lease with respect to 4,757 sf (currently occupied by Julian Escamilla), and ii) no event of default.
Kingsley Apartments                                     Release upon NOI >= $231,827 for 3 consecutive months.
22809 Pacific Coast Highway                   Release upon: i) After Midnight Lease is executed, ii) Occupancy >= 90%,
                                                            iii) DSCR >= 1.20x, and iv) no event of default.
Arcadia Park Apartments                   Release upon: i) Base Rent >= $134,525.25 for 3 monts, ii) Expenses <= $68,116.25 and iii) no event of default.
Broadview Crossings Center                   Release upon: i) occupancy >= 90%, ii) DSCR >= 1.25x and iii) CUTS Fitness for Men and Women are in full occupancy.
Portico Shopping Center                                 Release upon: i) DSCR >= 1.25x, and ii) occupancy >=95%.
59th and Ashland Retail                      Release upon: i) delivery of Dunkin Donut Tenant Estoppel, ii) eveidence of
                                                  Dunkin Donuts Tis have been completed and iii) no event of default.
Upland Plaza Shops                            Release upon: i) Hot Spot Tanning taking occupancy, ii) No event of default and iii) an estoppel stating that tenant is paying rent in full.

                                   EXHIBIT C-2

                             LIST OF MEZZANINE LOANS


             Loan Name                      Cut-off Balance                 Loan Seller                    Mezzanine Amount
-------------------------------------------------------------------------------------------------------------------------------
One Madison Avenue                          $   155,135,976    Column Financial, Inc.                      $    482,847,990
Preston Commons                             $    67,250,000    Hypo Real Estate Capital Corporation        $      9,312,750
Sterling Plaza                              $    47,250,000    Hypo Real Estate Capital Corporation        $      5,637,000
Thistle Landing - Phoenix                   $    37,000,000    PNC                                         $     14,060,000
The Retreat at Fossil Creek                 $    26,300,000    Column Financial, Inc.                      $      2,350,000
BRYAN - Twin Oaks Apartments                $    18,600,000    Column Financial, Inc.                      $      1,530,000
BRYAN - Spring Lake Apartments              $    15,050,000    Column Financial, Inc.                      $      1,425,000
AIMCO Chimneys of Oak Creek Apartments      $    14,800,000    Column Financial, Inc.                      $        772,000
AIMCO Oaks at Woodridge Apartments          $    14,800,000    Column Financial, Inc.                      $        130,000
BRYAN - Windsor Lake Apartments             $    14,175,000    Column Financial, Inc.                      $      1,280,000
AIMCO Hunter's Chase Apartments             $    10,400,000    Column Financial, Inc.                      $        250,000
AIMCO Colony of Springdale Apartments       $     9,250,000    Column Financial, Inc.                      $        535,000
AIMCO Burgundy Court Apartments             $     8,725,000    Column Financial, Inc.                      $        390,000
AIMCO College Park Apartments               $     7,650,000    Column Financial, Inc.                      $        110,000
AIMCO Stoneridge Apartments                 $     6,450,000    Column Financial, Inc.                      $        400,000
AIMCO Woodmere Apartments                   $     6,225,000    Column Financial, Inc.                      $        320,000

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention:  Principal Transactions Group

      Credit Suisse First Boston Mortgage Securities Corp.
            Commercial Mortgage Pass-Through Certificates, Series 2005-C6 REQUEST FOR RELEASE

Dear _______________,

      In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, and ING Clarion Partners, LLC, as Special Servicer, and you, as Trustee, the undersigned [Master] [Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Loan for the reason indicated below.

      Mortgagor's Name:

      Property Address:

      Loan No.:

      If only particular documents in the Mortgage File are requested, please specify which:

      Reason for requesting Mortgage File (or portion thereof):

      _____1. Loan paid in full. The undersigned [Master] [Special] Servicer hereby certifies that all amounts received in connection with the Loan have been or will be credited to the applicable Collection Account pursuant to the Pooling and Servicing Agreement.

      _____2. The Loan is being foreclosed.

      _____3. Other.  (Describe)

      The undersigned [Master] [Special] Servicer acknowledges that the above Mortgage File (or requested portion thereof) will be held by it in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                    [KEYCORP REAL ESTATE CAPITAL MARKETS, INC.]

                                    [ING CLARION PARTNERS, LLC]

                                    By: ________________________________________
                                    Name:
                                    Title:

                                    EXHIBIT E

                         FORM OF AFFIDAVIT OF LOST NOTE

STATE OF                )
                        )  ss.:
COUNTY OF               )


            ________________________________________, being duly sworn, deposes and says:

            1. that he/she is an authorized signatory of ______________________ (the "Noteholder");

            2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as __________________________, located in ____________________;

            3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $___________ made by _____________________, to __________________________, under date of
            ___________ (the "Note");

            4. that the Note is now owned and held by the Noteholder;

            5. that the copy of the Note attached hereto is a true and correct copy thereof;

            6. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

            7. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

            8. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2005-C6 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee), the Noteholder covenants and agrees (a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                    [NAME OF NOTEHOLDER]

                                    By: ________________________________________
                                    Authorized Signatory

Sworn to before me this
______  day of ____________, 20__

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class Certificates [having an initial aggregate [principal balance] [notional amount] as of December 28, 2005 (the "Issue Date") of $__________ (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer, ING Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

            3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

      ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

      ___   (e)   Other.  (Please specify brief description of method) _________
                  ______________________________________________________________
                  ______________________________________________________________

            4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

            (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

            (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

            (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

            5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

            6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Certificates and payments thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) all related matters, that the Transferee has requested.

                                Very truly yours,

                                ________________________________________________
                                  (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)
[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class Certificates [having an initial aggregate [principal balance] [notional amount] as of December 28, 2005 (the "Closing Date") of $__________ (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer, ING Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
      (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                Very truly yours,

                                ________________________________________________
                                  (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                  EXHIBIT F-1C

     FORM I OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF INTERESTS IN GLOBAL
            CERTIFICATES FOR CLASSES OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class having an initial aggregate [principal balance] [notional amount] as of December 28, 2005 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer, ING Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                Very truly yours,

                                ________________________________________________
                                  (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                  EXHIBIT F-1D

     FORM II OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF INTERESTS IN GLOBAL
            CERTIFICATES FOR CLASSES OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class ____, having an initial aggregate [principal balance] [notional amount] as of December 28, 2005 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer, ING Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

            3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

                  (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

                  (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

                  (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph
      (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

                  (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

                  (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

            4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

                  (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

                  (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

                  (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

                                Very truly yours,

                                ________________________________________________
                                  (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class ______ having an initial aggregate [principal balance] [notional amount] as of December 28, 2005 (the "Closing Date") of $__________ [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates, pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), ING Clarion Partners, LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and payments thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                Very truly yours,

                                ________________________________________________
                                  (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By: ________________________________________
                                    Name:
                                    Title:

                                                         ANNEX 1 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ___ ___ Will the Transferee be purchasing the Transferred Yes No Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    Print Name of Transferee

                                    By: ________________________________________
                                    Name:
                                    Title:
                                    Date:

--------

(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2A
                                                         -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ___ ___  Will the Transferee be purchasing the Transferred
            Yes No   Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    Print Name of Transferee or Adviser

                                    By: ________________________________________
                                    Name:
                                    Title:

                                 IF AN ADVISER:

                                    Print Name of Transferee

                                    Date:

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class ______ Certificates [having an initial aggregate [principal balance] [notional amount] as of December 28, 2005 (the "Issue Date") of $__________ [evidencing a ____% Percentage Interest in the related Class](the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), ING Clarion Partners, LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

            1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any payment thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

            3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

            5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

            7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                Very truly yours,

                                  (Transferee)

                                    By: ________________________________________
                                    Name:
                                    Title:

                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    (Nominee)

                                    By: ________________________________________
                                    Name:
                                    Title:

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class ______ Certificates [having an initial aggregate [principal balance] [notional amount] as of December 28, 2005 (the "Closing Date") of $__________] (the "Certificate Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), ING Clarion Partners, LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE
            (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
            SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                Very truly yours,

                                  (Transferee)

                                    By: ________________________________________
                                    Name:
                                    Title:

                                                         ANNEX 1 TO EXHIBIT F-2C
                                                         -----------------------

              QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            [for Transferees other than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person,
(ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

            ____  ____  Will the Transferee be acquiring interests in the
            Yes    No   Transferred Certificates only for the Transferee's
                        own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                  (Transferee)

                                    By: ________________________________________
                                    Name:
                                    Title:
                                    Date:

(2) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2C
                                                         -----------------------

              QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
             [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

            ____  ____   Will the Transferee be acquiring interests in the
             Yes   No    Transferred Certificates only for the Transferee's
                         own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    (Transferee or Adviser)

                                    By: ________________________________________
                                    Name:
                                    Title:

                                 IF AN ADVISER:

                                    ____________________________________________
                                    Print Name of Transferee

                                    Date:

                                  EXHIBIT F-2D

                      FORM II OF TRANSFEREE CERTIFICATE FOR
              TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK ENTRY FORM

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class ______ Certificates [having an initial aggregate [principal balance] [notional amount] as of December 28, 2005 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), ING Clarion Partners, LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

            1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated:  __________, ____

                                    By: ________________________________________
                                    As, or agent for, the beneficial owner(s) of
                                    the Certificates to which this certificate
                                    relates

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 28, 2005 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), ING Clarion Partners, LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

      ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor
            (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

      ___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

      ___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                Very truly yours,

                                  (Transferee)

                                    By: ________________________________________
                                        Name:
                                        Title:

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 28, 2005 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), ING Clarion Partners, LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

      ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      ___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Loan or group of Loans that represents more than 5% of the aggregate unamortized principal balance of the Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                  ______________________________________________
                                  (Transferee)

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                   EXHIBIT H-1

                FORM OF RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

STATE OF                      )
                              ) ss:
COUNTY OF                     )

            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class R, evidencing a ___% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person, domestic partnership whose beneficial interests are not all held by United States Persons (as defined below) or a foreign permanent establishment or fixed based (each within the meaning of an applicable tax treaty) of a United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

            3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the Class R Certificates.

            7. The Transferee's taxpayer identification number is
___________________.

            8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. In accordance with Treasury Regulation Section 1.860E-1 [check the statement that applies]:

                  The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Class R Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

                  The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Class R Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(c)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

                  None of the above.

            11. The Transferee will not cause the income from the Residual Interest certificate to be attributed to a foreign permanent establishment or fixed base.

            12. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            For purposes of this affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.

                                  ______________________________________________
                                  [TRANSFEREE]

                                    By: ________________________________________
                                       [Name of Officer]
                                       [Title of Officer]

[Corporate Seal]

ATTEST:

_________________________________
[Assistant] Secretary

            Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this ______ day of __________________, ________.

_____________________________
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF ______________________

My Commission expires the _________ day of ___________, 20__.

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, Class R Certificates (the "Residual Interest Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), ING Clarion Partners, LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                Very truly yours,

                                  [TRANSFEROR]

                                  By: __________________________________________
                                  (Transferor)
                                   Name:
                                   Title:

                                    EXHIBIT I

                             INVESTOR CERTIFICATION

                                     [Date]

[TRUSTEE]

[APPLICABLE MASTER SERVICER]

[APPLICABLE SPECIAL SERVICER]

            In accordance with Section ____ of the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc. as master servicer, ING Clarion Partners, LLC, as special servicer, and you, as Trustee, with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is a [registered holder] [beneficial owner] [prospective purchaser] of Class ____ Certificates.

                  2. The undersigned is requesting, pursuant to Section ___ of the Agreement, is requesting access to certain information (the "Information") on [the Trustee's] [Master Servicer's] [Special Servicer's] website and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to Section 4.02 of the Agreement.

                  3. In consideration of [the Trustee's] [Master Servicer's [Special Servicer's] [disclosure to the undersigned of the Information, or providing access in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation [of its investment in] in connection with purchasing] the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of, or any rule or regulation promulgated under, any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
      Section 5 of the Securities Act.

      5. Investor hereby acknowledges and agrees that:

            (a) Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its Website;

            (b) Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

            (c) Any transmittal of any report, document or other information to Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein;

            (d) When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

                                    Beneficial Owner or Prospective Purchaser

                                    Name: ______________________________________
                                    Title:
                                    Company:
                                    Phone:

                                   EXHIBIT J-1

                    FORM OF INTERIM CERTIFICATION OF TRUSTEE

                                     [Date]

To:  The Parties Listed on Schedule A Attached Hereto.

        Intermediate Review of Mortgage Files by the Trustee Pursuant to the
              Pooling and Servicing Agreement (dated December 1, 2005)

Ladies and Gentlemen:

            In accordance with Section 2.02(b) of the Pooling and Servicing Agreement, dated December 1, 2005, by and among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, ING Clarion Partners, LLC, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Agreement"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, the undersigned, as Trustee, hereby certifies that, subject to Sections 2.01 and 2.02(d), as to each Loan listed on the Mortgage Loan Schedule (other than any Loan paid in full and any Loan specifically identified in any exception report annexed hereto) (i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" in the Agreement are in its possession, and (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been received, appear to have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the subject Loan.

            The scope and extent of the foregoing review is subject to the limitations and qualifications, and includes the assumptions, set forth in
Section 2.02 of the Pooling and Servicing Agreement.

            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                  Respectfully,

                                    WELLS FARGO BANK, N.A.,
                                   as Trustee,

                                    By: ________________________________________
                                    Name:
                                    Title:

                                   Schedule A

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, NY  10010

KeyCorp Real Estate Capital Markets, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

ING Clarion Partners, LLC
230 Park Avenue, 12th Floor
New York, New York  10169

Column Financial, Inc.
3414 Peachtree Road,
N.E. Suite 1140 Atlanta, Georgia 30326

PNC Bank, National Association
249 Fifth Avenue
One PNC Plaza
Pittsburgh, Pennsylvania 15222

KeyBank National Association
c/o KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention:  Senior Vice President of Loan Servicing

[Hypo]

                                   EXHIBIT J-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [Date]

To:  The Parties Listed on Schedule A Attached Hereto.

     Receipt and Final Review of Mortgage Files by the Trustee Pursuant to the
              Pooling and Servicing Agreement (dated December 1, 2005)

Ladies and Gentlemen:

            In accordance with Section 2.02(c) of the Pooling and Servicing Agreement, dated December 1, 2005, by and among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, ING Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee (the "Agreement"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6, the undersigned, as trustee, hereby certifies that, subject to Sections 2.01 and 2.02(d), as to each Loan listed on the Mortgage Loan Schedule (excluding any Loan as to which a Liquidation Event has occurred and any Loan specifically identified in any exception report annexed hereto), (i) all documents specified in clauses (i) through (v), (ix) (without regard to the parenthetical clause), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" in the Agreement, are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File" in the Agreement, or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed (with the exception of UCC Financing Statements and assignments thereof), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the subject Loan.

            The scope and extent of the foregoing review is subject to the limitations and qualifications, and includes the assumptions, set forth in
Section 2.02 of the Pooling and Servicing Agreement.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement. This Certificate is qualified in all respects by the terms of the Agreement.

                                    WELLS FARGO BANK, N.A., as Trustee,

                                    By: ________________________________________
                                    Name:
                                    Title:

                                   Schedule A

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, NY  10010

KeyCorp Real Estate Capital Markets, Inc.
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

ING Clarion Partners, LLC
230 Park Avenue, 12th Floor
New York, New York  10169

Column Financial, Inc.
3414 Peachtree Road,
N.E. Suite 1140 Atlanta, Georgia 30326

PNC Bank, National Association
249 Fifth Avenue
One PNC Plaza
Pittsburgh, Pennsylvania 15222

[Keybank]

[Hypo]

                                    EXHIBIT K

                           SCHEDULE OF REFERENCE RATES

Distribution Date   Reference Rate   Distribution Date  Reference Rate
-----------------   --------------   -----------------  --------------
January 2006            5.30886%     July 2009               5.30100%
February 2006           5.30878%     August 2009             5.47780%
March 2006              5.30892%     September 2009          5.47758%
April 2006              5.48586%     October 2009            5.30033%
May 2006                5.30846%     November 2009           5.47710%
June 2006               5.48566%     December 2009           5.29987%
July 2006               5.30827%     January 2010            5.29963%
August 2006             5.48547%     February 2010           5.29941%
September 2006          5.48539%     March 2010              5.29983%
October 2006            5.30800%     April 2010              5.47484%
November 2006           5.48519%     May 2010                5.29866%
December 2006           5.30775%     June 2010               5.47459%
January 2007            5.30754%     July 2010               5.29653%
February 2007           5.30736%     August 2010             5.47315%
March 2007              5.30754%     September 2010          5.47266%
April 2007              5.48416%     October 2010            5.29509%
May 2007                5.30671%     November 2010           5.47348%
June 2007               5.48374%     December 2010           5.27489%
July 2007               5.30630%     January 2011            5.27455%
August 2007             5.48331%     February 2011           5.27423%
September 2007          5.48311%     March 2011              5.27481%
October 2007            5.30569%     April 2011              5.44944%
November 2007           5.48267%     May 2011                5.27318%
December 2007           5.30526%     June 2011               5.44873%
January 2008            5.48222%     July 2011               5.27249%
February 2008           5.30483%     August 2011             5.44801%
March 2008              5.30478%     September 2011          5.44767%
April 2008              5.48153%     October 2011            5.27145%
May 2008                5.30415%     November 2011           5.44693%
June 2008               5.48106%     December 2011           5.27064%
July 2008               5.30370%     January 2012            5.44593%
August 2008             5.48059%     February 2012           5.26961%
September 2008          5.48037%     March 2012              5.26948%
October 2008            5.30303%     April 2012              5.44428%
November 2008           5.47990%     May 2012                5.26801%
December 2008           5.30257%     June 2012               5.44317%
January 2009            5.30234%     July 2012               5.26693%
February 2009           5.30214%     August 2012             5.44204%
March 2009              5.30253%     September 2012          5.43867%
April 2009              5.47872%     October 2012            5.26257%
May 2009                5.30145%     November 2012           5.43645%
June 2009               5.47827%     December 2012           5.26041%

                                    EXHIBIT L

                      FORM OF SARBANES-OXLEY CERTIFICATION

            Re: CSFB Commercial Mortgage Trust 2005-C6 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-C6

            I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer] certify to [identify the individual signing the Sarbanes Oxley Certification], Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of December 1, 2005 and relating to the Trust (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

                  1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report (collectively with the Annual Reports, the "Reports"), of the Trust;]

                  2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by any Master Servicer or Special Servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

                  3. [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

                  4. [To be certified by each Master Servicer] [I am responsible for reviewing the activities performed by KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to the KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer and a certificate in the form attached as Exhibit A hereto from ING Clarion Partners, LLC in its capacity as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), and except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report, KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer, has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer, based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer and a certificate in the form attached as Exhibit A hereto ING Clarion Partners, LLC in its capacity as Special Servicer No.__, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), such reports do not contain any material misstatements or omissions; and]

                  5. [To be certified by each Master Servicer] [We have disclosed to KeyCorp Real Estate Capital Markets, Inc.'s certified public accountants all significant deficiencies relating to (a) the compliance of KeyCorp Real Estate Capital Markets, Inc. in its capacity as Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement and (b) the compliance of ING Clarion Partners, LLC in its capacity as Special Servicer with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity.]

                  Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Date: _________________________

[NAME OF COMPANY]

_______________________________
[Signature] [Title]

                                                          EXHIBIT A to EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                         PROVIDED TO THE MASTER SERVICER

            Re: CSFB Commercial Mortgage Trust 2005-C6 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-C6

            I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as Special Servicer certify to the Master Servicer and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of December 1, 2005 and relating to the Trust (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

                  1. [To be certified by each Special Servicer] [I am responsible for reviewing the activities performed by ING Clarion Partners, LLC in its capacity as Special Servicer under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing Agreement with respect to Special Servicer, except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report, ING Clarion Partners, LLC in its capacity as Special Servicer, has fulfilled its obligations as Special Servicer under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted by Special Servicer to the Trustee thereunder, and that, to the knowledge of ING Clarion Partners, LLC in its capacity as Special Servicer, such reports do not contain any material misstatements or omissions; and]

                  2. [To be certified by each Special Servicer] [I have disclosed to ING Clarion Partners, LLC's certified public accountants all significant deficiencies relating to the compliance of ING Clarion Partners, LLC's in its capacity as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]

                  Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

Date: _________________________

[NAME OF COMPANY]

_______________________________
[Signature] [Title]

                                    EXHIBIT M

                     FORM OF STATEMENT TO CERTIFICATEHOLDERS

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------

                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation                                                   6
                        Ratings Detail                                                        7
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        Principal Prepayment Detail                                          18
                        Historical Detail                                                    19
                        Delinquency Loan Detail                                              20
                        Specially Serviced Loan Detail                                     21 - 22
                        Modified Loan Detail                                                 23
                        Liquidated Loan Detail                                               24
                        Bond / Collateral Realized Loss Reconciliation                       25
                     -------------------------------------------------------------------------------

             Depositor                                      Master Servicer                             Special Servicer
-----------------------------------------     -------------------------------------------     --------------------------------------
Credit Suisse First Boston Mortgage           KeyCorp Real Estate Capital Markets, Inc.       Clarion Partners, LLC
Securities Corp.                              911 Main Street, Suite 1500                     335 Madison Avenue, 7th Floor
11 Madison Avenue, 5th Floor                  Kansas City, MO 64105                           New York, NY 10017
New York, NY 10010


Contact:       General Information Number     Contact:       Marty O'Conner                   Contact:        Bruce G. Morrison
Phone Number:  (212) 325-2000                 Phone Number:  (816) 221-8800                   Phone Number:   (212) 883-2500
-----------------------------------------     -------------------------------------------     --------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.
-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 1 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss /                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-2FX        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-2FL        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Q          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  R          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  V          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 A-X         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
A-SP         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 2 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss /
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-2FX             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-2FL             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Q               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  R               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  V               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 A-X              0.00000000     0.00000000      0.00000000     0.00000000
A-SP              0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 3 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
                                            Reconciliation Detail

       Advance Summary                                                            Servicing Fee Summary
P & I Advances Outstanding                 0.00             Current Period Accrued Servicing Fees                           0.00

Servicing Advances Outstanding             0.00             Less Servicing Fees on Delinquent Payments                      0.00

                                                            Less Reductions to Servicing Fees                               0.00
Reimbursement for Interest on P & I        0.00
Advances paid from general collections                      Plus Servicing Fees for Delinquent Payments Received            0.00

                                                            Plus Adjustments for Prior Servicing Calculation                0.00
Reimbursement for Interest on Servicing    0.00
Advances paid from general collections                      Total Servicing Fees Collected                                  0.00

Certificate Interest Reconciliation
------------------------------------------------------------------------------------------------------------------------------------

           Accrued       Net Aggregate      Distributable       Distributable     Additional                    Remaining Unpaid
         Certificate       Prepayment        Certificate    Certificate Interest  Trust Fund     Interest         Distributable
Class      Interest    Interest Shortfall      Interest          Adjustment        Expenses    Distribution   Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------
 A-1          0.00             0.00             0.00                0.00             0.00          0.00                0.00
A-2FX         0.00             0.00             0.00                0.00             0.00          0.00                0.00
A-2FL         0.00             0.00             0.00                0.00             0.00          0.00                0.00
 A-3          0.00             0.00             0.00                0.00             0.00          0.00                0.00
 A-4          0.00             0.00             0.00                0.00             0.00          0.00                0.00
A-1-A         0.00             0.00             0.00                0.00             0.00          0.00                0.00
 A-M          0.00             0.00             0.00                0.00             0.00          0.00                0.00
 A-J          0.00             0.00             0.00                0.00             0.00          0.00                0.00
 A-X          0.00             0.00             0.00                0.00             0.00          0.00                0.00
  B           0.00             0.00             0.00                0.00             0.00          0.00                0.00
  C           0.00             0.00             0.00                0.00             0.00          0.00                0.00
---------------------------------------------------------------------------------------------------------------------------------
Totals        0.00             0.00             0.00                0.00             0.00          0.00                0.00
---------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 4 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount                                          0.00



Aggregate Number of Outstanding Loans                                     0

Aggregate Unpaid Principal Balance of Loans                            0.00

Aggregate Stated Principal Balance of Loans                            0.00



Aggregate Amount of Servicing Fee                                      0.00

Aggregate Amount of Special Servicing Fee                              0.00

Aggregate Amount of Trustee Fee                                        0.00

Aggregate Trust Fund Expenses                                          0.00


Interest Reserve Deposit                                               0.00

Interest Reserve Withdrawl                                             0.00


Appraisal Reduction Amount

-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number     Amount       Amount         Date
-------------------------------------------------







-------------------------------------------------
Total
-------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 5 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============


Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit                                                                          0.00

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Yield Maintenance/Prepayment Penalties                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 6 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
      A-2FX
      A-2FL
       A-3
       A-4
      A-1-A
       A-M
       A-J
       A-X
       A-SP
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
      ---------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.


   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 7 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------












----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 8 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 9 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 10 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                    Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------












----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 11 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 12 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 13 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                  Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------












----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 14 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 15 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------




----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 16 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment   Maturity   Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date        Date     (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------



---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 17 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
------------------------------------------------------------------------------------------------------------------------------------
                                                Principal Prepayment Amount                  Prepayment Premium
                  Offering Document       ------------------------------------------------------------------------------------------
Loan Number       Cross-Reference         Payoff Amount     Curtailment Amount    Percentage Premium    Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 18 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------






-------------------------------------------------------------------------------------------------


               Prepayments                          Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------







--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 19 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
               Current     Outstanding
              Servicing     Servicing       Bankruptcy     REO
Loan Number   Advances      Advances          Date        Date
--------------------------------------------------------------



--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 20 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------



----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD

             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 21 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------









------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 22 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
              Offering
Loan          Document          Pre-Modification
Number      Cross-Reference         Balance                 Modification Date                       Modification Description
-----------------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 23 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                             Liquidated Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                   Final Recovery        Offering                                                    Gross Proceeds      Aggregate
Loan                Determination        Document      Appraisal    Appraisal   Actual     Gross       as a % of        Liquidation
Number                  Date         Cross-Reference      Date        Value     Balance   Proceeds   Actual Balance      Expenses *
-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       Net           Net Proceeds                    Repurchased
Loan               Liquidation        as a % of         Realized      by Seller
Number               Proceeds       Actual Balance        Loss          (Y/N)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 24 of 25

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |             Credit Suisse First Boston Mortgage Securities Corp.    |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2005-C6                        |  Reports Available on the World Wide Web   |
                                                                                     |           @ www.ctslink.com/cmbs           |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services
9062 Old Annapolis Road                                                                        Payment Date:    1/18/2006
Columbia, MD 21045-1951                                                                        Record Date:     12/30/2005
-----------------------------------------------------------------------------------------------------------------------------------

                                     Bond/Collateral Reallized Loss Reconciliation

------------------------------------------------------------------------------------------------------------------------------------
                                   Beginning                                             Amounts
                                   Balance of     Aggregate      Prior Realized      Covered by Over-       Interest (Shortage)/
Distribution         Prospectus   the Loan at   Realized Loss     Loss Applied     collateralization and    Excesses applied to
    Date                 Id       Liquidation     on Loans       to Certificates    other Credit Support    other Credit Support
------------------------------------------------------------------------------------------------------------------------------------









------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                        Modification          Additional
                        Adjustments/         (Recoveries)/        Current Realized        Recoveries of      (Recoveries)/Realized
Distribution        Appraisal Reduction   Expenses applied to      Loss Applied to       Realized Losses        Loss Applied to
    Date                 Adjustment         Realized Losses          Certificates         Paid as Cash        Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------









------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 25 of 25

                                    EXHIBIT N

                                   [RESERVED]

                                    EXHIBIT O

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6

Ladies and Gentlemen:

            Pursuant to Section [___________] of the Pooling and Servicing Agreement, dated as of December 1, 2005, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C6 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section [3.24] of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

                                    ____________________________________________

                                    By: ________________________________________
                                    Name:
                                    Title:

                                    EXHIBIT P

                           List of Broker Strip Loans

                  Loan Name                   Balance         Fee
--------------------------------------------------------------------------------
      Harbor Walk Sandstone Apartments      $16,962,000      0.03%
               Chantilly Plaza              $16,100,000      0.05%
                Windwood Oaks               $13,903,000      0.03%
                Foxwood Plaza                $2,000,000      0.05%